       As filed with the Securities and Exchange Commission on May 10, 2000
                                                     Registration No. 333-36298

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                 -----------------------------------------------

                                 Amendment No. 1
                                        to

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                -------------------------------------------------
                             PACIFIC CAPITAL BANCORP
             (Exact name of registrant as specified in its charter)

           CALIFORNIA                       6022                           95-3673456
 (State or other jurisdiction of    (Primary Standard Industrial        (I.R.S. Employer
  incorporation or organization)       Classification No.)            Identification No.)

                             PACIFIC CAPITAL BANCORP
                       200 EAST CARRILLO STREET, SUITE 300
                         SANTA BARBARA, CALIFORNIA 93101
                                 (805) 564-6298
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               JAY D. SMITH, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                             PACIFIC CAPITAL BANCORP
                            200 EAST CARRILLO STREET
                         SANTA BARBARA, CALIFORNIA 93101
                                 (805) 564-6310
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
        SCOTT J. LUEDKE, ESQ.                      R. BRENT FAYE, ESQ.
        JENKENS & GILCHRIST,                     LILLICK & CHARLES, LLP
     A PROFESSIONAL CORPORATION                  TWO EMBARCADERO CENTER
    1445 ROSS AVENUE, SUITE 3200                      SUITE 2700
         DALLAS, TEXAS 75202                 SAN FRANCISCO, CALIFORNIA 94111
           (214) 855-4791                           (415) 984-8365




                     --------------------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    Subject to Completion, dated May 10, 2000

                                 SAN BENITO BANK
                               300 TRES PINOS ROAD
                           HOLLISTER, CALIFORNIA 95023

                  MERGER PROPOSED - YOUR VOTE IS VERY IMPORTANT
                                                                   May __, 2000
TO THE SHAREHOLDERS OF
SAN BENITO BANK:

         We cordially invite you to attend a special meeting of shareholders of San Benito Bank to be held at San Benito Bank located at 300 Tres Pinos Road, Hollister, California on Tuesday, June 20, 2000 at 5:00 p.m. local time.

         The purpose of the special meeting will be to consider and vote on the Agreement and Plan of Reorganization by and between San Benito Bank and Pacific Capital Bancorp, a bank holding company headquartered in Santa Barbara, California, providing for, among other maters, the acquisition of San Benito Bank by Pacific Capital. The acquisition of San Benito Bank will be accomplished through a merger transaction involving a subsidiary of Pacific Capital.

         As a result of the acquisition, you will receive shares of Pacific Capital common stock in exchange for your shares of San Benito common stock. Specifically, each share of San Benito common stock owned by you will be exchanged for 0.605 shares of Pacific Capital common stock, plus an amount of cash in lieu of any fractional shares.

         Approval of the acquisition requires the affirmative vote of the holders of at least a majority of the outstanding shares of common stock of San Benito Bank. If approved, we anticipate the acquisition will be completed during the third quarter of 2000. No vote of Pacific Capital shareholders is required to approve the transaction.

         The accompanying proxy statement-prospectus provides you with detailed information about the proposed acquisition. We encourage you to read this entire document carefully. You can also obtain more information about Pacific Capital Bancorp in documents it has filed with the Securities and Exchange Commission and about San Benito Bank in documents it has filed with the Federal Reserve.

         After careful consideration, your Board of Directors has approved the acquisition and believes it is in the best interests of San Benito Bank and you, our shareholders. Accordingly, the Board unanimously recommends that you vote "FOR" the acquisition.

         We hope you can attend the special meeting in person. Whether or not you plan to attend, it is important that your shares be represented and voted, regardless of the number of shares you hold. Please complete, sign and date the enclosed proxy card and return it promptly in the enclosed business-reply envelope. IF YOU DO NOT RETURN YOUR CARD OR VOTE IN PERSON, THE EFFECT WILL BE A VOTE AGAINST APPROVAL OF THE ACQUISITION. You can revoke your proxy by writing to San Benito Bank's Secretary any time before the meeting, by signing and returning a later-dated proxy or by attending the special meeting and voting in person.

         We look forward to seeing you at the special meeting.

                                                            Sincerely,


                                                            Edward T. Stephenson
                                                            President

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE PACIFIC CAPITAL COMMON STOCK TO BE ISSUED OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES OFFERED THROUGH THIS DOCUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                            -------------------------

THE DATE OF THIS PROXY STATEMENT-PROSPECTUS IS MAY __, 2000, AND IT IS FIRST BEING MAILED TO SAN BENITO BANK SHAREHOLDERS ON OR ABOUT MAY __, 2000

                                 SAN BENITO BANK
                               300 TRES PINOS ROAD
                           HOLLISTER, CALIFORNIA 95023

                            -------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 20, 2000

                            -------------------------

       NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of San Benito Bank will be held at San Benito Bank, 300 Tres Pinos Road, Hollister, California, on Tuesday, June 20, 2000 at 5:00 p.m., local time, for the following purpose, which is more fully described in the accompanying proxy statement-prospectus:

APPROVAL OF ACQUISITION. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization, dated as of February 3, 2000, by and between San Benito Bank and Pacific Capital Bancorp, and a related Agreement and Plan of Merger between San Benito Bank and Interim San Benito, Inc., a wholly owned subsidiary of Pacific Capital, and related transactions, under which Interim San Benito, Inc. will be merged with and into San Benito Bank, with San Benito Bank as the surviving corporation, upon the terms and subject to the conditions set forth in the Reorganization Agreement, as more fully described in the accompanying proxy statement-prospectus.

       The Agreements are attached as APPENDIX A and APPENDIX B to the accompanying proxy statement-prospectus.

       No other business will be transacted at the Meeting other than matters incidental to the conduct of the Meeting.

       The Board of Directors of San Benito Bank has fixed the close of business on April 28, 2000, as the record date for the Meeting. Only shareholders of record of San Benito common stock, no par value per share, at the close of business on the record date are entitled to receive notice of, and to vote at, the Meeting or any adjournment(s) or postponement(s) thereof. Approval of the Merger requires the affirmative vote of the holders of at least a majority of the outstanding shares of San Benito common stock. A failure to vote shares, either by abstention or non-vote, will have the same effect as a vote against approval of the Merger.

       In connection with the Merger, shareholders of San Benito Bank may be entitled to exercise dissenters' rights and to receive cash in an amount equal to the fair market value of their shares of San Benito common stock in lieu of receiving shares of Pacific Capital common stock in the Merger by complying with certain procedures specified by California law. See "Rights of Dissenting Shareholders" in the accompanying proxy statement-prospectus.

       If you would like to attend the Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares of our common stock. You must also bring a form of personal identification. In order to vote your shares at the Meeting, you must obtain from the nominee a proxy issued in your name.

       Your vote is important regardless of the number of shares of San Benito common stock you own. You can ensure that your shares are voted at the Meeting by signing and dating the enclosed proxy and returning it in the business-reply envelope provided. Sending in a signed proxy will not affect your right to attend the Meeting and vote in person. You may revoke your Proxy at any time before it is voted by giving written notice to the Secretary of San Benito Bank, by signing and returning a later-dated proxy or by voting in person at the Meeting. All shares represented by properly executed proxies will be voted in accordance with the specifications on the proxy card. If no such specifications are made, proxies will be voted for approval and adoption of the reorganization agreement.

                                             By order of the Board of Directors,

                                             ---------------------------
                                             Corporate Secretary
Hollister, California
May __, 2000

             PLEASE DO NOT SEND ANY SHARE CERTIFICATES AT THIS TIME.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED IN THE MANNER PROVIDED IN THE ACCOMPANYING DOCUMENT.

                       WHERE YOU CAN FIND MORE INFORMATION


PACIFIC CAPITAL'S SEC FILINGS


     Pacific Capital files annual, quarterly and current reports, proxy statements and other information with the SEC. Pacific Capital's filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document filed by Pacific Capital with the SEC at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You can also obtain copies of Pacific Capital's SEC filings at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Pacific Capital's SEC filings are also available to the public from commercial document retrieval services.


SAN BENITO BANK'S FEDERAL RESERVE FILINGS


       San Benito Bank files annual, quarterly and current reports, proxy statements and other information with the Board of Governors of the Federal Reserve System. You may read and copy any document filed by San Benito Bank with the Federal Reserve at the Federal Reserve, Division of Banking Supervision and Regulation, 20th Street and Constitution, Washington, D.C. 20551. The information may also be obtained from the Federal Reserve by writing to the referenced address or by calling (202) 452-3244. San Benito Bank's Federal Reserve filings are also available to the public from commercial document retrieval services or by calling Victor F. Davis, Chief Financial officer at
(831) 637-2265.


REGISTRATION STATEMENT


       Pacific Capital filed a registration statement on Form S-4 to register with the SEC the shares of Pacific Capital common stock to be issued to San Benito Bank shareholders in the acquisition. This proxy statement-prospectus is part of that registration statement. As allowed by SEC rules, this proxy statement-prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.


DOCUMENTS INCORPORATED BY REFERENCE


     Some of the information you may want to consider in deciding how to vote on the acquisition is not physically included in this proxy statement-prospectus. Instead, the information is "incorporated by reference" to documents filed as appendixes to this proxy statement-prospectus or to documents that have been filed by Pacific Capital with the SEC.


     This proxy statement-prospectus incorporates by reference the Pacific Capital SEC documents set forth below. All of the documents were filed under SEC File No. 000-11113.


     - Annual Report on Form 10-K for the year ended December 31, 1999, including information specifically incorporated by reference into the Form 10-K from Pacific Capital's Annual Report to Shareholders and Pacific Capital's definitive Notice and Proxy Statement for its 2000 Annual Meeting of Shareholders;


     -    Current Reports on Form 8-K filed March 7, 2000 and
         April 12, 2000;


     - The description of Pacific Capital's common stock contained in the Registration Statement on Form 8-A filed April 29, 1983, including any amendment or report filed to update such description;


     - The description of Pacific Capital's preferred share purchase rights contained in the Registration Statement on Form 8-A filed December 17, 1999, including any amendment or report filed to update such description; and


     - All reports and definitive proxy or information statements filed by Pacific Capital pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement-prospectus and before completion of the acquisition and the exchange of Pacific Capital common stock for San Benito common stock.


     Pacific Capital will provide, without charge, copies of any report incorporated by reference into this proxy statement-prospectus, excluding exhibits other than those that are specifically incorporated by reference in this proxy statement-prospectus. You may obtain a copy of any document incorporated by reference by writing or calling Pacific Capital as follows:










                                    (i)

         Pacific Capital Bancorp
         Corporate Secretary
         200 East Carrillo Street, Suite 300
         Santa Barbara, California  93101
         (805) 564-6310


     TO ENSURE DELIVERY OF THE COPIES IN TIME FOR THE SPECIAL MEETING, YOUR REQUEST SHOULD BE RECEIVED BY PACIFIC CAPITAL BY JUNE 12, 2000.


--------------------------------------------------------------------------------


In deciding how to vote on the acquisition, you should rely only on the information contained or incorporated by reference in this proxy statement-prospectus. Neither Pacific Capital nor San Benito Bank has authorized any person to provide you with any information that is different from what is contained in this proxy statement-prospectus. This proxy statement-prospectus is dated May __, 2000. You should not assume that the information contained in this proxy statement-prospectus is accurate as of any date other than such date, and neither the mailing to you of this proxy statement-prospectus nor the issuance to you of shares of Pacific Capital common stock will create stock will create any implication to the contrary.


--------------------------------------------------------------------------------


















                                   (ii)

                    QUESTIONS AND ANSWERS ABOUT THIS DOCUMENT


WHAT IS THE PURPOSE OF THIS DOCUMENT?

       This document serves as both a PROXY STATEMENT of San Benito Bank and a PROSPECTUS of Pacific Capital Bancorp. As a proxy statement, it's being provided to you because the Board of Directors of San Benito Bank is soliciting your proxy for use at the special meeting. As a prospectus, it's being provided to you because Pacific Capital is offering to exchange shares of its common stock for your shares of San Benito Bank common stock.

DO I NEED TO READ THE ENTIRE DOCUMENT?

       ABSOLUTELY. Much of this proxy statement-prospectus summarizes information that is in greater detail elsewhere in this document or in the appendices to this document. Each summary discussion is qualified by reference to the full text. For example, the summary of the terms of the reorganization agreement is qualified by the actual terms of the reorganization agreement, a copy of which is attached as APPENDIX A.

IS THERE OTHER INFORMATION I SHOULD CONSIDER?


       YES. Much of the business and financial information about Pacific Capital Bancorp that may be important to you is not included in this document. Instead, this information is INCORPORATED BY REFERENCE TO documents separately filed by Pacific Capital with the Securities and Exchange Commission. This means that Pacific Capital may satisfy its disclosure obligations to you by referring you to one or more documents separately filed by it with the SEC. See "Where You Can Find More Information" beginning on page (i), for a list of documents that Pacific Capital has incorporated by reference into this proxy statement-prospectus and for instructions on how to obtain copies of these documents. These documents are available to you without charge.


WHAT ABOUT FUTURE SEC REPORTS?

       Reports filed by Pacific Capital Bancorp with the SEC after the date of this proxy statement-prospectus and before the merger is completed are AUTOMATICALLY INCORPORATED into this document. These reports may update, modify or correct information in this document or in the documents incorporated by reference.

WHAT IF THERE IS A CONFLICT BETWEEN DOCUMENTS?

       You should rely on the LATER FILED DOCUMENT. Information in this proxy statement-prospectus may update information in one or more of the Pacific Capital Bancorp documents incorporated by reference. Similarly, information in documents that Pacific Capital may file after the date of this proxy statement-prospectus may update information in this proxy statement-prospectus.

WHAT IF I CHOOSE NOT TO READ THE INCORPORATED DOCUMENTS?

       Information contained in a document that is incorporated by reference is part of this proxy statement-prospectus, unless it is superseded by information contained directly in this proxy statement-prospectus or in one or more documents filed with the SEC after the date of this proxy statement-prospectus. Information that is incorporated from another document is considered to have been disclosed to you WHETHER OR NOT YOU CHOOSE TO READ THE DOCUMENT.


                                  (iii)

                   QUESTIONS AND ANSWERS ABOUT THE ACQUISITION


WHAT AM I BEING ASKED TO VOTE UPON?

       You are being asked to vote on the acquisition of San Benito Bank by Pacific Capital Bancorp. This acquisition will be accomplished through the merger of San Benito Bank with a wholly owned subsidiary of Pacific Capital Bancorp. As a result of this merger, San Benito Bank will become a wholly owned subsidiary of Pacific Capital, and your shares of San Benito common stock will be exchanged for shares of Pacific Capital common stock in the manner described in this document.

       Approval of the acquisition requires the affirmative vote of at least a majority of the outstanding shares of San Benito Bank common stock. No vote of Pacific Capital shareholders is required to approve this transaction.

WHY IS SAN BENITO BANK ENGAGING IN THIS TRANSACTION WITH PACIFIC CAPITAL
BANCORP?

       The Board of Directors of San Benito Bank believes that this transaction with Pacific Capital is in the best interests of San Benito Bank and its shareholders, and will provide significant benefits to you and the customers and employees of San Benito Bank. We believe that this transaction will better position San Benito Bank and Pacific Capital to be a stronger competitor in San Benito and Santa Clara counties in California. To review the background and reasons for the merger in greater detail, see pages 22 and 23.

       Following completion of the acquisition, it is anticipated that San Benito Bank will be merged with First National Bank of Central California, a wholly owned subsidiary of Pacific Capital. In addition, it is anticipated that one representative of San Benito Bank will be nominated for election to the Board of Directors of Pacific Capital at its annual meeting of shareholders to be held in 2001, and that San Benito Bank will receive appropriate representation on the Board of Directors of First National Bank.

WHAT WILL I RECEIVE IN THE ACQUISITION?

       For each outstanding share of San Benito Bank common stock you own, you will receive shares of Pacific Capital common stock in the manner and amount described in this document. See "The Acquistion -- Structure of the Acquisition" beginning on page 21.








       Each share of Pacific Capital common stock held by Pacific Capital shareholders will continue to represent one share of Pacific Capital common stock following the acquisition. After the acquisition, shareholders of San Benito Bank will own approximately 6.9% of Pacific Capital's outstanding shares of common stock, and current Pacific Capital shareholders will own approximately 93.1% of Pacific Capital's outstanding shares of common stock.


                                      (iv)

WHAT HAPPENS AS THE MARKET PRICE OF PACIFIC CAPITAL COMMON STOCK FLUCTUATES?

       Since the conversion ratio is fixed and since the market value of Pacific Capital common stock will fluctuate before and after the closing of the acquisition, the value of the Pacific Capital common stock that you will receive in the acquisition will fluctuate as well and could increase or decrease. See "Risk Factors The consideration you will receive in the acquisition will be affected by potential change in the stock prices of Pacific Capital and San Benito Bank." You are urged to obtain current market prices for shares of Pacific Capital common stock and San Benito Bank common stock.

WHAT ARE THE TAX CONSEQUENCES OF THE ACQUISITION TO ME?

       The proposed transaction will constitute a tax-free reorganization for federal income tax purposes. The exchange of shares of San Benito Bank common stock for shares of Pacific Capital common stock generally will be tax-free to you for federal income tax purposes. You will, however, have to pay taxes on any cash received for fractional shares or cash received upon the exercise of dissenter's rights. Tax matters are complicated, and the tax consequences of the proposed transaction to you will depend on the facts of your particular situation. To review the tax consequences to you in greater detail, see pages 31 and 32.

WILL I RECEIVE DIVIDENDS AFTER THE ACQUISITION?

       Since 1991, Pacific Capital has paid a cash dividend to shareholders every quarter. From 1969 through 1990, when it was Pacific Capital's policy to pay dividends twice a year, Pacific Capital paid a cash dividend to its shareholders every six months. Pacific Capital currently pays a quarterly dividend of $0.20 per share. Pacific Capital expects that is will continue to pay at least this amount in quarterly dividends in the immediate future. After the acquisition, the Board of Directors of Pacific Capital will use its discretion to decide whether and when to declare dividends and in what amount.

WHAT RISKS SHOULD I CONSIDER?

       You should review "Risk Factors" on page 18. You should also review the factors considered by San Benito Bank's Board of Directors. See "The Acquisition -- Background of and Reasons for the Acquisition" beginning on page 22.

WHEN IS THE ACQUISITION EXPECTED TO BE COMPLETED?

       We are working to complete the transaction as quickly as possible following receipt of all necessary regulatory and shareholder approvals. We currently anticipate that this transaction will be completed in the third quarter of 2000, although no assurance can be made that the required approvals will be obtained or that this timetable will be met.

WHAT SHOULD I DO NOW?

       After carefully reading and considering the information contained in this document, indicate on your proxy card how you want to vote, and sign and mail it in the enclosed envelope as soon as possible so that your shares will be represented at the special meeting.

       If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be voted in favor of the proposal to approve the acquisition. If you do not sign and send in your proxy or you abstain, it will have the effect of a vote against the acquisition.

       The special meeting of San Benito Bank shareholders to vote on the acquisition will take place at 5:00 p.m. on Tuesday, June 20, 2000. You may attend the special meeting and vote your shares in person, rather than voting by proxy. If you vote by proxy, you may withdraw your proxy up to and including the day of the special meeting by following the directions on page 20 and either change your vote or attend the meeting and vote in person.


                                      (iii)

WHAT DO I DO IF I WANT TO CHANGE MY VOTE AFTER I HAVE MAILED MY PROXY CARD?

       Send in a written revocation or a later-dated, signed proxy card to the Secretary of San Benito Bank before the special meeting or attend the special meeting and vote in person.

IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

       Your broker will vote your shares of San Benito Bank common stock only if you provide instructions on how to vote. You should instruct your broker how to vote your shares by following the directions your broker provides. If you do not provide instructions to your broker, your "street name" shares will not be voted and this will have the effect of voting against the acquisition.

       If your shares are held in "street name" and you wish to vote in person at the special meeting, you must first obtain a proxy issued in your name from your broker.

SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

       NO. After the acquisition is completed, we will send you written instructions for exchanging your San Benito Bank common stock certificates for Pacific Capital common stock certificates.

WHO CAN HELP ANSWER MY QUESTIONS?

       If you want additional copies of this document, or if you want to ask any questions about the acquisition, you should contact:

                              Edward T. Stephenson
                                    President
                                 San Benito Bank
                               300 Tres Pinos Road
                           Hollister, California 95023
                            Telephone: (831) 638-3349


                             ADDITIONAL INFORMATION

       This proxy statement-prospectus incorporates important business and financial information about Pacific Capital Bancorp that is not included in or delivered with this document. See "Where You Can Find More Information" beginning on page (i) for a list of the documents that Pacific Capital Bancorp has incorporated into this proxy statement-prospectus. The documents are available to you without charge upon written or oral request made as follows:

                               Corporate Secretary
                             Pacific Capital Bancorp
                            200 East Carrillo Street
                         Santa Barbara, California 93101
                                 (805) 564-6310

       TO OBTAIN DOCUMENTS IN TIME FOR THE SPECIAL MEETING, YOUR REQUEST SHOULD BE RECEIVED BY JUNE 12, 2000.


                                      (iv)

                                TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----

WHERE YOU CAN FIND MORE
INFORMATION......................................................................................................(i)
QUESTIONS AND ANSWERS ABOUT THIS DOCUMENT.......................................................................(iv)

QUESTIONS AND ANSWERS ABOUT THE ACQUISITION......................................................................(v)

ADDITIONAL INFORMATION..........................................................................................(vi)

SUMMARY...........................................................................................................1
       Market Price and Dividend Information......................................................................9
       Selected Historical and Pro Forma Financial Data..........................................................11
       Pacific Capital Bancorp Historical Selected Financial Data................................................13
       San Benito Bank Historical Selected Financial Data........................................................14
       Selected Unaudited Pro Forma Combined Financial Data......................................................15
       Comparative Per Common Share Data.........................................................................16
       Recent Developments.......................................................................................16

RISK FACTORS.....................................................................................................18

THE SPECIAL MEETING..............................................................................................19
       Date, Time and Place......................................................................................19
       Record Date...............................................................................................19
       Vote Required.............................................................................................19
       Voting and Revocation of Proxies..........................................................................20
       Solicitation of Proxies...................................................................................20
       Share Ownership of Management.............................................................................20
       Recommendation of the San Benito Bank Board...............................................................20
       Other Matters Considered at the Special Meeting...........................................................21

THE ACQUISITION..................................................................................................21
       Structure of the Acquisition..............................................................................21
       Background of and Reasons for the Acquisition.............................................................22
       Opinion of Financial Advisor..............................................................................24
       Information Concerning Certain Interests of Directors and
                Officers of San Benito Bank in the
                Acquisition......................................................................................29
       Effect of the Acquisition on San Benito Bank's Employee
                Benefit Plans....................................................................................30
       Federal Income Tax Consequences...........................................................................31
       Accounting Treatment of the Acquisition...................................................................32
       Nasdaq Listing............................................................................................33
       Resales of Pacific Capital Common Stock...................................................................33
       Regulatory Approvals......................................................................................33
       Effective Date............................................................................................35
       Exchange of Certificates..................................................................................35

THE REORGANIZATION AGREEMENT.....................................................................................36
       Basic Plan of Reorganization..............................................................................36
       Representations and Warranties............................................................................36
       Stock Option Agreement....................................................................................36
       Conditions to the Acquisition.............................................................................36
       Nonsolicitation...........................................................................................38
       Treatment of Stock Options................................................................................38
       Termination of the Reorganization Agreement...............................................................38
       Certain Covenants; Conduct of Business Prior to Effective Time............................................39
       Amendment and Waiver......................................................................................42
       Director Voting...........................................................................................43
       Non-compete Agreements....................................................................................43


                                       (v)



       Regulatory Approvals......................................................................................43

STOCK OPTION AGREEMENT...........................................................................................43

RIGHTS OF DISSENTING SHAREHOLDERS................................................................................45

DESCRIPTION OF PACIFIC CAPITAL COMMON STOCK......................................................................48

COMPARISON OF SHAREHOLDER RIGHTS.................................................................................49

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION.....................................................56

INFORMATION ABOUT PACIFIC CAPITAL BANCORP........................................................................61
       General  .................................................................................................61
       Subsidiaries..............................................................................................61
       Regulation and Supervision................................................................................62
       Management and Additional Information.....................................................................67
       Information on Pacific Capital's Web Site.................................................................67

INFORMATION ABOUT SAN BENITO BANK................................................................................68
       General  .................................................................................................68
       Competition...............................................................................................69
       Property .................................................................................................70
       Regulation and Supervision................................................................................70
       Legal Proceedings.........................................................................................74
       Management's Discussion and Analysis of Financial Condition and Results of Operations.....................75

SECURITY OWNERSHIP OF CERTAIN
       BENEFICIAL OWNERS AND MANAGEMENT..........................................................................88

EXPERTS..........................................................................................................89
       Pacific Capital's Auditors................................................................................89
       San Benito Bank's Auditors................................................................................89

OPINIONS.........................................................................................................89
       Share Issuance............................................................................................89
       Tax Matters...............................................................................................89

A WARNING ABOUT FORWARD-LOOKING STATEMENTS.......................................................................91

FINANCIAL STATEMENTS OF SAN BENITO BANK.........................................................................F-1

APPENDIX A
       AGREEMENT AND PLAN OF REORGANIZATION.....................................................................A-1

APPENDIX B
       FORM OF AGREEMENT AND PLAN OF MERGER.....................................................................B-1

APPENDIX C
       SAN BENITO BANK STOCK OPTION AGREEMENT...................................................................C-1

APPENDIX D
       FAIRNESS OPINION OF HOEFER & ARNETT INCORPORATED.........................................................D-1

APPENDIX E
       DISSENTERS' RIGHTS UNDER THE
       CALIFORNIA GENERAL CORPORATION LAW.......................................................................E-1


                                      (vi)

                                     SUMMARY

       THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THE ACQUISITION AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE ACQUISITION, YOU SHOULD READ THIS ENTIRE DOCUMENT CAREFULLY, AS WELL AS THE ADDITIONAL DOCUMENTS TO WHICH WE REFER YOU, INCLUDING THE REORGANIZATION AGREEMENT AND THE FORM OF MERGER AGREEMENT, WHICH WE HAVE ATTACHED AS APPENDIX A AND APPENDIX B, RESPECTIVELY. FOR INFORMATION ABOUT WHERE TO OBTAIN THESE ADDITIONAL DOCUMENTS, READ THE INFORMATION UNDER THE CAPTION ENTITLED "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE (i).

THE ACQUISITION (PAGE 21)

       Pacific Capital proposes to acquire San Benito Bank through the merger of a subsidiary of Pacific Capital into San Benito Bank. As a result of the merger, Pacific Capital will exchange shares of its common stock for shares of San Benito Bank common stock so that after the acquisition is completed, shareholders of San Benito Bank will become shareholders of Pacific Capital and Pacific Capital will own all of the outstanding stock of San Benito Bank.

       Following completion of the acquisition, it is anticipated that San Benito Bank will be merged with First National Bank of Central California, a wholly-owned subsidiary of Pacific Capital.

THE COMPANIES (PAGES 61 AND 68)

       PACIFIC CAPITAL BANCORP
       200 EAST CARRILLO STREET, SUITE 300
       SANTA BARBARA, CALIFORNIA 93101
       (805) 564-6298

       Pacific Capital is a California corporation headquartered in Santa Barbara, California, and a registered bank holding company for two subsidiary banks: Santa Barbara Bank & Trust and First National Bank of Central California, including its affiliate South Valley National Bank. Through these banking subsidiaries, Pacific Capital provides a wide range of commercial banking and financial services to individuals and small and medium-sized businesses throughout the Central Coast of California, including communities in the counties of Santa Barbara, Santa Clara, San Benito, Monterey and Ventura. In addition to its banking subsidiaries, Pacific Capital also owns Pacific Capital Commercial Mortgage Company (formerly Sanbarco Mortgage Company) and Pacific Capital Services Corporation, each of which are California corporations.

       At December 31, 1999, Pacific Capital had consolidated assets of $2.88 billion, deposits of $2.44 billion, loans of $1.95 billion and shareholders' equity of $235 million. As of December 31, 1999, Pacific Capital and its subsidiaries employed approximately 1,100 full-time equivalent employees.

       SAN BENITO BANK
       300 TRES PINOS ROAD
       HOLLISTER, CALIFORNIA 95023
       (831) 637-2265

       San Benito Bank, which commenced operations in 1984, is a California-licensed state bank and member of the Federal Reserve System. San Benito Bank engages in a general commercial banking business in San Benito County and Santa Clara County in the State of California from its main office, located in Hollister, California, and its three branches located in each of Hollister, San Juan Bautista and Gilroy, California. Its commercial banking business includes accepting demand, savings and time deposits and making commercial, real estate and installment loans. The bank also offers installment note collections, issues cashier's checks, sells traveler's checks and provides safe deposit boxes and other customary banking services. San Benito Bank does not offer trust services or international banking services.

       At December 31, 1999, San Benito Bank had assets of $201.0 million, deposits of $181.3 million, loans (net) of $107.0 million and shareholders' equity of $18.5 million. As of March 1, 2000, the bank employed 66 full-time employees and 22 part-time employees.

THE SPECIAL MEETING (PAGE 19)

       The special meeting of shareholders of San Benito Bank will be held at San Benito Bank, located at 300 Tres Pinos Road, Hollister, California, at 5:00 p.m., local time, on Tuesday, June 20, 2000. At the special meeting, San Benito Bank shareholders will be asked to consider and vote upon the proposal to approve the acquisition and adopt the reorganization agreement and the merger agreement.

RECORD DATE; VOTING POWER (PAGE 19)

       You are entitled to vote at the special meeting if you owned San Benito Bank common stock on April 28, 2000, the record date for the San Benito Bank special meeting. As of that date, there were 2,853,344 shares of San Benito Bank common stock issued and outstanding held by approximately 638 holders of record. Each holder of San Benito common stock is entitled to one vote per share on any matter that may properly come before the meeting.

VOTE REQUIRED (PAGE 19)

       Approval by the San Benito Bank shareholders of the proposal to approve the acquisition and adopt the reorganization agreement and the merger agreement will require the affirmative vote of at least a majority of the outstanding shares of San Benito Bank common stock.

       No vote of Pacific Capital shareholders is required to approve the transaction.

SHARE OWNERSHIP OF MANAGEMENT (PAGE 20)

       On the record date for the special meeting, the executive officers and directors of San Benito Bank, including their affiliates, had voting power with respect to an aggregate of 658,694 shares of San Benito common stock; not including shares such persons could acquire through the exercise of options, constituting approximately 23.1% of the shares of the common stock then outstanding.

       We expect that the directors and executive officers of San Benito Bank will vote the shares of San Benito Bank common stock owned by them in favor of the proposal to approve the acquisition and adopt the reorganization agreement and the merger agreement and the transactions contemplated thereby. The affirmative vote of an additional 27.0% of the outstanding shares of San Benito Bank common stock entitled to vote at the meeting will be required to approve this transaction.

       No directors or executive officers of Pacific Capital owned shares of San Benito Bank common stock as of the record date.

RECOMMENDATION (PAGE 20)

       The Board of Directors of San Benito Bank has unanimously approved the acquisition and adopted the reorganization agreement, and recommends a vote "FOR" approval of the acquisition and adoption of the reorganization agreement and the merger agreement. You should also refer to the reasons that the San Benito Bank Board of Directors considered in determining whether to approve the acquisition and adopt the reorganization agreement beginning on page 22.

OPINION OF FINANCIAL ADVISOR (PAGE 24)

       Hoefer & Arnett, Incorporated, independent financial advisors to San Benito Bank, rendered an oral fairness opinion on February 1, 2000 to the San Benito Bank Board of Directors that, as of such date, the consideration to be received in the acquisition was fair to San Benito Bank and its shareholders from a financial point of view. Hoefer & Arnett confirmed its February 1, 2000 opinion by delivery to the San Benito Bank Board of Directors of a written fairness opinion dated May 10, 2000. A copy of the fairness opinion, setting forth the information reviewed, assumptions made and matters considered by Hoefer & Arnett, is attached to this document as APPENDIX D. San Benito Bank shareholders should read the fairness opinion in its entirety.

TERMS OF THE ACQUISITION (PAGE 36)

       The acquisition is governed by the terms of the reorganization agreement. A copy of the reorganization agreement is attached to this document as APPENDIX
A. We encourage you to read the reorganization agreement in its entirety. It is the legal document that governs the acquisition.

       GENERAL. The reorganization agreement provides that a wholly owned subsidiary of Pacific Capital will be merged with and into San Benito Bank. As a result of the merger, San Benito Bank will become a wholly-owned subsidiary of Pacific Capital.

       CONVERSION RATIO AND EXCHANGE OF SHARES. For each outstanding share of San Benito Bank common stock, San Benito Bank shareholders will receive 0.605 shares of Pacific Capital common stock. This is called the "exchange ratio." If, however, the average closing price of a share of Pacific Capital common stock prior to completion of the acquisition is less than $25.00, San Benito Bank may indicate its intent to terminate the reorganization agreement. San Benito Bank and Pacific Capital will then attempt in good faith to renegotiate the exchange ratio, subject to existing market conditions. If the parties are unable to renegotiate the exchange ratio within a period of three business days after determination of the average closing price, San Benito Bank may terminate the transaction.

       Average closing price means the average of the average closing bid and ask price of a share of Pacific Capital common stock as reported on the Nasdaq National Market for the twenty (20) business days ending on the fifth business day immediately before completion of the acquisition.

       FRACTIONAL SHARES. Pacific Capital will not issue fractional shares in the acquisition. Instead, you will receive a cash payment, without interest, for the value of any fraction of a share of Pacific Capital common stock that you would otherwise be entitled to receive based upon the market value (as determined in the reorganization agreement) of a share of Pacific Capital common stock on the business day before the date the acquisition is completed.

       COMPLETION OF THE ACQUISITION. The acquisition will become effective when we file an agreement and plan of merger and related officer's certificates with the California Secretary of State. A copy of the form of merger agreement is attached to this document as APPENDIX B. We encourage you to read the merger agreement in its entirety. The reorganization agreement provides that we will file the merger agreement as soon as practicable following satisfaction or waiver of the conditions to the acquisition.

       CONDITIONS TO THE ACQUISITION. The completion of the acquisition depends upon the satisfaction of a number of conditions, including:

       * the reorganization agreement, the merger agreement and the transactions contemplated thereby must receive all requisite approvals of the shareholders of San Benito Bank;

       * no judgment, decree, injunction, order or proceeding will be outstanding or threatened by any governmental entity which prohibits or restricts the effectuation of, or threatens to invalidate or set aside the acquisition substantially in the form contemplated by the reorganization agreement and the merger agreement;

       * all approvals or consents of any applicable governmental agency will have been obtained or granted for the acquisition and the transactions contemplated by the reorganization agreement and the merger agreement and the applicable waiting periods under all laws will have expired;

       * the registration statement covering the shares of Pacific Capital common stock to be issued to the shareholders of San Benito Bank shall have been declared effective by the SEC and shall not be the subject of any stop order or proceedings seeking or threatening a stop order;

       * Pacific Capital shall have received all state securities permits and other authorizations necessary to issue the Pacific Capital common stock to consummate the acquisition;

       * Pacific Capital and San Benito Bank will have received a legal opinion to the effect that the acquisition will not result in the recognition of gain or loss for federal income tax purposes to Pacific Capital or San Benito Bank, and the issuance of Pacific Capital common stock will not result in the recognition of gain or loss by holders of San Benito Bank common stock who receive Pacific Capital common stock in the acquisition (except for cash received in lieu of fractional shares or upon the exercise of dissenters' rights);

       * Deloitte & Touche LLP will have issued a letter to Pacific Capital and San Benito indicating that they concur with the conclusions of San Benito Bank's management that no conditions exist that would preclude pooling of interests accounting treatment, and Arthur Andersen LLP will have confirmed in writing to Pacific Capital and San Benito Bank that the acquisition will qualify for pooling of interests accounting treatment if consummated in accordance with the reorganization agreement and the merger agreement;

       * San Benito Bank will have received a fairness opinion from Hoefer & Arnett;

       * there will not have occurred, between December 31, 1998 and the completion of the acquisition, any material adverse change in the business, financial condition, results of operations or prospects of Pacific Capital (on a consolidated basis) or of San Benito Bank;

       * no more than 9.9% of the outstanding shares of San Benito Bank common stock will be dissenting shares;

       * the regulatory approvals for the acquisition will not impose any conditions which Pacific Capital deems materially adverse or materially burdensome; and

       * Pacific Capital will have received from San Benito Bank, at least 40 days prior to the closing date of the acquisition, signed agreements from shareholders of San Benito Bank that may be deemed to be "affiliates" of San Benito Bank, as defined for purposes of Rule 145 under the Securities Act of 1933.

       TERMINATION. Either San Benito Bank or Pacific Capital may call off the acquisition under a number of circumstances, including if:

       *        San Benito Bank and Pacific Capital agree in writing;

       *        the acquisition is not completed before October 1, 2000;

       *        regulatory and/or legal restraints prevent the acquisition;

       * the shareholders of San Benito Bank do not approve the acquisition;

       * the other party breaches any of its covenants in a material respect and has failed to cure the breach within a specified period of time; or

       * a representation or warranty made by the other party is or becomes untrue or incorrect in any material respect and is not corrected within a specified period of time.

       In addition, Pacific Capital may call off the acquisition if:

                * there has been a material adverse change with respect to San Benito Bank;

                * the representations and warranties of San Benito Bank with regard to environmental compliance are not true and accurate; or

                * the results of environmental inspections, investigations or surveys conducted by Pacific Capital with respect to the properties of San Benito Bank identify violations or potential violations of environmental laws, or if San Benito Bank refuses to allow Pacific Capital to conduct such inspections, investigations or surveys.

       If the acquisition is terminated by Pacific Capital because the shareholders of San Benito Bank do not approve the acquisition, and either the Board of Directors of San Benito Bank failed to use its best efforts to obtain shareholder approval, or San Benito Bank shall have entered into a merger, consolidation, reorganization, tender offer or similar transaction with a third party within twelve months of the date of the reorganization agreement, then San Benito Bank will pay a termination fee of $1,650,000 to Pacific Capital, plus expenses not to exceed $150,000.

       Similarly, San Benito Bank may call off the acquisition if:

                * there has been a material adverse change with respect to Pacific Capital;

                * the average of the average closing bid and asked price of a share of Pacific Capital common stock as reported on Nasdaq for the twenty business day period immediately preceding the fifth business day prior to the closing date of the acquisition is less than $25.00 (provided, however, that San Benito Bank and Pacific Capital shall have failed to renegotiate the exchange ratio within three business days after determination of the average price);

                * San Benito Bank shall not have received a satisfactory fairness opinion from Hoefer & Arnett; or

                * San Benito Bank receives a proposal for a merger, consolidation, reorganization, tender offer or similar transaction with a third party, and termination of the acquisition is required in order for the Board of Directors of San Benito Bank to comply with its fiduciary duties.

       If the acquisition is terminated by San Benito Bank because of a merger, consolidation, reorganization, tender offer or similar transaction with a third party, then San Benito Bank will pay a termination fee of $1,650,000 to Pacific Capital, plus expenses not to exceed $150,000. If, on the other hand, the acquisition is terminated by San Benito Bank because Pacific Capital enters into a merger, consolidation, reorganization, tender offer or similar transaction with a third party, and the third party does not assume Pacific Capital's rights and obligations under the acquisition, then Pacific Capital will pay a termination fee of $1,650,000 to San Benito, plus expenses not to exceed $150,000.

STOCK OPTION AGREEMENT (PAGE 43)

       San Benito Bank has signed a stock option agreement granting Pacific Capital an option to purchase up to 525,000 shares of San Benito Bank common stock, or an amount equal to 19.5 percent of the shares of San Benito Bank common stock outstanding on the date of exercise. The option is exercisable for $19.00 per share, subject to adjustment in certain circumstances. A copy of the stock option agreement is attached to this document as APPENDIX C. We encourage you to read the stock option agreement in its entirety.

       Pacific Capital can exercise the option if the acquisition does not occur because:

       * The Board of Directors of San Benito Bank has approved an acquisition or other type of corporate reorganization with a third party, or a tender offer or exchange offer to purchase San Benito Bank common stock;

       * San Benito Bank has entered into an agreement with a third party to effect an acquisition or other type of corporate reorganization; or

       * Any person has acquired more than 50% of the outstanding shares of San Benito Bank common stock.

       The purpose of the stock option agreement is to increase the likelihood that we will complete the acquisition and to protect Pacific Capital if a third party prevents the acquisition. The right to purchase common stock of San Benito Bank is subject to compliance with applicable law, including receipt of any necessary regulatory approvals. The stock option agreement could have the effect of discouraging companies other than Pacific Capital from acquiring San Benito Bank.

INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION (PAGE 29)

       The directors and executive officers of San Benito Bank have interests in the acquisition that are different from, or in addition to, yours as a shareholder of San Benito Bank. The Board of Directors of San Benito Bank recognized these interests and determined that they did not affect the benefits of the acquisition to the shareholders of San Benito Bank.

       If the acquisition takes place, the following will occur:

       * Outstanding options to purchase shares of San Benito Bank common stock held by directors, officers and employees of San Benito Bank will be automatically converted into options to acquire shares of Pacific Capital common stock, adjusted to account for the conversion ratio;

       * One representative of San Benito Bank, mutually acceptable to San Benito Bank and Pacific Capital, will be nominated for election to the Board of Directors of Pacific Capital at its annual meeting of shareholders to be held in 2001;

       * Upon completion of the merger of San Benito Bank into First National Bank of Central California, the Board of Directors of First National Bank will be expanded to include appropriate representation from San Benito Bank;

       * Certain members of senior management of San Benito Bank will join the senior management team of First National Bank and/or Pacific Capital;

       * Certain executive officers and directors of San Benito Bank may be entitled to receive additional cash payments under the terms of employment contracts and supplemental compensation agreements.

       When the reorganization agreement was signed, there were outstanding options to purchase an aggregate of 171,876 shares of San Benito Bank common stock. Of the outstanding options, the executive officers and directors of San Benito Bank held options to purchase 61,036 shares of San Benito Bank common stock at a per share weighted average exercise price of $6.79. As a result of the execution of the reorganization agreement, all stock options under San Benito Bank's stock option plans became fully vested.

FEDERAL INCOME TAX CONSEQUENCES (PAGE 31)

       Pacific Capital has received a legal opinion that if the acquisition is completed in accordance with the terms set form in the reorganization agreement between San Benito Bank and Pacific Capital, the acquisition will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. The opinion also concludes that San Benito Bank shareholders will not recognize gain or loss upon the exchange of their San Benito Bank common stock solely for Pacific Capital common stock pursuant to the acquisition. San Benito Bank shareholders receiving cash instead of fractional shares or upon the exercise of dissenters' rights, will recognize gain or loss on such cash received.

ACCOUNTING TREATMENT (PAGE 32)

       We expect the acquisition to be accounted for as a pooling of interests, which means that we will treat our companies as if they had always been combined for accounting and financial reporting purposes.

RESALES OF PACIFIC CAPITAL COMMON STOCK (PAGE 33)

       Shares of Pacific Capital common stock that you will receive in the acquisition will be freely transferable, except for those shares held by persons who may be deemed to be affiliates. Affiliates generally include directors, specific executive officers and holders of 10% or more of outstanding voting securities of San Benito Bank or Pacific Capital. Prior to completion of the acquisition, San Benito Bank will provided to Pacific Capital the written agreements of its affiliates that these persons will not dispose of their shares of San Benito Bank common stock and Pacific Capital common stock, except in compliance with the Securities Act of 1933 and applicable accounting rules governing pooling of interests.

REGULATORY APPROVALS (PAGE 33)

       Pacific Capital and San Benito Bank are required to make filings with or obtain approval from the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the California Department of Financial Institutions to complete the acquisition. We cannot predict whether or when we will obtain the necessary approvals to complete the acquisition.

       Regulatory filings will also be made to the Comptroller of the Currency and the California Department of Financial Institutions with respect to the subsequent merger of San Benito Bank into First National Bank of Central California, a subsidiary of Pacific Capital.

DISSENTERS' RIGHTS (PAGE 45)

       Shareholders of San Benito Bank may dissent from the acquisition and demand payment in cash equal to the fair value of their shares. You may dissent by voting against, abstaining or not voting in favor of the acquisition. You must also write a letter to San Benito Bank requesting the purchase of your dissenting shares and send the letter so that it is received within 30 days of the date of a notice that we will send to you announcing the approval by shareholders of the acquisition. The procedure for exercising dissenters' rights is summarized under the heading "Rights of Dissenting Shareholders." The relevant provisions of California law on dissenters' rights are attached to this document as APPENDIX E.

DIFFERENCES IN THE RIGHTS OF SHAREHOLDERS (PAGE 49)

       Both Pacific Capital and San Benito Bank are incorporated under California law. Upon completion of the acquisition, shareholders of San Benito Bank will become Pacific Capital shareholders. Their rights will be governed by Pacific Capital's articles of incorporation and bylaws and will continue to be governed by California law.

SURRENDER OF SAN BENITO BANK SHARES (PAGE 35)

       To receive certificates for your shares of Pacific Capital common stock, you will need to surrender your San Benito Bank share certificates. After the acquisition is completed, Pacific Capital's stock transfer agent will send you written instructions for exchanging your stock certificates. PLEASE DO NOT SEND IN YOUR CERTIFICATES UNTIL YOU RECEIVE THESE INSTRUCTIONS.

                      MARKET PRICE AND DIVIDEND INFORMATION


COMPARATIVE MARKET PRICE DATA

       The following table presents (i) trading information for Pacific Capital common stock on the Nasdaq National Market and San Benito Bank common stock on the OTC Bulletin Board and (ii) the equivalent per share price of Pacific Capital common stock on each of February 3, 2000 and May ___, 2000. February 3, 2000 was the last full trading day before our announcement of the signing of the reorganization agreement. May ___, 2000 was the last practicable trading day for which information was available before the date of this document.


                                                                                                          PRO FORMA
                                        PACIFIC CAPITAL              SAN BENITO BANK(1)                  EQUIVALENT
                                    HIGH     LOW      CLOSE       HIGH      LOW     CLOSE                PER SHARE(2)
                                    ----     ---      -----       ----      ---     -----                ------------

February 3, 2000                    $30.00   $29.75   $30.00      $26.25    $26.25  $26.25               $18.15
May ___, 2000                       $___     $___     $___        $___     $___     $___                 $____________

--------------------

       (1) These trades are not likely to reflect the cash value a dissenting shareholder may receive for his or her shares.

       (2) Equivalent market value per share of San Benito Bank common stock represents the closing sales price of a share of Pacific Capital common stock on each specified dated, multiplied by the exchange ratio of 0.605.

       We urge you to obtain current market quotations for Pacific Capital common stock and San Benito Bank common stock. We expect that the market price of Pacific Capital common stock will fluctuate between the date of this document and the date on which the acquisition is completed and thereafter. Because the market price of Pacific Capital common stock is subject to fluctuation, the value of the shares of Pacific Capital common stock that you will receive in the acquisition may increase or decrease before and after the acquisition. For more information, see the heading "Risk Factors - The consideration you will receive in the acquisition will be affected by potential change in the stock prices of Pacific Capital and San Benito Bank." In addition, as a result of this fluctuation, the amount of cash you will receive instead of a fractional share of Pacific Capital common stock will also fluctuate.

HISTORICAL MARKET PRICES AND DIVIDENDS

       PACIFIC CAPITAL BANCORP. Pacific Capital common stock is listed for quotation on the Nasdaq National Market under the symbol "SABB." As of April 25, 2000 there were approximately 2,959 holders of record of Pacific Capital common stock.

       The following table sets forth, in U.S. dollars, for the calendar quarter indicated, the high and low sales prices per share of Pacific Capital common stock as reported on The Nasdaq National Market, and the cash dividends declared per share of Pacific Capital common stock. The prices per share of Pacific Capital common stock set forth below have been restated, as applicable, to reflect all stock splits and stock dividends during the periods presented.

                                                                                        DIVIDENDS
                                                        HIGH           LOW              DECLARED
                                                        ----           ---              --------
1997

         First Quarter                                 $16.00         $13.82                   $0.115
         Second Quarter                                 23.25          14.94                    0.115
         Third Quarter                                  24.19          19.63                    0.13
         Fourth Quarter                                 24.50          22.75                    0.13

1998

         First Quarter                                 $27.88         $22.13                   $0.15
         Second Quarter                                 34.00          25.50                    0.15
         Third Quarter                                  34.38          22.00                    0.18
         Fourth Quarter                                 26.50          22.50                    0.18

1999

         First Quarter                                 $26.00         $22.00                   $0.18
         Second Quarter                                 31.94          20.13                    0.18
         Third Quarter                                  38.00          29.63                    0.18
         Fourth Quarter                                 34.75          30.63                    0.18

2000

         First Quarter                                 $30.75         $21.375                  $0.20
         Second Quarter (through May, ___)    _______________  ______________        _______________


         The timing and amount of future dividends will depend on earnings, cash requirements, the financial condition of Pacific Capital and its subsidiaries, applicable government regulations and other factors deemed relevant by Pacific Capital's Board of Directors.

         SAN BENITO BANK. San Benito Bank common stock is quoted on the OTC Bulletin Board under the symbol "SABH." On the record date for the special meeting, there were approximately 638 holders of record of San Benito Bank common stock.

         The following table indicates, in U.S. dollars, the range of high and low reported sale prices, for the calendar quarters indicated, based upon information provided by investment firms handling trades in San Benito Bank stock. The following table also sets forth, in U.S. dollars, the cash dividends declared for the periods presented. Because of the limited trading volume, there is not an active trading market for San Benito Bank common stock. The prices listed below are inter-dealer prices, and do not necessarily represent actual transactions and do not include retail mark-up, mark downs or commissions. The table does not include transactions made privately by individuals. Shareholders may obtain current quotes on San Benito Bank common stock by contacting a stockbroker. The prices per share of San Benito Bank common stock set forth below have been restated, as applicable, to reflect all stock splits and stock dividends during the periods presented, including the 10% stock dividends declared and paid in February 1997 and 1998 and the 2-for-1 stock split effective in July 1998.

                                                                                        DIVIDENDS
                                                       HIGH            LOW              DECLARED
                                                       ----            ---              --------
1997

         First Quarter                                 $10.45         $ 9.09              $    --
         Second Quarter                                 10.00           9.20                   --
         Third Quarter                                  10.23          10.00                   --
         Fourth Quarter                                 11.59          10.23                   --

1998

         First Quarter                                 $13.13         $11.88              $    --
         Second Quarter                                 13.63          12.13                   --
         Third Quarter                                  16.38          14.25                   --
         Fourth Quarter                                 17.00          16.38                   --

1999

         First Quarter                                 $20.00         $17.00              $     0.18
         Second Quarter                                 23.00          19.75                   --
         Third Quarter                                  24.00          22.50                   --
         Fourth Quarter                                 24.00          23.50                   --

2000

         First Quarter                                 $25.50         $14.25              $    --
         Second Quarter (through May, ___)         __________    ___________           ___________

         The ability of San Benito Bank to pay dividends is restricted by law. See "Information About San Benito Bank - Regulation and Supervision." Additionally, as a result of the reorganization agreement, and the requirements of accounting for the acquisition as a pooling of interests, San Benito Bank will not pay a cash dividend in 2000.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

         We are providing the following financial information to aid you in your analysis of the financial aspects of the acquisition. The historical selected financial data in the following tables shows financial results actually achieved by each of Pacific Capital and San Benito Bank for the periods presented. These are the historical figures. Pacific Capital's annual historical figures are derived from its consolidated financial statements audited by Arthur Andersen LLP, independent public accountants for Pacific Capital. San Benito Bank's annual historical figures as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 are derived from financial statements audited by Deloitte & Touche LLP, independent public accountants for San Benito Bank, included in this document. San Benito Bank's annual historical figures for other periods presented are also derived from audited financial statements. All per share information for San Benito Bank has been adjusted retroactively for the 2-for-1 stock split effective in July 1998 and all prior stock dividends and stock splits. The annual historical information presented below should be read together with the audited financial statements of Pacific Capital, incorporated in this document by reference, and of San Benito Bank, included in this document beginning on page F-1. To find information regarding Pacific Capital, see "Where You Can Find More
Information" beginning on page (i).


         Pro forma combined figures are simply the arithmetical combination of Pacific Capital's and San Benito Bank's separate financial results. You should not assume that the combined company of Pacific Capital and San Benito Bank would have achieved the pro forma combined results if they had actually been combined during the periods presented. These pro forma presentations treat the companies as if they had always been combined for accounting and financial reporting purposes, a method known as pooling of interests accounting. When you read this information, you should also read the information under the heading "Unaudited Pro Forma Condensed Combined Financial Information" beginning on page 56.

         Pacific Capital expects to incur acquisition and other non-recurring expenses as a result of acquiring San Benito Bank. Pacific Capital also anticipates that the acquisition will provide the combined company with financial benefits such as reduced operating expenses and the opportunity to earn additional revenue. However, none of these anticipated expenses or benefits has been factored into the pro forma combined income statement information. For that reason, the pro forma combined information, while helpful in illustrating the financial attributes of the combined company under one set of assumptions, does not attempt to predict or suggest future results. For further explanation about these risks, read the information under "A Warning About Forward-Looking Information" and "Risk Factors - We may not successfully integrate our business operations."

           PACIFIC CAPITAL BANCORP HISTORICAL SELECTED FINANCIAL DATA
                                   (UNAUDITED)


                                                                       YEAR ENDED DECEMBER 31,
                                          ---------------------------------------------------------------------------------
                                                1999            1998            1997            1996             1995
                                          ----------------  -------------  --------------  ---------------  ---------------
                                                              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER
                                                                             SHARE DATA)
SUMMARIZED INCOME
STATEMENT:
     Net Interest Income.................      $   143,787     $  125,526     $   107,682     $     85,168     $     76,312
     Provision for Loan Losses...........            6,375          9,123           8,500            4,949           10,451
     Noninterest Income..................           41,618         38,221          30,442           22,102           20,671
     Noninterest Expense.................          110,389        106,082          83,053           69,316           61,321
     Income Tax Expense..................           24,367         18,975          16,288           11,301            8,185
                                          ----------------  -------------  --------------  ---------------  ---------------
     Net Income..........................      $    44,274     $   29,567     $    30,283     $     21,704     $     17,026
                                          ================  =============  ==============  ===============  ===============

PER COMMON SHARE DATA:
     Net Income per Diluted Average Share      $      1.79     $     1.21     $      1.25     $       0.90     $       0.71
     Dividends Declared per Share........      $      0.72     $     0.66     $      0.49     $       0.36     $       0.28
     Shareholders' Equity (period end)...      $      9.55     $     8.84     $      8.10     $       7.42     $       7.06

FINANCIAL POSITION AT PERIOD END:
     Loans, Net of Unearned Income.......      $ 1,981,879     $1,582,781     $ 1,311,364     $  1,078,716     $    863,571
     Total Assets........................      $ 2,879,282     $2,649,418     $ 2,357,105     $  1,920,759     $  1,743,213
     Deposits............................      $ 2,440,181     $2,329,676     $ 2,087,553     $  1,660,265     $  1,519,528
     Long-Term Debt......................      $    85,000     $   42,900     $    38,000     $     38,000     $         --
     Shareholders' Equity................      $   234,573     $  214,000     $   190,724     $    171,239     $    161,550

SELECTED FINANCIAL RATIOS:
     Return on Average Assets............            1.59%          1.19%           1.43%            1.23%            1.08%
     Return on Average Common Equity.....           19.44%         14.19%          16.55%           12.91%           10.88%
     Return on Average Total Equity......           19.44%         14.19%          16.55%           12.91%           10.88%
     Net Interest Margin.................            5.54%          5.41%           5.42%            5.20%            5.23%
     Nonperforming Assets as % of Total
         Loans and Foreclosed Property...            0.72%          0.52%           0.94%            1.15%            1.98%
     Nonperforming Loans as % of Total
         Loans (net of unearned income)..            0.72%          0.52%           0.94%            0.96%            1.46%
     Loan Reserve as % of Loans..........            1.45%          1.85%           1.94%            1.88%            1.86%
     Net Charge-Offs as % of Average
         Loans...........................            0.38%          0.37%           0.34%            0.08%            1.34%
   Earnings to Fixed Charges(1)
        Excluding Interest Expense on
           Deposits......................             244%           400%            394%            1116%             993%
        Including Interest Expense on
           Deposits......................             163%           160%            164%             167%             155%
   Equity to Assets......................            8.15%          8.08%           8.09%            8.92%            9.27%
   Tangible Equity to Tangible Assets....            7.61%          7.45%           7.32%            8.89%            9.25%
   Tier 1 Risk-based Capital.............           10.50%         10.46%          11.23%           14.70%           16.49%
   Total Risk-Based Capital..............           11.75%         11.70%          12.35%           15.78%           17.67%

---------------
(1) The ratio of earnings to fixed charges is computed by dividing the sum of net income plus fixed charges such as lease obligations and interest expense on long-term debt by the fixed charges.

               SAN BENITO BANK HISTORICAL SELECTED FINANCIAL DATA
                                   (UNAUDITED)


                                                                       YEAR ENDED DECEMBER 31,
                                          ---------------------------------------------------------------------------------
                                                1999            1998            1997            1996             1995
                                          ----------------  -------------  --------------  ---------------  ---------------
                                                              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER
                                                                             SHARE DATA)
SUMMARIZED INCOME
STATEMENT:
     Net Interest Income.................     $      9,392      $   7,752      $    6,767      $     5,857      $     5,024
     Provision for Loan Losses...........              700            190             200              100              130
     Noninterest Income..................            1,774          1,235             933              736              693
     Noninterest Expense.................            7,004          5,870           4,916            4,086            3,643
     Income Tax Expense..................            1,203            995             830              792              655
                                          ----------------  -------------  --------------  ---------------  ---------------
     Net Income..........................     $      2,259      $   1,932      $    1,754      $     1,615      $     1,289
                                          ================  =============  ==============  ===============  ===============

PER COMMON SHARE DATA:
     Net Income per Diluted Average Share     $       0.77      $    0.68      $     0.63      $      0.60      $      0.48
     Dividends Declared per Share........     $       0.18      $      --      $       --      $        --      $        --
     Shareholders' Equity (period end)...     $       6.48      $    6.08      $     5.85      $      5.63      $      5.40

FINANCIAL POSITION AT PERIOD END:
     Loans, Net of Unearned Income.......     $    108,747      $  87,495      $   72,516      $    59,883      $    52,444
     Total Assets........................     $    201,027      $ 175,928      $  135,688      $   113,837      $   105,333
     Deposits............................     $    181,276      $ 158,356      $  119,930      $   100,634      $    93,534
     Long-Term Debt......................     $         17      $      26      $       --      $        --      $        --
     Shareholders' Equity................     $     18,468      $  16,495      $   14,248      $    12,440      $    10,843

SELECTED FINANCIAL RATIOS:
     Return on Average Assets............            1.21%          1.25%           1.42%            1.50%            1.33%
     Return on Average Common Equity.....           13.14%         12.64%          13.16%           13.85%           12.73%
     Return on Average Total Equity......           13.14%         12.64%          13.16%           13.85%           12.73%
     Net Interest Margin.................            5.56%          5.54%           5.92%            5.90%            5.60%
     Nonperforming Assets as % of Total
         Loans and Foreclosed Property...            1.94%          0.81%           0.87%            0.60%            0.82%
     Nonperforming Loans as % of Total
         Loans (net of unearned income)..            1.94%          0.81%           0.64%            0.11%            0.22%
     Loan Reserve as % of Loans..........            1.63%          1.37%           1.53%            1.71%            2.04%
     Net Charge-Offs as % of Average
         Loans...........................            0.14%          0.12%           0.16%            0.27%            0.08%
Earnings to Fixed Charges(1)
        Excluding Interest Expense on
           Deposits......................            2378%          2176%           3105%            3861%            4067%
        Including Interest Expense on
           Deposits......................             173%           168%            180%             190%             170%
Equity to Assets.........................            9.19%          9.38%          10.50%           10.93%           10.29%
Tangible Equity to Tangible Assets.......            9.22%          9.46%          10.53%           10.94%           11.31%
Tier 1 Risk-based Capital................           13.70%         14.35%          15.39%           16.67%           16.72%
Total Risk-Based Capital.................           14.95%         15.41%          16.60%           17.92%           17.96%

---------------
(1) The ratio of earnings to fixed charges is computed by dividing the sum of net income plus fixed charges such as lease obligations and interest expense on long-term debt by the fixed charges.

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
                                   (UNAUDITED)

                   PACIFIC CAPITAL BANCORP AND SAN BENITO BANK

                                                                       YEAR ENDED DECEMBER 31,
                                          ---------------------------------------------------------------------------------
                                                1999            1998            1997            1996             1995
                                          ----------------  -------------  --------------  ---------------  ---------------
                                                              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER
                                                                             SHARE DATA)
SUMMARIZED INCOME
STATEMENT:

     Net Interest Income.................    $     153,179     $  133,278     $   114,449     $     91,025     $     81,336
     Provision for Loan Losses...........            7,075          9,313           8,700            5,049           10,581
     Noninterest Income..................           43,392         39,456          31,375           22,838           21,364
     Noninterest Expense.................          117,393        111,952          87,969           73,402           64,964
     Income Tax Expense..................           25,570         19,970          17,118           12,093            8,840
                                          ----------------  -------------  --------------  ---------------  ---------------
     Net Income..........................    $      46,533     $   31,499     $    32,037     $     23,319     $     18,315
                                          ================  =============  ==============  ===============  ===============

PER COMMON SHARE DATA:
     Net Income per Diluted Average Share             1.75           1.20            1.24             0.90             0.71
     Dividends Declared per Share(1).....             0.72           0.66            0.49             0.36             0.28
     Shareholders' Equity (period end)...             9.63           8.92            8.19             7.52             7.15

FINANCIAL POSITION AT PERIOD END:
     Loans, Net of Unearned Income.......    $   2,090,626     $1,670,276     $ 1,383,880     $  1,138,599     $    916,015
     Total Assets........................    $   3,080,309     $2,825,346     $ 2,492,793     $  2,034,596     $  1,848,546
     Deposits............................    $   2,621,457     $2,488,032     $ 2,207,483     $  1,760,899     $  1,613,062
     Long-Term Debt......................    $      85,017     $   42,926     $    38,000     $     38,000     $         --
     Shareholders' Equity................    $     253,041     $  230,495     $   204,972     $    183,679     $    172,393

SELECTED FINANCIAL RATIOS:
     Return on Average Assets............            1.57%          1.20%           1.43%            1.25%            1.09%
     Return on Average Common Equity.....           19.00%         14.08%          16.32%           12.97%           10.99%
     Return on Average Total Equity......           19.00%         14.08%          16.32%           12.97%           10.99%
     Net Interest Margin.................            5.54%          5.42%           5.45%            5.24%            5.25%
     Nonperforming Assets as % of Total
         Loans and Foreclosed Property...            0.78%          0.53%           0.93%            1.12%            1.91%
     Nonperforming Loans as % of Total
         Loans (net of unearned income)..            0.78%          0.53%           0.92%            0.91%            1.39%
     Loan Reserve as % of Loans..........            1.46%          1.83%           1.92%            1.87%            1.87%
     Net Charge-Offs as % of Average
         Loans...........................            0.37%          0.36%           0.33%            0.09%            1.27%
   Earnings to Fixed Charges(2)
        Excluding Interest Expense on
           Deposits......................             251%           415%            408%            1169%            1046%
        Including Interest Expense on
           Deposits......................             163%           160%            165%             168%             156%
   Equity to Assets......................            8.21%          8.16%           8.22%            9.03%            9.33%
   Tangible Equity to Tangible Assets....            7.72%          7.57%           7.50%            9.01%            9.36%
   Tier 1 Risk-based Capital.............           10.69%         10.69%          11.47%           14.81%           16.51%
   Total Risk-Based Capital..............           11.94%         11.92%          12.59%           15.91%           17.69%

---------------------

(1) Pro forma dividends per share represent historical dividends per share paid by Pacific Capital.
(2) The ratio of earnings to fixed charges is computed by dividing the sum of net income plus fixed charges such as lease obligations and interest expense on long-term debt by the fixed charges.

                        COMPARATIVE PER COMMON SHARE DATA

         The following table shows comparative per share data for Pacific Capital on a historical and pro forma combined basis and for San Benito Bank common stock on a historical and pro forma equivalent basis. The information in the table assumes that Pacific Capital will account for the acquisition as a "pooling of interests" and will exchange 0.605 shares of its common stock for each share of San Benito Bank common stock. See "The Acquisition -Structure of the Acquisition." The EQUIVALENT PRO FORMA information for San Benito Bank is calculated by multiplying the pro forma basic and diluted earnings per share, the historical cash dividends per share and the pro forma shareholders' equity per share by the exchange ratio of 0.605. All figures in the table reflect the restatement of per share amounts for all stock dividends and stock splits of Pacific Capital and San Benito Bank through the date of this proxy statement-prospectus.

         You should read the following data with the historical financial statements and related notes of Pacific Capital and San Benito Bank. San Benito Bank's financial statements are included in this document beginning on page F-1. Pacific Capital's historical financial statements are included or incorporated in documents filed by Pacific Capital with the SEC. See "Where You Can Find More Information" beginning on page (i). Amounts are in U.S. dollars.

                                                                        YEAR ENDED DECEMBER 31,
                                                        -------------------------------------------------------
                                                              1999              1998             1997
                                                              ----              ----             ----

NET INCOME PER COMMON SHARE:
   Historical
        Pacific Capital                                       $1.79            $1.21             $1.25
        San Benito Bank                                        0.77             0.68              0.63
   Pro forma combined per Pacific Capital share                1.75             1.20              1.24
   Equivalent pro forma per San Benito Bank share              1.06             0.73              0.75

CASH DIVIDENDS PER COMMON SHARE:
   Historical
        Pacific Capital                                       $0.72            $0.66             $0.49
        San Benito Bank                                        0.18               --                --
   Pro forma combined per Pacific Capital share(1)             0.72             0.66              0.49
   Equivalent pro forma per San Benito Bank share              0.44             0.40              0.30

BOOK VALUE PER COMMON SHARE (PERIOD END):
   Historical
        Pacific Capital                                       $9.55            $8.84             $8.10
        San Benito Bank                                        6.48             6.08              5.85
   Pro forma combined per Pacific Capital share                9.63             8.92              8.19
   Equivalent pro forma per San Benito Bank share              5.83             5.40              4.95

---------------------

(1) Pacific Capital's pro forma dividends per share represent historical dividends per share paid by Pacific Capital.

                               RECENT DEVELOPMENTS

         On March 23, 2000, Pacific Capital entered into an Agreement and Plan of Reorganization to acquire Los Robles Bancorp, Thousand Oaks, California, and its wholly owned banking subsidiary, Los Robles Bank.

         Los Robles Bank operates three banking offices in California, one each in Thousand Oaks, Westlake Village and Camarillo, and has two loan production offices in California, one in Thousand Oaks and one in Orange County. Following completion of the transaction, it is anticipated that Los Robles Bank will be merged into Santa Barbara Bank & Trust; a wholly owned subsidiary of Pacific Capital.

         At December 31, 1999, Los Robles Bancorp reported net income of $2.08 million and consolidated assets of $149 million.

         The acquisition of Los Robles Bancorp will be accounted under the purchase method of accounting for business combinations, and is expected to be accretive to Pacific Capital's earnings in the first full year of operations. Under the terms of the agreement, each outstanding share of Los Robles Bancorp common stock will be exchanged for $23.1375 in cash, and each outstanding stock option to acquire shares of the common stock of Los Robles Bancorp will be converted into cash equal to the difference between $23.1375 and the exercise price of the stock option. This places the aggregate value of the transaction at approximately $32.5 million, representing 2.73 times Los Robles Bancorp's book value at December 31, 1999, and 15.6 times 1999 earnings.

         The agreement has been approved by the board of directors of both companies. The acquisition of Los Robles Bancorp, which is subject to conditions usual and customary for acquisition transactions of this type, including receipt of regulatory approval, approval of the shareholders of Los Robles Bancorp and satisfaction of other terms and conditions, is expected to be completed during the third quarter of 2000, although there can be no assurance that the transaction will be completed. See "Where You Can Find More Information" beginning on page (i).

                                  RISK FACTORS

        In addition to the other information included in this document, including the matters addressed in "A Warning about Forward-Looking Statements", you should consider the matters described below carefully in determining whether to approve the reorganization agreement and the transactions contemplated thereby, including the acquisition.

THE CONSIDERATION YOU WILL RECEIVE IN THE ACQUISITION WILL BE AFFECTED BY POTENTIAL CHANGE IN THE STOCK PRICES OF PACIFIC CAPITAL AND SAN BENITO BANK.

        This means that at the time of the special meeting, you will not know the exact value of the Pacific Capital common stock that you will receive when the acquisition is completed. We presently anticipate that the acquisition will be completed during the third quarter of 2000, although no assurance can be made that this timetable will be met. The market prices of San Benito Bank common stock and Pacific Capital common stock when the acquisition is completed may vary from their prices at the date of this document and at the date of the special meeting. Such variations in the market prices of Pacific Capital common stock and San Benito Bank common stock may result from changes in the business, operations or prospects of San Benito Bank, Pacific Capital or the combined company, market assessments of the likelihood that the acquisition will be consummated and the timing thereof, regulatory considerations, general market and economic conditions and other factors.

         We urge you to obtain current market quotations for Pacific Capital common stock and San Benito Bank common stock.

THERE ARE UNCERTAINTIES IN INTEGRATING OUR BUSINESS OPERATIONS AND REALIZING ENHANCED EARNINGS.

        If we are unable to integrate our businesses successfully, this could hurt our combined business. The acquisition involves the integration of two companies that have previously operated independently. Successful integration of San Benito Bank's operations will depend primarily on Pacific Capital's ability to consolidate operations, systems and procedures and to eliminate redundancies and costs. No assurance can be given that Pacific Capital and San Benito Bank will be able to integrate their operations without encountering difficulties including, without limitation, the loss of key employees and customers, the disruption of their respective ongoing businesses or possible inconsistencies in standards, controls, procedures and policies.

THE FINANCIAL SERVICES BUSINESS IS HIGHLY COMPETITIVE, WHICH COULD ADVERSELY AFFECT PACIFIC CAPITAL'S EARNINGS AND PROFITABILITY AND PACIFIC CAPITAL'S STOCK PRICE.

        Banking and financial services business in California generally, and Pacific Capital's and San Benito Bank's market areas specifically, is highly competitive. Pacific Capital, through its subsidiary banks, and San Benito Bank compete for loans, deposits and customers for financial services with other commercial banks, savings and loan associations, securities and brokerage companies, mortgage companies, insurance companies, finance companies, money market funds, credit unions and other nonbank financial service providers. Many of these competitors are much larger in total assets and capitalization, have greater access to capital markets and offer a broader array of financial services than Pacific Capital or San Benito Bank. There can be no assurance that Pacific Capital or San Benito Bank will be able to compete effectively in their respective markets, and the results of operations of Pacific Capital following completion of the acquisition could be materially and adversely affected if circumstances affecting the nature or level of competition change. See "Information about Pacific Capital Bancorp" and "Information about San Benito Bank."

GOVERNMENT REGULATION AND LEGISLATION COULD HURT BUSINESS AND PROSPECTS OF
BANKS.

        San Benito Bank and the banking subsidiaries of Pacific Capital are subject to extensive state and federal regulation, supervision and legislation which govern almost all aspects of their operations. Their businesses are particularly susceptible to being affected by the enactment of federal and state legislation which may have the effect of increasing or decreasing the cost of doing business, modifying permissible activities or enhancing the competitive position of other financial institutions. These laws are subject to change from time to time and are primarily intended for the protection of consumers, depositors and the deposit insurance funds and not for the protection of shareholders of Pacific Capital or San Benito Bank. Pacific Capital cannot predict what effect any presently contemplated or future changes in the laws or regulations or their interpretations would have on its business and prospects, but it could be material and adverse. For information about regulation and supervision of banks and bank holding companies, see "Information About Pacific Capital Bancorp -Regulation and Supervision" and "Information About San Benito Bank - Regulation and Supervision."



                               THE SPECIAL MEETING


DATE, TIME AND PLACE

        We are furnishing this proxy statement-prospectus and the enclosed form of proxy to you in connection with the solicitation of proxies by the Board of Directors of San Benito Bank for use at a special meeting of shareholders of San Benito Bank. The special meeting will be held at San Benito Bank, 300 Tres Pinos Road, Hollister, California on Tuesday, June 20, 2000 at 5:00 p.m. local time.

PURPOSE OF THE SPECIAL MEETING

        The purpose of the special meeting is to consider and vote upon the Agreement and Plan of Reorganization, dated as of February 3, 2000, by and between Pacific Capital and San Benito Bank, and a related Agreement and Plan of Merger, providing for, among other things, the acquisition by Pacific Capital of San Benito Bank through the merger of a subsidiary of Pacific Capital with and into San Benito Bank. The Agreement and Plan of Reorganization and the form of Agreement and Plan of Merger are attached to this proxy statement-prospectus as APPENDIX A and APPENDIX B, respectively, and are incorporated in this document by reference.

RECORD DATE

        Only shareholders of record at the close of business on April 28, 2000, the record date, are entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof. At the close of business on April 28, 2000, there were 2,853,344 shares of San Benito Bank common stock issued and outstanding held by approximately 638 shareholders of record.

VOTE REQUIRED

        Each share of San Benito Bank common stock outstanding on April 28, 2000, entitles the holder to cast one vote upon each matter properly submitted at the special meeting. Approval of the acquisition requires the affirmative vote of the holders of at least a majority of the shares of San Benito Bank common stock outstanding as of April 28, 2000, voting in person or by proxy.

        Brokers who hold shares of San Benito Bank common stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners of those shares. Any shares of San Benito Bank common stock for which a broker has submitted an executed proxy but for which the beneficial owner of the shares has not given instructions on voting to such broker are referred to as "broker non-votes."

        Abstentions and broker non-votes will be counted for purposes of establishing the presence of a quorum at the special meeting. Because approval of the acquisition requires the affirmative vote of at least a majority of the outstanding shares of San Benito Bank common stock, abstentions and broker non-votes will have the same effect as a vote against approval of the acquisition. Accordingly, the San Benito Bank board of directors urges you to complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope.

VOTING AND REVOCATION OF PROXIES

        A form of proxy is enclosed with this proxy statement-prospectus. You are requested to complete, date and sign the form of proxy and return it promptly to San Benito Bank in the enclosed business reply envelope. If a proxy is properly executed and returned in time for voting, it will be voted in accordance with the instructions indicated on the proxy. If a proxy is signed and returned without indicating any voting instructions, shares of San Benito Bank common stock represented by the proxy will be voted "FOR" the acquisition and in the discretion of the individuals named as proxies as to any other matter that may come before the special meeting or any adjournment or postponement thereof including, among other things, a motion to adjourn or postpone the special meeting to another time and/or place, for the purpose of soliciting additional proxies or otherwise. No proxy which is voted against the acquisition will be voted in favor of any such adjournment or postponement.

        If you would like to attend the special meeting and your shares of San Benito Bank common stock are held in "street name" by a broker, bank or other nominee, you must bring to the special meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of these shares of San Benito Bank common stock. You must also bring a form of personal identification. In order to vote your "street name" shares at the special meeting, you must obtain a proxy issued in your name from your nominee.

        A proxy may be revoked at any time before it is voted. You may revoke a proxy by giving written notice of revocation to the Secretary of San Benito Bank, by executing and delivering a later-dated proxy to San Benito Bank or by attending the special meeting and voting in person. If you wish to revoke a proxy by written notice, please mail the notice so that it is received on or before June 13, 2000, to Secretary, San Benito Bank, 300 Tres Pinos Road, Hollister, California 95023.

SOLICITATION OF PROXIES

        San Benito Bank will bear the costs of this solicitation of proxies. Solicitations may be made by mail, telephone, telegraph or personally by directors, officers and employees of San Benito Bank, none of whom will receive additional compensation for performing such services. Pacific Capital will pay all of the expenses of printing and mailing this proxy statement-prospectus.

SHARE OWNERSHIP OF MANAGEMENT

        As of April 28, 2000, directors and executive officers of San Benito Bank and their affiliates, beneficially owned an aggregate of 658,394 shares of San Benito Bank common stock, not including shares the directors and executive officers could acquire through the exercise of stock options, constituting approximately 23.1% of the shares of San Benito Bank common stock outstanding on that date and entitled to vote at the special meeting. We currently expect that all directors and executive officers of San Benito Bank will vote their shares of San Benito Bank common stock in favor of the acquisition.

RECOMMENDATION OF THE SAN BENITO BANK BOARD

        The Board of Directors of San Benito Bank has approved the reorganization agreement, the form of merger agreement and the related transactions, including the acquisition. The Board of Directors of San Benito Bank believes that the acquisition is fair and in the best interests of San Benito Bank and its shareholders. The Board of Directors of San Benito Bank unanimously recommends that you vote "FOR" approval of the acquisition.

OTHER MATTERS CONSIDERED AT THE SPECIAL MEETING

        The Board of Directors of San Benito Bank does not intend to bring any matter before the special meeting other than as described in the notice of special meeting of shareholders, nor does it know of any matter to be brought before the special meeting by others. If, however, any other matters properly come before the special meeting, the individuals named as proxies will vote such proxy in their discretion.



                                 THE ACQUISITION

        THE FOLLOWING IS A SUMMARY DESCRIPTION OF THE MATERIAL ASPECTS OF THE ACQUISITION. THIS DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE APPENDICES ATTACHED TO THIS PROXY STATEMENT-PROSPECTUS, INCLUDING THE REORGANIZATION AGREEMENT AND THE FORM OF MERGER AGREEMENT, WHICH ARE ATTACHED AS APPENDIX A AND APPENDIX B, RESPECTIVELY, TO THIS PROXY STATEMENT-PROSPECTUS. WE URGE YOU TO READ THE APPENDICES IN THEIR ENTIRETY.

STRUCTURE OF THE ACQUISITION

        The acquisition of San Benito Bank will be accomplished through the merger of a wholly owned subsidiary of Pacific Capital, Interim San Benito, Inc., with and into San Benito Bank. Pacific Capital will then be the parent bank holding company for San Benito Bank. The articles of incorporation and bylaws of San Benito Bank in effect immediately prior to the effective date of the acquisition will be the articles of incorporation and bylaws of San Benito Bank immediately after the acquisition.

        As a result of the merger, the reorganization agreement provides that each outstanding share of San Benito Bank common stock, other than shares as to which statutory dissenters' rights are perfected, will be exchanged for 0.605 shares of Pacific Capital common stock. No fractional shares of Pacific Capital common stock will be issued. Rather, cash, without interest, will be paid instead of any fractional share interest based on the average of the closing bid and asked price of Pacific Capital common stock as reported on the Nasdaq National Market on the business day immediately preceding the effective date of the merger. The exchange ratio will be adjusted to reflect any stock split, stock dividend, recapitalization or similar transaction with respect to Pacific Capital common stock, so that each San Benito Bank shareholder shall receive the number of shares of Pacific Capital common stock it would have received prior to such stock split, stock dividend, recapitalization or similar transaction.

        San Benito Bank may terminate the acquisition if the average of the average closing bid and asked price of a share of Pacific Capital common stock as reported on Nasdaq National Market for the twenty business day period immediately preceding the fifth business day prior to the closing date of the acquisition is less than $25.00, and Pacific Capital and San Benito Bank fail to renegotiate the exchange of shares within three business days after determining such average price. We can give no assurance as to the closing bid and asked price of Pacific Capital common stock on the effective date of the acquisition, or as to the actual exchange ratio at which your shares are exchanged as of the effective date, or as to the market or trading value of Pacific Capital common stock following the effective date of the acquisition.

        You are urged to obtain current market quotations for Pacific Capital common stock and San Benito Bank common stock. We expect that the market price of Pacific Capital common stock will fluctuate between the date of this document, the date of the special meeting and the date on which the acquisition is completed and thereafter. Because the market price of Pacific Capital common stock is subject to fluctuation, the value of the shares of Pacific Capital common stock that you will receive in the acquisition may increase or decrease before and after the acquisition. This risk is further explained under "Risk Factors--The consideration you will receive in the acquisition will be affected by potential change in the stock prices of Pacific Capital and San Benito Bank."

        Shareholders of San Benito Bank will have the right to exercise their dissenters' rights under California law in connection with the acquisition. See "Rights of Dissenting Shareholders."

        Following the acquisition, Pacific Capital intends to merge San Benito Bank with and into Pacific Capital's wholly owned national bank subsidiary, First National
Bank of Central California.

BACKGROUND OF AND REASONS FOR THE ACQUISITION

        BACKGROUND OF THE ACQUISITION

        During the second half of 1999, the Board of Directors of San Benito Bank engaged the services Hoefer & Arnett, Incorporated as its financial advisor in connection with a potential merger or acquisition transaction. On August 24, 1999, Hoefer & Arnett presented to the Board of Directors a review of the potential buyers which may have an interest in San Benito Bank and conducted an analysis of the price which these buyers might be able to offer to San Benito Bank. A total of 9 institutions were considered, and it was initially decided that a first group of five institutions would be approached and given an opportunity to submit offers to acquire San Benito Bank.

        In the fall of 1999, two of these institutions decided not to participate in the bidding. One of these institutions indicated that while no pricing guidance had been provided, it believed it could not competitively bid against other institutions showing an interest, including Pacific Capital Bancorp. An additional financial institution, not previously considered, also expressed interest in acquiring San Benito Bank. Based on the inflated value of this institution's stock price, its distance from San Benito County, and the institution's small size, the San Benito Bank Board decided not to pursue this interest.

        Three organizations, including Pacific Capital Bancorp, reviewed an extensive due diligence package prepared by San Benito Bank before submitting initial indications of interest on October 29, 1999. During November and December 1999, certain executive officers and the Chairman of the Board of San Benito Bank met with each of the three respective bidders for several hours in order to ascertain each bidders' approach to the acquisition, its operating philosophy, and its future prospects.

        Upon review of these proposals, the Board of San Benito Bank decided, on November 18, 1999, to give Pacific Capital Bancorp and one other institution the opportunity to conduct further due diligence and to hold meetings with management of these two institutions to discuss potential cost savings. A third institution was initially excluded from this process because the offer submitted was not deemed to be competitive with the other two.

        Pacific Capital Bancorp and the other institution conducted extensive due diligence and, on December 20, 1999, submitted their final offers which were subject to limited confirmatory due diligence. The third institution indicated a willingness to submit another proposal. However, its scheduling constraints did not enable it to conduct due diligence and it submitted its final proposal subject to completion of full due diligence.

        At a meeting held on December 21, 1999, Hoefer & Arnett reviewed with the Board of San Benito Bank the merits of each proposal, the valuation of each of the offered stocks and the execution risks involved in each of the transactions. The Board decided that a combination with Pacific Capital Bancorp was in the best interest of the bank and its shareholders, but directed Hoefer & Arnett to approach Pacific Capital Bancorp and request that institution to improve its bid. After additional negotiations, Pacific Capital Bancorp raised its offer to 0.605 shares of its common stock for each outstanding share of San Benito Bank common stock.

        The final offer from Pacific Capital Bancorp was considered by the San Benito Bank Board on February 1, 2000 in connection with a review of the definitive agreement. The offer was perceived to be on the high side of the range of fair prices and well in excess of the typical multiples offered in California bank transactions, and accordingly the definitive agreement was approved. The parties concluded negotiations and executed the reorganization agreement on February 3, 2000 and a public announcement was made.

        REASONS FOR THE ACQUISITION

        In determining to approve the reorganization agreement and recommend that San Benito Bank's shareholders approve and authorize the reorganization agreement, the San Benito Bank Board of Directors consulted with San Benito Bank's senior management, its financial advisor, as well as its legal counsel, and considered the following material factors:

- the increased liquidity to be provided to San Benito Bank's shareholders by receiving shares of Pacific Capital common stock in exchange for their shares of San Benito Bank common stock. The Board of Directors of San Benito Bank believed that because there would be a larger number of shareholders and outstanding shares of Pacific Capital after the acquisition, and because Pacific Capital common stock is listed on the Nasdaq National Market System, the shareholders of San Benito Bank would have the benefit of a more active market for their shares after completion of the acquisition;

- the ability of the San Benito Bank shareholders to receive cash dividends on shares of Pacific Capital common stock received in the acquisition;

- the economic conditions and prospects for the markets in which San Benito Bank operates, and competitive pressures in the financial services industry in general and the banking industry in particular;

- the enhancement of San Benito Bank's competitiveness and its ability to serve its customers, depositors, creditors, other constituents and the communities in which it operates as a result of a business combination with another Northern California bank, like First National Bank of Central California, and the state-wide capacity provided by being a subsidiary of Pacific Capital;

- information concerning the business, results of operations, asset quality and financial condition of San Benito Bank and Pacific Capital on a stand-alone and combined basis, and the future growth prospects of San Benito Bank and Pacific Capital following the acquisition;

- the cost savings and operational synergies which the management of San Benito Bank believes may be achieved as a result of the acquisition;

- an assessment that, in the current economic environment, expansion through acquisition by another financial institution is most economically advantageous to San Benito Bank's shareholders when compared to other alternatives like de novo branch openings or branch acquisitions;

- the terms and conditions of the reorganization agreement and related agreements;

- the potential downsides of the acquisition. These were principally the possible adverse effect on some employees of San Benito Bank and the potential adverse effect on San Benito Bank's customers of San Benito Bank being a subsidiary of an out-of-area parent;

- Hoefer & Arnett's analysis of the financial condition, results of operations, business, prospects and stock price of San Benito Bank and comparison of San Benito Bank to other banks and bank holding companies operating in its industry;

-       an analysis of the terms of other acquisitions in the banking industry;

- the opinion of Hoefer & Arnett to the effect that, as of the date of the opinion, the exchange ratio is fair, from a financial point of view, to the holders of San Benito Bank common stock;

- the expectation that the acquisition will constitute a tax-free reorganization for federal income tax purposes; and

- the expectation that the acquisition will be treated as a pooling of interests for accounting purposes.

        The above discussion of the factors considered by the San Benito Bank Board of Directors is not intended to be exhaustive. In view of the variety and nature of the factors considered by the San Benito Bank Board of Directors, the San Benito Bank Board of Directors did not find it practicable to assign relative weights to the specific factors considered in reaching its decision.

OPINION OF FINANCIAL ADVISOR

        GENERAL

        San Benito Bank engaged Hoefer & Arnett to act as its exclusive financial advisor in connection with the acquisition. Hoefer & Arnett agreed to assist San Benito Bank in analyzing, structuring, negotiating, and effecting a transaction with Pacific Capital. San Benito Bank selected Hoefer & Arnett because Hoefer & Arnett is a nationally recognized investment-banking firm with substantial experience in transactions similar to the acquisition and is familiar with San Benito Bank and its business. As part of its investment banking business, Hoefer & Arnett is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

        As part of its engagement, representatives of Hoefer & Arnett attended the meeting of the San Benito Bank Board held on February 1, 2000, during which the Board considered and approved the reorganization agreement. At the February 1, 2000 meeting, Hoefer & Arnett rendered an oral opinion (subsequently confirmed in writing) that, as of that date, the consideration to be received in the acquisition was fair to San Benito Bank and its shareholders from a financial point of view. That opinion was reconfirmed in writing as of May 10, 2000.

        The full text of Hoefer & Arnett's updated written opinion is attached as APPENDIX D to this proxy statement-prospectus and is incorporated into this proxy statement-prospectus by reference. You are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Hoefer & Arnett.

        Hoefer & Arnett's opinion is directed to the Board of Directors of San Benito Bank and addresses only the merger consideration. It does not address the underlying business decision to proceed with the acquisition and does not constitute a recommendation to you as to how you should vote at the special meeting with respect to the acquisition or any related matter.

        In rendering its opinion, Hoefer & Arnett:

              -         reviewed, among other things:
                  -         the reorganization agreement;
                  -         Annual Reports to Shareholders of San Benito
                            Bank and Pacific Capital;
                  -         FFIEC Consolidated Reports of San Benito Bank;
                  -         Quarterly Reports on Form 10-Q of Pacific
                            Capital; and
                  - certain internal financial analyses and forecasts for San Benito Bank and Pacific Capital prepared by management.

              - held discussions with members of senior management of San Benito Bank and Pacific Capital regarding:
                  -         past and current business operations;
                  -         regulatory relationships;
                  -         financial condition; and
                  -         future prospects of the respective companies.

              - compared certain financial and stock market information for San Benito Bank and Pacific Capital with similar information for certain other companies with publicly traded securities;

              - reviewed the financial terms of certain recent business combinations in the banking industry; and

              - performed other studies and analyses that it considered appropriate.

         The projections furnished to Hoefer & Arnett and used by it in some of its analyses were prepared by the senior management of San Benito Bank. San Benito Bank does not publicly disclose internal management projections of the type provided to Hoefer & Arnett in connection with its review of the acquisition. As a result, these projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those contained in the projections.

         The following is a summary of the material analyses performed that Hoefer & Arnett presented to the Board of Directors of San Benito Bank on February 1, 2000 in connection with its February 1, 2000 oral opinion:

         ANALYSIS OF THE MERGER CONSIDERATION

         Hoefer & Arnett calculated the multiple which the merger consideration represents based on the exchange ratio as described in the reorganization agreement of each share of San Benito Bank being exchanged for 0.605 shares of Pacific Capital and the closing price of Pacific Capital common stock as of January 28, 2000. Based on the $29.75 closing price of Pacific Capital on January 28, 2000, the merger consideration represented a per share value of $18.00 for each share of San Benito Bank common stock. The multiples were calculated based on San Benito Bank's September 30, 1999 book value per share of $6.22 and its last twelve month earnings per share of $0.77. The price to book value was 2.89 times and the price to last twelve month earnings per share was
23.4 times.

         SELECTED PEER GROUP ANALYSIS

         Hoefer & Arnett compared the financial performance and market performance of San Benito Bank to those of a group of comparable banks and bank holding companies. The comparisons were based on:

         -          various financial measures, including:
                  -         earnings performance;
                  -         operating efficiency;
                  -         capital adequacy; and
                  -         asset quality.

         -         various measures of market performance, including;
                  -         market to book values and
                  -         price to earnings.

         To perform this analysis, Hoefer & Arnett used the financial information as of and for the twelve months and quarter ended September 30, 1999 and market price information as of January 28, 2000. The companies in the peer group were California regional banks that had total assets ranging from approximately $200.0 million to $600.0 million.

         Hoefer & Arnett's analysis showed the following concerning San Benito Bank's financial performance:

                                                                                                                   PEER
                                                                                       SAN BENITO                 GROUP
                               PERFORMANCE MEASURE                                        BANK                   AVERAGES
------------------------------------------------------------------------------------------------------------------------------
Return on Average Assets, last twelve months                                             1.23 %                   1.46 %
Return on Average Equity, last twelve months                                            13.32 %                  15.79 %
Net Interest Margin, last twelve months                                                  5.64 %                   5.81 %
Efficiency Ratio, last twelve months                                                    63.35 %                  58.19 %
Equity to Assets                                                                         8.78 %                   9.25 %
Non-performing Assets and Past Due Loans to Total Assets                                 0.14 %                   0.44 %
Loan Loss Reserve to Non-performing Assets and Past Due Loans                          492.33 %                 284.99 %
Price to Trailing Twelve Months Earnings                                                34.09 x                  12.76 x
Price to 2000 Estimated Earnings                                                        27.93 x                  10.42 x
Price to Book Value Multiples                                                            4.22 x                   1.88 x

         ANALYSIS OF COMPARABLE ACQUISITION TRANSACTIONS

         In rendering its opinion, Hoefer & Arnett analyzed selected comparable merger and acquisition transactions of both pending and completed bank deals, comparing the acquisition price relative to book value, last twelve month earnings, premium to market price and premium to implied price. The analysis included a comparison of the low to high of the above ratios for completed and pending acquisitions in California transactions from January 1, 1998 to January 28, 2000 with announced transaction values less than $100.0 million and return on average assets greater than 1.0%.

         The information in the following table summarizes the material information analyzed by Hoefer & Arnett in connection with the acquisition. The summary is not a complete description of the analysis performed by Hoefer & Arnett and should not be construed independently of the other information considered by Hoefer & Arnett in rendering its opinion. Selecting portions of Hoefer & Arnett's analysis or isolating certain aspects of the comparable transactions without considering all analysis and factors, could create an incomplete or potentially misleading view of the evaluation process.



                          MULTIPLE OF PRICE TO FACTORS

                                                                                                          SAN BENITO
                                                                                                            BANK/
                                                                                                           PACIFIC
                                                                                                           CAPITAL
                                      COMPARABLE            COMPARABLE            COMPARABLE               BANCORP
                                        GROUP                 GROUP                 GROUP                 ACQUISITION
         FACTOR CONSIDERED (1)           LOW                  MEDIAN                 HIGH                   (2)
--------------------------------------------------------------------------------------------------------------------------------
Trailing Twelve Months Earnings          10.6x                 19.9x                 33.0x                 23.4x
Book Value                                1.3x                  2.6x                  5.0x                  2.8x
Premium to Market Price                  -2.8%                 19.9%                 52.6%                -31.4%
Premium to Implied Market Price (3)      -2.8%                 19.9%                 52.6%                 51.3%

-----------------------
(1)  Financial data as of September 30, 1999.
(2) Based on an exchange ratio of 0.605 and Pacific Capital Bancorp price of $29.75 as of January 28, 2000.
(3) Implied market price is $11.00; the average of the median imputed public market values as of January 28, 2000.

         No company or transaction used as a comparison in this analysis is identical to San Benito Bank, Pacific Capital or the acquisition. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgements concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

         CONTRIBUTION ANALYSIS

         Hoefer & Arnett reviewed the relative contribution of each of San Benito Bank and Pacific Capital to selected pro forma balance sheet and income statement items of the combined entity. The contribution analysis showed:

         San Benito Bank Contribution To:
             Combined Shareholders' Equity                                         7.2%
             Combined 1999 Estimated Net Income without Cost Savings               4.9%
             Combined Total Assets                                                 6.6%
         San Benito Bank Estimated Pro Forma Ownership                             6.2%

         Hoefer & Arnett compared the relative contribution of the balance sheet and income statement items with the estimated pro forma ownership for San Benito Bank shareholders based on an exchange ratio of 0.605.

         DISCOUNTED DIVIDEND ANALYSIS

         Hoefer & Arnett estimated the present value of future cash flows that would accrue to a holder of a share of San Benito Bank common stock assuming that the shareholder held the stock of five years and then sold it. The analysis was based on balance sheet and earnings forecasts prepared by management on a stand-alone, independent basis beginning October 1999 and ending in December 2004. Annual dividend cash flows were assumed for San Benito Bank based on a minimum required tangible common equity to tangible assets ratio of 7.5%. San Benito Bank's value at the end of 2004 was determined by using terminal price to earnings multiples from 11.0 times to 13.0 times. The terminal value and the dividends received were discounted at a rate of 12.5% and 15.0%. These rates were selected because, in Hoefer & Arnett's experience, it represents the risk-adjusted rates of return that investors in securities such as the San Benito Bank common stock would require. On the basis of these assumptions, Hoefer & Arnett calculated a range of present values ranging from $12.58 to $15.62. These values were compared to the $18.00 offer from Pacific Capital.

         SELECTED PEER GROUP ANALYSIS

         Hoefer & Arnett compared the financial performance and market performance of Pacific Capital to those of a group of comparable banks and bank holding companies. The comparisons were based on:

         -         various financial measures, including:
                  -         earnings performance;
                  -         operating efficiency;
                  -         capital adequacy; and
                  -         asset quality.
         -         various measures of market performance, including;
                  -         market to book values and
                  -         price to earnings.

         To perform this analysis, Hoefer & Arnett used the financial information as of and for the twelve months and quarter ended September 30, 1999 and market price information as of January 28, 2000. The companies in the peer group were California regional banks that had total assets ranging from $1.2 billion to $7.2 billion.

         Hoefer & Arnett's analysis showed the following concerning Pacific Capital's financial performance:

                                                                                        PACIFIC                 PEER
                                                                                        CAPITAL                 GROUP
                               PERFORMANCE MEASURE                                      BANCORP               AVERAGES
----------------------------------------------------------------------------------------------------------------------------
Return on Average Assets, last twelve months                                             1.28 %                1.32 %
Return on Average Equity, last twelve months                                            15.55 %               18.38 %
Net Interest Margin, last twelve months                                                  5.73 %                4.97 %
Efficiency Ratio, last twelve months                                                    53.61 %               54.27 %
Equity to Assets                                                                         7.99 %                6.77 %
Non-performing Assets and Past Due Loans to Total Assets                                 0.51 %                0.44 %
Loan Loss Reserve to Non-performing Assets and Past Due  Loans                         379.18 %              193.61 %
Price to Trailing Twelve Months Earnings                                                20.95 x               13.72 x
Price to 2000 Estimated Earnings                                                        14.51 x               13.97 x
Price to Book Value Multiples                                                            3.20 x                2.82 x

         OTHER ANALYSES

         Hoefer & Arnett reviewed the relative financial and market performance of San Benito Bank and Pacific Capital to a variety of relevant industry peer groups and indices. Hoefer & Arnett also reviewed earnings estimates, balance sheet composition, historical stock performance, and other financial information for Pacific Capital.

         This summary provides a general description of the material analyses prepared by Hoefer & Arnett in connection with the rendering of its opinion. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Hoefer & Arnett believes that its analysis and the summary must be considered as a whole and that selecting portions of its analysis, or selecting part of the summary, without considering all factors and analyses, would create an incomplete view of the process underlying the analysis set forth in Hoefer & Arnett's presentation and opinion. The ranges of valuations resulting from any particular analysis described above should not be taken to be Hoefer & Arnett's view of the actual value of San Benito Bank or Pacific Capital. The fact that any specific analysis has been referred to in the summary is not meant to indicate that a specific analysis was given greater weight that any other analysis.

         In preparing its analysis, Hoefer & Arnett made numerous assumptions about industry performance, business and economic conditions, and other matters, many of which are beyond the control of Hoefer & Arnett and San Benito Bank. The analyses performed by Hoefer & Arnett are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than that suggested by such analyses and do not purport to be appraisals or reflect the prices at which a business may be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, Hoefer & Arnett's opinion, along with its presentation to the Board of Directors of San Benito Bank, was just one of the many factors taken into consideration by the San Benito Bank Board of Directors in approving the reorganization agreement.

         In connection with its opinion dated May 10, 2000, Hoefer & Arnett performed procedures to update, as necessary, certain of the analyses previously described. Hoefer & Arnett reviewed the assumptions on which these analyses were based and the factors considered in connection therewith. Hoefer & Arnett did not perform any analysis in addition to those previously described in updating its February 1, 2000 oral opinion.

         Hoefer & Arnett has not independently verified the information previously described and, for purposes of this opinion, has assumed the accuracy, completeness and fairness thereof. Hoefer & Arnett has assumed that information contained in the proxy statement-prospectus reflects the best currently available estimates and judgments of the management of San Benito Bank and Pacific Capital, respectively, as to the likely future financial performance of San Benito Bank and Pacific Capital. Hoefer & Arnett also assumed, without independent verification, that the aggregate allowances for loan losses for San Benito Bank and Pacific Capital are adequate to cover those losses. Hoefer & Arnett did not make or obtain any evaluations or appraisals of the property of San Benito Bank or Pacific Capital, and Hoefer & Arnett did not examine any individual credit files.

         The Board of Directors of San Benito Bank retained Hoefer & Arnett as an independent contractor to act as financial advisor to San Benito Bank regarding the acquisition. As part of its investment banking business, Hoefer & Arnett is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Hoefer & Arnett has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, Hoefer & Arnett may, from time to time, purchase securities from, and sell securities to, San Benito Bank and Pacific Capital. As a market maker in securities, Hoefer & Arnett may from time to time have a long or short position in, and buy or sell, debt or equity securities of San Benito Bank and Pacific Capital for Hoefer & Arnett's own account and for the accounts of its customers.

         Under the terms of its engagement letter with San Benito Bank, Hoefer & Arnett received a fee of $5,000 upon execution of the engagement letter and $35,000 upon the announcement by San Benito Bank of a definitive agreement, and will receive an additional fee equal to 1.25% of the value of the transaction (less $40,000) payable at the time of closing. As of the date of this proxy statement-prospectus, Hoefer & Arnett has received $40,000 of such fee. San Benito Bank has also agreed to indemnify Hoefer & Arnett against certain liabilities, including liabilities under the federal securities laws, and to reimburse Hoefer & Arnett for certain out-of-pocket expenses, not to exceed $10,000 without the prior written approval of San Benito Bank.

INFORMATION CONCERNING CERTAIN INTERESTS OF DIRECTORS AND OFFICERS OF SAN BENITO BANK IN THE ACQUISITION

         SHARE OWNERSHIP

         As of the record date, the directors and executive officers of San Benito Bank beneficially owned an aggregate of 658,394 shares of San Benito Bank common stock (excluding 39,724 shares subject to presently exercisable options).

         STOCK OPTION PLANS

         As a result of the execution of the reorganization agreement, all stock options under San Benito Bank's stock option plans became fully vested. Any options not exercised prior to consummation of the acquisition will be converted into options to purchase Pacific Capital common stock. See "The Reorganization Agreement - Treatment of Stock Options."

         EMPLOYMENT AGREEMENTS

         Edward T. Stephenson, Victor F. Davis, Ronald L. Roberts, and one other officer each has an employment agreement with San Benito Bank. These agreements provide that if the officer's employment is terminated or the employee's position, responsibilities, duties, salary, benefits or location of employment are adversely changed as a result of a change in control of San Benito Bank, like the acquisition, the officer will be entitled to receive a severance payment. Mr. Stephenson's severance payment will equal two times his annual compensation and each of the other officers will be entitled to receive a severance payment equal to one and one-half times his annual compensation, including salary and bonus or other payments, payable over 18 months , with annual compensation being calculated as the average annual compensation paid during the five (5) years preceding the change in control.

         EXECUTIVE SUPPLEMENTAL COMPENSATION AGREEMENTS

         San Benito Bank has entered into Executive Supplemental Compensation Agreements with Messrs. Stephenson, Roberts and Davis for the purpose of providing additional compensation benefits to these executive officers after they cease to be employed by the San Benito Bank. Specifically, under these agreements, payments would be made to the executive officer (or to his beneficiary, as the case may be) upon termination of employment (except for termination for cause), disability prior to retirement, or death, including death prior to retirement. In the event of a change in control of San Benito Bank, like the acquisition, benefits would be paid if the executive is terminated, if an adverse and material change in his position, responsibilities, duties, salary or location results from such change in control, or if he is otherwise demoted.

         DIRECTOR SUPPLEMENTAL COMPENSATION AGREEMENTS

         San Benito Bank has entered into Director Supplemental Compensation Agreements with each non-employee director of San Benito Bank. These director agreements provide that upon normal retirement from the Board of Directors at age 70, and if so provided by San Benito Bank policy, a director shall be entitled to serve for three (3) years as a "director emeritus" of San Benito Bank, and in that role will be eligible to receive an annual payment of up to $6,000, depending on the years of service which the director previously provided to San Benito Bank. Further, the director would be entitled to receive, to the extent vested, both during his tenure as a director emeritus and after retirement, until death, a sum determined with reference to the after-tax income from certain assumed life insurance contracts, whether or not such contracts are in fact purchased by San Benito Bank, adjusted for specified costs.

         Similar to the Executive Supplemental Compensation Agreements described above, benefits also would be payable in the event of termination of service without cause (for example, failure of San Benito Bank to renominate the director for election, without cause), death prior to retirement or following retirement (in which case benefits would be paid to the director's beneficiaries), disability prior to retirement, or a change in control of San Benito Bank such as the acquisition. In the event of a change in control of the bank, benefits would be paid if the director had reached age 55, unless distribution of benefits at age 70 was selected by the director.

         OTHER

         After the acquisition, Mr. Stephenson will remain as President of San Benito Bank, which will be operated as an affiliate of First National Bank of Central California, a subsidiary of Pacific Capital Bancorp. One member of the Board of Directors of San Benito Bank will be nominated for election to the Pacific Capital Bancorp Board of Directors at the company's annual shareholders' meeting in 2001, and additional members of the current Board of San Benito Bank will join the Board of First National Bank of Central California following the close of the transaction.

EFFECT OF THE ACQUISITION ON SAN BENITO BANK'S EMPLOYEE BENEFIT PLANS

         We anticipate that on or after the effective date of the acquisition, the employee pension and benefit plans of San Benito Bank may be frozen, terminated, modified or merged into similar employee pension plans maintained by Pacific Capital or its subsidiaries, at the discretion of Pacific Capital, as long as any action preserves the rights, including vesting rights, of participants in the San Benito Bank employee pension plans.

         When the acquisition becomes effective, each employee of San Benito Bank on the effective date of the acquisition who continues in employment with Pacific Capital or one of its subsidiaries will be entitled to participate in Pacific Capital employee benefit plans in effect as of the date of the reorganization agreement, if the employee is eligible and, if required, selected for participation in such benefit plans under the terms of such benefit plans. All participation in Pacific Capital employee benefit plans will be subject to the terms of such plans. For the purpose of vesting and any age or period of service requirements for commencement of participation in Pacific Capital employee benefit plans, each San Benito Bank employee who continues as an employee of Pacific Capital after the effective date of the acquisition will receive credit for his or her term of service with San Benito Bank (except with respect to participation in the Santa Barbara Bank & Trust Key Employee Retiree Health Plan and the Santa Barbara Bank & Trust Retiree Health
Plan).

EFFECT OF THE ACQUISITION ON SAN BENITO BANK'S STOCK OPTION PLANS

         As a result of the execution of the reorganization agreement, all outstanding options to purchase shares of San Benito Bank common stock issued pursuant to the San Benito Bank 1984 Amended Stock Option Plan and the San Benito Bank 1995 Stock Option Plan become fully vested and exercisable. On the effective date of the acquisition, Pacific Capital will assume each unexercised option to purchase shares of San Benito Bank common stock issued pursuant to these stock option plans will be converted into and deemed to constitute an option to acquire shares of Pacific Capital common stock.

         Except as provided in the following paragraph, assumed stock options shall be converted into the right to purchase shares of Pacific Capital common stock equal to the product of the number of shares of San Benito Bank common stock subject to the original option and the exchange ratio under the reorganization agreement. The exercise price per share of Pacific Capital common stock under the converted option will be equal to the exercise price per share of San Benito Bank common stock under the original option divided by the exchange ratio under the reorganization agreement.

         Each option to purchase San Benito Bank common stock which is an "incentive stock option" and which is outstanding and unexercised immediately prior to the effective date, shall be assumed by Pacific Capital and converted automatically into an option to purchase shares of Pacific Capital common stock in an amount and at an exercise price determined in a manner which is consistent with Section 424(a) of the Internal Revenue Code.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the anticipated material federal income tax consequences of the acquisition to the San Benito Bank shareholders who are citizens or residents of the United States and who, as of the effective date of the acquisition, hold their shares of San Benito Bank as capital assets for federal income tax purposes. This discussion is for general information only and does not address the federal income tax consequences that may be relevant to particular shareholders in light of their personal investment circumstances or to certain types of shareholders, including insurance companies, tax-exempt organizations (including ESOPs), financial institutions, broker-dealers, "S" corporations, limited liability corporations, foreign individuals and entities, and taxpayers subject to alternative minimum tax, who may be subject to special treatment under the federal income tax laws.

         The following discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended, existing, temporary and proposed regulations thereunder, reports of congressional committees, court decisions and current administrative rulings and practices. Any of these authorities could be repealed, overruled or modified at any time after the date hereof. Any such change could be retroactive and, accordingly, could modify the tax consequences of the acquisition discussed herein. No ruling from the Internal Revenue Service with respect to the matters discussed herein has been requested, and there is no assurance that the Internal Revenue Service would agree with the conclusions set forth in this discussion.

         The summary does not address issues of state, local or foreign taxation. The summary also does not address the tax consequences to holders of San Benito Bank stock options who, in connection with the acquisition, exercise their options or allow their options to be assumed by Pacific Capital.

         The anticipated U.S. federal income tax consequences to San Benito Bank shareholders are as follows:

      * A shareholder who receives shares of Pacific Capital common stock in exchange for shares of San Benito Bank common stock will not recognize any gain or loss on the receipt of the shares of Pacific Capital common stock, except for cash received in lieu of a fractional share. The shareholder's gain or loss on the receipt of cash in lieu of a fractional share will equal the difference between the cash received and the basis of the fractional share exchanged.

      * A shareholder's aggregate tax basis of the shares of Pacific Capital common stock received will be the same as the shareholder's aggregate tax basis in the shares of San Benito Bank common stock exchanged in the acquisition, less basis allocable to a fractional share of Pacific Capital common stock for which cash is received.

      * The holding period of the shares of Pacific Capital common stock received by a shareholder will include the holding period of the shareholder's shares of San Benito Bank common stock exchanged in the acquisition, but only if the shares of San Benito Bank common stock were held as a capital asset at the time the acquisition is completed.

       Pacific Capital and San Benito Bank are not required to complete the acquisition unless they receive an opinion of Jenkens & Gilchrist, a Professional Corporation, that these will be the U.S. federal income tax consequences of the acquisition. The opinion may make certain assumptions and may rely on representations of the parties to the acquisition as to factual matters. It will reflect Jenkens & Gilchrist's judgment as to the tax status of the acquisition under the Internal Revenue Code and will not be binding on the Internal Revenue Service. There is no assurance that the Internal Revenue Service will not take a contrary position regarding the tax consequences of the acquisition, nor is there any assurance that the Internal Revenue Service would not prevail in the event the tax consequences of the acquisition were litigated.

       THIS U.S. FEDERAL INCOME TAX SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY OR MAY NOT BE APPLICABLE DEPENDING UPON A SHAREHOLDER'S PARTICULAR SITUATION. SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAW. SAN BENITO BANK STOCK OPTION HOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE CONSEQUENCES OF EXERCISING THEIR OPTIONS OR ALLOWING THEIR OPTIONS TO BE ASSUMED BY PACIFIC CAPITAL.

ACCOUNTING TREATMENT OF THE ACQUISITION

       Pacific Capital anticipates that the acquisition will be accounted for as a pooling of interests for accounting and financial reporting purposes. Under this method of accounting, recorded assets and liabilities of Pacific Capital and San Benito Bank are carried forward at their previously recorded amounts, income of the combined corporations will include income of Pacific Capital and San Benito Bank for the entire fiscal year in which the acquisition occurs, and the reported income of the separate corporations for prior periods will be combined. No recognition of goodwill in the combination is required of any party to the acquisition.

       For the acquisition to qualify as a pooling of interests, it must satisfy a number of conditions including that substantially all of the San Benito Bank common stock be exchanged for Pacific Capital common stock. If any of the conditions to pooling of interests accounting is not satisfied, then the acquisition would not qualify for pooling of interests accounting treatment, and a condition to the obligation of Pacific Capital to consummate the acquisition would not be satisfied. Each of Pacific Capital and San Benito Bank have agreed that they will use their respective best efforts to ensure that the acquisition will qualify for pooling of interests accounting treatment. In addition, certain affiliates of Pacific Capital and San Benito Bank will agree that they will not sell any Pacific Capital common stock or San Benito Bank common stock within 30 days before the effective date of the acquisition, nor sell any Pacific Capital common stock until such time as Pacific Capital has published financial results covering at least 30 days of the combined operations of Pacific Capital and San Benito Bank after the merger.

NASDAQ LISTING

       The shares of Pacific Capital common stock to be issued in the acquisition will be listed for trading on the Nasdaq National Market.

RESALES OF PACIFIC CAPITAL COMMON STOCK

       All shares of Pacific Capital common stock received by you in the acquisition will be freely transferable under the Securities Act of 1933, except for shares issued to San Benito Bank shareholders who are considered to be "affiliates" of San Benito Bank under Rule 145 under the Securities Act or of Pacific Capital under Rule 144 under the Securities Act. The definition of "affiliate" is complex and depends on the specific facts, but generally includes directors, executive officers, 10% stockholders and other persons with the power to direct the management and policies of the company in question.

       Affiliates of San Benito Bank may not sell the shares of Pacific Capital common stock received in the acquisition except (a) pursuant to an effective registration statement under the Securities Act, (b) in compliance with an exemption from the registration requirements of the Securities Act or (c) in compliance with Rule 144 and Rule 145 under the Securities Act. Generally, those rules permit resales of stock received by affiliates so long as Pacific Capital has complied with certain reporting requirements and the selling stockholder complies with certain volume and manner of sale restrictions for a limited period of time following the acquisition.

       Securities and Exchange Commission guidelines regarding qualifying for the pooling of interests method of accounting also limit sales of shares of the acquiring company and acquired company by affiliates of either company in a business combination such as the acquisition. These guidelines indicate that the pooling of interests method of accounting will generally not be challenged on the basis of sales by affiliates if these persons do not dispose of any of the shares of the corporation they own or any shares of the corporation they receive in connection with a merger during the period beginning 30 days before the acquisition and ending when financial results covering at least 30 days of post-acquisition operations of the combined entity have been published.

       San Benito Bank has agreed to use its best efforts to deliver to Pacific Capital signed agreements from each person who may be deemed to be an affiliate of San Benito Bank that the person will not sell, transfer or otherwise dispose of the shares of Pacific Capital common stock to be received by the person in the acquisition, except in compliance with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder and applicable rules governing pooling of interests accounting.

       This proxy statement-prospectus does not cover any resales of Pacific Capital common stock received by affiliates of San Benito Bank.

REGULATORY APPROVALS

       Under the reorganization agreement, Pacific Capital and San Benito Bank have agreed to use their best efforts to obtain all necessary actions, extensions, waivers, consents and approvals from any governmental authority necessary, proper or advisable to consummate the transactions contemplated by the reorganization agreement.

       The approval of both the Federal Reserve Board under the Bank Holding Company Act of 1956, and the California Department of Financial Institutions under the California Financial Code, are required for the acquisition of San Benito Bank by Pacific Capital. Additionally, the approval of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act is required for the merger of Interim San Benito, Inc. with and into San Benito Bank. Finally, the approval of the Office of the Comptroller of the Currency under the National Bank Act is required for the merger of San Benito Bank with and into First National Bank of Central California. We cannot predict whether or when we will obtain the necessary approvals to complete the acquisition and related transactions.

       The closing of the acquisition is conditioned on the receipt of approval from the Federal Reserve Board, the California Department of Financial Institutions and the Federal Deposit Insurance Corporation, all on terms mutually acceptable to Pacific Capital and San Benito Bank. If any of these agencies imposes any conditions that Pacific Capital considers will materially and adversely affect Pacific Capital or will materially burden Pacific Capital, then Pacific Capital will use commercially reasonable efforts to obtain the removal of the condition. If the condition is not removed, Pacific Capital is not required to complete the acquisition.

       FEDERAL RESERVE

       Section 3 of the Bank Holding Company Act requires the Federal Reserve Board, when considering a transaction similar to the acquisition, to take into consideration the financial and managerial resources, including the competence, experience and integrity of the officers, directors and principal stockholders, and the future prospects of the existing and proposed institutions and the effect of the transaction on the convenience and needs of the communities to be served. In considering financial resources and future prospects, the Federal Reserve Board will, among other things, evaluate the adequacy of the capital levels of the parties to a proposed transaction and of the resulting institutions.

       The Bank Holding Company Act prohibits the Federal Reserve Board from approving a merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States or its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other respect result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the merger are clearly outweighed by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

       In addition, under the Community Reinvestment Act of 1977, as amended, the Federal Reserve Board must take into account the record of performance of the depository institution subsidiaries of Pacific Capital and San Benito Bank in meeting the credit needs of the communities served by such institutions, including low- and moderate-income neighborhoods.

       The acquisition may not be completed until the 30th day, or, with the consent of the relevant agencies, the 15th day, following the date of the Federal Reserve Board approval, during which period the United States Department of Justice may comment adversely on the acquisition or challenge the acquisition on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve Board approval unless a court specifically orders otherwise.

       CALIFORNIA DEPARTMENT OF FINANCIAL INSTITUTIONS

       The California Commissioner of Financial Institutions may not approve the acquisition of control of a state bank, such as San Benito Bank, if the Commissioner finds that any of the following are true:

       * that the proposed acquisition of control would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the state of California;

       * that the effect of the proposed acquisition of control in any section of the state of California may be substantially to lessen competition or to tend to create a monopoly or that the proposed acquisition of control would in any other manner be in restraint of trade, and that the anticompetitive effects of the proposed acquisition of control are not clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the community to be served;

       * that the financial condition of the acquiror is such as might jeopardize the financial stability of the bank or the acquiror, or prejudice the interest of the depositors, creditors, or shareholders of the bank or the acquiror;

       * that plans or proposals to liquidate the bank or the acquiror, to sell the assets of the bank or the acquiror, to merge or consolidate the bank or the acquiror, or to make any other major change in the business, corporate structure or management of the bank or the acquiror are not fair and reasonable to the depositors, creditors, and shareholders of the bank or the acquiror;

       * that the competence, experience or integrity of the acquiror indicates that it would not be in the interest of the depositors, creditors or shareholders of the bank or the acquiror or in the interest of the public to permit such person to control the bank or the acquiror;

       * that the proposed acquisition is unfair, unjust or inequitable to the bank or the acquiror or to the depositors, creditors or shareholders of the bank or the acquiror; or

       * that the applicant neglects, fails or refuses to furnish to the Commissioner all the information required by the Commissioner.

The Commissioner will either approve or deny the acquisition within a period of 60 days from the filing of the application. Such period may be extended with the consent of Pacific Capital.

       FEDERAL DEPOSIT INSURANCE CORPORATION

       Section 18(c) of the Federal Deposit Insurance Act requires approval of the Federal Deposit Insurance Corporation for any merger transaction in which a non-FDIC insured entity is merged into an FDIC insured bank. Pursuant to the terms of the reorganization agreement and the merger agreement, Interim San Benito, Inc., a non-insured, interim corporation, will be merged with and into San Benito Bank, with San Benito Bank as the resulting bank.

EFFECTIVE DATE

       If the acquisition is approved by the shareholders of San Benito Bank, all required governmental and other consents are obtained and the other conditions to the acquisition are satisfied or waived, the acquisition will be completed and made effective on the date and at the time that the merger agreement and accompanying officer's certificates are filed with the California Secretary of State.

       It is anticipated that the acquisition will be completed during the third quarter of 2000, although no assurance can be made that this timetable will be met.

EXCHANGE OF CERTIFICATES

       As soon as practicable after completion of the acquisition, Pacific Capital will cause Norwest Bank Minnesota, N.A., its exchange agent, to mail to you, unless you perfect your right to dissent, a letter of transmittal and instructions for use to surrender the certificates representing shares of San Benito Bank common stock in exchange for certificates representing shares of Pacific Capital common stock.

       SAN BENITO BANK SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE SUCH INSTRUCTIONS.

       Promptly after surrender of one or more certificates for San Benito Bank common stock, together with a properly completed letter of transmittal, you will receive a certificate or certificates representing the number of shares of Pacific Capital common stock to which you are entitled and, where applicable, a check for the amount payable in cash instead of issuing a fractional share. Lost, stolen, mutilated or destroyed certificates will be treated in accordance with the existing procedures of Pacific Capital.

       After the acquisition, you will be entitled to vote the number of shares of Pacific Capital common stock into which your San Benito common stock has been converted, regardless of whether you have surrendered your San Benito Bank stock certificate(s). The reorganization agreement provides, however, that no dividend or distribution payable to the holders of record of Pacific Capital common stock at or as of any time after the effective date of the acquisition will be paid to the holder of any San Benito Bank stock certificate until the holder physically surrenders his or her certificate, promptly after which time all dividends or distributions will be paid, without interest.



                          THE REORGANIZATION AGREEMENT

       THE FOLLOWING IS A SUMMARY OF CERTAIN PROVISIONS OF THE REORGANIZATION AGREEMENT, A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT-PROSPECTUS AS APPENDIX A. THE REORGANIZATION AGREEMENT IS INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT-PROSPECTUS. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE REORGANIZATION AGREEMENT. SHAREHOLDERS OF SAN BENITO BANK ARE ENCOURAGED TO READ THE REORGANIZATION AGREEMENT CAREFULLY AND IN ITS ENTIRETY.

BASIC PLAN OF REORGANIZATION

       The reorganization agreement provides for the acquisition of San Benito Bank by Pacific Capital, through the merger of Interim San Benito, Inc., a wholly owned subsidiary of Pacific Capital, with and into San Benito Bank. San Benito Bank shall be the surviving corporation in the merger, and the separate corporate existence of Interim San Benito, Inc. will terminate. The acquisition will be accomplished in accordance with the terms of the reorganization agreement, the principal terms of which are discussed in the following sections.

REPRESENTATIONS AND WARRANTIES

       The reorganization agreement contains numerous representations and warranties by Pacific Capital and San Benito Bank, including representations and warranties with respect to their individual organizations, authorizations to enter into the reorganization agreement, capitalization, financial statements and pending and threatened litigation. These representations and warranties will not survive the closing date of the acquisition.

STOCK OPTION AGREEMENT

       In connection with the reorganization agreement, San Benito Bank granted to Pacific Capital an option to purchase up to 525,000 shares of San Benito Bank common stock, representing approximately 19.5% of the shares of San Benito Bank outstanding, at a price of $19.00 per share. The option is intended to increase the likelihood that Pacific Capital will complete the acquisition in accordance with the terms of the reorganization agreement. See "Stock Option Agreement" (pages 43 through 45).

CONDITIONS TO THE ACQUISITION

       The obligations of Pacific Capital and San Benito Bank to consummate the acquisition are subject to the satisfaction or waiver on or before the completion of the acquisition of numerous conditions, including the following:

       * the reorganization agreement, the merger agreement and the related transactions must receive all requisite approvals of the shareholders of San Benito Bank;

       * no judgment, decree, injunction, order or proceeding will be outstanding or threatened by any governmental entity which prohibits or restricts the completion of, or threatens to invalidate or set aside the acquisition substantially in the form contemplated by the reorganization agreement and the merger agreement;

       * all approvals or consents of any applicable governmental agency will have been obtained or granted for the acquisition and the transactions contemplated by the reorganization agreement and the merger agreement and the applicable waiting periods under all laws will have expired;

       * the registration statement covering the shares of Pacific Capital common stock to be issued to the shareholders of San Benito Bank will have been declared effective by the SEC and will not be the subject of any stop order or proceedings seeking or threatening a stop order;

       * Pacific Capital shall have received all state securities permits and other authorizations necessary to issue the Pacific Capital common stock to consummate the acquisition;

       * Pacific Capital and San Benito Bank will have received an opinion from Jenkens & Gilchrist, a Professional Corporation to the effect that the acquisition will not result in the recognition of gain or loss for federal income tax purposes to Pacific Capital or San Benito Bank, the issuance of Pacific Capital common stock will not result in the recognition of gain or loss by holders of San Benito Bank common stock who receive Pacific Capital common stock in the acquisition (except for cash received in lieu of fractional shares); and

       * Deloitte & Touche LLP will have issued a letter to Pacific Capital and San Benito indicating that they concur with the conclusions of San Benito Bank's management that no conditions exist that would preclude pooling of interests accounting treatment, and Arthur Andersen LLP will have confirmed in writing to Pacific Capital and San Benito Bank that the acquisition will qualify for pooling of interests accounting treatment if consummated in accordance with the reorganization agreement and the merger agreement.

       The obligation of Pacific Capital to consummate the acquisition is also subject to fulfillment of various other conditions, including the following:

       * there will not have occurred, between December 31, 1998 and the completion of the acquisition, any material adverse change in the business, financial condition, results of operations or prospects of San Benito Bank;

       * no more than 9.9% of the outstanding shares of San Benito Bank common stock will be dissenting shares;

       * the regulatory approvals for the acquisition will not impose any conditions which Pacific Capital deems materially adverse or materially burdensome; and

       * Pacific Capital will have received from San Benito Bank, at least 40 days prior to the closing date of the acquisition, signed agreements from shareholders of San Benito Bank who may be deemed to be "affiliates" of San Benito Bank, as defined for purposes of Rule 145 under the Securities Act of 1933.

       The obligation of San Benito Bank to consummate the acquisition are also subject to the fulfillment of other conditions, including the following:

       * there will not have occurred, between December 31, 1998 and the completion of the acquisition, any material adverse change in the business, financial condition, results of operations or prospects of Pacific Capital on a consolidated basis; and

       *      receipt of a fairness opinion from Hoefer & Arnett.

       Additionally, the consummation of the acquisition is subject to the performance of covenants, the execution and delivery of ancillary documents, the accuracy of representations and warranties and the receipt of various legal opinions, third-party consents, officers' certificates and other documents.

       If these and other conditions are not satisfied or waived, the reorganization agreement may be terminated. The reorganization agreement may also be terminated upon the occurrence of certain other events which are more fully described under the heading entitled "The Reorganization Agreement -- Termination of the Reorganization Agreement."

NONSOLICITATION

       Under the terms of the reorganization agreement, San Benito Bank has agreed not to encourage, solicit or initiate any merger, tender offer or other takeover offer, sale of substantial assets, sale of shares of capital stock or similar transaction involving San Benito Bank. In addition, San Benito Bank has agreed, unless it determines, with advice of counsel, that its fiduciary duty requires otherwise, not to participate in any negotiations or discussions regarding, or furnish any information concerning or otherwise cooperate in any way in connection with, any effort or attempts to effect any competing transaction with or involving any entity other than Pacific Capital. This restriction does not apply, however, if San Benito Bank receives a bona fide offer from a person other than Pacific Capital and the San Benito Bank Board of Directors responds in accordance with applicable fiduciary obligations. San Benito Bank has agreed to promptly notify Pacific Capital of the terms of any proposal which it may receive in respect of any competing transaction.

TREATMENT OF STOCK OPTIONS

       The reorganization agreement provides that each and every option to purchase shares of San Benito Bank common stock issued and outstanding immediately before the completion of the merger and all obligations of San Benito Bank under the San Benito Bank stock option plans will, on and after the completion of the merger, be assumed by Pacific Capital and be considered to be options to purchase shares of Pacific Capital common stock. See "The Acquisition - Effect of the Acquisition on San Benito Bank's Stock Option Plans."

TERMINATION OF THE REORGANIZATION AGREEMENT

       Either San Benito Bank or Pacific Capital may call off the acquisition under a number of circumstances, including if:

       *       San Benito Bank and Pacific Capital agree in writing;

       *       the acquisition is not completed before October 1, 2000;

       *       regulatory and/or legal restraints prevent the acquisition;

       * the shareholders of San Benito Bank do not approve the acquisition;

       * the other party breaches any of its covenants in a material respect and has failed to cure the breach within a specified period of time; or

       * a representation or warranty made by the other party is or becomes untrue or incorrect in any material respect and is not corrected within a specified period of time;

       In addition, Pacific Capital may call off the acquisition if:

       * there has been a material adverse change in the business, results of operations, condition (financial or otherwise), assets, properties, liabilities or reserves of San Benito Bank;

       * the representations and warranties of San Benito Bank relating to environmental compliance are not true and accurate; or

       * the results of environmental inspections, investigations or surveys conducted by Pacific Capital with respect to the properties of San Benito Bank identify violations or potential violations of environmental laws, or if San Benito Bank refuses to allow Pacific Capital to conduct inspections, investigations or surveys.

       If the acquisition is terminated by Pacific Capital because the shareholders of San Benito Bank do not approve the acquisition, and either the Board of Directors of San Benito Bank failed to use its best efforts to obtain shareholder approval, or San Benito Bank enters into a merger, consolidation, reorganization, tender offer or similar transaction with a third party within twelve months of the date of the reorganization agreement, then San Benito Bank will pay a termination fee of $1,650,000 to Pacific Capital, plus expenses not to exceed $150,000.

       San Benito Bank may call off the acquisition if:

       * there has been a material adverse change in the business, results of operations, condition (financial or otherwise), assets, properties, liabilities or reserves of Pacific Capital;

       * the average of the average closing bid and asked price of a share of Pacific Capital common stock as reported on Nasdaq for the twenty (20) business day period immediately preceding the fifth
              (5th) business day prior to the closing date of the acquisition is less than $25.00 (provided, however, that San Benito Bank and Pacific Capital shall have failed to renegotiate the exchange ratio within three (3) business days after determination of the average price);

       * San Benito Bank does not receive a satisfactory fairness opinion from Hoefer & Arnett; or

       * San Benito Bank receives a proposal for a merger, consolidation, reorganization, tender offer or similar transaction with a third party, and termination of the acquisition is required in order for the Board of Directors of San Benito Bank to comply with its fiduciary duties.

       If the acquisition is terminated by San Benito Bank because of a merger, consolidation, reorganization, tender offer or similar transaction with a third party, then San Benito Bank will pay a termination fee of $1,650,000 to Pacific Capital, plus expenses not to exceed $150,000. If, on the other hand, the acquisition is terminated by San Benito Bank because Pacific Capital enters into a merger, consolidation, reorganization, tender offer or similar transaction with a third party, and the third party does not assume Pacific Capital's rights and obligations under the acquisition, then Pacific Capital will pay a termination fee of $1,650,000 to San Benito, plus expenses not to exceed $150,000.

CERTAIN COVENANTS; CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME

       The reorganization agreement provides that, during the period from the date of the reorganization agreement to the completion of the acquisition, San Benito Bank will conduct its business only in the normal and ordinary course of business and consistent with prudent banking practices and will not, without the prior written consent of Pacific Capital, do any of the following:

       * take any action that would reasonably be anticipated to result in a material adverse change with respect to San Benito Bank;

       * take or fail to take any action that would cause or permit the representations and warranties made by San Benito Bank in the reorganization agreement to be inaccurate at the time of the closing of the acquisition or preclude San Benito Bank from making such representations and warranties at the time of the closing of the acquisition;

       * change its articles of incorporation or bylaws or its authorized capital stock;

       * except as explicitly permitted under the reorganization agreement or in accordance with applicable law, engage in any transaction with any affiliated person or allow such persons to acquire any assets from San Benito Bank, except (i) in the form of wages, salaries, fees for legal services and reimbursement of expenses, and (ii) loans to its officers, directors and employees made in the ordinary course of business and consistent with San Benito Bank's past practice (provided that San Benito Bank shall immediately notify Pacific Capital after making any such loans after the date of the reorganization agreement, and shall provide Pacific Capital with appropriate loan file documentation for each loan);

       * discharge or satisfy any lien, charge or encumbrance or pay any obligation or liability, except in the ordinary course of business consistent with prudent banking practices and except for liabilities incurred in connection with the transactions contemplated by the reorganization agreement;

       * declare or make any payment of dividends or other distributions to the San Benito Bank shareholders, or purchase, retire or redeem, or obligate itself to purchase, retire or redeem, any of its shares of capital stock or other securities (except as consistent with prior practices of San Benito Bank in terms of both amount and timing and in an amount not to exceed 25% of San Benito Bank's year-end net income);

       * issue or authorize the issuance of any shares of its capital stock or other securities or options of any kind, except for the issuance of San Benito Bank common stock under the valid exercise of San Benito Bank stock options as contemplated by the reorganization agreement and that were outstanding on the date of the reorganization agreement;

       * grant any new stock options or permit the acceleration of vesting of any existing stock options, except as provided in the San Benito Bank stock option plans and in the reorganization agreement;

       * accelerate the vesting of pension or other benefits in favor of employees of San Benito Bank, except as provided in various deferred compensation plans of San Benito Bank;

       * acquire any capital stock or other equity securities or acquire any equity or ownership interest in any entity, except through settlement of indebtedness or foreclosure, or in a fiduciary capacity;

       * mortgage, pledge or subject to lien or charge, or grant any security interest or any other encumbrance or restriction on any of its property, business or assets, except in the ordinary course of business and consistent with prudent banking practices;

       * sell, transfer, lease or otherwise dispose of any of its assets, or cancel or compromise any debt or claim, or waive or release any right or claim of material value, except in the ordinary course of business and consistent with past practices and safe and sound banking principles;

       * make any change in the rate of compensation, commission, bonus or other remuneration of any of San Benito Bank's directors, officers, employees or agents;

       * enter into any employment or consulting contract (other than as contemplated in the reorganization agreement) or other agreement with any director, officer or employee of San Benito Bank;

       * adopt, amend in any material respect or terminate any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by San Benito Bank for the benefit of its directors, employees or former employees, except as contemplated by the reorganization agreement;

       * make any capital expenditures or capital additions or betterments in excess of an aggregate of $100,000, except for improvements or betterments relating to property owned or leased by San Benito Bank as of the date of the reorganization agreement;

       * hire or employ any person as a replacement for an existing position with an annual salary equal to or greater than $50,000 or hire or employ any person for any newly-created position;

       * sell or knowingly dispose of, or otherwise divest itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

       * make any, or acquiesce with any, change in any (i) credit underwriting standards or practices, (ii) asset liability management techniques, or (iii) accounting methods, principles or material practices, except as required by changes in GAAP as concurred in by San Benito Bank's independent auditors, or as required by any applicable regulatory authority;

       * take any action that would prevent the acquisition from qualifying as a business combination transaction for which "pooling of interests" accounting is available;

       * sell any investment securities in a transaction involving a book gain or loss of more than $50,000 on such sale, or purchase any investment securities other than purchases of U.S. Treasury securities with a maturity of two years or less (and only after giving notice to Pacific Capital of any purchases in excess of $1,000,000);

       * make, renew, extend the maturity of, or alter any of the material terms of any loan, other than classified loans, to any single borrower and his or her related interests in excess of the principal amount of $350,000;

       * make, renew, extend the maturity of, or alter any of the material terms of any classified loan to any single borrower and his or her related interests in excess of the principal amount of $100,000; or

       * create any new branches or enter into any acquisitions or leases of real property, including both new leases and lease extensions.

       The reorganization agreement also provides that San Benito Bank will:

       * use all reasonable efforts to preserve its present business organization and its relationships and goodwill with its present depositors, borrowers, employees and others having business relationships with San Benito Bank, and to maintain all offices, machinery, equipment, materials supplies, inventories, vehicles and other properties of San Benito Bank in good operating condition and repair;

       * perform all of its obligations under contracts, leases and documents relating to or affecting its assets, properties and business, except such obligations as San Benito Bank may in good faith reasonably dispute;

       * maintain in full force and effect all insurance policies now in effect or as renewed and, except as required by prudent business practices that do not jeopardize insurance coverage, give all notices and present all claims under all insurance policies in due and timely fashion;

       * file all reports required to be filed with governmental authorities and observe and conform with, in all material respects, all applicable laws, rules, regulations, ordinances, codes, orders, licenses and permits, except those being contested in good faith by appropriate proceedings;

       * timely file all tax returns required to be filed by it and promptly pay all taxes, assessments, governmental charges, duties, penalties, interest and fines that become due and payable, except those being contested in good faith by appropriate proceedings;

       * withhold the proper amounts for all taxes, and pay all required taxes;

       * periodically furnish to Pacific Capital information, loan reports and updates of information previously provided;

       * account for all transactions and prepare all financial statements of San Benito Bank in accordance with GAAP (unless otherwise instructed by RAP, in which instance account for such transaction in accordance with RAP);

       The reorganization agreement also provides that Pacific Capital will not, without the prior written consent of San Benito Bank:

       * take any action which would reasonably be anticipated to result in a material adverse change with respect to Pacific Capital;

       * take or fail to take any action that would cause or permit the representations and warranties made in the reorganization agreement to be inaccurate at the time of the closing of the acquisition or preclude Pacific Capital from making such representations and warranties at the time of the closing; or

       * make any, or acquiesce with any, change in any accounting methods, principles or material practices, except as required by changes in GAAP as concurred in by Pacific Capital's independent auditors.

       The reorganization agreement also provides that Pacific Capital will:

       * duly observe and conform in all material respects to all lawful requirements applicable to its business;

       * on the effective date of the acquisition, have the directors and officers of San Benito Bank who become officers or directors of Pacific Capital or its subsidiaries added to Pacific Capital's directors' and officers' liability insurance policy;

       *      file all necessary regulatory applications; and

       * reserve for issuance sufficient shares of Pacific Capital common stock to issue in connection with the acquisition.

AMENDMENT AND WAIVER

       Subject to applicable law, the reorganization agreement may be amended at any time by action of the Boards of Directors of Pacific Capital and San Benito Bank without action by their shareholders if the amendment is in writing and executed by the party against which enforcement of the amendment is sought. However, after any submission of the reorganization agreement to the shareholders of San Benito Bank for approval, no amendment shall be made that decreases the consideration to be paid to the San Benito Bank shareholders for the San Benito Bank common stock, or that materially and adversely affects the rights of the shareholders of San Benito Bank under the reorganization agreement, without the requisite approval of the shareholders of San Benito Bank. In addition, either Pacific Capital or San Benito Bank by action of their respective Boards of Directors, may, at any time prior to the closing date of the acquisition, extend the performance of any obligation or action required by the reorganization agreement, waive inaccuracies in representations and warranties or waive compliance with any agreements or conditions for their respective benefit contained in the reorganization agreement.

DIRECTOR VOTING

       Under the terms of the reorganization agreement, San Benito Bank has agreed to use its best efforts to cause each of its directors to vote all shares of San Benito Bank common stock owned by them in favor of the acquisition, increasing the likelihood that the reorganization agreement will be approved by the shareholders of San Benito Bank. Subject to fiduciary duties, each director may execute appropriate documents to evidence his determination to vote their shares of San Benito Bank common stock in favor of the acquisition.

NON-COMPETE AGREEMENTS

       Prior to the closing date of the acquisition, San Benito Bank has agreed to use its best efforts to cause Edward T. Stephenson and Gerald T. McCullough to enter into non-compete agreements with Pacific Capital, to be dated as of the closing date of the acquisition and to become effective on the effective date of the acquisition. The non-compete agreements will provide that Messrs. Stephenson and McCullough agree, among other things and with limited exceptions, not to solicit the banking business of any current customers of San Benito Bank, or participate or engage in any business which is competitive with Pacific Capital or its subsidiaries for a period of two years after the effective date of the acquisition.

REGULATORY APPROVALS

       Under the reorganization agreement, Pacific Capital and San Benito Bank have agreed to use their best efforts to obtain all necessary consents and approvals of third parties for the acquisition. Completion of the acquisition is conditioned upon the receipt of approval from the Federal Reserve Board, the Federal Deposit Insurance Corporation, and the California Department of Financial Institutions. Additionally, the merger of San Benito Bank with and into First National Bank of Central California will require the prior approval of the Office of the Comptroller of the Currency. See "The Acquisition -- Regulatory Approvals" beginning on page 33.



                             STOCK OPTION AGREEMENT


       THE FOLLOWING IS A SUMMARY OF THE MATERIAL TERMS OF THE STOCK OPTION AGREEMENT GRANTED BY SAN BENITO BANK TO PACIFIC CAPITAL IN CONNECTION WITH THE REORGANIZATION AGREEMENT. A COPY OF THE STOCK OPTION AGREEMENT IS ATTACHED TO THIS PROXY STATEMENT-PROSPECTUS AS APPENDIX C. THE STOCK OPTION AGREEMENT IS INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT-PROSPECTUS. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE STOCK OPTION AGREEMENT. SHAREHOLDERS OF SAN BENITO BANK ARE ENCOURAGED TO READ THE STOCK OPTION AGREEMENT CAREFULLY AND IN ITS ENTIRETY.

GENERAL

       In connection with the reorganization agreement, San Benito Bank granted to Pacific Capital an option to purchase up to 525,000 shares of San Benito Bank common stock, representing approximately 19.5% of the shares of San Benito Bank outstanding, at a price of $19.00 per share.

       The option is intended to increase the likelihood that we will complete the acquisition in accordance with the terms of the reorganization agreement. Some aspects of the stock option agreement may have the effect of discouraging persons who might, prior to the time the acquisition is completed, be interested in acquiring San Benito Bank or a significant interest in San Benito Bank from considering or proposing such an acquisition, even if they were prepared to pay a higher price per share for San Benito Bank common stock than the price per share implicit in the exchange ratio used in the reorganization agreement.

       Attempts to acquire San Benito Bank or an interest in San Benito Bank could cause the option to become exercisable and give Pacific Capital the right to receive a portion of any premium offered to San

Benito Bank shareholders. This right would significantly increase the cost of a proposed transaction to a potential acquiror when compared to the cost if the stock option agreement did not exist. This increased cost might discourage a potential acquiror from proposing to pay a higher price per share to acquire San Benito Bank than it might otherwise have been willing to pay. In addition, the management of San Benito Bank believes that exercise of the option is likely to prohibit any reasonably foreseeable acquiror of San Benito Bank, other than Pacific Capital, from accounting for any acquisition of San Benito Bank under the pooling of interests accounting method, thereby further diminishing San Benito Bank's attractiveness to such an acquiror. Finally, because Pacific Capital would be a 19.5% shareholder of San Benito Bank after it exercises the option, exercise of the option would increase the ability of Pacific Capital to obtain the approval of San Benito Bank's shareholders to consummate the acquisition with Pacific Capital and adversely affect the ability of a third party to obtain San Benito Bank shareholder approval for an alternative transaction.

       Pacific Capital may exercise the option only following the occurrence of a "purchase event," as defined below. The option terminates, however, upon the earlier to occur of

       *      the effective time of the acquisition; or

       * 365 days after (a) the termination of the reorganization agreement on or following the occurrence of a "preliminary purchase event" or "purchase event" or (b) termination of the reorganization agreement by Pacific Capital because of a material breach of the agreement by San Benito Bank or because San Benito Bank engages, solicits or lends assistance to a business combination transaction with an entity other than Pacific Capital; or

       * any other termination of the reorganization agreement prior to the occurrence of a purchase event or preliminary purchase event.

       A "purchase event" includes the following:

       * The Board of Directors of San Benito Bank enters into or agrees to engage in or recommends to its shareholders a merger or other form of business combination with an entity other than Pacific Capital, or a tender offer for more than 50% of the outstanding San Benito Bank common stock, or a sale of substantially all the assets of San Benito Bank to an entity other than Pacific Capital; or

       * any third party acquires ownership of, or the right to acquire ownership of, more than 50% of San Benito Bank common stock.

       A "preliminary purchase event" includes the following:

       * any third party shall have commenced, or shall have filed a registration statement with respect to a tender or exchange offer which would give such party more than 50% of the San Benito Bank common stock;

       * any third party files an application with a government agency to enter into a merger or other business combination with San Benito Bank; or

       * the San Benito Bank shareholders fail to approve the reorganization agreement, or the San Benito Bank shareholders' meeting is not held, or the San Benito Bank Board of Directors shall have withdrawn or modified its recommendation to approve the merger agreement, in each case following an announcement by a third party of its intention to engage in a business combination or commence a tender offer or exchange offer for San Benito Bank common stock.

REPURCHASE OBLIGATION

       In connection with consummation of a merger or other business combination with a third party or the acquisition by a third party of the majority of San Benito Bank common stock, the stock option agreement provides that Pacific Capital may require San Benito Bank to repurchase the option and any option shares already acquired for cash. The repurchase price is equal to the amount paid for any option shares Pacific Capital has already acquired plus the excess of (a) the applicable price, as defined in this discussion, for each option share over (b) the purchase price per option share multiplied by the number of option shares with respect to which the option has not been exercised, plus the excess of (c) the applicable price for each option share over (d) the purchase price paid or payable per option share multiplied by the number of option shares with respect to which the option has been exercised.

       The "applicable price" means the highest price of

       * the price of San Benito Bank common stock at which a third party has made a tender offer or exchange offer for those shares;

       * the highest bid price of San Benito Bank common stock as quoted on the principal trading market or securities exchange on which shares are traded or reported during the sixty business days preceding the date on which Pacific Capital requests the repurchase; or

       * the price per share received by San Benito Bank shareholders in any merger or other business combination with a party other than Pacific Capital.

LISTING AND REGISTRATION RIGHTS

       The stock option agreement provides that San Benito Bank has agreed to list the option shares on a national securities exchange (if San Benito common stock is not then listed, but qualifies for listing) and to grant Pacific Capital customary rights to require registration by San Benito Bank of option shares for sale by Pacific Capital under the securities laws.

SUBSTITUTE OPTION

       The stock option agreement provides that if San Benito Bank agrees to be acquired through merger or other business combination, then the agreement governing that transaction shall provide that the option shall, upon consummation of any stock transaction, be converted into an option to acquire securities of the acquiror.

PROFIT LIMITATION

       The stock option agreement provides that Pacific Capital's total profit with respect to the option may not exceed $2.5 million.



                        RIGHTS OF DISSENTING SHAREHOLDERS

       San Benito Bank shareholders who do not vote in favor of the acquisition are entitled to certain rights under Chapter 13 of the California General Corporation Law. Chapter 13 is reprinted in APPENDIX E to this proxy statement-prospectus. All references in Chapter 13 and in this section to "shareholder" are to the record holder of dissenting shares. A person who has beneficial interest in shares of San Benito Bank common stock that are held of record in the name of another person, like a broker or nominee, and who wishes to exercise his or her dissenter's rights should act promptly to cause the shareholder of record to follow the steps summarized in this discussion properly, and in a timely manner to perfect his or her dissenter's rights.

       The following discussion is not a complete statement of the law relating to the rights of dissenting shareholders and is qualified in its entirety by APPENDIX E which is incorporated into this proxy statement-prospectus by reference. Any shareholders who wish to exercise dissenters' rights, or who wish to preserve the right to do so, should review this discussion and APPENDIX E carefully, since failure to comply with the procedures required by Chapter 13 will result in the loss of dissenters' rights.

       When the acquisition is completed, shareholders of San Benito Bank who elect to exercise their dissenter's rights and who properly and timely perfect those rights, will be entitled to receive the "fair market value," in cash, of their shares. Section 1300(a) of the California General Corporation Law provides that "fair market value" would be determined as of the day before the first announcement of the terms of the acquisition, excluding any appreciation caused by the acquisition. That date was February 2, 2000. See "Market Price and Dividend Information."

       If the acquisition is approved at the San Benito Bank special meeting of shareholders, San Benito Bank will, within 10 days of the approval, mail a notice to all record holders of shares of San Benito Bank common stock who did not vote in favor of the acquisition, stating that the required shareholder approval of the acquisition was obtained. The notice of approval will state the price determined by San Benito Bank to represent the "fair market value" of any dissenting shares, and will describe the procedures to be followed by dissenting shareholders who wish to pursue further their statutory rights. The procedures include a timely written demand that must be made upon San Benito Bank in order to perfect the right to dissent. The notice of approval will include a copy of Sections 1300 through 1304 of the California General Corporation Law.

       Under Section 1301(a) of the California General Corporation Law, San Benito Bank's statement in the notice of approval of its determination of the fair market value of San Benito Bank common stock will constitute an offer by San Benito Bank to purchase from its shareholders any dissenting shares at that price, assuming the acquisition is completed. However, San Benito Bank's determination of fair market value is not binding on its shareholders, and if a dissenting shareholder chooses not to accept that offer, he or she has the right during a period of 6 months following the mailing of the San Benito Bank notice of approval to commence a lawsuit to have the fair market value, as defined in
Section 1300(a), determined by a court. The fair market value as determined by the court could be higher or lower than the amount offered by San Benito Bank in its notice of approval and any determination by the court would be binding on both the dissenting shareholder or shareholders involved in the lawsuit and San Benito Bank, as applicable.

       Any record holder of San Benito Bank common stock who wishes to exercise dissenters' rights, or to preserve the right to do so, must make a written demand upon San Benito Bank that San Benito Bank pay the shareholder in cash the fair market value of his or her dissenting shares.

       The demand by holders of San Benito Bank common stock should be sent to San Benito Bank, 300 Tres Pinos Road, Hollister, California 95023 Attention:
President. The written demand must state the number of shares held of record by the shareholder, the number of shares which the shareholder demands that San Benito Bank purchase for cash, and must also contain a statement of the amount which the shareholder claims to be the fair market value of the dissenting shares, as of the day before the announcement of the acquisition. That statement will constitute an offer by the shareholder to sell his or her dissenting shares to San Benito Bank at that price. The certificates for shares of San Benito Bank common stock must also be included with the written demand.

       A proxy card or ballot directing a vote against the acquisition is not sufficient to meet the requirements for a written demand. The written demand and the dissenting shareholder's share certificate(s) must be received by San Benito Bank within 30 days after the date on which the San Benito Bank notice of approval was mailed to the shareholder. The certificate(s) will be stamped or endorsed with a statement that the shares are dissenting shares and returned to the dissenting shareholder.

       In addition, those shareholders may not have voted in favor of approval of the acquisition, either in person or by proxy. A shareholder may vote in favor of approval of the acquisition as to part of his or her shares without jeopardizing the dissenting status of those shares not voted in favor of approval of the acquisition. However, a shareholder should clearly specify the number of shares not voted in favor of approval of the acquisition.

       A dissenting shareholder will be bound by the terms of the acquisition, and will lose the right to receive the fair market value of his or her shares in cash if:

       *      the shareholder votes in favor of approval of the acquisition; or

       * San Benito Bank does not receive the shareholder's written demand within 30 days after the San Benito Bank notice of approval was mailed to the shareholder; or

       * the shareholder otherwise fails to comply in a timely manner with the procedures of Chapter 13 as discussed in this section or contained in APPENDIX E.

       Dissenting shares may lose their status as dissenting shares if any of the following occurs:

       *      the acquisition is abandoned;

       * the shares are transferred before being submitted to San Benito Bank for endorsement;

       * the shareholder withdraws his or her demand with the consent of San Benito Bank in the absence of an agreement between the shareholder and San Benito Bank as to the price of his or her shares; or

       * the shareholder fails to file suit against San Benito Bank or otherwise fails to become a party to the suit within 6 months following the mailing of the San Benito Bank notice of approval.

       San Benito Bank will pay the fair market value of dissenting shares at the later of 30 days following an agreement as to the amount to be paid, or within 30 days after all statutory and contractual conditions to the acquisition are satisfied. However, if the payment cannot be made due to the provisions set forth in the California Financial Code or the California General Corporation Law dealing with restrictions on a corporation's ability to distribute funds or assets to a shareholder, then those shareholders holding dissenting shares will become creditors of San Benito Bank and their claims will be payable as soon as permissible under those provisions. See "Information About San Benito Bank -- Regulation and Supervision."

       This discussion summarizes some provisions of Chapter 13 of the California General Corporation Law, but shareholders of San Benito Bank considering the exercise of their rights under those sections should read in full Chapter 13, which is reproduced in APPENDIX E and should consult their own legal advisors. The receipt of cash payment for dissenting shares will result in recognition of gain or loss for federal income tax purposes by the dissenting shareholders.

       One condition to the obligation of Pacific Capital to consummate the acquisition is that dissenting shares constitute less than 9.9% of the outstanding shares of San Benito Bank common stock. In calculating this percentage, Pacific Capital will not include shareholders that either withdraw their demand for San Benito Bank to purchase their shares or that lose their dissenters' appraisal rights.

                   DESCRIPTION OF PACIFIC CAPITAL COMMON STOCK

       Described below is a summary of the material features of the Pacific Capital common stock.

GENERAL

       Pacific Capital has authority to issue up to 60,000,000 shares of Pacific Capital common stock, without par value, and 1,000,000 shares of preferred stock, without par value.

       At April 26, 2000, there were 24,605,308 shares of Pacific Capital common stock issued and outstanding and 1,458,165 additional shares reserved for issuance to holders of outstanding stock options granted under stock option plans maintained by Pacific Capital. In connection with the adoption by Pacific Capital of a shareholder rights plan and pursuant to a Certificate of Determination of Rights, Preference and Privileges dated as of December 15, 1999, Pacific Capital designated 60,000 shares of its authorized preferred stock as Series A Preferred Stock. There are no shares of preferred stock outstanding.

       The Pacific Capital Board of Directors, without shareholder approval, may authorize one or more classes of serial preferred stock with preferences or voting rights that may adversely affect the rights of holders of Pacific Capital common stock. Although it is not possible to state the actual effect any issuance of serial preferred stock might have upon the rights of holders of the Pacific Capital common stock, the issuance of serial preferred stock might:

       - restrict dividends on Pacific Capital common stock if preferred stock dividends have not been paid;

       - dilute the voting power and equity interest of holders of Pacific Capital common stock to the extent that any preferred stock series has voting rights or is convertible into Pacific Capital common stock; or

       - prevent current holders of Pacific Capital common stock from participating in Pacific Capital's assets upon liquidation until any liquidation preferences granted to the holders of the serial preferred stock are satisfied.

       In addition, Pacific Capital's issuance of serial preferred stock, may, under certain circumstances, have the effect of discouraging an attempt to change control of Pacific Capital. The Pacific Capital Board of Directors has adopted a shareholder rights plan and distributed preferred share purchase rights to protect Pacific Capital from improper takeover tactics and unfair takeover bids. See "Comparison of Shareholder Rights - Shareholder Rights Plan" for a description of Pacific Capital's shareholder rights plan.

VOTING RIGHTS

       Shareholders of Pacific Capital common stock are entitled to vote on all matters submitted for approval by the shareholders of Pacific Capital. The holders of Pacific Capital common stock are entitled to one vote per share of stock owned.

       Shareholder approval of most actions requires the approval of a majority of the shares represented and voting, whether in person or by proxy, assuming a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum). A quorum for any shareholder meeting is the representation at the meeting of the holders of a majority of the outstanding shares entitled to vote. California law requires the approval by the holders of at least a majority of the outstanding shares for some matters, including reorganizations and the sale of all or substantially all of Pacific Capital's assets, the dissolution of Pacific Capital, amendments to Pacific Capital's articles of incorporation, and certain amendments to its bylaws. Shareholders of Pacific Capital are not entitled to cumulate votes when electing directors.

DIVIDEND RIGHTS

       Shareholders of Pacific Capital common stock are entitled to receive dividends and distributions from Pacific Capital when and as declared by the Pacific Capital Board of Directors out of funds legally available for distribution. Any dividends or other distributions on Pacific Capital common stock will be distributed ratably among the holders of Pacific Capital common stock based upon the number of shares owned of record.

PREEMPTIVE RIGHTS

       Shareholders of Pacific Capital common stock have no preemptive or similar rights to participate in any future stock issuances or offerings by Pacific Capital.

LIQUIDATION RIGHTS

       In the event of the liquidation of Pacific Capital, the assets remaining after payment or other satisfaction of all of Pacific Capital's outstanding debts and obligations shall be distributed equally among the holders of Pacific Capital common stock, on the basis of the number of shares owned of record by each holder. No holder of any shares of Pacific Capital common stock shall have any right to receive the distribution of any assets other than cash.

ASSESSMENT AND REDEMPTION

       The outstanding shares of Pacific Capital common stock are nonassessable, and Pacific Capital has no right to redeem any or all of the Pacific Capital common stock at any time or upon the occurrence of any event.

TRANSFER AGENT

       The transfer agent and registrar for Pacific Capital common stock is Norwest Bank Minnesota, N.A.



                        COMPARISON OF SHAREHOLDER RIGHTS

       In the acquisition, you will exchange your shares of San Benito Bank common stock for shares of Pacific Capital common stock. Both Pacific Capital and San Benito Bank are organized under the laws of the State of California and are subject to provisions of the California General Corporation law. In addition, San Benito Bank, as a banking corporation, is subject to provisions of the California Financial Code.

       On consummation of the acquisition, you will become a shareholder of Pacific Capital. The articles of incorporation and bylaws of Pacific Capital, in addition to the California General Corporation Law, will govern your rights as a shareholder of Pacific Capital.

       Described below is a summary of the material differences between the rights of a holder of Pacific Capital common stock and a holder of San Benito Bank common stock.

GENERAL

       PACIFIC CAPITAL. The common stock of Pacific Capital has no preemptive, subscription or conversion rights, or redemption or repurchase provisions. These shares are non-assessable and require no sinking fund. Each shareholder is entitled to receive dividends that may be declared by the Board of Directors and to share pro rata in the event of dissolution or liquidation. Pacific Capital's Board of Directors may issue additional shares of common stock without shareholder approval. The holders are entitled to one vote per share on all matters presented to them and do not have cumulative voting in the election of directors.

       SAN BENITO BANK. The common stock of San Benito Bank has no preemptive, subscription or conversion rights, or redemption or repurchase provisions. These shares are non-assessable and require no sinking fund. Each shareholder is entitled to receive dividends that may be declared by the Board of Directors and to share pro rata in the event of dissolution or liquidation. San Benito Bank's Board of Directors may issue additional shares of common stock without shareholder approval. The holders are entitled to one vote per share on all matters presented to them except that, on prior notice, they have the right to cumulate votes in the election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of directors to be elected multiplied by the number of shares held in the shareholder's name on the record date. This total number of votes may be cast for one nominee or may be distributed among as many candidates as the shareholder desires. The candidates, up to the number of directors to be elected, receiving the highest number of votes are elected.

AUTHORIZED CAPITAL STOCK

       PACIFIC CAPITAL. The authorized capital stock of Pacific Capital consists of 60,000,000 shares of common stock, and 1,000,000 shares of preferred stock. As of April 26, 2000, there were 24,605,308 shares of Pacific Capital common stock issued and outstanding, and 1,458,165 additional shares were reserved for issuance to holders of outstanding Pacific Capital stock options. As of that date, there were 60,000 shares of preferred stock designated, and none issued or outstanding.

       SAN BENITO BANK. The authorized capital stock of San Benito Bank consists of 9,765,624 shares of common stock, and 2,000,000 shares of preferred stock, without par value. As of the record date for the special meeting, there were 2,853,344 shares of San Benito Bank common stock issued and outstanding, and 171,876 additional shares were reserved for issuance to holders of outstanding San Benito Bank stock options. As of the record date for the special meeting, there were no shares of preferred stock issued or outstanding.

SHAREHOLDER MATTERS

       ACTIONS BY SHAREHOLDERS WITHOUT A MEETING

       CALIFORNIA CORPORATE LAW. The California General Corporation Law generally provides that any action that may be taken at any meeting of shareholders of a California corporation may be taken by the shareholders by written consent without a meeting. Generally such action by written consent shall be effective as of the date that written consents have been received from holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize the taking of such action at a meting at which all outstanding shares entitled to vote thereon were present and voted. Generally this requires that any action taken by written consent must be approved by a majority of the outstanding voting stock.

       A California corporation is required to give prompt notice to all of the non-consenting shareholders of any action taken by written consent and action with respect to the following matters shall not be effective until ten
(10) days after receipt of written consents from the requisite number of shareholders: (a) approval of a contract or other transaction with an interested director, as determined under Section 310 of the California General Corporation Law; (b) the indemnification of any officer, director employee or other agent of the corporation; (c) any merger, consolidation, sale of assets or similar transaction with respect to which shareholder approval is required under Section 1201 of the California General Corporation Law; or (d) any plan for distribution of the assets of the corporation other than in accordance with the rights of any outstanding shares of preferred stock.

       PACIFIC CAPITAL. Pacific Capital's articles of incorporation and bylaws have adopted the California General Corporation Law procedures, and have also established the following additional procedures for shareholder action by written consent and without a meeting:

              - No corporate action taken by written consent of the shareholders shall be effective until the later of (i) twenty (20) days after the date of the commencement of the solicitation (as such term is defined in Rule 14a-1 promulgated under the Securities Exchange Act of 1934) of consents and (ii) such date as may be specified in the proxy statement or information statement furnished in connection with the solicitation, provided that the foregoing shall not apply to any action to be taken by written consent pursuant to a solicitation of not more than ten (10) persons. A consent solicitation shall be deemed to commence when a proxy statement or information statement containing the information required by law is first furnished to the shareholders of Pacific Capital.

             - Any written consents delivered in connection with any solicitation of consents or other proposed action by written consent shall be effective on delivery of the original or certified copy of the consent to Pacific Capital and shall be valid only for a maximum of sixty (60) days after the date of the earliest dated consent delivered to Pacific Capital. A shareholder may revoke a written consent at any time prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of Pacific Capital. A revocation of a consent shall be effective upon receipt of the revocation by the applicable person.

              - Pacific Capital shall engage independent inspectors of election for the purposes of reviewing the validity of any consents or revocations of consents.

       SAN BENITO BANK. San Benito's Bank's bylaws have adopted the California General Corporation Law procedures for action by shareholders without a meeting. Unanimous written consent of the shareholders is required for the election of directors to non-vacant positions.

       SHAREHOLDER NOMINATIONS

       PACIFIC CAPITAL. Pacific Capital's bylaws establish procedures for the nomination of any person for election as a director by any shareholder. These procedures generally require that the shareholder submit to the Secretary of Pacific Capital (a) a written nomination not less than fourteen (14) nor more than fifty (50) days prior to the scheduled date for the meeting and (b) certain information about the nominee and the shareholder. However, if less than 21 days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the Secretary of Pacific Capital not later than the close of business on the 7th day following the date on which the notice of the meeting is mailed to the shareholders. The Chairperson of any meeting of shareholders may disregard any nomination not made in accordance with the provisions of Pacific Capital's bylaws and may instruct the inspectors of the election to disregard any votes cast for such nominee. These procedures do not apply to (i) the election of directors at a meeting called under Section 305 of the California General Corporation Law to fill a vacancy on the Board of Directors or (ii) the election of directors by written consent without a meeting.

       SAN BENITO BANK. San Benito Bank's bylaws establish procedures for the nomination of any person for election as a director by any shareholder. These procedures generally require that the shareholder submit to the President of San Benito Bank written notification of such shareholder's intention to make a nomination not less than 21 days nor more than 60 days prior to any meeting of shareholders called for election of directors. Such notification shall contain certain information about the nominee and the shareholder.

       NOTICE OF SHAREHOLDER PROPOSALS

       PACIFIC CAPITAL. Pacific Capital's bylaws establish procedures for shareholders to submit proposals, other than nominations for election as directors, for action by the shareholders at any meeting of shareholders. Proposals by shareholders for action at any meeting of shareholders must be submitted as follows:

              - If the proposal is submitted by any shareholder other than the shareholder(s) who requested the meeting, the shareholder must deliver written notice of the proposal to the Secretary of Pacific Capital not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, to be timely delivered the proposal must be delivered (i) not earlier than the close of business on the 120th day prior to such annual meeting and (ii) not later than the close of business on the late of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting or the adjournment of an annual meeting commence a new time period of delivery of a shareholder's proposal.

              - If the proposal is submitted by any of the shareholder(s) who requested the meeting, the shareholder(s) must deliver written notice of the proposal to the Secretary of Pacific Capital simultaneously with the shareholder(s) submission of their request for the meeting.

              - Notwithstanding the foregoing, any shareholder may submit for consideration at a meeting any proposal which is directly related to a matter which is specifically identified in the notice of the meeting as a matter on which action will be requested.

              - No shareholder, other than the shareholder(s) on whose behalf the meeting is noticed and called, may submit more than one (1) proposal for consideration at any one (1) meeting of shareholders.

       SAN BENITO BANK. San Benito Bank's bylaws do not establish procedures for shareholders to submit proposals, other than nominations for election as directors, for action by the shareholders at any meeting of shareholders.

DIRECTORS

       NUMBER

       PACIFIC CAPITAL. Presently the authorized number of Directors of Pacific Capital is not less than nine (9) nor more than thirteen (13) with the exact number of Directors set at twelve (12). The Board of Directors of Pacific Capital may vary the exact number of Directors within the foregoing range without shareholder approval.

       SAN BENITO BANK. The bylaws of San Benito Bank provide that the authorized number of directors of San Benito Bank shall be not less than eight
(8) nor more than fifteen (15), unless changed by amendment of the articles of incorporation or, if not prohibited by the articles, by an amendment of the bylaws adopted by the shareholders. The exact number of directors is presently set at nine (9), which number may be varied by the Board of Directors within the above range without shareholder approval.

       ELECTION

       PACIFIC CAPITAL. Shareholders of Pacific Capital do not have the right to cumulate their votes in the election of directors.

       SAN BENITO BANK. Shareholders of San Benito Bank are entitled to cumulate their votes for the election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of directors to be elected multiplied by the number of shares held in the shareholder's name on the record date. This total number of votes may be cast for one nominee or may be distributed among as many candidates as the shareholder desires. The candidates, up to the number of directors to be elected, receiving the highest number of votes are elected.

AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS

       PACIFIC CAPITAL. The California General Corporation Law and the articles of incorporation and bylaws of Pacific Capital generally provide that: (a) amendments of the articles of incorporation must be approved by the Board of Directors and the holders of a majority of the outstanding shares entitled to vote; and (b) amendments of the bylaws may be approved by either the Board of Directors or the holders of a majority of the outstanding shares entitled to vote, except that an amendment specifying or changing a fixed number of directors or the maximum or minimum number of directors or changing from a fixed to a variable number of directors, or vice versa, must be approved by the holders of a majority of the outstanding shares entitled to vote. In addition, an amendment of the articles of incorporation or bylaws that would reduce the fixed number of directors or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting of shareholders or the shares not consenting in the case of action by written consent are equal to or greater than 16.67% of the outstanding shares entitled to vote.

       In addition, Pacific Capital's articles of incorporation provide that any amendment or repeal of the "fair price" provisions described in the following section must be approved by at least 66.67% of the outstanding voting shares of Pacific Capital common stock.

       SAN BENITO BANK. The articles of incorporation of San Benito Bank may be amended in accordance with the California General Corporation Law. The bylaws of San Benito Bank may be amended by the shareholders or by the directors in accordance with the California General Corporation Law.

FAIR PRICE PROVISION

       PACIFIC CAPITAL. Pacific Capital's articles of incorporation contain a provision of a type commonly known as a "fair price" provision. In general, the articles of incorporation require the approval by holders of at least 66.67% of the outstanding voting shares (as defined in the articles of incorporation) of Pacific Capital as a condition for any merger, certain other business combinations and similar transactions involving Pacific Capital and any holder of 10% or more of the outstanding voting shares of Pacific Capital unless either
(a) the transaction is approved by a majority of the "disinterested directors" (namely, members of the Board of Directors who are neither affiliated with the ten percent shareholder nor nominated, elected or appointed to the Board of Directors by such shareholder) or (b) certain minimum price, form of consideration and procedural requirements are met. The articles of incorporation also require the approval by the holders of at least 66.67% of the outstanding voting shares of Pacific Capital to amend or repeal, or adopt provisions inconsistent with the "fair price" provisions at any time in the future.

       The "fair price" provisions are intended to provide a measure of assurance that all shareholders of Pacific Capital will be treated similarly in the event of certain business combinations involving a ten percent shareholder. The overall effect of these proposals may be to render more difficult the accomplishment of any merger or other business combinations or the assumption of control by a substantial shareholder without the prior approval of the Board of Directors, and thus to make more difficult the removal of management. The "fair price" provisions in Pacific Capital's articles of incorporation are designed to protect minority shareholders from a purchaser using two-tier pricing and similar tactics in an attempt to take over Pacific Capital. The provisions are not designed to prevent or discourage tender offers for all of Pacific Capital's common stock or business combinations approved by a majority of the disinterested directors. They generally should not prevent a tender offer or other business combination in which each shareholder receives substantially the same price for his or her shares as each other shareholder or which the Board of Directors has approved.

       The acquisition of San Benito Bank is not a business combination within the meaning of the "fair price" provision.

       SAN BENITO BANK. San Benito's articles of incorporation do not contain a "fair price" provision.

SHAREHOLDER RIGHTS PLAN

       PACIFIC CAPITAL. Pacific Capital recently adopted a shareholder rights plan providing that holders of a share of Pacific Capital common stock also hold one right to purchase one one-thousandth of a share of Pacific Capital's Series A preferred stock for each share of Pacific Capital common stock held by the shareholder. On December 14, 1999, the Board of Directors of Pacific Capital declared and paid a dividend of one Right for each outstanding share of Pacific Capital common stock. Each Right entitles the holder to purchase from Pacific Capital one one-thousandth of a share of Series A Preferred at an exercise price of $120, subject to adjustment. The description and terms of the Rights are contained in a Stockholders Rights Agreement between Pacific Capital and Norwest Bank Minnesota, N.A., as rights agent, and the following description is qualified in its entirety by the Rights Agreement.

       Shareholder rights plans, such as the one adopted by Pacific Capital, are intended to encourage potential hostile acquirors of a "target" corporation to negotiate with the board of directors of the target corporation in order to avoid the occurrence of the triggering events specified in the plans. Shareholder rights plans are intended to give the directors of a target corporation the opportunity to assess the fairness and appropriateness of a proposed transaction in order to determine whether or not it is in the best interests of the corporation and its shareholders. Notwithstanding these purposes and intentions of shareholder rights plans, such plans, including that of Pacific Capital, could have the effect of discouraging a business combination which shareholders believe to be in their best interests.

       The Rights are not exercisable until the Distribution Date, as defined in the Rights Agreement and discussed below. Unless extended or earlier redeemed by Pacific Capital, the Rights will expire on November 30, 2009. The Rights attach and trade only with the common stock of Pacific Capital and, until exercisable, are evidenced by certificates for shares of common stock. Certificates for shares of Pacific Capital common stock to be issued to shareholders of San Benito Bank in connection with the acquisition will evidence the Rights and will contain a notation incorporating the Rights Agreement by reference.

       Each Right will separate from the common stock, Rights Certificates will be issued and the Rights will become exercisable upon the Distribution Date. Once issued, the Rights Certificates alone will evidence the Rights.

       The Distribution Date is generally 20 business days after the earlier to occur of (i) a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding shares of Pacific Capital common stock, (ii) the date, following the change in the Board of Directors after the commencement of a tender or exchange offer, on which a person enters into an agreement with Pacific Capital or any of its subsidiaries generally providing for a merger or consolidation of the company, a purchase of all or a substantial portion of the company's assets, or a purchase of 15% or more of the Pacific Capital common stock then outstanding, or (iii) commencement of a tender or exchange offer by any person pursuant to which such person would acquire ownership of 15% or more of the Pacific Capital common stock then outstanding, unless the tender or exchange offer is for all outstanding shares of common stock at a price and on terms determined by at least a majority of the outside directors of Pacific Capital to be (a) at a price which is fair to Pacific Capital's shareholders and not inadequate, and
(b) otherwise in the best interests of Pacific Capital and its shareholders.

       Following the Distribution Date, holders of Rights will be entitled to receive, upon exercise and the payment of $120 per Right, one one-thousandth share of the Series A Preferred. The Series A Preferred purchasable upon exercise of the Right will not be redeemable. Each share of Series A Preferred purchased upon exercise of a Right will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of common stock. In the event of liquidation of Pacific Capital, the holders of Series A Preferred will be entitled to a minimum preferential liquidation payment equal to $1,000 per share, plus an amount equal to accrued and unpaid dividends. Following the payment of this amount to the holders of the Series A Preferred, the holders of shares of common stock shall be entitled to receive an amount equal to $1.00 per share of common stock. Following the payment of the foregoing amounts on the Series A Preferred and the common stock, the holders of Series A Preferred and the holders of common stock shall receive their ratable and proportionate share of the remaining assets to be distributed on liquidation in the ratio of 1,000 to 1 with respect to the Series A Preferred and common stock, on a per share basis, respectively. In the event of a consolidation, merger or similar transaction by Pacific Capital, the holders of Series A Preferred will be entitled to receive an amount per share equal to 1,000 times the aggregate amount of cash, securities or other property for which shares of common stock are exchanged in the transaction. Each share of Series A Preferred will have 1,000 votes, voting together with the shares of common stock.

       Because of the nature of the dividend, liquidation and voting rights of the shares of the Series A Preferred, the value of the one one-thousandth interest in a share of Series A Preferred purchasable upon exercise of each Right should approximate the value of one share of common stock.

       Unless the Rights are earlier redeemed, in the event that Pacific Capital is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. Similarly, unless the Rights are earlier redeemed, in the event that any person becomes the beneficial owner of 15% or more of Pacific Capital's common stock then outstanding, each holder of a Right which has not previously been exercised (other than Rights beneficially owned by the acquiring person, which shall be void) will have the right to receive, upon exercise of the Right, that number of shares of Pacific Capital common stock having a market value of two times the exercise price of the Right.

       At any time after the acquisition by a person of 15% or more of Pacific Capital's outstanding common stock and prior to the acquisition by such acquiring person of 50% or more of the outstanding common stock, the Board of Directors of Pacific Capital may exchange the Rights (other than Rights owned by the acquiring person), in whole or in part, at an exchange ratio of one share of Pacific Capital common stock per Right.

       The Rights generally may be redeemed by Pacific Capital at $0.01 per Right at any time prior to 20 business days after a public announcement that a person or group has acquired beneficial ownership of 15% or more of the outstanding shares of Pacific Capital common stock. After this 20-day period, the Rights are redeemable only if a person or group commences a tender or exchange offer and, with 270 days after the commencement of the offer, there is an election of Directors of Pacific Capital which results in a change in a majority of the directors. If there is an election and change in the Board of Directors, Pacific Capital may redeem the Rights at a price of $0.01 per Right at any time within 180 days after the date of the election. If Pacific Capital redeems the Rights during this 180-day period, it must follow certain procedures set forth in the Rights Agreement which are intended to enhance the shareholder's ability to receive fair value for their shares of Pacific Capital common stock. Accordingly, the Rights will not interfere with any merger or business combination approved by the Board of Directors as being in the best interests of the shareholders.

       Until a Right is exercised, the holder will have no rights as a shareholder of Pacific Capital (other than any rights resulting from the holder's ownership of common stock), including the right to vote or receive dividends.

       SAN BENITO BANK. San Benito Bank does not have a shareholder rights plan.

ADDITIONAL ANTI-TAKEOVER PROVISIONS

       In addition to the shareholder rights plan and the "fair price" provision in Pacific Capital's articles of incorporation, provisions of Pacific Capital's bylaws establish procedures for shareholder nomination of Directors, for shareholder action by written consent and without a meeting and for submission of shareholder proposals. These provisions may be considered to have an "anti-takeover" effect and may discourage any attempt to take over control of Pacific Capital. These bylaw provisions may discourage any attempt to take over control of Pacific Capital as they may limit the action that can be taken by the interested company and may lengthen the period of time required to acquire control of Pacific Capital or to amend Pacific Capital's articles of incorporation or bylaws.

       The Board of Directors of Pacific Capital has determined that, while the foregoing provisions might be deemed to have some "anti-takeover" effect, the principal effect of these provisions is to protect the shareholders of Pacific Capital and to provide the Board and the shareholders a reasonable opportunity to evaluate and respond to any unsolicited acquisition proposal.

DIVIDENDS

       PACIFIC CAPITAL. Shareholders are entitled to dividends when declared by the Pacific Capital Board of Directors, after satisfaction of the prior rights of holders of outstanding preferred stock, if any, subject to certain restrictions on payment of dividends imposed by California law. See "Information About Pacific Capital Bancorp - Regulation and Supervision."

       SAN BENITO BANK. Shareholders of San Benito Bank are entitled to dividends when declared by the San Benito Bank Board of Directors, after satisfaction of the prior rights of holders of outstanding preferred stock, if any, subject to certain restrictions on payment of dividends imposed by California law. See "Information About San Benito Bank - Regulation and Supervision."


          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

       The following Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1999, combines the historical consolidated balance sheets of Pacific Capital Bancorp and San Benito Bank as if the combination of these entities had been effective on December 31, 1999, after giving effect to certain adjustments. These adjustments are based on estimates. The Unaudited Pro Forma Condensed Combined Statements of Operations for the years ended December 31, 1999, 1998 and 1997 present the combined results of operations of Pacific Capital Bancorp and San Benito Bank as if the combination had been effective at the earliest period presented. The Unaudited Pro Forma Condensed Combined Financial Information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of Pacific Capital Bancorp and San Benito Bank.

       The Unaudited Pro Forma Condensed Combined Financial Information and accompanying notes reflect the application of the pooling of interests method of accounting for the acquisition. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses of Pacific Capital Bancorp and San Benito Bank are combined and reflected at their historical amounts.

       The pro forma combined figures shown in the Unaudited Pro Forma Condensed Combined Financial Information are simply arithmetical combinations of Pacific Capital Bancorp's and San Benito Bank's separate financial results; you should not assume that Pacific Capital Bancorp or San Benito Bank would have achieved the pro forma combined results if they had actually been combined during the periods presented.

       Information about the pending acquisition of Los Robles Bancorp by Pacific Capital Bancorp is set forth in the Summary under "Recent Developments."

       The combined company expects to achieve acquisition benefits in the form of operating cost savings. The pro forma earnings, which do not reflect any direct costs or potential savings which are expected to result from the consolidation of the operations of Pacific Capital Bancorp and San Benito Bank, are not indicative of the results of future operations. No assurances can be given with respect to the ultimate level of expense savings. For further explanation about these risks, read the information under "A Warning About Forward-Looking Information" and "Risk Factors--We may not successfully integrate our business operations."

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             AS OF DECEMBER 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                           PACIFIC CAPITAL       SAN BENITO                               PRO FORMA
                                               BANCORP             BANK          ADJUSTMENTS (1) (2)      COMBINED
                                           ----------------  -----------------  ---------------------  ---------------
ASSETS:
Cash and non-interest bearing
  balances due from banks ................        $ 121,500           $  9,956                                $131,456
Interest-bearing deposits in other
  financial institutions .................               --              2,555                                   2,555
Securities:
  Held to Maturity .......................          153,264             32,134                                 185,398
  Available for Sale .....................          528,426             26,273                                 554,699
Fed funds sold and securities
  purchased under resale agreements.......               --              9,640                                   9,640
Loans, net of unearned income ............        1,981,879            108,747                               2,090,626
  Less: reserve for loan losses ..........          (28,686)            (1,768)                                (30,454)
                                           ----------------  -----------------  ---------------------  ---------------
   Loans, net ............................        1,953,193            106,979                     --        2,060,172
                                           ----------------  -----------------  ---------------------  ---------------
Property and equipment ...................           35,175              2,336                                  37,511
Intangibles ..............................           16,633                 85                                  16,718
Other Assets .............................           71,091             11,069                                  82,160
                                           ----------------  -----------------  ---------------------  ---------------
   Total Assets ..........................       $2,879,282           $201,027                     --       $3,080,309
                                           ================  =================  =====================  ===============

LIABILITIES AND EQUITY:
Noninterest-bearing deposits .............       $  546,193          $  37,408                              $  583,601
Interest-bearing deposits ................        1,893,988            143,868                               2,037,856
                                           ----------------  -----------------  ---------------------  ---------------
   Total deposits ........................        2,440,181            181,276                               2,621,457
Fed funds purchased and other
  short-term borrowings...................           80,507                 --                                  80,507
Long-term debt ...........................           98,801                 17                                  98,818
Other liabilities ........................           25,220              1,266                                  26,486
                                           ----------------  -----------------  ---------------------  ---------------
   Total liabilities .....................        2,644,709            182,559                     --        2,827,268
                                           ----------------  -----------------  ---------------------  ---------------
Stockholders' equity .....................
Common stock .............................            8,186             15,628              $ (15,053)           8,761
Surplus ..................................           99,283                 --                 15,053          114,336
Retained earnings ........................          133,551              3,158                                 136,709
Unrealized net (depreciation),
  available for sale securities ..........           (6,447)              (318)                                 (6,765)
                                           ----------------  -----------------  ---------------------  ---------------
Total stockholders' equity ...............          234,573             18,468                     --          253,041
                                           ----------------  -----------------  ---------------------  ---------------
Total liabilities and
  stockholders' equity ...................       $2,879,282          $ 201,027                     --       $3,080,309
                                           ================  =================  =====================  ===============
Stockholders' equity  per share ..........       $     9.55          $    6.48                                    9.63

---------------------

(1) Based on the exchange ratio of 0.605 shares of Pacific Capital common stock for each share of San Benito Bank common stock, 1,724,664 additional shares of Pacific Capital common stock would have been issued as of December 31, 1999, on the acquisition of San Benito Bank.

(2) Merger expenses and nonrecurring changes directly related to the business combination will be expensed as incurred. Pacific Capital estimates the total of such charges will be approximately $1,910,000 on a pretax basis and $1,563,000 on an after-tax basis, or a reduction of $0.06 in earnings per share. The effect of such charges, the majority of which are anticipated to be recorded in the third quarter of 2000 upon consummation of the acquisition, are not reflected in the Pro Forma Combined Condensed Balance Sheet.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                        YEAR ENDED DECEMBER 31, 1999
                                                   -----------------------------------------------------------------------
                                                       PACIFIC CAPITAL             SAN BENITO              PRO FORMA
                                                           BANCORP                    BANK                  COMBINED
                                                   ---------------------    ---------------------    ---------------------
Interest income ..................................    $          211,643        $          14,011       $          225,654

Interest expense .................................                67,856                    4,619                   72,475
                                                   ---------------------    ---------------------    ---------------------
  Net interest income ............................               143,787                    9,392                  153,179

Provision for loan losses ........................                 6,375                      700                    7,075
                                                   ---------------------    ---------------------    ---------------------
Net interest income after
  provision for loan losses ......................               137,412                    8,692                  146,104

Noninterest income ...............................                41,618                    1,774                   43,392

Noninterest expense(1) ...........................               110,389                    7,004                  117,393
                                                   ---------------------    ---------------------    ---------------------
  Income before taxes ............................                68,641                    3,462                   72,103

Income tax expense ...............................                24,367                    1,203                   25,570
                                                   ---------------------    ---------------------    ---------------------

Net Income .......................................    $           44,274        $           2,259       $           46,533
                                                   ---------------------    ---------------------    ---------------------
                                                   ---------------------    ---------------------    ---------------------

Net income available to common
  shareholders ...................................    $           44,274        $           2,259       $           46,533

Net income per diluted common share(2)............    $             1.79        $            0.77       $             1.75

Average diluted common shares
  outstanding(2)..................................                24,790                    2,913                   26,552

----------------------

       (1) Merger expenses and nonrecurring charges directly related to the business combination will be expensed as incurred. Pacific Capital estimates the total of such charges will be approximately $1,910,000 on a pretax basis and $1,563,000 on an after-tax basis, or a reduction of $0.06 in earnings per share. The effect of such charges, the majority of which are anticipated to be recorded in the third quarter of 2000 upon consummation of the acquisition, are not reflected in the Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1999.

       (2) Net income per diluted common share and average diluted common shares outstanding shown in the pro forma analysis reflect the restatement of share amounts for all stock dividends and stock splits of Pacific Capital and San Benito Bank through the date of this proxy statement-prospectus.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                         YEAR ENDED DECEMBER 31, 1998
                                                   -----------------------------------------------------------------------
                                                       PACIFIC CAPITAL            SAN BENITO               PRO FORMA
                                                          BANCORP                    BANK                  COMBINED
                                                   ---------------------    ---------------------    ---------------------
Interest income ..................................    $          193,639        $          11,898       $          205,537

Interest expense .................................                68,113                    4,146                   72,259
                                                   ---------------------    ---------------------    ---------------------
  Net interest income ............................               125,526                    7,752                  133,278

Provision for loan losses ........................                 9,123                      190                    9,313
                                                   ---------------------    ---------------------    ---------------------
Net interest income after
  provision for loan losses ......................               116,403                    7,562                  123,965

Noninterest income ...............................                38,221                    1,235                   39,456

Noninterest expense(1) ...........................               106,082                    5,870                  111,952
                                                   ---------------------    ---------------------    ---------------------
  Income before taxes ............................                48,542                    2,927                   51,469

Income tax expense ...............................                18,975                      995                   19,970
                                                   ---------------------    ---------------------    ---------------------
Net Income .......................................    $           29,567        $           1,932       $           31,499
                                                   ---------------------    ---------------------    ---------------------
                                                   ---------------------    ---------------------    ---------------------

Net income available to common
  shareholders ...................................    $           29,567        $           1,932       $           31,499

Net income per diluted common share(2) ...........    $             1.21        $            0.68       $             1.20

Average diluted common shares
   outstanding(2) ................................                24,447                    2,836                   26,163

---------------------

       (1) Merger expenses and nonrecurring charges directly related to the business combination will be expensed as incurred. Pacific Capital estimates the total of such charges will be approximately $1,910,000 on a pretax basis and $1,563,000 on an after-tax basis, or a reduction of $0.06 in earnings per share. The effect of such charges, the majority of which are anticipated to be recorded in the third quarter of 2000 upon consummation of the acquisition, are not reflected in the Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1998.

       (2) Net income per diluted common share and average diluted common shares outstanding shown in the pro forma analysis reflect the restatement of share amounts for all stock dividends and stock splits of Pacific Capital and San Benito Bank through the date of this proxy statement-prospectus.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                         YEAR ENDED DECEMBER 31, 1997
                                                   -----------------------------------------------------------------------
                                                       PACIFIC CAPITAL              SAN BENITO                PRO FORMA
                                                          BANCORP                     BANK                     COMBINED
                                                   ---------------------    ---------------------    ---------------------
Interest income ..................................    $          168,272        $           9,903       $          178,175

Interest expense .................................                60,590                    3,136                   63,726
                                                   ---------------------    ---------------------    ---------------------
  Net interest income ............................               107,682                    6,767                  114,449

Provision for loan losses ........................                 8,500                      200                    8,700
                                                   ---------------------    ---------------------    ---------------------
Net interest income after
  provision for loan losses ......................                99,182                    6,567                  105,749

Noninterest income ...............................                30,442                      933                   31,375

Noninterest expense(1) ...........................                83,053                    4,916                   87,969
                                                   ---------------------    ---------------------    ---------------------
   Income before taxes ...........................                46,571                    2,584                   49,155

Income tax expense ...............................                16,288                      830                   17,118
                                                   ---------------------    ---------------------    ---------------------
Net Income .......................................    $           30,283        $           1,754       $           32,037
                                                   ---------------------    ---------------------    ---------------------
                                                   ---------------------    ---------------------    ---------------------

Net income available to common shareholders ......    $           30,283        $           1,754       $            32,037

Net income per diluted common share(2) ...........    $             1.25        $            0.63       $              1.24

Average diluted common shares outstanding (2).....                24,188                    2,794                   25,878

--------------------


       (1) Merger expenses and nonrecurring charges directly related to the business combination will be expensed as incurred. Pacific Capital estimates the total of such charges will be approximately $1,910,000 on a pretax basis and $1,563,000 on an after-tax basis, or a reduction of $0.06 in earnings per share. The effect of such charges, the majority of which are anticipated to be recorded in the third quarter of 2000 upon consummation of the acquisition, are not reflected in the Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1997.

       (2) Net income per diluted commmon share and average diluted common shares outstanding shown in the pro forma analysis reflect the restatement of share amounts for all stock dividends and stock splits of Pacific Capital and San Benito Bank through the date of this proxy statement-prospectus.

                    INFORMATION ABOUT PACIFIC CAPITAL BANCORP


GENERAL

       Pacific Capital is a California corporation incorporated in 1981 and a bank holding company registered under the Bank Holding Company Act. Pacific Capital is the holding company and sole shareholder of two commercial banks located in California: Santa Barbara Bank & Trust and First National Bank of Central California, including its affiliate South Valley National Bank. In addition to its banking subsidiaries, Pacific Capital also owns Pacific Capital Commercial Mortgage Company (formerly Sanbarco Mortgage Company) and Pacific Capital Services Corporation, each of which are California corporations. As a registered bank holding company, Pacific Capital is subject to supervision and regulation by the Federal Reserve.

       At December 31, 1999, Pacific Capital had consolidated assets of $2.88 billion, deposits of $2.44 billion, loans of $1.95 billion and shareholders's equity of $235 million. As of December 31, 1999, Pacific Capital and its subsidiaries employed approximately 1,100 full-time equivalent employees. The principal executive offices of Pacific Capital are located at 200 East Carrillo Street, Suite 300, Santa Barbara, California 93101, and its telephone number is
(805) 564-6298.

       Additional information regarding Pacific Capital and its subsidiaries is included in the Pacific Capital documents incorporated by reference herein. See "Where You Can Find More Information" beginning on page (i).

SUBSIDIARIES

       Santa Barbara Bank & Trust was originally chartered in 1960 as Santa Barbara National Bank. In 1979, the bank converted to a California state bank charter and changed its name to "Santa Barbara Bank & Trust". In 1995, Santa Barbara Bank & Trust became a member of the Federal Reserve System and is presently subject to examination and regulation by the Federal Reserve Board and the Commissioner of Financial Institutions of the State of California. Santa Barbara Bank & Trust operates from 27 locations serving the California communities of Buellton, Camarillo, Carpinteria, Fillmore, Goleta, Lompoc, Los Olivos, Montecito, Oxnard, Santa Barbara, Santa Maria, Santa Paula, Solvang, Vandenberg Village, Ventura and surrounding communities in Santa Barbara and Ventura counties. The deposits of Santa Barbara Bank & Trust are insured by the FDIC to the fullest extent authorized by law.

       First National Bank of Central California (formerly First National Bank of Monterey County) commenced operations on April 2, 1984. In 1998, First National Bank merged with an affiliate bank, South Valley National Bank. The operations of the former South Valley National Bank continue to be operated by First National Bank under the name "South Valley National Bank." First National Bank operates from six locations serving Monterey, Salinas, Carmel, Watsonville, and surrounding areas in Monterey and Santa Cruz Counties in California, plus four locations operated under the South Valley name in Morgan Hill, Gilroy, Hollister, San Juan Bautista, and surrounding areas in Santa Clara and San Benito Counties in California. The primary federal regulator for First National Bank of Central California is the Office of the Comptroller of the Currency, and the deposits of First National Bank are insured by the FDIC to the fullest extent authorized by law.

       Each of Santa Barbara Bank & Trust and First National Bank of Central California, including South Valley National Bank, offers a full range of commercial banking services to households, professionals, and small- to medium-sized businesses. These include various commercial, real estate and consumer loan, leasing and deposit products. These banks offer other services including electronic fund transfers and safe deposit boxes to both individuals and businesses. In addition, services such as lockbox payment servicing, foreign exchange, letters of credit, and cash management are offered to business customers. Santa Barbara Bank & Trust and First National Bank also offer trust and investment services to individuals and businesses. These include acting as trustee or agent for living and testamentary trusts, employee benefit trusts, and profit sharing plans. Investment management and advisory services are also provided.

       Pacific Capital Commercial Mortgage Company (formerly Sanbarco Mortgage Company), a California corporation, was formed in 1988 and is primarily involved in mortgage brokering services and the servicing of brokered loans. Pacific Capital Services Corporation, a California corporation, was incorporated in 1985 to arrange and broker residential, commercial and construction loans and other extensions of credit. It is currently an inactive corporation.

REGULATION AND SUPERVISION

       TO THE EXTENT THAT THE FOLLOWING INFORMATION DESCRIBES STATUTORY AND REGULATORY PROVISIONS, IT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THOSE PROVISIONS. ALSO, SUCH STATUTES, REGULATIONS AND POLICIES ARE CONTINUALLY UNDER REVIEW BY CONGRESS AND STATE LEGISLATURES AND FEDERAL AND STATE REGULATORY AGENCIES. A CHANGE IN STATUTES, REGULATIONS OR REGULATORY POLICIES APPLICABLE TO PACIFIC CAPITAL COULD HAVE A MATERIAL EFFECT ON THE BUSINESS OF PACIFIC CAPITAL.

       GENERAL

       Pacific Capital, its banking subsidiaries and its nonbanking subsidiaries are subject to extensive regulation by federal and state agencies. The regulation of bank holding companies and their subsidiaries is intended primarily for the protection of depositors, federal deposit insurance funds and the banking system as a whole and not for the protection of security holders.

       This regulatory environment, among other things, may restrict Pacific Capital's ability to diversify into certain areas of financial services, acquire depository institutions in certain markets and pay dividends on its capital stock. It may also require Pacific Capital to provide financial support to one or more of its banking subsidiaries, maintain capital balances in excess of those desired by management and pay higher deposit insurance premiums as a result of the deterioration in the financial condition of depository institutions in general.

       REGULATORY AGENCIES

       BANK HOLDING COMPANY. Pacific Capital Bancorp, as a bank holding company, is subject to regulation under the Bank Holding Company Act and to inspection, examination and supervision by the Federal Reserve.

       SUBSIDIARY BANKS. First National Bank of Central California, as a national banking association, is subject to regulation and examination primarily by the Office of the Comptroller of the Currency and secondarily by the Federal Reserve and the Federal Deposit Insurance Corporation. Santa Barbara Bank & Trust, as a California banking corporation, is subject to regulation and examination by the California Department of Financial Institutions and, as a member of the Federal Reserve System, the Federal Reserve.

       NONBANK SUBSIDIARIES. Pacific Capital's nonbank subsidiaries also are subject to regulation by the Federal Reserve and are subject to the laws and regulations of both the federal government and those states in which they conduct business.

       BANK HOLDING COMPANY ACTIVITIES

       BANKING-RELATED REQUIREMENT. Under the Bank Holding Company Act, bank holding companies generally may not acquire the beneficial ownership or control of more than 5% of the voting shares, or substantially all of the assets of any company, including a bank, without the Federal Reserve's prior approval. Also, bank holding companies generally may engage, directly or indirectly, only in banking and such other activities as the Federal Reserve determines to be closely related to banking.

       Effective March 11, 2000, subject to certain conditions, bank holding companies that elect to become financial holding companies may affiliate with securities firms and insurance companies and engage in other activities that are financial in nature. Also effective March 11, 2000, no prior regulatory approval will be required for a financial holding company to acquire a company, other than a bank or savings association, engaged in activities that are financial in nature or incidental to activities that are financial in nature, as determined by the Federal Reserve. See "Financial Modernization".

       INTERSTATE BANKING. Under the Riegle-Neal Interstate Banking and Branching Act (Riegle-Neal Act), a bank holding company may acquire banks in states other than its home state, subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company not control, prior to or following the proposed acquisition, more than 10% of the total amount of deposits of insured depository institutions nationwide or, unless the acquisition is the bank holding company's initial entry into the state, more than 30% of such deposits in the state, or such lesser or greater amount set by the state.

       The Riegle-Neal Act also authorizes banks to merge across state lines, thereby creating interstate branches. States may opt out of the Riegle-Neal Act and thereby prohibit interstate mergers in the state.

       REGULATORY APPROVAL. In determining whether to approve a proposed bank acquisition, federal banking regulators will consider, among other factors, the effect of the acquisition on competition, the public benefits expected to be received from the acquisition, the projected capital ratios and levels on a post-acquisition basis, and the acquiring institution's record of addressing the credit needs of the communities it serves, including the needs of low and moderate income neighborhoods, consistent with the safe and sound operation of the bank, under the Community Reinvestment Act of 1977.

       DIVIDEND RESTRICTIONS

       Pacific Capital Bancorp is a legal entity separate and distinct from its two subsidiary banks and other subsidiaries. Its principal source of funds to pay dividends on its common stock is dividends from its subsidiaries. Various federal and state statutory provisions and regulations limit the amount of dividends that Pacific Capital's bank subsidiaries may pay without regulatory approval.

       Dividends payable by First National Bank of Central California without the express approval of the OCC are limited to the bank's retained net profits for the preceding two calendar years plus retained net profits up to the date of any dividend declaration in the current calendar year. The OCC defines retained net profits as net income, less dividends declared during the period, both of which are based on regulatory accounting principles.

       Under California law, the board of directors of Santa Barbara Bank & Trust may declare a cash dividend, subject to the restriction that the amount available for the payment of cash dividends is limited to the lesser of the bank's retained earnings, or the bank's net income for the latest three fiscal years, less dividends previously declared during that period, or, with the approval of the CDFI, to the greater of the retained earnings of the bank, the net income of the bank for its last fiscal year or the net income of the bank for its current fiscal year. Federal Reserve regulations also govern the payment of dividends by a state member bank, such as Santa Barbara Bank & Trust. Under Federal Reserve regulations, dividends may not be paid unless both capital and earnings limitations have been met. First, no dividend may be paid if it would result in a withdrawal of capital or exceed the bank's net profits then on hand, after deducting its losses and bad debts. Exceptions to this limitation are available only upon the prior approval of the Federal Reserve and the approval of two-thirds of the bank's shareholders. Second, a state member bank may not pay a dividend without the prior written approval of the Federal Reserve if the total of all dividends declared in one year exceeds the total of net profits for that year plus the preceding two calendar years, less any required transfers to surplus under state or federal law.

       Federal bank regulatory agencies have broad authority to prohibit Pacific Capital's subsidiary banks from engaging in unsafe or unsound practices in conducting their businesses. The payment of dividends, depending on the financial condition of the bank in question, could be deemed an unsafe or unsound practice. The ability of Pacific Capital's subsidiary banks to pay dividends in the future is currently influenced, and could be further influenced, by bank regulatory policies and capital guidelines.

       HOLDING COMPANY STRUCTURE

       TRANSFER OF FUNDS FROM BANKING SUBSIDIARIES. Pacific Capital's banking subsidiaries are subject to restrictions under federal law that limit the transfer of funds or other items of value from these subsidiaries to Pacific Capital and its nonbanking subsidiaries, including affiliates, whether in the form of loans and other extensions of credit, investments and asset purchases, or as other transactions involving the transfer of value from a subsidiary to an affiliate or for the benefit of an affiliate. Unless an exemption applies, these transactions by a banking subsidiary with a single affiliate are limited to 10% of the subsidiary bank's capital and surplus and, with respect to all covered transactions with affiliates in the aggregate, to 20% of the subsidiary bank's capital and surplus. Also, loans and extensions of credit to affiliates generally are required to be secured in specified amounts.

       SOURCE OF STRENGTH DOCTRINE. The Federal Reserve has a policy that a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks and, under appropriate circumstances, to commit resources to support each subsidiary bank. This support may be required at times when the bank holding company may not have the resources to provide it. Capital loans from Pacific Capital to either of its subsidiary banks are subordinate in right of payment to deposits and certain other indebtedness of the subsidiary bank. In addition, in the event of Pacific Capital's bankruptcy, any commitment by Pacific Capital to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

       DEPOSITOR PREFERENCE. The Federal Deposit Insurance Act provides that, in the event of the "liquidation or other resolution" of an insured depository institution, the claims of depositors of the institution, including the claims of the FDIC as subrogee of insured depositors, and certain claims for administrative expenses of the FDIC as receiver will have priority over other general unsecured claims against the institution. If an insured depository institution fails, insured and uninsured depositors, along with the FDIC, will have priority in payment ahead of unsecured, nondeposit creditors, including Pacific Capital.

       LIABILITY OF COMMONLY CONTROLLED INSTITUTIONS. Under the FDI Act, an insured depository institution is generally liable for any loss incurred, or reasonably expected to be incurred, by the FDIC in connection with (a) the default of a commonly controlled insured depository institution or (b) any assistance provided by the FDIC to a commonly controlled insured depository institution in danger of default. "Default" means generally the appointment of a conservator or receiver. "In danger of default" means generally the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.

       CAPITAL REQUIREMENTS

       Pacific Capital and its two subsidiary banks are subject to capital adequacy requirements and guidelines administered by the Federal Reserve, the OCC and the FDIC.

       The Federal Deposit Insurance Corporation Act of 1991 required that the Federal Reserve, the OCC and the FDIC adopt regulations defining five capital tiers for banks: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a material adverse effect on Pacific Capital's business.

       Quantitative measures, established by the regulators to ensure capital adequacy, require that Pacific Capital and its two subsidiary banks maintain minimum ratios of total capital to risk-weighted assets of eight percent (8%) and of Tier 1 capital to risk-weighted assets of four percent (4%).

       There are two categories of capital under the guidelines. Tier 1 capital includes common shareholders' equity, qualifying preferred stock and, for bank holding companies, trust preferred securities, less goodwill and certain other deductions, including the unrealized net gains and losses, after applicable taxes, on available-for-sale securities carried at fair value. Tier 2 capital includes preferred stock not qualifying as Tier 1 capital, mandatory convertible debt, subordinated debt, the allowance for loan losses and net unrealized gains on marketable securities, subject to limitations established by the guidelines. Total capital is the sum of Tier 1 capital and Tier 2 capital, and at least half of total capital must be in the form of Tier 1 capital.

       Under the guidelines, capital is compared to the relative risk related to the balance sheet. To derive the risk included in the balance sheet, one of four risk weights (0%, 20%, 50% and 100%) is applied to different balance sheet and off-balance sheet assets, primarily based on the relative credit risk of the counterparty. For example, claims guaranteed by the U.S. government or one of its agencies are risk-weighted at 0%. Off-balance sheet items, such as loan commitments and derivative financial instruments, are also assigned one of the above risk weights after calculating balance sheet equivalent amounts. For example, ceratin loan commitments are converted at 50% and then risk-weighted at 100%. Derivative financial instruments are converted to balance sheet equivalents based on notional values, replacement costs and remaining contractual terms. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. In addition, the federal banking agencies have specified minimum "leverage ratio" (the ratio of Tier 1 capital to quarterly average total assets) guidelines for bank holding companies and state member banks. The minimum leverage ratio guideline is three percent (3%) for banking organizations that meet certain specified criteria, including that they have the highest regulatory rating. All other banking organizations and state member banks are required to maintain a leverage ratio of three percent (3%) plus an additional cushion of at least two percent (2%).

       The Federal Reserve's capital guidelines provide that banking organizations experiencing internal growth or making acquisitions are expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. Also, the guidelines indicate that the Federal Reserve will consider a "tangible Tier 1 leverage ratio" in evaluating proposals for expansion or new activities. The tangible Tier 1 leverage ratio is the ratio of a banking organization's Tier 1 capital (excluding intangibles) to total assets (excluding intangibles).

       The Federal Reserve, the FDIC and the OCC have adopted rules to incorporate market and interest rate risk components into their risk-based capital standards. Amendments to the risk-based capital requirements, incorporating market risk, became effective January 1, 1998. Under the new market risk requirements, capital will be allocated to support the amount of market risk related to a financial institution's ongoing trading activities.

       At December 31, 1999, Pacific Capital's ratio of total capital (the sum of Tier 1 and Tier 2 capital) to risk-weighted assets was 11.8%, and its ratio of Tier 1 capital to risk-weighted assets was 10.5%. Pacific Capital's leverage ratio at December 31, 1999 was 7.9%.

       Based on the most recent regulatory notifications received from the OCC and the Federal Reserve, respectively, both First National Bank of Central California and Santa Barbara Bank & Trust are well capitalized. To be categorized as well capitalized, the institution must maintain a risk-based total capital ratio of at least ten percent (10%), a risk-based Tier 1 capital ratio of at least six percent (6%) and a leverage ratio of at least five percent (5%), and not be subject to a capital directive order. There are no conditions or events since receiving such notifications that management believes have changed the risk-based capital category of Pacific Capital's subsidiary banks.

       The FDI Act requires federal bank regulatory agencies to take "prompt corrective action" with respect to FDIC-insured depository institutions that do not meet minimum capital requirements. A depository institution's treatment for purposes of the prompt corrective action provisions will depend upon how its capital levels compare to various capital measures and certain other factors, as established by regulation.

       As an additional means to identify problems in the financial management of depository institutions, the FDI Act requires federal bank regulatory agencies to establish certain non-capital safety and soundness standards for institutions for which they are the primary federal regulator. The standards relate generally to operations and management, asset quality, interest rate exposure and executive compensation. The agencies are authorized to take action against institutions that fail to meet such standards.

       FDIC INSURANCE

       Through the Bank Insurance Fund, the FDIC insures the deposits of Pacific Capital's two depository institution subsidiaries up to prescribed limits for each depositor. The amount of FDIC assessments paid by each BIF member institution is based on its relative risk of default as measured by regulatory capital ratios and other factors. Specifically, the assessment rate is based on the institution's capitalization risk category and supervisory subgroup category. An institution's capitalization risk category is based on the FDIC's determination of whether the institution is well capitalized, adequately capitalized or less than adequately capitalized. An institution's supervisory subgroup category is based on the FDIC's assessment of the financial condition of the institution and the probability that FDIC intervention or other corrective action will be required.

       The BIF assessment rate currently ranges from zero to 27 cents per $100 of domestic deposits. The FDIC may increase or decrease the assessment rate schedule on a semi-annual basis. An increase in the BIF assessment rate could have a material adverse effect on Pacific Capital's earnings, depending on the amount of the increase. The FDIC is authorized to terminate a depository institution's deposit insurance upon a finding by the FDIC that the institution's financial condition is unsafe or unsound or that the institution has engaged in unsafe or unsound practices or has violated any applicable rule, regulation, order or condition enacted or imposed by the institution's regulatory agency. The termination of deposit insurance for either of Pacific Capital's subsidiary depository institutions could have a material adverse effect on Pacific Capital's earnings.

       All FDIC-insured depository institutions must pay an annual assessment to provide funds for the payment of interest on bonds issued by the Financial Corporation, a federal corporation chartered under the authority of the Federal Housing Finance Board. The bonds, commonly referred to as FICO bonds, were issued to capitalize the Federal Savings and Loan Insurance Corporation. FDIC-insured depository institutions will continue to pay an assessment rate equal to the rate assessed on deposits insured by the Savings Association Insurance Fund.

       FISCAL AND MONETARY POLICIES

       Pacific Capital's business and earnings are affected significantly by the fiscal and monetary policies of the federal government and its agencies. Pacific Capital is particularly affected by the policies of the Federal Reserve, which regulates the supply of money and credit in the United States. Among the instruments of monetary policy available to the Federal Reserve are (a) conducting open market operations in United States government securities, (b) changing the discount rate of borrowings of depository institutions, (c) imposing or changing reserve requirements against depository institutions' deposits, and (d) imposing or changing reserve requirements against certain borrowing by banks and their affiliates. These methods are used in varying degrees and combinations to directly affect the availability of bank loans and deposits, as well as the interest rates charged on loans and paid on deposits. For that reason alone, the policies of the Federal Reserve have a material effect on the earnings of Pacific Capital.

       COMPETITION

       The financial services industry is highly competitive. Pacific Capital's banking subsidiaries compete with various financial services providers, such as banks, savings and loan associations, credit unions, finance companies, mortgage banking companies, insurance companies, and money market and mutual fund companies. They also face increased competition from non-banking institutions such as brokerage houses and insurance companies, as well as from financial services subsidiaries of commercial and manufacturing companies. Many of these competitors enjoy the benefits of advanced technology, fewer regulatory constraints and lower cost structures.

       Beginning March 11, 2000, securities firms and insurance companies that elect to become financial holding companies may acquire banks and other financial institutions. This recent development may significantly change the competitive environment in which Pacific Capital and its subsidiaries conduct business. See "Financial Modernization" below. The financial services industry is also likely to become even more competitive as further technological advances enable more companies to provide financial services. These technological advances may diminish the importance of depository institutions and other financial intermediaries in the transfer of funds between parties.

       FINANCIAL MODERNIZATION

       On November 12, 1999, President Clinton signed into law the Gramm-Leach-Bliley Act which, effective March 11, 2000, permits bank holding companies to become financial holding companies and thereby affiliate with securities firms and insurance companies and engage in other activities that are financial in nature. A bank holding company may become a financial holding company by filing a declaration that it wishes to become a financial holding company and if each of its subsidiary banks is well capitalized under the FDICIA prompt corrective action provisions, is well managed, and has at least a satisfactory rating under the CRA. No prior regulatory approval is required for a financial holding company to acquire a company, other than a bank or savings association, engaged in activities that are financial in nature or incidental to activities that are financial in nature, as determined by the Federal Reserve.

       The Gramm-Leach-Bliley Act defines "financial in nature" to include securities underwriting, dealing and market making; sponsoring mutual funds and investment companies; insurance underwriting and agency; merchant banking activities; and activities that the Federal Reserve has determined to be closely related to banking. A national bank also may engage, subject to limitations on investment, in activities that are financial in nature, other than insurance underwriting, insurance company portfolio investment, real estate development and real estate investment, through a financial subsidiary of the bank, if the bank is well capitalized, well managed and has at least a satisfactory CRA rating. Subsidiary banks of a financial holding company or national banks with financial subsidiaries must continue to be well capitalized and well managed in order to continue to engage in activities that are financial in nature without regulatory actions or restrictions, which could include divestiture of the financial in nature subsidiary or subsidiaries. In addition, a financial holding company or a bank may not acquire a company that is engaged in activities that are financial in nature unless each of the subsidiary banks of the financial holding company or the bank has a CRA rating of satisfactory or better.

MANAGEMENT AND ADDITIONAL INFORMATION

       Information concerning executive compensation, the principal holders of voting securities, certain relationships and related transactions, and other related matters concerning Pacific Capital is included or incorporated by reference in its annual report on Form 10-K for the year ended December 31, 1999. Pacific Capital's annual report on Form 10-K is incorporated by reference into this proxy statement-prospectus. San Benito Bank shareholders who want a copy of this annual report or any document incorporated by reference into the report may contact Pacific Capital at the address or phone number indicated under "Where You Can Find More Information" beginning on page (i).

INFORMATION ON PACIFIC CAPITAL'S WEB SITE

       Information on the Internet web site of Pacific Capital or any subsidiary of Pacific Capital is not part of this proxy statement-prospectus, and you should not rely on that information in deciding whether to approve the acquisition unless that information is also in this document or in a document that is incorporated by reference into this proxy statement-prospectus.

                        INFORMATION ABOUT SAN BENITO BANK

GENERAL

       San Benito Bank engages in a general commercial banking business in San Benito County and Santa Clara County in the State of California from its main banking office located at 300 Tres Pinos Road, Hollister, California, its branches located at 530 San Benito Street, Hollister, California, 301 The Alameda, Suite G, San Juan Bautista, California, 751 First Street, Gilroy, California and a loan production office at 330 Tres Pinos Road, Suites D-I and 2 Hollister, California.

       San Benito Bank commenced operations in 1984 as a California-licensed state bank and member of the Federal Reserve System.

       San Benito Bank conducts a commercial banking business which includes accepting demand, savings and time deposits and making commercial, real estate and installment loans. It also offers installment note collections, issues cashier's checks, sells traveler's checks and provides safe deposit boxes and other customary banking services. San Benito Bank does not offer trust services or international banking services and does not plan to do so in the near future. In 1994, San Benito Bank made mutual funds and annuities available to customers through Sentra Securities, an unaffiliated corporation.

       The Bank's operating policy since its inception has emphasized serving the banking needs of individuals and the business and professional communities in Hollister, California and its surrounding area.

       At December 31, 1999, San Benito Bank had assets of $201.0 million, deposits of $181.3 million, loans (net) of $107.0 million and shareholders' equity of $18.5 million.

       At December 31, 1999, the total of San Benito Bank's installment credit card and other loans outstanding was $15,095,000, the total of commercial loans outstanding was $37,471,000, and the total of real estate loans outstanding was $56,181,000 ($28,504,000 in construction loans and $27,677,000 in other), representing 13.9%, 34.4% and 51.7%, respectively of the Bank's loan portfolio. The Bank accepts real estate, listed securities, savings and time deposits, automobiles, machinery, equipment and certain receivables as collateral for loans.

       At December 31, 1998, the total of San Benito Bank's installment, credit card and other loans outstanding was $13,298,000, the total of commercial loans outstanding was $31,830,000, and the total of real estate loans outstanding was $42,367,000 ($27,499,000 in construction loans and $14,868,000 in other), representing 15.2%, 36.4% and 48.4%, respectively of the Bank's loan portfolio.

       Most of San Benito Bank's business is with customers located in and around San Benito County and in southern Santa Clara County in California. The local real estate industry is important to the Bank's business because significant portions of the Bank's loan portfolio are for real estate purposes and/or are secured by real property. At December 31, 1999, San Benito Bank had outstanding real estate loans and commitments to extend credit for real estate purposes totaling $70.6 million and other loans and commitments to extend credit secured by real estate totaling $5.3 million.

       At December 31, 1998, San Benito Bank had outstanding real estate loans and commitments to extend credit for real estate purposes totaling $61 million and other loans and commitments to extend credit secured by real estate totaling $3 million.

       In extending credit and commitments to borrowers for real estate purposes, San Benito Bank's policy is to obtain deeds of trust and, in some cases, guarantees as security. The repayment of such loans is primarily expected to come from the sale of the related property or from the borrower's cash flow. The Bank's requirement for collateral and guarantees is determined on a case-by-case basis in connection with management's evaluation of the credit worthiness of the borrower. Credit losses from lending transactions related to real estate compare favorably with the Bank's credit losses on its loan portfolio as a whole.

       Although real estate loans may be subject to risk in the event of a serious downturn in regional real property values, based upon management's evaluation of sales or reaffirmation of appraisals, San Benito Bank has not experienced any significant reductions in collateral value of such loans. However, no assurance can be given that significant reductions in collateral value will not occur in the future. Further, for the three years covered by the financial statements contained in this proxy statement-prospectus, real estate loans in the aggregate amount of only $4,000 have been charged off by the Bank. Other real estate acquired by foreclosure is stated at the lower of the recorded investment in the property or its estimated fair value less costs to sell. At the time of foreclosure, the value of the underlying loan is written down to the estimated fair value less costs to sell by a charge to the allowance for credit losses, if necessary. Any subsequent write-downs are charged to other expenses. Operating expenses of such properties, net of related income and gains and losses on their disposition are included in other expenses. Other real estate acquired by foreclosure and included in other assets was $0, $0 and $169,000 at December 31, 1999, 1998 and 1997, respectively.

       The Bank's deposits are attracted from individual and commercial customers. A material portion of the Bank's deposits has not been obtained from a single person or a few persons, the loss of any one or more of which would have a material adverse effect on the business of San Benito Bank, nor is a material portion of the Bank's loans concentrated within a single industry or group of related industries.

       In order to attract loan and deposit business from individuals and small businesses, the Bank maintains lobby hours from 9 a.m. to 5 p.m., Monday through Thursday, from 9 a.m. to 6 p.m. on Fridays and from 9 a.m. to 1 p.m. on Saturdays. The Bank also maintains drive-up window hours from 9 a.m. to 6 p.m., Monday through Friday and from 9 a.m. to 1 p.m. on Saturdays, and 4 automated teller machines operate 24 hours per day, seven days per week, at the Bank's headquarters banking office and three branches.

       San Benito Bank employed sixty-six (66) full-time employees and twenty-two (22) part-time employees as of March 1, 2000.

COMPETITION

       The banking business in California generally, and in San Benito Bank's primary service area specifically, is highly competitive with respect to both loans and deposits, and is dominated by a relatively small number of major banks with many offices operating over a wide geographic area. Among the advantages such major banks have over San Benito Bank are their ability to finance wide ranging advertising campaigns and to allocate their investment assets, including loans, to regions of higher yield and demand. Such banks offer certain services such as international banking and trust services which are not offered directly by San Benito Bank but which San Benito Bank has offered indirectly through correspondent institutions when its customers sought these services. In addition, by virtue of their greater total capitalization, such banks have substantially higher lending limits than San Benito Bank. Legal lending limits to an individual customer are limited to a percentage of a bank's total capital accounts. As of December 31, 1999, San Benito Bank's legal loan limits to individual customers were approximately $3,061,000 for unsecured loans and $5,102,000 for secured loans. For borrowers desiring loans in excess of San Benito Bank's lending limits, San Benito Bank may, in the future, make such loans on a participation basis with its correspondent banks taking the amount of loans in excess of San Benito Bank's lending limits. In other cases, San Benito Bank may refer such borrowers to larger banks or other lending institutions.

       As of December 31, 1999, there were eleven (11) operating bank offices in San Benito Bank's primary service area, which consists principally of the county of San Benito, California and the City of Gilroy, California. The Bank's primary service area also contained four (4) offices of savings and loan associations. San Benito Bank's primary service area is oriented towards light industry, small businesses and agriculture.

       San Benito Bank relies substantially on local promotional activity, personal contacts by its officers, directors and employees, referrals by its shareholders, extended hours, personalized service and its reputation in the communities it serves to compete effectively.

PROPERTY

       San Benito Bank operates from four facilities, three (3) of which are located in San Benito County and one (1) of which is located in Santa Clara County. The main office is located at 300 Tres Pinos Road, Hollister, California. The two-story 13,724 square foot facility was built in 1989 and is the Bank's administrative headquarters. The land and building are owned by the Bank and had a book value of $150,000 and $1,166,000 respectively, at December 31, 1999. The Bank's San Benito County branches are located at 301 The Alameda, Suite G, in San Juan Bautista and 530 San Benito Street in Hollister. Both branches occupy approximately 1800 square feet. The Bank domiciles its SBA, mortgage lending, and Visa departments at 330 Tres Pinos Road, Suites D-1 and 2, which contain about 3700 square feet. In October 1997, the Bank opened a full service branch at 751 First Street, Gilroy, California. This branch occupies 4,368 square feet. All facilities other than the administrative headquarters are leased. The various operating leases expire through 2003 but the agreements include options to extend for ten to fifteen years. Lease rates are adjusted periodically for changes in certain economic indices. Lease expense was $152,000 in 1999, $141,000 in 1998 and $86,000 in 1997. Minimum annual lease commitments under these leases are as follows:

                           Annual Lease Commitments
                           -------------------------
                           2000                 $139,000
                           2001                  100,000
                           2002                   79,000
                           2003                    9,000

                           TOTAL                $327,000
                                                ========

REGULATION AND SUPERVISION

       TO THE EXTENT THAT THE FOLLOWING INFORMATION DESCRIBES STATUTORY AND REGULATORY PROVISIONS, IT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THOSE PROVISIONS. ALSO, SUCH STATUTES, REGULATIONS AND POLICIES ARE CONTINUALLY UNDER REVIEW BY CONGRESS AND STATE LEGISLATURES AND FEDERAL AND STATE REGULATORY AGENCIES. A CHANGE IN STATUTES, REGULATIONS OR REGULATORY POLICIES APPLICABLE TO SAN BENITO BANK COULD HAVE A MATERIAL EFFECT ON THE BUSINESS OF SAN BENITO BANK.

       GENERAL

       As a California state licensed bank, San Benito Bank is subject to regulation, supervision and periodic examination by the CDFI. The Bank also is a member of the Federal Reserve System and as such is subject to regulation, supervision and periodic examination by the Federal Reserve. The Bank's deposits are insured by the FDIC to the maximum amount permitted by law, which is currently $100,000 per depositor in most cases. As an insured bank, San Benito Bank is subject to certain regulations of the FDIC.

       The regulations of these state and federal bank regulatory agencies govern most aspects of the Bank's business and operations, including but not limited to, the scope of its business, its investments, its reserves against deposits, the nature and amount of any collateral for loans, the timing of availability of deposited funds, the issuance of securities, the payment of dividends, bank expansion and bank activities, including real estate development and insurance activities. The Bank is also subject to the requirements and restrictions of various consumer laws and regulations.

       CAPITAL ADEQUACY REQUIREMENTS

       San Benito Bank is subject to the Federal Reserve's regulations governing capital adequacy. As noted below, the federal banking agencies have adopted regulations which could impose additional capital requirements on banks based on market risk and have added a component to the uniform bank rating system which addresses sensitivity to market risk, including interest rate risk.

       The Federal Reserve capital guidelines for state member banks set total capital requirements and define capital in terms of "core capital elements," or Tier 1 capital and "supplemental capital elements," or Tier 2 capital. Tier 1 capital is generally defined as the sum of the core capital elements less goodwill and certain intangibles. The following items are defined as core capital elements: (i) common stockholders' equity; (ii) qualifying noncumulative perpetual preferred stock and related surplus; and (iii) minority interests in the equity accounts of consolidated subsidiaries. Supplementary capital elements include: (i) allowance for loan and lease losses (which cannot exceed 1.25% of an institution's risk-weighted assets); (ii) perpetual preferred stock, long term preferred stock, and related surplus not qualifying as core capital; (iii) hybrid capital instruments, including mandatory convertible debt securities; and
(iv) term subordinated debt and intermediate-term preferred stock and related surplus. At least fifty percent (50%) of the qualifying total capital base must consist of Tier 1 capital. The maximum amount of Tier 2 capital that may be recognized for risk-based capital purposes is limited to one-hundred percent (100%) of Tier 1 capital, net of goodwill.

       State member banks are required to maintain a minimum ratio of qualifying total capital to risk-weighted assets of eight percent (8%), at least one-half of which must be in the form of Tier 1 capital. Risk based capital ratios are calculated with reference to risk weighted assets, including both on and off-balance sheet exposures, which are multiplied by certain risk weights assigned by the Federal Reserve and the FDIC to those assets.

       The Federal Reserve has established a minimum leverage ratio of three percent (3%) Tier 1 capital to total assets for member banks that have received the highest composite regulatory rating and are not anticipating or experiencing any significant growth. All other institutions are required to maintain a leverage ratio of at least 100 to 200 basis points above the 3% minimum for a minimum of four percent (4%) or five percent (5%).

       Described below are Bank's risk based and leverage capital ratios as of December 31, 1999:

                               RISK-BASED CAPITAL RATIO AS OF DECEMBER 31, 1999

                                                       Amount          Risk Based Ratio
                                                       ------          ----------------
              Tier 1 Capital                           $ 18,701,000        13.69%
              Total Capital                            $ 20,408,000        14.95%
              Total Capital minimum requirement        $ 10,924,000         8.00%
              Excess                                   $  9,484,000         6.95%
              Risk-weighted assets                     $136,551,000

                                   LEVERAGE RATIO AS OF DECEMBER 31, 1999


                                                       Amount           Leverage Ratio (1)
                                                       ------           --------------
              Tier 1 Capital                           $ 18,701,000       9.22%
              Minimum Leverage Ratio                   $  8,111,000       4.00%
              Excess                                   $ 10,590,000       5.22%
              Average assets                           $202,779,000

---------------------
              (1)    Tier 1 Capital to average total assets.

       The risk-based capital ratio previously discussed focuses principally on broad categories of credit risk, and may not take into account many other factors that can affect a bank's financial condition. These factors include overall interest rate risk exposure; liquidity, funding and market risks; the quality and level of earnings; concentrations of credit risk; certain risks arising from nontraditional activities; the quality of loans and investments; the effectiveness of loan and investment policies; and management's overall ability to monitor and control financial and operating risks, including the risk presented by concentrations of credit and nontraditional activities. The federal banking agencies have addressed many of these areas in related rule-making proposals and under FDICIA, some of which are discussed herein. In addition to evaluating capital ratios, an overall assessment of capital adequacy must take account of each of these other factors including, in particular, the level and severity of problem and adversely classified assets. For this reason, the final supervisory judgment on a bank's capital adequacy may differ significantly from the conclusions that might be drawn solely from the absolute level of the bank's risk-based capital ratio. In light of the foregoing, the agencies have stated that banks generally are expected to operate above the minimum risk-based capital ratio. Banks contemplating significant expansion plans, as well as those institutions with high or inordinate levels of risk, should hold capital commensurate with the level and nature of the risks to which they are exposed.

       Further, the banking agencies recently have adopted modifications to the risk-based capital regulations to include standards for interest rate risk exposures. Interest rate risk is the exposure of a bank's current and future earnings and equity capital arising from movements in interest rates. While interest rate risk is inherent in a bank's role as financial intermediary, it introduces volatility to bank earnings and to the economic value of the bank. The banking agencies have addressed this problem by implementing changes to the capital standards to include a bank's exposure to declines in the economic value of its capital due to changes in interest rates as a factor that the banking agencies will consider in evaluating an institution's capital adequacy. Bank examiners will consider a bank's historical financial performance and its earnings exposure to interest rate movements as well as qualitative factors such as the adequacy of a bank's internal interest rate risk management.

       Finally, institutions with significant trading activities must measure and hold capital for exposure to general market risk arising from fluctuations in interest rates, equity prices, foreign exchange rates and commodity prices and exposure to specific risk associated with debt and equity positions in the trading portfolio. General market risk refers to changes in the market value of on-balance-sheet assets and offbalance-sheet items resulting from broad market movements. Specific market risk refers to changes in the market value of individual positions due to factors other than broad market movements and includes such risks as the credit risk of an instrument's issuer. The additional capital requirements apply effective January 1, 1998 to institutions with trading assets and liabilities equal to 10% or more of total assets or trading activity of $1 billion or more. The federal banking agencies may apply the market risk regulations on a case by case basis to institutions not meeting the eligibility criteria if necessary for safety and soundness reasons.

       In connection with the recent regulatory attention to market risk and interest rate risk, the federal banking agencies will evaluate an institution in its periodic examination on the degree to which changes in interest rates, foreign exchange rates, commodity prices or equity prices can affect a financial institution's earnings or capital. In addition, the agencies will focus in the examination on an institution's ability to monitor and manage its market risk, and will provide management with a clearer and more focused indication of supervisory concerns in this area.

       In certain circumstances, the Federal Reserve may determine that the capital ratios for a state member bank must be maintained at levels which are higher than the minimum levels required by the regulations. A bank which does not achieve and maintain the required capital levels may be issued a capital directive by the Federal Reserve to ensure the maintenance of required capital levels. In addition, the Bank is required to meet capital guidelines of the FDIC concerning the maintenance of an adequate allowance for loan and lease losses.

       PAYMENT OF DIVIDENDS

       Under state law, the Board of Directors of a California state chartered bank may declare a cash dividend, subject to the restriction that the amount available for the payment of cash dividends is limited to the lesser of the bank's retained earnings, or the bank's net income for the latest three fiscal years, less dividends previously declared during that period, or, with the approval of the CDFI, to the greater of the retained earnings of the bank, the net income of the bank for its last fiscal year or the net income of the bank for its current fiscal year.

       Federal Reserve regulations also govern the payment of dividends by a state member bank. Under Federal Reserve regulations, dividends may not be paid unless both capital and earnings limitations have been met. First, no dividend may be paid if it would result in a withdrawal of capital or exceed the bank's net profits then on hand, after deducting its losses and bad debts. Exceptions to this limitation are available only upon the prior approval of the Federal Reserve and the approval of two-thirds of the bank's shareholders. Second, a state member bank may not pay a dividend without the prior written approval of the Federal Reserve if the total of all dividends declared in one year exceeds the total of net profits for that year plus the preceding two calendar years, less any required transfers to surplus under state or federal law.

       The Federal Reserve has broad authority to prohibit a bank from engaging in banking practices which it considers to be unsafe or unsound. It is possible, depending upon the financial condition of the bank in question and other factors, that the Federal Reserve may assert that the payment of dividends or other payments by the bank is considered an unsafe or unsound banking practice and therefore, implement corrective action to address such a practice.

       Accordingly, the future payment of cash dividends by San Benito Bank will generally depend not only on the Bank's earnings during any fiscal period, but also on the Bank meeting certain capital requirements and the maintenance of an adequate allowance for loan and lease losses.

       EXTENSIONS OF CREDIT TO INSIDERS AND TRANSACTIONS WITH
AFFILIATES

       Sections 22(h) of the Federal Reserve Act and Federal Reserve Regulation O place limitations and conditions on loans or extensions of credit to: a bank's or bank holding company's executive officers, directors and principal shareholders (i.e., in most cases those persons who own, control or have power to vote more than ten percent (10%) of any class of voting securities); any company controlled by any such executive officer, director or shareholder (i.e., where the person directly or indirectly or acting through or in concert with one or more other persons owns, controls or has the power to vote twenty-five percent (25%) or more of any class of voting securities, controls the election of a majority of directors, or has the power to exercise a controlling influence over management or policies); or any political or campaign committee controlled by such executive officer, director or principal shareholder.

       Loans extended to any of these persons must comply with loan-to-one-borrower limits, require prior full board approval when aggregate extensions of credit to such person exceed specified amounts, must be made on substantially the same terms (including interest rates and collateral) as, and following credit-underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions with noninsiders, and must not involve more that the normal risk of repayment or present other unfavorable features. Regulation O also prohibits a bank from paying an overdraft on an account of an executive officer or director, except pursuant to a written pre-authorized interest-bearing extension of credit plan that specifies a method of repayment or a written pre-authorized transfer of funds from another account of the officer or director at the bank.

       IMPACT OF MONETARY POLICIES

       The earnings and growth of San Benito Bank is subject to the influence of domestic and foreign economic conditions, including inflation, recession and unemployment. The earnings of the Bank are affected not only by general economic conditions but also by the monetary and fiscal policies of the United States and federal agencies, particularly the Federal Reserve. The Federal Reserve can and does implement national monetary policy, such as seeking to curb inflation and combat recession, by its open market operations in United States Government securities and by its control of the discount rates applicable to borrowings by banks from the Federal Reserve System. The actions of the Federal Reserve in these areas influence the growth of bank loans, investments and deposits and affect the interest rates charged on loans and paid on deposits. As demonstrated recently by the Federal Reserve's actions regarding interest rates, its policies have had a significant effect on the operating results of commercial banks and are expected to continue to do so in the future. The nature and timing of any future changes in monetary policies are not predictable.

       RECENT LEGISLATION

       From time to time, legislation is enacted which has the effect of increasing the cost of doing business, limiting or expanding permissible activities or affecting the competitive balance between banks and other financial institutions. Proposals to change the laws and regulations governing the operations and taxation of banks and other financial institutions are frequently made in Congress, in the California legislature and before various bank regulatory agencies. Most recently, President Clinton signed into law the Gramm-Leach-Bliley Act. This legislation eliminates many of the barriers that have separated the insurance, securities and banking industries since the Great Depression. The federal banking agencies (the Federal Reserve, FDIC, OCC) among others, are currently drafting regulations to implement the Gramm-Leach-Bliley Act. The likelihood of any major change from these regulations, and the impact such change may have on the Bank is impossible to predict.

       GRAMM-LEACH-BLILEY ACT

       The Gramm-Leach-Bliley Act, signed into law on November 12, 1999, is the result of a decade of debate in the Congress regarding a fundamental reformation of the nation's financial system. The law is subdivided into seven titles, by functional area. Title I acts to facilitate affiliations among banks, insurance companies and securities firms. Title II narrows the exemptions from the securities laws previously enjoyed by banks, requires the Federal Reserve and the SEC to work together to draft rules governing certain securities activities of banks and creates a new, voluntary investment bank holding company. Title III restates the proposition that the states are the functional regulators for all insurance activities, including the insurance activities of federally-chartered banks. The law bars the states from prohibiting insurance activities by depository institutions. The law encourages the states to develop uniform or reciprocal rules for the licensing of insurance agents. Title IV prohibits the creation of additional unitary thrift holding companies. Title V imposes significant requirements on financial institutions related to the transfer of nonpublic personal information. These provisions require each institution to develop and distribute to accountholders an information disclosure policy, and requires that the policy allow customers to, and for the institution to, honor a customer's request to "opt-out" of the proposed transfer of specified nonpublic information to third parties. Title VI reforms the Federal Home Loan Bank system to allow broader access among depository institutions to the systems advance programs, and to improve the corporate governance and capital maintenance requirements for the system. Title VII addresses a multitude of issues including disclosure of ATM surcharging practices, disclosure of agreements among non-governmental entities and insured depository institutions which donate to non-governmental entities regarding donations made in connection with the Community Reinvestment Act, and disclosure by the recipient non-governmental entities of how such funds are used. Additionally, the law extends the period of time between CRA examinations of community banks.

       San Benito Bank intends to comply with all provisions of the Gramm-Leach-Bliley Act and all implementing regulations as they become effective, and the Bank intends to develop appropriate policies and procedures to meet its responsibilities in connection with the privacy provisions of Title V of that Act.

LEGAL PROCEEDINGS

       In the normal course of business, San Benito Bank is occasionally made a party to actions seeking to recover damages from the Bank. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Bank's financial condition.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

       Management's discussion and analysis of financial condition and results of operations is designed to provide a better understanding of significant trends relating to San Benito Bank's financial condition, results of operations, liquidity, and capital resources as reflected in the financial statements as of and for the years ended December 31, 1999, 1998 and 1997. This analysis should be read in conjunction with the financial statements and notes thereto included in this document. Readers should also review the information under "A Warning About Forward-Looking Information."

       RESULTS OF OPERATIONS

       San Benito Bank's operating results depend primarily on the level of net interest income (the difference between the interest earned on loans and investments less interest expense on deposit accounts and borrowings). The primary factors affecting the level of interest income are the Bank's interest rate margin (the difference between the yield earned on interest earning assets and the rate paid on interest-bearing liabilities), as well as the difference between the relative amounts of average interest-earning assets and average interest-bearing liabilities.

       The Bank's net income for the year ended December 31, 1999 was $2,259,000, or $0.81 per share using basic earnings per share. This compares to a net income of $1,932,000 and $1,754,000, or $0.72 and $0.66 per share for the years ended December 31, 1998 and 1997, respectively. Diluted earnings per share, which reflects the potential dilution that could occur if outstanding stock options were exercised, were $0.77, $0.68, and $0.63 over the same periods. The return on average assets for 1999 was 1.21% compared to 1.25% in 1998 and 1.42% in 1997. The return on average shareholders equity was 13.14% in 1999 compared to 12.64% in 1998 and 13.16% in 1997.

       The following table sets forth certain ratios of profitability, liquidity and capital for the years ended December 31, 1999, 1998, and 1997.(1)

                                                                           Years Ended December 31,
                                                                           ------------------------
                                                                    1999              1998             1997
                                                                    ----              ----             ----
       Net Income:
         To average assets                                         1.21%             1.25%            1.42%
         To average shareholders' equity                          13.14%            12.64%           13.16%
       Dividends declared per share to net income per share       21.96%             0.00%            0.00%
       Average shareholders' equity to average assets              9.19%             9.92%           10.81%

------------------

(1)    These ratios were calculated on an annualized basis.

       Net income for 1999 exceeded net income for 1998 by $327,000. This resulted primarily from the addition, on average, of $28,942,000 of earning assets. The increase of earning assets generated additional interest income of $2,113,000 after the effect of lower rates during 1999. The Bank's performance also benefitted from lower interest rates on deposits as the average cost of deposits declined from 3.02% in 1998 to 2.74% in 1999. Consequently the Bank experienced a growth in net interest income of $1,640,000. Combined with an increase of $539,000 in noninterest income, the Bank's earnings growth more than compensated for a $1,134,000 increase in noninterest expense and an additional $510,000 provision for credit losses.

       The $178,000 increase in the Bank's net income for 1998 compared to 1997 was due primarily to an increase of $1,995,000 in interest income versus a $1,010,000 rise in the Bank's cost of funds. Average interest-earning assets (time deposits with other banks, federal funds sold, investment securities and loans) were $139,892,000 and $114,219,000 for the years ended December 31, 1998 and 1997, respectively. The 22% increase in average earning assets occurred primarily within the Bank's investment portfolio, and was fueled by deposit growth of $28,423,000, the bulk of which occurred within time deposits. Total average assets increased from $123,324,000 in 1997 to $154,031,000 in 1998. Net income in 1998 was also impacted by the expenses associated with a branch office opened in Gilroy, California during October of 1997. Approximately $392,000 of net expense was recognized in 1998.

       The following tables set forth the Bank's average balance sheets for the years ended December 31, 1999, 1998 and 1997 and analysis of interest ratio and interest rate differential (in thousands):


                                                                                                1999
                                                                               ----------------------------------------

                                                                                                               Average
ASSETS                                                                             Average     Amount of        Yield/
                                                                                   Balance     Interest       Rate Paid
                                                                                   -------     --------       ---------
Taxable investment securities...............................................   $     50,404   $     3,077         6.10%
State and political investment securities (1)...............................          7,704           369         4.79%
Federal funds sold..........................................................          8,490           443         5.22%
Time deposits with other banks..............................................          2,894           155         5.36%
Loans (2)(3)................................................................         99,342         9,967        10.03%
                                                                               ------------   -----------
     Total Interest-earning assets..........................................        168,834   $    14,011         8.30%
                                                                                              -----------
                                                                                              -----------
Less allowance for loan losses..............................................        (1,338)
Cash & due from banks.......................................................          9,028
Premises and equipment......................................................          2,505
Other assets................................................................          8,102
                                                                               ------------
    Total Assets............................................................   $    187,131
                                                                               ------------
                                                                               ------------


LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-bearing demand deposits............................................   $     30,720   $       439         1.43%
Savings deposits............................................................         27,649           507         1.83%
Other time deposits.........................................................         77,544         3,673         4.74%
                                                                                ------------   -----------
    Total Interest-bearing liabilities......................................        135,913   $     4,619         3.40%
                                                                                              -----------
                                                                                              -----------
Demand deposits.............................................................         32,838
Other liabilities...........................................................          1,190
Shareholders' equity........................................................         17,190
                                                                               ------------
    Total liabilities and shareholders' equity..............................   $    187,131
                                                                               ------------
                                                                               ------------
Interest income and average rate earned on earning assets...................                  $    14,011         8.30%
Interest expense and average interest cost related to earning assets........                        4,619         3.40%
    Net Interest income and net yield on earning assets.....................                  $     9,392         5.56%
                                                                                              -----------
                                                                                              -----------

---------------------
(1) Applicable state and political subdivision securities yields have not been calculated on a taxable equivalent basis.
(2) Nonaccrual loans are included in totals for average loans.
(3) Loan interest income includes amortization of loan fees of $584,000, $606,000 and $433,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

                                                                                                1998
                                                                              ------------------------------------------

                                                                                                               Average
ASSETS                                                                           Average       Amount of        Yield/
                                                                                 Balance       Interest       Rate Paid
                                                                                 -------       --------       ---------
Taxable investment securities...............................................  $     43,415  $       2,699         6.22%
State and political investment securities(1)................................         4,437            235         5.30%
Federal funds sold..........................................................        10,325            537         5.20%
Time deposits with other banks..............................................         2,414            145         6.01%
Loans (2)(3)................................................................        79,301          8,282        10.44%
                                                                              ------------  -------------
    Total Interest-earning assets...........................................       139,892  $      11,898         8.51%
                                                                                            -------------
                                                                                            -------------
Less allowance for loan losses..............................................       (1,126)
Cash & due from banks.......................................................         6,634
Premises and equipment......................................................         2,562
Other assets................................................................         6,069
                                                                              ------------
    Total Assets............................................................  $    154,031
                                                                              ------------
                                                                              ------------


LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-bearing demand deposits............................................  $     29,092  $         497         1.71%
Savings deposits............................................................        26,561            696         2.62%
Other time deposits.........................................................        56,401          2,953         5.24%
                                                                              ------------  -------------
    Total Interest-bearing liabilities......................................       112,054  $       4,146         3.70%
                                                                                            -------------
                                                                                            -------------
Demand deposits.............................................................        25,394
Other liabilities...........................................................         1,300
Shareholders' equity........................................................        15,283
                                                                              ------------
    Total liabilities and shareholders' equity..............................  $    154,031
                                                                              ------------
                                                                              ------------
Interest income and average rate earned on earning assets...................                $      11,898         8.51%
Interest expense and average interest cost related to earning assets........                        4,146         3.70%
                                                                                            -------------
    Net Interest income and net yield on earning assets.....................                $       7,752         5.54%
                                                                                            -------------
                                                                                            -------------


---------------------
(1) Applicable state and political subdivision securities yields have not been calculated on a taxable equivalent basis.
(2) Nonaccrual loans are included in totals for average loans.
(3) Loan interest income includes amortization of loan fees of $584,000, $606,000 and $433,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

                                                                                                 1997
                                                                               -----------------------------------------

                                                                                                                Average
ASSETS                                                                            Average      Amount of        Yield/
                                                                                  Balance      Interest        Rate Paid
                                                                                  -------      --------        ---------
Taxable investment securities...............................................   $     33,637   $     2,153         6.40%
State and political investment securities (1)...............................          4,875           263         5.39%
Federal funds sold..........................................................          5,016           256         5.10%
Time deposits with other banks..............................................             45             3         6.67%
Loans (2)(3)................................................................         70,646         7,228        10.23%
                                                                               ------------   -----------
    Total Interest-earning assets...........................................        114,219   $     9,903         8.67%
                                                                                              ===========
Less allowance for loan losses..............................................         (1,020)
Cash & due from banks.......................................................          4,886
Premises and equipment......................................................          2,259
Other assets................................................................          2,980
                                                                               ------------
    Total Assets............................................................   $    123,324
                                                                               ============


LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-bearing demand deposits............................................   $     27,096   $       547         2.02%
Savings deposits............................................................         29,004           813         2.80%
Other time deposits.........................................................         33,375         1,776         5.32%
                                                                               ------------   -----------
    Total Interest-bearing liabilities......................................         89,475   $     3,136         3.50%
                                                                                              ===========
Demand deposits.............................................................         19,550
Other liabilities...........................................................            968
Shareholders' equity........................................................         13,331
                                                                               ------------
    Total liabilities and shareholders' equity..............................   $    123,324
                                                                               ============
Interest income and average rate earned on earning assets...................                  $     9,903         8.67%
Interest expense and average interest cost related to earning assets........                        3,136         3.50%
                                                                                              -----------

    Net Interest income and net yield on earning assets.....................                  $     6,767         5.92%
                                                                                              ===========

----------------------
(1) Applicable state and political subdivision securities yields have not been calculated on a taxable equivalent basis.
(2) Nonaccrual loans are included in totals for average loans.
(3) Loan interest income includes amortization of loan fees of $584,000, $606,000 and $433,000 for the years ended December 31, 1999, 1998 and 1997, respectively.


       San Benito Bank concentrates its lending activities in four principal areas: commercial loans, including financial and agricultural loans, consumer loans, real estate secured loans and real estate construction loans. Interest rates charged for loans made by the Bank vary with the degree of risk, the size and maturity of the loans, the borrower's relationship with the Bank and prevailing money market rates indicative of the Bank's cost of funds. The majority of the Bank's loans are direct loans made to individuals and local businesses. The Bank makes loans to borrowers whose applications include a sound purpose, a viable repayment source and a plan of repayment established at inception and generally backed by a secondary source of repayment.

       The composition of the loan portfolio at December 31, 1999, 1998, 1997, 1996 and 1995 is summarized in the table below (in thousands):

                                                    1999             1998             1997            1996             1995
                                                    ----             ----             ----            ----             ----
Commercial                                     $    37,471      $    31,830      $    25,941      $   22,325       $   19,112
Real estate-construction                            28,504           27,499           14,982           9,637            8,464
Real estate - other                                 27,677           14,868           18,662          16,516           15,663
Installment                                         13,267           12,019           11,368          10,115            7,986
Other                                                1,828            1,279            1,563           1,290            1,219
                                                   -------           ------           ------          ------           ------
       Total                                   $   108,747      $    87,495      $    72,516      $   59,883       $   52,444
                                                   =======           ======           ======          ------           ------

       Interest and fees on loans totaled $9,967,000 and $8,282,000 for the years ended December 31, 1999 and 1998, which equated to an increase of 20%. Total interest income and fees on loans represented 71% and 70% of total interest income for the years ended December 31, 1999 and 1998, respectively. At year-end 1999, the total of non-accrual loans was $1,474,000 compared to $707,000 at year-end 1998.

       Interest and fees on loans totaled $8,282,000 and $7,228,000 for the years ended December 31, 1998 and 1997, which equated to an increase of 15%. Total interest income and fees on loans represented 70% and 73% of total interest income for the years ended December 31, 1998 and 1997. At year-end 1998, the total of non-accrual loans was $707,000 compared to $464,000 at year-end 1997.

       The following table sets forth, for the periods indicated, a summary of the changes in interest earned and interest incurred resulting from changes in asset and liability volume and changes in average rates (in thousands):

                                                       1999 Compared To 1998                      1998 Compared To 1997
                                                -------------------------------------     -------------------------------------

                                                                               Net                                      Net
                                                 Volume         Rate (4)      Change       Volume        Rate (4)      Change
                                                 ------         --------      ------       ------        --------      ------
Increase (decrease) in:

     Income from earning assets:
          Investment securities (1)....         $     658      $   (136)    $     522     $     735     $    (75)     $     660
          Federal funds sold...........               (95)            1           (94)          271           10            281
          Loans (2)(3).................             2,093          (408)        1,685           886          168          1,054
                                                ---------      --------     ---------     ---------     --------      ---------
          Total........................         $   2,656      $   (543)    $   2,113     $   1,892     $    103      $   1,995
                                                =========      ========     =========     =========     ========      =========

     Interest expense:
          Deposits:
          Interest-bearing demand......         $      28      $    (86)    $     (58)    $      40     $    (90)     $     (50)
          Savings......................                29          (218)         (189)          (68)         (49)          (117)
          Certificates of deposit......             1,107          (387)          720         1,225          (48)         1,177
                                                ---------      --------     ---------     ---------     --------      ---------
          Total........................         $   1,164      $   (691)    $     473     $   1,197     $   (187)     $   1,010
                                                =========      ========     =========     =========     ========      =========

Interest differential..................         $   1,492      $    148     $   1,640     $     695     $    290      $     985
                                                =========      ========     =========     =========     ========      =========

----------------------

(1) Applicable state and political subdivision security yields have not been calculated on a tax equivalent basis.
(2) Nonaccrual loans are included in totals for average loans.
(3) Loan interest income includes amortization of loan fees of $584,000, $606,000 and $433,000 for the years ended December 31, 1999, 1998 and 1997.
(4) The change in net interest due to both rate and volume has been included in the rate variance.

         Interest income earned on investment securities and federal funds sold totaled $4,044,000 and $3,616,000 for the years ended December 31, 1999 and 1998, respectively, an increase of 12%, and $2,675,000 for the year ended December 31, 1997. The investment portfolio grew by $10,736,000 on average between year-end 1998 and 1999, respectively. This growth resulted in additional interest income of $522,000 after the impact of lower rates during that period.
 In 1998 the investment portfolio posted growth on average of $11,709,000 and consequently produced additional interest income of $660,000 after the impact of yields lower than those recorded for 1997.

         The following tables set forth the amortized cost and fair market value of investment securities at December 31, 1999, 1998 and 1997 and the maturities and weighted average yield of investment securities at December 31, 1999 (in thousands):

                                                1999                        1998                          1997
                                      -----------------------     -----------------------       -----------------------

                                      Amortized        Fair       Amortized         Fair        Amortized        Fair
                                         Cost          Value         Cost          Value          Cost           Value
                                         ----          -----         ----          -----          -----          -----
U.S. Treasury Securities ..........   $     500     $     501     $     501     $     515       $   3,503     $   3,518
Obligations of U.S. Government
     agencies .....................      50,637        48,677        51,948        52,127          36,272        36,664
Obligations of states and political
     subdivisions .................       7,461         7,099         8,332         8,496           4,035         4,101
Other .............................         348           426             -             -               -             -
                                      ---------     ---------     ---------     ---------       ---------     ---------

         Total ....................   $  58,946     $  56,703     $  60,781     $  61,138       $  43,810     $  44,283
                                      =========     =========     =========     =========       =========     =========

                                                        MATURING

                                                          After 1            After 5
                                   In 1 Year               Year               Years               Over
                                    or Less              Through 5          Through 10           10 Years             Total
                              -------------------    ----------------     ---------------     ---------------    ---------------

                                Amount     Yield     Amount     Yield     Amount    Yield     Amount    Yield     Amount   Yield
                                -----      -----     ------     -----     ------    -----     ------    -----     ------   -----
U.S. Treasury
 Securities...............    $    500     6.98%          -        -            -      -            -      -     $   500   6.98%
Obligations of U.S.
 Government agencies......           -        -     $32,209     6.09%    $ 15,964   6.08%    $  2,465   7.21%     50,638   6.14%
States and political
 subdivisions (1).........           -        -       2,130     8.06%           -      -        5.330   6.56%      7,460   6.99%
Other.....................         348        0%          -        -            -      -            -      -         348      -
                              --------               ------              --------            --------            -------
        Total.............    $    848     4.12%    $34,339     6.21%    $ 15,964   6.08     $  7,795   6.77%    $58,946   6.22%
                              ========              =======             =========            ========            =======

--------------------
(1) Applicable state and political subdivisions yields have been calculated on a taxable equivalent basis.

         Average deposits were $168,751,000, $137,448,000 and $109,025,000 for the years ended December 31, 1999, 1998 and 1997, respectively. This equated to an increase of 23% for 1999 compared to 1998 and also 26% for 1998 compared to 1997. Interest expense totaled $4,619,000 for 1999, compared to $4,146,000 for 1998 and $3,136.000 for 1997. This equated to a cost of deposits of 2.74%, 3.02% and 2.88% for 1999, 1998, and 1997 respectively. In 1998 the bank's deposit mix began to change as customers moved from savings accounts to time deposits. On average in 1997 time deposits accounted for 31% of total deposits while savings accounts were 27% of total deposits. In 1998 these ratios were 41% and 19%. This trend continued into 1999 when savings deposits accounted for 16% of total deposits while time deposits reached 46% of deposits. This shift reflected the decline in rates experienced over this period and the resultant search for yield by customers in the bank's market place. As a competitive measure the bank designed a flexible certificate of deposit product in late 1997 which facilitated the shift in deposit mix. The bank's cost of time deposits during this three- year period, declined from 5.32% in 1997 to 5.24% in 1998 and then to 4.74% in 1999. Also during this period, non-interest bearing deposits rose from 18% of total deposits to 19.5% of total deposits which helped to lower deposit costs.

         The following table sets forth the average amount of and the average rate paid on certain deposit categories which were in excess of 10% of average deposits for the years ended December 31, 1999, 1998, 1997, 1996 and 1995 (in thousands):

                                     1999                  1998                 1997                 1996                1995
                              -----------------     -----------------    -----------------    ----------------    ----------------

                              Avg Bal      Rate     Avg Bal      Rate    Avg Bal     Rate     Avg Bal    Rate     Avg Bal    Rate
                              -------      ----     -------      ----    -------     ----     -------    ----     -------    ----
Noninterest bearing demand
  deposits                     $32,838     0.00%     $25,394    0.00%     $19,550    0.00%     $15,982   0.00%     $13,824   0.00%

Interest bearing demand
  deposits                      30,720     1.43%      29,092    1.71%      27,096    2.02%      25,167   1.94%      21,921   2.69%
Savings deposits                27,649     1.83%      26,561    2.62%      29,004    2.80%      29,667   2.83%      32,498   3.73%
Time deposits                   77,544     4.74%      56,401    5.24%      33,375    5.32%      24,160   5.25%      17,236   5.31%
                              --------              --------             --------              -------             -------
                              $168,751              $137,448             $109,025              $94,976             $85,479
                              ========              ========             ========              =======             =======

         The following table sets forth the maturity of time certificates of deposits of $100,000 or more and other time deposits of $100,000 or more at December 31, 1999 (in thousands):

                                                          December 31, 1999
                                                          -----------------
                  Three months or less                        $20,829
                  Over 3 through 6 months                     $11,077
                  Over 6 through 12 months                    $ 8,769
                  Over 12 months                              $   740

         Management seeks to maintain asset quality and control risk through credit analysis and periodic review of outstanding loans. In determining the adequacy of the loan loss allowance, management relies primarily on its review of the loan portfolio and periodic independent credit evaluations. Problem loans are examined on a individual basis to determine estimated probable loss. In addition, management considers historical net loss experience for each loan category, and current and anticipated economic conditions affecting each loan category. Management believes that the $1,768,000 allowance for loan losses at December 31, 1999 is adequate to absorb known risks in the Bank's loan portfolio. However, no assurance can be given that adverse economic conditions or other circumstances will not result in increased losses in the portfolio.

         Net loans charged to the allowance for loan losses totaled $135,000, or 0.1%, $99,000, or 0.1% and $111,000, or 0.2% of average loans outstanding during the years ended December 31, 1999,1998 and 1997, respectively. The allowance for loan losses was $1,786,000 at December 31, 1999 compared to $1,203,000 at December 31, 1998 and $1,112,000 at December 31, 1997. Additions to the allowance are made on a monthly basis through charges to operations and are reflected in the Bank's statements of income as provision for loan losses. As a percent of total loans outstanding, the allowance for loan losses was 1.6%, 1.4% and 1.5% at December 31, 1999, 1998 and 1997, respectively. The Bank provided $700,000 for loan losses in 1999 versus a provision of $190,000 in 1998 and $200,000 in 1997, respectively. The larger provision recorded in 1999 reflected management's assessment of known risks in the loan portfolio.

         A summary of nonaccrual, past due and restructured loans at December 31, 1999, 1998, 1997, 1996 and 1995 is set forth below (in thousands):

                                                                          December 31,
                                                                          ------------
                                                   1999          1998          1997          1996          1995
                                                   ----          ----          ----          ----          ----
         Nonaccrual                           $   1,474      $    707      $   464      $     63       $     63
         Accruing loans past due 90                 635             -            -             -              -
         days or more Restructured loans              0             0            0             0             54
                                              ---------      --------      -------      --------       --------
                                              $   2,109      $    707      $   464      $     63       $    117
                                              ---------      --------      -------      --------       --------
                                              ---------      --------      -------      --------       --------

         The Bank's financial statements are prepared on the accrual basis of accounting, including the recognition of interest income on the loan portfolio. Interest income from nonaccrual loans is not accrued in the financial statements.

         Loans are placed in a nonaccrual status and any accrued but unpaid interest income is reversed and charged against income when a decision is made to retake any or all collateral securing a loan, regardless of whether action has commenced to retake such collateral; official notice is received of any bankruptcy petition filing; the payment of interest or principal is ninety (90) days or more past due; or in the opinion of management the collectibility of any portion of principal or interest is thought to be doubtful, even though none of the other conditions listed above exist. Nonaccrual loans at December 31, 1999, 1998, 1997, 1996 and 1995 constituted approximately 1.36%, 0.81%, 0.64%, 0.11%
and 0.12% of total gross loans respectively. Loans in the nonaccrual category are treated as nonaccrual loans even though the Bank may ultimately recover all or a portion of the interest due. The classification of a loan as a nonaccrual loan is not necessarily indicative of a potential charge-off. The Bank believes its procedures for administering and reviewing its loan portfolio are effective in identifying loans where significant problems exist. At December 31, 1999, 1998, 1997 and 1996 there were no restructured loans. At December 31, 1995 there was $54,000 in restructured loans.

         Loans on which accrual of interest has been discontinued amounted to $1,474,000 at December 31, 1999 and are included in loan totals on the balance sheet. If interest on these loans had been accrued such income would have approximated $49,000. Any payments on these loans would be applied to principal until the loan was removed from nonaccrual status. At December 31, 1999, there were no commitments to lend additional funds to borrowers whose loans were classified as nonaccrual.

         The following table summarizes loan loss experience for the years indicated (in thousands):

                                                                               Years Ended December 31,
                                                                               ------------------------

                                                         1999             1998            1997            1996            1995
                                                         ----             ----            ----            ----            ----
Loans outstanding at end of period                  $   108,747       $   87,495      $   72,516       $   59,883      $   52,444
                                                       --------          -------         -------           ------         -------
                                                       --------          -------         -------           ------         -------
Average loans outstanding during period             $    99,342       $   79,301      $   70,646       $   55,705      $   51,480
                                                       --------          -------         -------           ------         -------
                                                       --------          -------         -------           ------         -------

Balance at beginning of period                            1,203            1,112           1,023            1,071             981
Loans charged-off:
Commercial                                                 (106)             (10)           (121)             (82)            (41)
Real estate-construction                                      -                -               -                -               -
Real estate - other                                           -                -               -               (4)              -
Installment                                                 (80)            (103)           (107)             (88)            (22)
                                                       --------          -------         -------           ------         -------
         Total loans charged-off                           (186)            (113)           (228)            (174)            (63)
                                                       --------          -------         -------           ------         -------
Recoveries of loans previously charged-off
Commercial                                                   12                4              39                1               5
Real estate-construction                                      -                -               -                -               -
Real estate - other                                           -                -               -                -               -
Installment                                                  39               10              78               25              18
                                                       --------          -------         -------           ------         -------
         Total Recoveries                                    51               14             117               26              23
                                                       --------          -------         -------           ------         -------
Net (charge-offs)recoveries                                (135)             (99)           (111)            (148)            (40)
Provision for loan losses                                   700              190             200              100             130
                                                       --------          -------         -------           ------         -------
Balance at end of period                            $     1,768       $    1,203      $    1,112       $    1,023      $    1,071
                                                       --------          -------         -------           ------         -------
                                                       --------          -------         -------           ------         -------

Allowance for loan losses as a percentage of              1.63%            1.37%           1.53%            1.71%           2.04%
 outstanding loan balance
Net charge-offs to average loans outstanding              0.14%            0.12%           0.16%            0.27%           0.08%

         Management considers a number of factors in determining the amount of the allowance for credit losses, including: (1) the Bank's historical experience of charged-off loans as a percentage of total loans, (2) trends in nonaccrual and past due loans, (3) trends in the proportion of loans with certain Risk Grades, (4) amounts calculated by applying a certain Risk Code percentage to each grade of loan, (5) specific allowances for problem loan relationships in excess of $ 100,000 based on the individual facts and circumstances specific to each loan relationship, and (6) pervasive factors such as concentrations in the loan portfolio and general economic trends.

         Based on such considerations, management has estimated the necessary allowance for credit losses at December 31, 1999 to be $1,768,000.

       The risk elements of various loan types are initially assigned by the supervising loan officer and reviewed for appropriateness by the Loan Committee. The Risks are then validated by a outside loan examiner periodically throughout the year. Loans are monitored for timely payments during the term and any problems, are reported to administration immediately. Periodic submission of financial data is required on some loans which is reviewed by the lending officer and collateral is inspected when appropriate. The bank monitors the economic conditions of the area in-order to anticipate any problems that might arise.

         The risk associated with loan concentrations is considered low to moderate. Total real estate loans are 52.0% of total loans, compared to a budget of 49.2%, Total consumer credit (includes installment loans and credit card) is 13.6% compared to a budget of 14.8% and all commercial loans are 34.4% compared to a budget of 36%.

         Growth in the Bank's marketing area has created a higher than usual demand for construction loans, which are approved for well established developers or where a pre-approved buyer is in place. Real estate loans are considered low risk because of the higher than normal demand for housing. Commercial loans are considered moderate risk and usually kept to a one-year maturity in-order to review financial data and monitor the financial health of the borrower. Installment loan portfolio is considered low risk because of the large number of accounts and the smaller size of each loan.

         The over all loan portfolio is considered by management to be of low to moderate risk.

         Management's estimate of the approximate amount of anticipated charge-off 's during the next full year of operations is presented below. Such estimate is based on using the highest percentage of charged-off loans to total loans the Bank has ever incurred, adjusted to reflect the troubled loans that the Bank is aware of and monitoring closely.

         Anticipated charge-offs during the next full year of operations:

          -  Commercial Loans                               $450
          -  Real Estate - Construction                       50
          -  Real Estate - Other                              25
          -  Installment Loans                               100
          -  Other Loans                                      30
                                                            ----
                                                            $655
                                                            ----
                                                            ----

         Net interest income after provision for loan losses totaled $8,692,000, $7,562,000 and $6,567,000 for the years ended December 31, 1999, 1998 and 1997, respectively. This equated to a 15% increase for both 1999 compared to 1998 and 1998 compared to 1997.

         Non-interest income, which consists primarily of service charges on deposit accounts, was $1,774,000 for the year ended December 31, 1999 compared to $1,235,000 for the year ended December 31, 1998, a 44% increase. This increase resulted principally from the recognition of $348,000 derived from the demutualization of Canada Life Insurance from which the bank purchased several policies in conjunction with its supplemental employee retirement plan and deferred compensation plan. Non-interest income totaled $933,000 for the year ended December 31, 1997. The 32% increase in non-interest income for 1998 compared to 1997 was due primarily to an increase in mortgage loan origination fees which accounted for $81,000 of the improvement.

         Non-interest expense increased to $7,004,000 in 1999, from $5,870,000 in 1998, a 19% increase. This was consistent with the 19% increase between 1998 and 1997 when $4,916,000 of non-interest expense was recognized. The largest component of non-interest expense is salary and employee benefits, which was $3,712,000, $3,102,000 and $2,567,000 in 1999, 1998 and 1997, respectively. The number of full-time equivalent employees was 81, 75 and 69, at December 31, 1999, 1998 and 1997, respectively.

The 20% increase in salary and employee benefits expense in 1999 compared to 1998 was concentrated in salaries which reflected the addition of 6 full-time equivalent employees and normal annual increases. Other significant factors included a $54,000 increase in bonus and 401(k) accruals, a $92,000 rise in expense for group insurance and a $42,000 increase in payroll taxes. The 21% increase in salary and employee benefits expense for 1998 compared to 1997 was due primarily to the expense associated with staffing of the Gilroy office which opened in October 1997 and impacted all twelve months of 1998. Bonus and 401(k) matching expenses also increased by $34,000. Historically the Bank has accrued 10% of pretax income for this purpose. Expense associated with group insurance climbed $87,000 in 1998 due to higher premiums and additional enrollments. The Bank experienced a $17,000 increase in payroll taxes corresponding with the rise in salary expense. Occupancy expense remained relatively stable between 1999 and 1998, but increased $121,000 or 38% between 1998 and 1997. The bulk of the additional expense was concentrated in the Gilroy office, which as mentioned previously, began operating in October of 1997. Other operating expense rose from $1,535,000 in 1997 to $1,631,000 in 1998 and then to $1,901,000 in 1999.
This trend reflected the Bank's asset growth. When expressed as a percentage of average assets ratios for other operating expenses were 1.24%, 1.06% and 1.02% in 1997, 1998 and 1999, respectively.

         LIQUIDITY MANAGEMENT

         The objectives of San Benito Bank's liquidity management are to provide funds to meet customer loan demand and deposit withdrawals, as well as normal operating expenses. The Bank maintains liquid assets (cash, demand deposits due from banks, short-term time deposits, federal funds sold, and available-for-sale investment securities) to meet its liquidity requirements without reliance on short term borrowings or brokered deposits. Additional sources of liquidity are maturing loans and investments. At December 31, 1999, liquid assets totaled $48,424,000 compared with $47,110,000 and $31,144,000 at December 31, 1998 and
1997, respectively. These totals equated to 27%, 30% and 26% of total deposits, at December 31, 1999,1998 and 1997, respectively. The rise in liquidity between 1997 and 1998 reflected a decline in total loans in relation to total deposits and the resultant allocation of excess funds to liquid investments. The 27% ratio experienced in 1999 resulted from a higher loan to deposit ratio than experienced at year-end 1998.

         Total gross loans outstanding at December 31, 1999, 1998 and 1997 were $108,747,000, $87,495,000 and $72,516,000, respectively. This equated to 21%
loan growth between 1997 and 1998 and 24% from 1998 to 1999. Average loans outstanding during the years ended December 31, 1999, 1998 and 1997 totaled $99,343,000, $79,301,000 and $70,646,000, respectively. The liquidity ratio for net loans (gross loans less deferred loan fees and allowance for loan losses) to total deposits was 59%, 54% and 60% at December 31, 1999, 1998 and 1997, respectively.

         The Bank's primary source of liquidity in the long-term is expected to be earnings of the Bank and acquisition of core deposits. To augment short-term liquidity needs, the Bank maintains unsecured lines of credit in the amount of $9,000,000 with correspondent banks and a separate repurchase facility with a borrowing capacity of approximately $13,000,000. If the Bank's growth results in greater cash needs, additional sources of liquidity will be pursued, including loans, sale of common stock and other forms of financing.

         CAPITAL RESOURCES

         In 1999, 1998 and 1997, San Benito Bank's capital adequacy ratios exceeded the levels required by the Federal Reserve. The regulations issued by the Federal Reserve generally establish guidelines for measuring and assessing "risk-based" capital by segregating assets and specified off-balance sheet commitments into risk weighted categories, with higher levels of capital required for the categories perceived as representing greater risk. In addition, the Bank is also required to meet certain Federal Reserve guidelines concerning the maintenance of an adequate allowance for loan losses.

         Under the guidelines, the Bank is currently required to maintain a total risk-based capital ratio of 8.0%. At December 31, 1999, the total risk-based capital ratio of the Bank was 14.95%, compared to 15.41% at December 31, 1998 and 16.60% at December 31, 1997. Additionally, federal banking regulators have issued leverage ratio guidelines which supplement the risk-based guidelines. Currently the minimum leverage ratio requirement applicable to the Bank is 4.0%. At December 31, 1999, 1998 and 1997, the Bank exceeded this requirement with a leverage ratio of 9.22%, 9.46% and 10.53%, respectively.

         Management believes San Benito Bank is in compliance with all applicable capital requirements.

         IMPACT OF INFLATION

         Inflation affects San Benito Bank's financial position as well as its operating results. It is management's opinion that the effects of inflation on the financial statements have not been material.

         IMPACT OF NEW ACCOUNTING STANDARDS

         In June 1998 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. As amended by SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 137" this statement is effective for fiscal years beginning after June 15, 2000, with earlier application permitted. Management believes the effect of adoption of this statement on the Bank's financial statements will not be material.

         QUANTITATIVE AND QUALITATIVE DISCLOSURE OF MARKET RISK

         Economic or market risk is the risk that the underlying value of the bank will change when rates change. This change would be caused by the value of long-term assets changing more or less than the value of long-term liabilities. The Bank takes economic risk primarily when it makes fixed-rate loans or purchases fixed-rate investments. It is the risk that interest rates will change and these fixed-rate assets will change in value. If rates decline the Bank will benefit (the Bank will have assets with a yield greater than today's yields and thus will have greater value); but if rates increase the bank will suffer a loss in value on these fixed-rate assets. This change in value usually is not recognized in the bank's earnings. The change in the value of securities is recognized as a change in earnings only when they are sold or held in a Trading account. The change in value is recognized as a change in capital only when they are held in an Available for Sale accounts.

         Even though the change in market value often is not recognized either in earnings or in capital, the impact is real to the long-term value of the Bank. Therefore, the Bank controls the level of economic risk by limiting the amount of long-term, fixed-rate loans it will make and by setting a limit on concentrations and maturities of securities.

         The following table presents information concerning loan maturities and sensitivity to changes in interest rates of components of the loan portfolio, as well as loans that have fixed or floating interest rates at December 31, 1999 (in thousands):

                                                                               December 31, 1999
                                                                               -----------------

                                                                                  After one
                                                                 One Year          Through           Five Years
                                                                 or Less             Five             and Over
                                                                 -------             ----             --------
         Maturity Distribution of Selected Loans:
                  Commercial                                  $    22,072      $      8,957       $      6,442

         Real estate-construction                                  19,103             5,525              3,876
                                                                   ------             -----              -----
                                                              $    41,175      $     14,482       $     10,318
                                                                   ======            ======             ======
         Sensitivity to Changes in Interest Rates:
                  Loans with fixed interest rates                              $      9,878       $      6,567

         Loans with floating interest rates                                           4,604              3,751
                                                                                      -----              -----
                                                                               $     14,482       $     10,318
                                                                                     ======             ======

         San Benito Bank defines interest rate risk as the risk that the Bank's net interest income or capital will change when interest rates change. Economic, or market risk, by comparison, is the risk that the value of the Bank's fixed rate assets and liabilities will change when interest rates change.

         If the Bank's net interest income (NII) moves in the same direction as interest rates, then the Bank is "asset sensitive" (interest income changes more than cost of funds). If NII move in the opposite direction from the change in rates, then the Bank is "liability sensitive" (cost of funds changes more than interest income).

         A change in net interest income as a result of changes in interest rates is caused by three factors. First there are different volumes of assets and liabilities maturing and repricing (the traditional gap). Secondly, rates on different asset and liability types change by different amounts - the "multiplier" effect. (for example, the national prime rate has historically moved further than any of the Bank's deposit rates). Thirdly, different instruments reprice at different times - the "timing" factor. The combination causes a change in the Bank's net interest margin.

         It is the policy of San Benito Bank to control the exposure of the Bank's earnings to changing interest rates by generally maintaining a position within a reasonable range around an "earnings neutral" or "balanced" position. This is defined as the mix of assets and liabilities that generate a net interest income that is not affected by interest rate changes.

         There are three reasons for establishing a target range rather than an exact earnings neutral position. Measuring interest rate risk is not an exact science. We can only estimate the earnings impact of a change in rates, and this estimate may change as the rate environment changes (this is often called "basis risk"). Also, the mix of assets and liabilities available in the Bank's market may not produce an exact earnings neutral position thus forcing the Bank to forego good business opportunities if it must keep a totally balanced position. Lastly, a neutral position does not allow the Bank to modestly position itself to take advantage of a rising or falling rate trend (e.g. keeping investments shorter when rates are rising).

         The following tables set forth the distribution of repricing opportunities of San Benito Bank's interest-earning assets and interest-bearing liabilities, the interest rate sensitivity gap (i.e., interest rate sensitive assets less interest rate sensitive liabilities), cumulative interest-earning assets and interest-bearing liabilities, the cumulative interest rate sensitivity gap, the ratio of cumulative interest-earning assets to cumulative interest-bearing liabilities and the cumulative gap as a percentage of total assets and total interest-earning assets as of December 31, 1999 and 1998. The tables also set forth the time periods during which interest-earning assets and interest-bearing liabilities will mature or may reprice in accordance with their contractual terms. The interest rate relationships between the repriceable assets and repriceable liabilities are not necessarily constant and may be affected by many factors, including the behavior of customers in response to changes in interest rates. This table should, therefore, be used only as a guide to the possible effect changes in interest rates might have on the net interest income of San Benito Bank.

                                                           December 31, 1999
                                                    Amounts Maturing or Repricing In:
                                      -------------------------------------------------------

                                                        Over 3        Over 1                                              Weighted
                                       3 Months        Months to      Year to         Over                       Fair      Average
                                        or Less        12 Months      5 Years        5 Years       Total         Value      Yield
                                        -------        ---------      -------        -------       -----         -----      -----
                                                                       (Dollars in Thousands)
INTEREST EARNING ASSETS:

Interest-bearing deposits in other
  financial institutions                               $   2,555                                  $  2,555      $  2,555    5.34%
Federal funds sold                    $   9,640                                                      9,640         9,640    5.21%
Investment securities(1)                    952              194     $ 32,642        $ 24,619       58,407        56,703    5.98%
Loans, excluding
nonaccrual loans                         59,394            5,544       32,801           9,534      107,273       106,500    9.46%
                                      ---------        ---------     --------        --------     --------      --------
   Total                                 69,986            8,293       65,443          34,153      177,875       175,398
                                      ---------        ---------     --------        --------     --------      --------
                                      ---------        ---------     --------        --------     --------      --------

INTEREST BEARING LIABILITIES:

Interest bearing demand, money
  market and savings                  $  58,502                                                   $ 58,502      $ 58,502    1.59%

Time certificates of deposit             36,095        $  47,108     $  2,163               -       85,366        83,736    4.88%
                                      ---------        ---------     --------        --------     --------      --------
    Total                             $  94,597        $  47,108     $  2,163               -     $143,868      $142,238
                                      ---------        ---------     --------        --------     --------      --------
                                      ---------        ---------     --------        --------     --------      --------


Period Gap                            $(24,611)        $(38,815)     $ 63,280        $ 34,153
Cumulative interest earning assets       69,986           78,279      143,722         177,875
Cumulative interest bearing
  liabilities                            94,597          141,705      143,868         143,868
Cumulative Gap                        $(24,611)        $(63,426)     $  (146)        $ 34,007
Cumulative interest earning
  assets to Cumulative interest
  bearing liabilities                      0.74             0.55         1.00            1.24
Cumulative gap as a percent of:
  Total assets                         (12.24%)         (31.55%)      (0.07%)          16.92%
  Interest earning assets              (13.84%)         (35.66%)      (0.08%)          19.12%

-----------------

(1) Applicable state and political subdivision security yields have not been calculated on a tax equivalent basis.


                                                       December 31, 1998
                                               Amounts Maturing or Repricing In:
                                     --------------------------------------------------------
                                                        Over 3       Over 1                                              Weighted
                                       3 Months        Months to     Year to         Over                       Fair      Average
                                        or Less        12 Months     5 Years        5 Years       Total         Value      Yield
                                        -------        ---------     -------        -------       -----         -----      -----
                                                                       (Dollars in Thousands)

INTEREST EARNING ASSETS:

Interest-bearing deposits in other
  financial institutions              $   1,287       $     297      $   2,546                    $  4,130    $   4,180     5.48%

Federal funds sold                    $   5,595                                                      5,595        5,595     4.73%
Investment securities(1)                    248              16      $  30,847      $ 29,792        60,903       61,138     6.24%
Loans, excluding nonaccrual loans        43,101           8,331         30,422         4,934        86,788       87,023     9.33%
                                      ---------       ---------      ---------      --------      --------    ---------
    Total                             $  50,231       $   8,644      $  63,815      $ 34,726       157,416      157,936
                                      ---------       ---------      ---------      --------      --------    ---------
                                      ---------       ---------      ---------      --------      --------    ---------


INTEREST BEARING LIABILITIES:

Interest bearing demand,
  money market and savings            $  58,263                                                   $ 58,263     $ 58,263     1.58%

Time certificates of deposit             20,464       $  44,723      $   1,990             -        67,177       65,734     4.79%
                                      ---------       ---------      ---------      --------      --------    ---------
    Total                             $  78,727       $  44,723      $   1,990      $      -      $125,440    $ 123,997
                                      ---------       ---------      ---------      --------      --------    ---------
                                      ---------       ---------      ---------      --------      --------    ---------

Period Gap                            $(28,496)       $(36,079)      $  61,825      $ 34,726
Cumulative interest earning assets    $  50,231       $  58,875      $ 122,690      $157,416
Cumulative interest bearing
   liabilities                        $  78,727       $ 123,450      $ 125,440      $125,440
Cumulative Gap                        $(28,496)       $(64,575)      $ (2,750)      $ 31,976
Cumulative interest earning assets
   to Cumulative interest bearing
   liabilities                             0.64            0.48           0.98          1.25
Cumulative gap as a percent of:
   Total assets                        (16.20%)        (36.71%)        (1.56%)        18.18%
   Interest earning assets             (18.10%)        (41.02%)        (1.75%)        20.31%

--------------------

(1) Applicable state and political subdivision security yields have not been calculated on a tax equivalent basis.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

PACIFIC CAPITAL

         Information concerning securities ownership of certain beneficial owners and management of Pacific Capital can be found in Pacific Capital's proxy statement for its 2000 annual meeting of shareholders. See "Where You Can Find More Information" beginning on page (i).

SAN BENITO BANK

         The following table sets forth certain information regarding the beneficial ownership of San Benito Bank common stock as of March 31, 2000 by:
(i) each of its directors, (ii) each of its executive officers, and (iii) all directors and executive officers as a group. As of March 31, 2000, no person known to San Benito Bank owned beneficially more than 5% of the outstanding shares of San Benito common stock. Unless otherwise indicated, each person or entity named below has an address c/o San Benito Bank's principal executive offices and has sole voting and investment power with respect to all shares of San Benito Bank common stock shown as beneficially owned by such person or entity, except to the extent authority is shared by spouses under applicable law. There is no family relationship between any of the directors or principal officers of San Benito Bank.

                                                                                      SHARES BENEFICIALLY OWNED
                                                                                        AS OF MARCH 31, 2000
                                                                                       ---------------------

                                       POSITIONS HELD           DIRECTOR
NAME                       AGE      WITH SAN BENITO BANK          SINCE              NUMBER            PERCENT OF CLASS
----                       ---     -----------------------        -----              ------            ----------------
Thomas F. Barry            76      Director                       1984               3,600(1)               1.13%

Ronald L. Darby, M.D.      56      Director and                   1983              65,298(2)               2.28%(2)
                                   Assistant Secretary of
                                   the Board

Victor F. Davis            44      Senior Vice President,         N/A               24,554(3)               0.86%(3)
                                   Cashier and Chief
                                   Financial Officer

Albert F. Guerra           53      Director and  Vice             1983              66,138(2)(4)            2.31%(2)(4)
                                   Chairman of the Board

John D. Maness             79      Director                       1985              31,168(2)               1.09%(2)

Gerald T. McCullough       64      Chairman of the Board          1983             122,388(2)(5)            4.28%(2)(5)
                                   and Director

Ronald L. Roberts          62      Senior Vice President          N/A                 35,510                1.24%
                                   and Senior Loan
                                   Officer

Ray A. Sabbatini           74      Director                       1983              65,244(2)               2.28%(2)

Enos N. Silva              75      Director                       1983              57,098(2)               2.00%(2)

Edward T. Stephenson       65      President, Chief Executive     1983             114,404(6)               4.01%(6)
                                   Officer and Director

Robert W. Yant             78      Director and  Secretary        1983             123,356(7)               4.32%(7)
                                   of the Board

ALL DIRECTORS AND                                                                  708,758(8)              24.41%(8)
OFFICERS OF SAN
BENITO BANK AS A
GROUP (12 PERSONS)

(1) Includes 1,330 shares subject to presently exercisable options granted pursuant to the San Benito Bank 1995 Stock Option Plan.
(2) Includes 5,320 shares subject to presently exercisable options granted pursuant to the San Benito Bank 1995 Stock Option Plan.
(3) Includes 14,454 shares subject to presently exercisable options granted pursuant to the San Benito Bank 1984 Amended Stock Option Plan.
(4) Includes beneficial ownership of 51,216 shares owned by Guerra Associates, a partnership in which Mr. Guerra is a partner and 9,602 shares held individually.
(5)    Includes beneficial interest in 568 shares held as Trustee.

(6)    Includes 896 shares held as Trustee.
(7) Includes 2,660 shares subject to presently exercisable options granted pursuant to the San Benito Bank 1995 Stock Option Plan.
(8) Includes 14,454 and 35,910 shares subject to presently exercisable options granted pursuant to the San Benito Bank 1984 Amended Stock Option Plan and the San Benito Bank 1995 Stock Option Plan, respectively.



                                     EXPERTS

PACIFIC CAPITAL'S AUDITORS

     The consolidated financial statements of Pacific Capital and subsidiaries as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, incorporated by reference in this proxy statement-prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herewith in reliance upon the authority of said firm as experts in giving said reports.

SAN BENITO BANK'S AUDITORS

     The financial statements of San Benito Bank as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, included in this proxy statement-prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

     Representatives of Deloitte & Touche LLP are expected to be present at the special meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.


                                    OPINIONS

SHARE ISSUANCE

     Jay D. Smith, Senior Vice President and General Counsel of Pacific Capital Bancorp, has rendered a legal opinion that the shares of Pacific Capital common stock offered hereby, when issued in accordance with the terms of the reorganization agreement, will be validly issued, fully paid and nonassessable. Mr. Smith beneficially owns shares of Pacific Capital common stock and options to purchase additional shares of Pacific Capital common stock. As of the date of this proxy statement-prospectus, the total number of shares Mr. Smith owns or has the right to acquire upon exercise of his options is less than 1% of the outstanding shares of Pacific Capital common stock.

TAX MATTERS

       Jenkens & Gilchrist, a Professional Corporation, as special counsel to Pacific Capital, has given a legal opinion regarding the material U.S. federal income tax consequences of the acquisition. See "The Acquisition - Federal Income Tax Consequences."

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

     Pacific Capital Bancorp and San Benito Bank have each made forward-looking statements in this document and in certain documents that we refer to in this document that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the respective company's management, and on information currently available to such management. Forward-looking statements include the information concerning possible or assumed future results of operations of Pacific Capital and/or San Benito Bank under "Questions and Answers About the Acquisition," "Summary," "The Acquisition-Background of and Reasons for the Acquisition," "Selected Unaudited Pro Forma Combined Financial Data," and "Management's Discussion and Analysis of Financial Condition and Results of Operation," and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

     In particular, we have made statements in this document regarding expected cost savings from the acquisition, the anticipated accretive effect of the acquisition and Pacific Capital's anticipated performance in future periods. With respect to estimated cost savings, Pacific Capital has made assumptions regarding the extent of operational overlap between Pacific Capital and San Benito Bank, the amount of general and administrative expense consolidation, costs relating to converting San Benito Bank's operations and data processing to Pacific Capital's systems, the size of anticipated reductions in fixed labor costs, the amount of severance expenses, the extent of the charges that may be necessary to align the companies' respective accounting reserve policies and the costs related to the acquisition. The realization of the expected cost savings are subject to the risk that the foregoing assumptions are inaccurate.

     Moreover, any statements in this document regarding the anticipated accretive effect of the acquisition and Pacific Capital's anticipated performance in future periods are subject to risks relating to the following:

     - expected cost savings from the acquisition may not be fully realized or realized within the expected time-frame;

     - revenues following the acquisition may be lower than expected, or deposit attrition, operating costs or customer loss and business disruption following the acquisition may be greater than expected;

     - competitive pressures among depository and other financial institutions may increase significantly;

     - costs of difficulties related to the integration of the businesses of Pacific Capital and San Benito
         Bank may be greater than expected;

     - changes in the interest rate environment may reduce margins;

     - general economic or business conditions, either nationally or in California, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit;

     - legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which Pacific Capital and San Benito Bank are engaged;

     -    changes may occur in the securities markets; and

     - competitors of Pacific Capital and San Benito Bank may have greater financial resources to develop products that enable such competitors to compete more successfully than Pacific Capital and San Benito Bank.

     Management of Pacific Capital believes these forward-looking statements are reasonable; however, undue reliance should not be placed on such forward-looking statements, which are based on current expectations.

     Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of Pacific Capital following completion of the acquisition may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond Pacific Capital's and San Benito Bank's ability to control or predict. For those statements, Pacific Capital and San Benito Bank claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.



                INDEX TO FINANCIAL STATEMENTS OF SAN BENITO BANK

         Report of Independent Auditors.........................................................................F-2

         Balance Sheets as of December 31, 1999 and 1998........................................................F-3

         Statements of Income for the years ended December 31,
         1999, 1998 and 1997....................................................................................F-4

         Statements of Stockholders' Equity for the years ended
         December 31, 1999, 1998 and 1997.......................................................................F-5

         Statements of Cash Flows for the years ended December 31,
         1999, 1998 and 1997....................................................................................F-6

         Notes to Financial Statements..........................................................................F-8


INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders,
    SAN BENITO BANK:

We have audited the accompanying balance sheets of SAN BENITO BANK as of December 31, 1999 and 1998, and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of SAN BENITO BANK at December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP

Hollister, California
January 24, 2000
   (February 3, 2000 as to Note 16)

SAN BENITO BANK


BALANCE SHEETS, DECEMBER 31, 1999 AND 1998
-----------------------------------------------------------------------------------------------------------------
ASSETS                                                                               1999                1998
------                                                                               ----                ----

CASH AND CASH EQUIVALENTS:
    Cash and due from banks                                                     $   9,956,000      $    9,266,000
    Federal funds sold                                                              9,640,000           5,595,000
                                                                                -------------        ------------
Total cash and cash equivalents (Notes 1, 11)                                      19,596,000          14,861,000

INTEREST-BEARING DEPOSITS IN OTHER
    FINANCIAL INSTITUTIONS (Note 11)                                                2,555,000           4,130,000

INVESTMENT SECURITIES (Notes 1, 2, 11)                                             58,407,000          60,903,000

LOANS:
    Commercial                                                                     37,471,000          31,830,000
    Real estate - construction                                                     28,504,000          27,499,000
    Real estate - other                                                            27,677,000          14,868,000
    Installment                                                                    13,267,000          12,019,000
    Credit cards                                                                      935,000             849,000
    Other loans                                                                       893,000             430,000
                                                                                -------------        ------------
Total loans (Notes 1, 9, 11, 12, 13)                                              108,747,000          87,495,000
Allowance for credit losses (Notes 1, 3)                                           (1,768,000)         (1,203,000)
                                                                                -------------        ------------
Loans, net                                                                        106,979,000          86,292,000

BANK PREMISES AND EQUIPMENT,
    Net (Notes 1, 4)                                                                2,336,000           2,583,000

EQUIPMENT LEASED TO OTHERS,
    Net (Notes 1, 5)                                                                1,161,000              46,000

CASH SURRENDER VALUE OF LIFE INSURANCE                                              6,072,000           3,903,000

ACCRUED INTEREST RECEIVABLE AND OTHER ASSETS
    (Note 1, 10)                                                                    3,921,000           3,210,000
                                                                                -------------        ------------
TOTAL                                                                            $201,027,000        $175,928,000
                                                                                =============        ============


LIABILITIES AND STOCKHOLDERS' EQUITY

DEPOSITS:
    Noninterest-bearing demand                                                  $  37,408,000        $ 32,916,000
    Interest-bearing demand                                                        32,850,000          31,124,000
    Time                                                                           85,366,000          67,177,000
    Savings                                                                        25,652,000          27,139,000
                                                                                -------------        ------------
Total deposits (Note 11)                                                          181,276,000         158,356,000

ACCRUED INTEREST PAYABLE AND OTHER LIABILITIES
    (Note 11)                                                                       1,283,000           1,077,000
                                                                                --------------       ------------

TOTAL LIABILITIES                                                                 182,559,000         159,433,000
                                                                                -------------        ------------

STOCKHOLDERS' EQUITY:
Preferred stock, no par value:  authorized, 2,000,000 shares;
none issued                                                                                 -                   -
Common stock, no par value:  authorized, 9,765,624 shares;
    outstanding:  1999, 2,850,684; 1998, 2,714,010 shares;
(Note 8)                                                                           15,628,000          15,029,000
Shares held in deferred compensation trust
    (40,919 shares in 1999 and none in 1998), net of deferred
obligation                                                                                  -                   -
Retained earnings                                                                   3,158,000           1,395,000
Accumulated other comprehensive income - net unrealized gain
(loss) on
    securities, net of taxes of ($222,000) in 1999 and $51,000 in 1998
    (Note 1)                                                                         (318,000)             71,000
Stockholders' equity (Note 14)                                                     18,468,000          16,495,000
                                                                                -------------        ------------
TOTAL                                                                            $201,027,000        $175,928,000
                                                                                =============        ============

See notes to financial statements.

SAN BENITO BANK

STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
----------------------------------------------------------------------------------------------------------------
                                                                     1999                1998               1997
                                                                     ----                ----               ----
INTEREST INCOME:
Loans (including fees) (Note 1)                             $   9,967,000       $   8,282,000      $   7,228,000
Investment securities (Note 2)                                  3,601,000           3,079,000          2,419,000
Federal funds sold                                                443,000             537,000            256,000
                                                            -------------       -------------      -------------
Total interest income                                          14,011,000          11,898,000          9,903,000

INTEREST ON DEPOSITS                                            4,619,000           4,146,000          3,136,000
                                                            -------------       -------------      -------------

NET INTEREST INCOME                                             9,392,000           7,752,000          6,767,000

PROVISION FOR CREDIT LOSSES (Note 3)                              700,000             190,000            200,000
                                                            --------------      -------------      -------------

NET INTEREST INCOME AFTER PROVISION
    FOR CREDIT LOSSES                                           8,692,000           7,562,000          6,567,000
                                                            -------------       -------------      -------------

OTHER INCOME:
Service charges on deposit accounts                               697,000             632,000            552,000
Lease income                                                      179,000              23,000             34,000
Gain on sale of loans                                             143,000             227,000            178,000
Other (Note 15)                                                   755,000             353,000            169,000
                                                            -------------       -------------      -------------
Total other income                                              1,774,000           1,235,000            933,000
                                                            -------------       -------------      -------------

OTHER EXPENSES:
Salaries and employee benefits                                  3,712,000           3,102,000          2,567,000
Occupancy                                                         460,000             440,000            319,000
Furniture and equipment                                           931,000             697,000            495,000
Other operating expenses (Note 15)                              1,901,000           1,631,000          1,535,000
                                                            -------------       -------------      -------------
Total other expenses                                            7,004,000           5,870,000          4,916,000
                                                            -------------       -------------      -------------

INCOME BEFORE TAXES ON INCOME                                   3,462,000           2,927,000          2,584,000

TAXES ON INCOME (Notes 1, 7)                                    1,203,000             995,000            830,000
                                                            -------------       -------------      -------------

NET INCOME                                                  $   2,259,000       $   1,932,000      $   1,754,000
                                                            =============       =============      =============

Basic Earnings per Share (Note 1)                                 $   .81             $  .72              $  .66
                                                                  =======             ======              ======

Diluted Earnings per Share (Note 1)                               $   .77             $  .68              $  .63
                                                                  =======             ======              ======

See notes to financial statements.

SAN BENITO BANK

STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------------------------------------------------------
                                                                                   ACCUMULATED OTHER
                                                                                     COMPREHENSIVE
                                                                                      INCOME FROM
                                                 COMMON STOCK                          UNREALIZED          TOTAL
COMPREHENSIVE                               ------------------------    RETAINED     GAIN (LOSS) ON    STOCKH0LDER'S
                                             SHARES        AMOUNT       EARNINGS       SECURITIES          EQUITY       INCOME
                                            ---------    -----------  -----------  -----------------   -------------  ----------
BALANCE, JANUARY 1,                         2,210,662    $ 8,981,000  $ 3,443,000      $     16,000    $ 12,440,000
1997

NET INCOME                                          -              -    1,754,000                 -       1,754,000  $ 1,754,000

NET CHANGE IN
UNREALIZED
   GAIN ON                                          -              -            -            22,000          22,000       22,000
   AVAILABLE-FOR-SALE                                                                                                -----------
   SECURITIES, Net of
   taxes of $16,000

COMPREHENSIVE INCOME                                                                                                 $ 1,776,000
                                                                                                                     ============
STOCK OPTIONS EXERCISED                         5,188         19,000            -                 -          19,000

STOCK DIVIDEND -10%                           221,066      2,542,000   (2,542,000)                -               -

STOCK REPURCHASED                                (428)        (4,000)           -                 -          (4,000)

TAX BENEFIT OF STOCK
   OPTIONS                                          -         17,000            -                 -          17,000
   EXERCISED
                                          ------------  ------------  ------------  ----------------    ------------
BALANCE, DECEMBER 31, 1997                  2,436,488     11,555,000    2,655,000            38,000      14,248,000

NET INCOME                                          -              -    1,932,000                 -       1,932,000  $ 1,932,000

NET CHANGE IN
   UNREALIZED GAIN ON
   AVAILABLE-FOR-SALE                               -              -            -            33,000          33,000       33,000
   SECURITIES,                                                                                                       -----------
   Net of taxes of $24,000                                                                                           $ 1,965,000
COMPREHENSIVE INCOME                                                                                                 ===========

STOCK OPTIONS EXERCISED                        34,368        104,000            -                 -         104,000

STOCK DIVIDEND - 10%                          243,648      3,192,000   (3,192,000)                -               -

STOCK REPURCHASED                                (494)        (6,000)           -                 -          (6,000)

TAX BENEFIT OF STOCK
   OPTIONS                                          -        184,000            -                 -         184,000
   EXERCISED
                                          ------------  ------------  ------------  ----------------   ------------
BALANCE, DECEMBER 31, 1998                  2,714,010     15,029,000    1,395,000            71,000      16,495,000

NET INCOME                                          -              -    2,259,000                 -      2,259,000   $2,259,000
NET CHANGE IN
    UNREALIZED GAIN
    (LOSS) ON                                       -              -            -          (389,000)      (389,000)    (389,000)
    AVAILABLE-FOR-SALE                                                                                                ----------
    SECURITIES, Net of
    taxes of $273,000

COMPREHENSIVE INCOME                                                                                                  $1,870,000
                                                                                                                      ==========
STOCK OPTIONS EXERCISED                       141,584        405,000            -                 -        405,000

SHARES REPURCHASED                             (4,910)      (110,000)           -                 -       (110,000)

CASH DIVIDEND                                       -              -     (496,000)                -       (496,000)
TAX BENEFIT OF STOCK
   OPTIONS                                          -        304,000            -                 -        304,000
   EXERCISED
                                          ------------  ------------  ------------  ----------------   ------------
BALANCE, DECEMBER 31, 1999                  2,850,684   $ 15,628,000  $ 3,158,000   $      (318,000)   $ 18,468,000
                                          ============  ============  ============  ================   ============


See notes to financial statements.

SAN BENITO BANK

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
-------------------------------------------------------------------------------------------------------------------
                                                                        1999               1998              1997
                                                                        ----               ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                       $   2,259,000      $   1,932,000     $   1,754,000
Adjustments to reconcile net income to net cash
     provided (used) by operating activities:
        Depreciation                                                   709,000            501,000           359,000
        Amortization and accretion                                      14,000             51,000            38,000
        Provision for credit losses                                    700,000            190,000           200,000
        Deferred income taxes                                         (335,000)          (163,000)         (121,000)
        Gain on sale of equipment                                            -             (6,000)           (1,000)
        Gain on life insurance                                        (348,000)                 -                 -
        (Gain) loss on sale of other real estate acquired
            by foreclosure                                              (6,000)            (4,000)            7,000
        Write-down of other real estate acquired by
            foreclosure                                                      -                  -            15,000
        Changes in:
            Accrued interest receivable and other assets            (1,969,000)        (2,303,000)       (1,339,000)
            Accrued interest payable and other liabilities
                                                                       206,000           (457,000)          732,000
                                                                    ----------         ----------        ----------
Net cash provided (used) by operating activities                     1,230,000           (259,000)        1,644,000
                                                                    ----------         ----------        ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities of interest-bearing deposits
     with other financial institutions                               1,674,000                  -                 -
Purchases of interest-bearing deposits in other
    financial institutions                                             (99,000)        (3,139,000)         (991,000)
Proceeds from maturities of investment securities:
    Available-for-sale                                               5,998,000          9,000,000         6,991,000
    Held-to-maturity                                                 1,637,000         16,855,000         7,466,000
Purchases of investment securities:
    Available-for-sale                                              (4,466,000)       (19,000,000)      (11,997,000)
    Held-to-maturity                                                (1,000,000)       (23,877,000)       (3,413,000)
Net increase in loans                                              (21,651,000)       (15,078,000)      (12,912,000)
Purchases of bank premises and equipment                              (314,000)          (444,000)         (791,000)
Purchases of Equipment leased to others                             (1,308,000)                 -                 -
Proceeds from sale of other real estate acquired by
    foreclosure                                                        270,000            173,000           274,000
Proceeds from sale of equipment                                         45,000              6,000             1,000
                                                                 -------------      -------------     -------------
Net cash used by investing activities                              (19,214,000)       (35,504,000)      (15,372,000)


CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in noninterest-bearing deposits                         4,492,000         12,030,000         3,055,000
Net increase in interest-bearing deposits                              239,000          3,425,000         1,304,000
Net increase in time deposits                                       18,189,000         22,971,000        14,937,000
Proceeds from stock options exercised                                  295,000            105,000            19,000
Common stock repurchased                                                   -               (6,000)           (4,000)
Cash dividend                                                         (496,000)                 -                 -
                                                                --------------        ------------      -----------
Net cash provided by financing activities                           22,719,000         38,525,000        19,311,000
                                                                    ----------         ----------        ----------
NET INCREASE IN CASH AND
     CASH EQUIVALENTS                                                4,735,000          2,762,000         5,583,000
                                                                 -------------      -------------     -------------


                                                                                                        (Continued)


                                      F-6




SAN BENITO BANK

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997  (CONCLUDED)
-------------------------------------------------------------------------------------------------------------------
                                                                         1999               1998               1997
                                                                         ----               ----               ----
NET INCREASE IN CASH AND
    CASH EQUIVALENTS                                             $   4,735,000     $    2,762,000    $    5,583,000

CASH AND CASH EQUIVALENTS:
    BEGINNING OF YEAR                                               14,861,000         12,099,000         6,516,000
                                                                 -------------     --------------    --------------

    END OF YEAR                                                  $  19,596,000     $   14,861,000    $   12,099,000
                                                                 =============     ==============    ==============

OTHER CASH FLOW INFORMATION:
    Interest paid                                                $   4,650,000     $    4,111,000    $    3,102,000
    Income taxes paid                                                1,230,000     $    1,233,000    $      836,000


INFORMATION REGARDING NONCASH INVESTING ACTIVITIES: In 1999 and 1997, loans transferred to other real estate acquired by foreclosure were $264,000 and $169,000, respectively. No foreclosures occurred in 1998.

In 1999, Stock option exercises and stock repurchases totalling $110,000 were performed through a "stock-for-stock" exercise under the Bank's deferred compensation plan (see Note 10).


See notes to financial statements.

SAN BENITO BANK

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
------------------------------------------------------------------------------
l.     OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

       NATURE OF OPERATIONS - SAN BENITO BANK operates three branches in San Benito County and one branch in Santa Clara County, California. The Bank's primary source of revenue is interest from loans to customers, who are predominately small and middle-market businesses and middle-income individuals primarily located in San Benito County and Santa Clara County, California.

       SIGNIFICANT ACCOUNTING POLICIES - The accounting policies followed by SAN BENITO BANK (the Bank) conform with generally accepted accounting principles and with practices within the banking industry. The significant policies are summarized below:

       CASH AND CASH EQUIVALENTS include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds sold are for one-day periods.

       INVESTMENT SECURITIES are classified as held-to-maturity, trading or available-for-sale at acquisition.

       Investment securities classified as held-to-maturity are stated at amortized cost and consist of debt securities for which the Bank has the positive intent and ability to hold to maturity.

       Investment securities classified as trading consist of securities for which the Bank has the intent to hold principally for sale in the near term, and are stated at fair value with a corresponding recognition of the unrealized gain or loss in earnings. The Bank held no investment securities classified as trading in 1999 or 1998.

       Investment securities classified as available-for-sale consist of securities for which the Bank neither intends to hold principally for sale in the near term, nor to hold to maturity. Such securities are stated at fair value. The net unrealized gain or loss is included as a separate component of stockholders' equity (net of tax effect) until realized. Gains and losses on sales of investment securities, if any, are determined on a specific identification basis.

       LOANS are stated at the amount of principal outstanding. Interest income is recognized either on a simple interest basis or using methods which approximate a level yield on principal amounts outstanding. Loans are placed on nonaccrual status when principal or interest is past due 90 days, except for loans that are well secured and in the process of collection. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

       The Bank originates and, in certain instances sells, small business loans. In determining the gain realized on loans sold, the recorded investment is allocated between the portion of the loan sold and the portion retained based on an estimate of the relative fair values of those portions as of the date the loan is sold.

       SBA loans held for sale are stated at the lower of cost or aggregate market value. The Bank had no SBA loans held for sale at December 31, 1999 or 1998.

       The Bank retains servicing on the portion of SBA loans sold. The amount of SBA loans serviced for others was approximately $6,414,000 and $5,919,000 at December 31, 1999 and 1998, respectively.

       Interest income on loans includes tax-exempt income of approximately $318,000, $382,000, and $478,000 in 1999, 1998 and 1997, respectively.

       LOAN ORIGINATION FEES and certain direct loan origination costs are deferred and the net amount is amortized over the life of the loan. The deferred amount is offset against the related loan balance and was $459,000 and $378,000 at December 31, 1999 and 1998, respectively.

       ALLOWANCE FOR CREDIT LOSSES is maintained at a level deemed appropriate by management to provide for known and inherent risks in existing loans and commitments to extend credit. The allowance is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

       A loan is impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral-dependent.

       BANK PREMISES AND EQUIPMENT AND EQUIPMENT LEASED TO OTHERS is stated at cost less accumulated depreciation. Depreciation is computed on the straight-line basis over the estimated useful lives of the related assets.

       OTHER REAL ESTATE ACQUIRED BY FORECLOSURE is stated at the lower of the recorded investment in the property or its estimated fair value less costs to sell. At the time of foreclosure, the value of the underlying loan is written down to the estimated fair value less costs to sell by a charge to the allowance for credit losses, if necessary. Any subsequent write-downs are charged to other expenses. Operating expenses of such properties, net of related income, and gains and losses on their disposition are included in other expenses. No other real estate acquired by foreclosure was included in other assets at December 31, 1999 or 1998.

       INCOME TAXES are provided based upon the asset and liability method of income tax reporting. Deferred income taxes are provided for temporary differences in the recognition of assets and liabilities for tax and financial reporting purposes. Differences arise principally from differing methods in reporting provisions for credit losses, depreciation and state franchise taxes. A valuation allowance is used to adjust the carrying value of deferred tax assets to the amount that will more likely than not be realized.

       EARNINGS PER SHARE. Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if outstanding stock options were exercised. Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding plus the equivalent shares related to stock options. All earnings per share information has been adjusted retroactively for the 10% stock dividends declared by the Board of Directors in February 1998 and 1997 and the 2 for 1 stock split effective in July 1998.

       The weighted average shares used in computing earnings per share are as follows:


                                                                               1999             1998             1997
                                                                               ----             ----             ----
       Weighted average shares used in computing:

       Basic earnings per share                                              2,787,000        2,694,000        2,676,000

       Diluted potential common shares from
       exercise of stock options, using the
       treasury stock method.                                                  126,000          142,000          118,000
                                                                         --------------    ---------------   ------------
       Diluted earnings per share                                            2,913,000        2,836,000        2,794,000
                                                                         ==============    ===============   ============


       USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant changes in the near term relate to the determination of the allowance for credit losses.

       STOCK-BASED COMPENSATION - The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with APB No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES and no compensation expense has been recognized in the accompanying financial statements for employee stock options agreements.

       Note 8 to the financial statements contains a summary of the proforma effects to reported net income and diluted earnings per share if the Bank had elected to recognize compensation costs based on the grant date fair value of the options as prescribed by Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION.

       DISCLOSURES ABOUT OPERATING SEGMENTS - SFAS No. 131, "DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION", established annual and interim reporting standards for an enterprise's operating segments and related disclosures about its products, services, geographic areas and major customers. Management has determined that since all of the commercial banking products and services of the Bank are available in each branch of the Bank, all branches are located within the same economic environment and management does not allocate resources based on the performance of different lending or transaction activities, no financial disclosures about operating segments are necessary.

       ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES - In June 1998 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES," which establishes accounting and reporting standards for derivative instruments and hedging activities.
       As amended by SFAS No. 137,

       "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES - DEFERRAL OF THE EFFECTIVE DATE OF FASB STATEMENT NO. 133," this statement is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000, with earlier application permitted. Management believes adoption of this statement will not have a material effect on the Bank's financial statements.

2.     INVESTMENT SECURITIES

       The stated values of investment securities at December 31 are as follows:


                                                                              1999                   1998
                                                                              ----                   ----
       Available-for-sale (at fair value)                                $26,273,000               $28,119,000
       Held-to-maturity (at amortized cost)                               32,134,000                32,784,000
                                                                         -----------               -----------
       Total                                                             $58,407,000               $60,903,000
                                                                         ===========               ===========

       The amortized cost and approximate fair values of investment securities at December 31 are summarized as follows:



                                                                               1999
                                                  ----------------------------------------------------------------
                                                     Amortized       Unrealized       Unrealized          Fair
                                                       Cost            Gains            Losses           Value
                                                       ----            -----            ------           -----
       AVAILABLE-FOR-SALE SECURITIES:
           Obligations of other
               U.S. Government agencies           $   26,464,000                   $     617,000   $    25,847,000
           Other                                         348,000     $  78,000                 -           426,000
                                                  --------------     ---------     -------------   ---------------

       Total                                      $   26,812,000     $  78,000     $     617,000   $    26,273,000
                                                  ==============     =========     =============   ===============

       HELD-TO-MATURITY SECURITIES:
           U.S. Treasury securities               $      500,000     $   1,000                     $        501,00
           Obligations of other
               U.S. Government agencies               24,173,000         2,000     $   1,345,000        22,830,000
           Obligations of states and
               political subdivisions                  7,461,000        63,000           425,000         7,099,000
                                                  --------------     ---------     -------------   ---------------
       Total                                      $   32,134,000     $  66,000     $   1,770,000   $    30,430,000
                                                  ==============     =========     =============   ===============


                                                                               1998
                                                  ----------------------------------------------------------------
                                                     Amortized       Unrealized       Unrealized          Fair
                                                       Cost            Gains            Losses           Value
                                                       ----            -----            ------           -----
       AVAILABLE-FOR-SALE SECURITIES:
           Obligations of other
               U.S. Government agencies           $   27,997,000     $ 126,000     $      4,000    $   28,119,000
                                                  ==============    ==========     =============   ===============
       HELD-TO-MATURITY SECURITIES:
           U.S. Treasury securities               $      501,000     $  14,000     $          -    $      515,000
           Obligations of other
               U.S. Government agencies               23,951,000        65,000            8,000        24,008,000
           Obligations of state and
               political subdivisions                  8,332,000       201,000           37,000         8,496,000
                                                  --------------     ---------     -------------   ---------------
       Total                                      $   32,784,000    $  280,000     $     45,000    $   33,019,000
                                                  ==============    ==========     =============   ===============


       No sales of available-for-sale securities or held-to-maturity securities occurred in 1999, 1998 or 1997.

       The scheduled maturities of investment securities at December 31, 1999 are as follows:


                                                   Available-for-sale securities          Held-to-maturity securities
                                               ---------------------------------     ----------------------------------
                                                     Amortized       Fair              Amortized              Fair
                                                       Cost          Value               Cost                Value
                                                       ----          -----               ----                -----
       Maturing within 1 year                  $     348,000      $     426,000      $    500,000         $     501,000
       Maturing within 5 years                    23,998,000         23,432,000         9,215,000             8,955,000
       Maturing after 5 years but
           before 10 years                                 -                  -        16,669,000            15,628,000
       Maturing after 10 years                     2,466,000          2,415,000         5,750,000             5,346,000
                                               -------------      -------------     -------------         -------------

       Total                                   $  26,812,000      $  26,273,000      $ 32,134,000          $ 30,430,000
                                               =============      =============     =============          ============

       Interest income on investment securities includes tax-exempt income of approximately $368,000, $226,000 and $266,000 in 1999, 1998 and 1997,
       respectively. Securities with carrying values of $6,730,000 and $10,344,000 were pledged at December 31, 1999 and 1998, respectively, to collateralize public deposits or for other reasons as required by law or contract.


3.     ALLOWANCE FOR CREDIT LOSSES

       The activity in the allowance for credit losses is summarized as follows:


                                                                     1999                 1998               1997
                                                                     ----                 ----               ----
       Balance, January 1                                   $   1,203,000        $   1,112,000      $   1,023,000
       Provision for credit losses                                700,000              190,000            200,000
       Loans charged off                                         (186,000)            (113,000)          (228,000)
       Recoveries                                                  51,000               14,000            117,000
                                                            -------------        -------------      -------------
       Balance, December 31                                 $   1,768,000        $   1,203,000      $   1,112,000
                                                            =============        =============      =============

       At December 31, 1999, 1998 and 1997 loans totaling $1,474,000, $707,000 and $464,000, respectively, were on nonaccrual status. Interest due but excluded from interest income on such loans was $49,000, $58,000 and $30,000 in 1999, 1998 and 1997, respectively. At December 31, 1999 all nonaccrual loans have been identified as impaired. The portion of the allowance for credit losses related to such impaired loans was $657,000 and $87,000 at December 31, 1999 and 1998, respectively. During 1999 and 1998, the average recorded investment in impaired loans was $373,000 and $574,000, respectively. Interest income recognized on impaired loans was $1,000 during 1999 and none in 1998.

4.     BANK PREMISES AND EQUIPMENT

       Bank premises and equipment at December 31 consists of the following:

                                                                                        1999                 1998
                                                                                        ----                 ----
       Land                                                                   $      150,000        $     150,000
       Building and improvements                                                   2,109,000            2,115,000
       Equipment and furniture                                                     3,404,000            3,038,000
       Construction in progress                                                            -               46,000
                                                                              --------------        -------------
       Total                                                                       5,663,000            5,349,000
       Accumulated depreciation                                                   (3,327,000)          (2,766,000)
                                                                              ---------------       ---------------
       Net                                                                    $    2,336,000        $   2,583,000
                                                                              ==============        =============

       Depreciation expense related to bank premises and equipment was $561,000, $483,000 and $332,000 for the years ended December 31, 1999, 1998 and 1997, respectively.


5.     EQUIPMENT LEASED TO OTHERS

       Equipment leased to others at December 31, consists of the following:

                                                                                        1999                1998
                                                                                        ----                ----
       Data processing equipment                                              $    1,308,000        $     129,000
       Accumulated depreciation                                                     (147,000)             (83,000)
                                                                              ---------------       --------------
       Net                                                                    $    1,161,000        $      46,000
                                                                              ==============        =============

       Depreciation expense related to equipment leased to others was $148,000, $18,000 and $27,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

       The Bank leases data processing equipment to others under various operating leases expiring in 2002. Lease income was $179,000, $23,000 and $34,000 in 1999, 1998 and 1997, respectively.

       The future minimum lease revenue from these leases is approximately as follows:

                  2000                                                         $       572,000
                  2001                                                                 572,000
                  2002                                                                 343,000
                                                                               ---------------
                  Total                                                        $     1,487,000
                                                                               ===============

6.     LEASE COMMITMENTS


       The Bank leases certain facilities under various operating leases expiring in 2003. The lease agreements include options to extend for ten to fifteen years. Rental rates are adjusted periodically for changes in certain economic indices. Rent expense was $152,000 in 1999, $141,000 in 1998 and $86,000 in 1997. Minimum annual lease commitments under these leases are as follows:

                  2000                                           $    139,000
                  2001                                                100,000
                  2002                                                 79,000
                  2003                                                  9,000
                                                                 ------------
                  Total                                          $    327,000
                                                                 ============

7.     INCOME TAXES

       The provision for income taxes consists of the following:

                                                                 1999                  1998                 1997
                                                                 ----                  ----                 ----
       Current:
           Federal                                      $      901,000          $    828,000           $  643,000
           State                                               391,000               353,000              308,000
                                                        --------------          ------------           ----------
       Total current                                         1,292,000             1,181,000              951,000
                                                        --------------          ------------           ----------
       Deferred:
           Federal                                             (69,000)             (148,000)             (89,000)
           State                                               (20,000)              (38,000)             (32,000)
                                                        ---------------         -------------          -----------
       Total deferred                                          (89,000)             (186,000)            (121,000)
                                                        ---------------         -------------          -----------

       Total provision                                  $    1,203,000          $    995,000           $  830,000
                                                        ==============          ============           ==========

       The total tax provision differs from that computed by applying the statutory U.S. Federal income tax rate to income before taxes as follows:

                                                        1999                            1998                           1997
                                              -----------------------        --------------------------      ----------------------
                                                 Amount       Percent            Amount         Percent        Amount       Percent
                                                 ------       -------            ------         -------        ------       -------
       Income tax at the
           statutory rate                     $ 1,212,000      35.0%         $  1,024,000        35.0%       $   904,000       35.0%

       Increases (decreases) resulting from:
       Graduated rates                            (35,000)     (1.0)              (29,000)       (1.0)           (26,000)      (1.0)
       State income tax -
           net of Federal tax
           effect                                 244,000       7.0               209,000         7.2            185,000        7.2
       Tax-exempt income                         (213,000)     (6.2)             (210,000)       (7.2)          (229,000)      (8.9)
       Other                                       (5,000)     (0.1)                1,000         0.0             (4,000)      (0.2)
                                              -----------     -------        ------------       -------      -----------    -------
       Total                                  $ 1,203,000      34.7%         $    995,000        34.0%       $   830,000       32.1%
                                              ===========     =======        ============       =======      ===========    =======

       Net deferred income tax assets of $1,094,000 and $759,000 at December 31, 1999 and 1998, respectively, are included in other assets. Such net deferred tax assets consist of the following assets and (liabilities):


                                                                                          1999               1998
                                                                                          ----               ----
       Provision for credit losses                                               $     720,000         $  479,000
       Depreciation                                                                     43,000             67,000
       State income taxes                                                               36,000             51,000
       Deferred compensation                                                           155,000            103,000
       Capital loss carryforward                                                        14,000             14,000
       Net unrealized gain on available-for-sale
           investment securities                                                       222,000            (50,000)
         Gain on demutualization of insurance company                                 (156,000)                 -
       Other                                                                            74,000            109,000
                                                                                 -------------         ----------
       Subtotal                                                                      1,108,000            773,000
       Valuation allowance                                                             (14,000)           (14,000)
                                                                                 --------------        ----------
       Net deferred tax asset                                                    $   1,094,000         $  759,000
                                                                                 =============         ==========

8.     STOCK OPTION PLAN

       Under the provisions of the Bank's stock option plan, the Board of Directors may grant options to purchase shares of common stock at prices determined by the Board to be not less than fair market value at date of grant. The options become exercisable in equal amounts over 5 years and expire 10 years from the date of grant.

       A summary of stock option activity, adjusted to give retroactive effect to stock dividends and splits, follows:


                                                                                              Weighted
                                                                        Option Price           Average
                                                     Shares              Per Share         Price Per Share
                                                     ------              ---------         ---------------
       Outstanding, January 1, 1997                 269,312              $2.41-6.62            $  3.90
       Granted                                       46,200              $10.00-10.91          $ 10.30
       Exercised                                     (5,706)             $2.41                 $  2.41
       Expired                                       (5,324)             $6.62                 $   .62
                                                    -------
       Outstanding, December 31, 1997               304,482              $2.41-10.91           $  4.83
       Exercised                                    (34,368)             $2.41-6.62            $  4.03
                                                    -------
       Outstanding, December 31, 1998               270,114              $2.41-10.91           $  5.06
       Granted                                       50,000              $19.63-21.00          $ 20.73
       Exercised                                   (141,584)             $2.41-6.62            $  2.86
       Expired                                       (3,994)             $6.62                 $  6.62
                                                    -------
       Outstanding, December 31, 1999               174,536              $3.66-$21.00          $ 11.29
                                                    =======

       Additional information regarding options outstanding as of December 31, 1999 is as follows:

                               OPTIONS OUTSTANDING


                                                               WEIGHTED AVERAGE
                                               NUMBER              REMAINING           WEIGHTED AVERAGE
       RANGE OF EXERCISE PRICES              OUTSTANDING       CONTRACTUAL LIFE         EXERCISE PRICE
       ------------------------              -----------       ----------------        ----------------
       $3.66-$6.62                                78,336                5.00                  $   4.99
       $10.00-$10.91                              46,200                7.66                  $  10.30
       $19.63-$21.00                              50,000                9.31                  $  20.73
                                             -----------
       $3.66-$21.00                              174,536                6.93                  $  10.90
                                             ===========

       OPTIONS EXERCISABLE


                                                                                NUMBER            WEIGHTED AVERAGE
       RANGE OF EXERCISE PRICES                                               OUTSTANDING          EXERCISE PRICE
       ------------------------                                               -----------         ----------------
       $3.66-$6.62                                                              57,024                  $   5.57
       $10.00-$10.91                                                            18,480                  $  10.30
       $3.66-10.91                                                              75,504                  $   6.73

       At December 31, 1999, 1998 and 1997, options for 75,504, 194,280 and
       204,510, respectively, with weighted average exercise prices of $6.73, $3.76 and $3.16 per share, respectively, were exercisable. At December 31, 1999, 102,906 shares were available for additional grants.

       As discussed in Note 1, the Company accounts for its stock-based awards using the intrinsic value method in accordance with Accounting Principles Board Statement No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES and its related interpretations. Accordingly, no compensation expense has been recognized in the financial statements for employee stock arrangements.

       Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, (SFAS 123) requires the disclosure of pro forma net income and earnings per share had the Company adopted the fair value method as of the beginning of fiscal 1995. Under SFAS 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models that require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the Black-Scholes option pricing model with the following weighted average assumptions: expected life, 60 months; stock volatility, 16.30%, 13.46% and 13.30% in 1999, 1998 and 1997, respectively; risk free interest rates, 6.15%; and no dividends during the expected term. No options were granted in 1998. The estimated weighted average fair value per share of options granted in 1999, 1997 and 1996 was $6.15, $2.57 and $1.91, respectively. If the computed fair values of the 1999, 1997 and 1996 awards had been amortized to expense over the vesting period of the awards, pro forma net income would have been $2,205,000 ($.79 basic earnings per share and $.76 diluted earnings per share) in 1999, $1,899,000 ($.71 basic earnings per share and $.67 diluted earnings per share) in 1998 and $1,729,000 ($.65 basic earnings per share and $.62 diluted earnings per share) in 1997. However, the impact of outstanding non-vested stock options granted prior to December 15, 1995 has been excluded from the pro forma calculation; accordingly, the 1999, 1998 and 1997 pro forma adjustments are not indicative of future period pro forma adjustments, when the calculation will apply to all applicable stock options.

9.     RELATED PARTY TRANSACTIONS

       The Bank, in the normal course of business, has made loans and committed lines of credit to certain directors under terms consistent with the Bank's normal lending policies. Such loans and commitments at December 31, are as follows:

                                                                               1999               1998
                                                                               ----               ----
            Outstanding loans                                            $    1,983,000       $ 2,494,000
            Committed lines of credit                                    $    1,060,000       $ 1,270,000

       The aggregate activity for loans to directors for 1999 is summarized as follows:

            Balance, January 1, 1999                                     $    2,494,000
            Principal additions                                                 814,000
            Principal reductions                                             (1,325,000)
                                                                         ---------------
            Balance, December 31, 1999                                   $    1,983,000
                                                                         ==============

       10. EMPLOYEE BENEFIT PLANS


       The Bank has a 401(k) Profit Sharing Plan under which eligible employees may elect to make tax deferred contributions. At the discretion of the Board of Directors, the Bank annually matches 50% of employees' contributions, up to the first 6% of participants' compensation. The Bank may make additional discretionary contributions to the plan each year. All employees meeting age and service requirements are eligible to participate in the plan. Bank contributions vest after 7 years of service. Bank contributions during 1999, 1998 and 1997 totaled $62,000, $44,000 and $45,000, respectively.

       During 1996, the Bank adopted a deferred compensation plan whereby key management employees and directors can defer a portion of their annual compensation. Amounts deferred accrue interest at a rate of 9% annually. Accumulated benefits are paid upon retirement over 15 years. Total deferred compensation was $346,000 and $230,000 at December 31, 1999 and 1998, respectively. In addition to the deferral of compensation, the plan allows participants the opportunity to defer taxable income derived from the exercise of stock options. The participants may, after making an election to defer receipt of the option shares for a specified period of time, use a "stock-for-stock" exercise to tender to the Bank mature shares with a fair value equal to the exercise price of the stock options exercised. The Bank simultaneously delivers new shares to the participant equal to the value of shares surrendered and the remaining shares under option are placed in a trust administered by the Bank, to be distributed in accordance with the terms of each participant's election to defer. During 1999 4,910 shares with a fair value of approximately $110,000 were tendered to the Bank using a "stock-for-stock" exercise and, at December 31, 1999 40,919 shares were held in the Deferred Compensation Trust.

       During 1998 the Bank established a defined contribution retirement plan for the benefit of the directors and certain executive officers of the Bank and, in connection with establishing the Plan, purchased single premium life insurance policies for each participant. Contributions to the plan are based on the excess of increases in the cash surrender values of the insurance policies over a specified rate, and such contributions continue until the death of the participant. Pension expense related to the Plan was approximately $73,000 in 1999 and $56,000 in 1998. The cash surrender value of the related life insurance policies totaled approximately $2,876,000 and $2,774,000 at December 31, 1999 and 1998,
       respectively, and is included in other assets.

       11. FAIR VALUES OF FINANCIAL INSTRUMENTS


       The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

       CASH AND CASH EQUIVALENTS - The carrying amount of cash and cash equivalents is a reasonable estimate of fair value.

       INTEREST-BEARING DEPOSITS IN OTHER FINANCIAL INSTITUTIONS - Fair values for deposits in other financial institutions were estimated by discounting the future cash flows using rates currently offered for deposits of similar size and similar remaining maturities.

       INVESTMENT SECURITIES - Fair values for investment securities are based on quoted market prices.

       LOANS, NET - Fair values for variable rate loans which reprice frequently, effectively adjusting the interest rate to maintain a market rate of return, were estimated based on the carrying values, adjusted for the allowance for credit losses.

       Fair values for fixed-rate loans were estimated by discounting the future cash flows using rates currently being offered for loans of similar type and terms to borrowers of similar credit quality, adjusted for the allowance for credit losses.

       DEPOSIT LIABILITIES - The fair values for demand deposits and savings are based on the amounts payable on demand at the reporting date, which are their carrying values. The fair values for time deposits were estimated by discounting the future cash flows using rates currently offered for deposits of similar size and of similar remaining maturities.

       SHORT-TERM BORROWINGS - The carrying amount of short-term borrowings is a reasonable estimate of fair value.

       OFF-BALANCE SHEET INSTRUMENTS - The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present credit-worthiness of the borrowers. The fair values of standby and commercial letters of credit are based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties. The fair value of such off-balance sheet instruments were not significant at December 31, 1999 and 1998 and, therefore, have not been included in the following table.

       The estimated fair values of the Bank's financial instruments at December 31, are as follows:

                                                                            1999                           1998
                                                           -------------------------------    --------------------------
                                                              CARRYING             FAIR           CARRYING      FAIR
                                                               AMOUNT              VALUE           AMOUNT       VALUE
                                                               ------              -----           ------       -----
FINANCIAL ASSETS:
Cash and cash equivalents                                  $ 19,596,000        $ 19,596,000   $  14,861,000  $14,861,000
  Interest-bearing deposits in
    other financial institutions                              2,555,000           2,555,000       4,130,000    4,180,000
  Investment securities                                      58,407,000          56,703,000      60,903,000   61,138,000
  Loans, net                                                106,979,000         106,206,000      86,292,000   86,187,000

  FINANCIAL LIABILITIES:
  Deposits:
    Demand                                                   70,258,000          70,258,000      64,040,000   64,040,000
    Time                                                     85,366,000          83,736,000      67,177,000   65,734,000
    Savings                                                  25,652,000          25,652,000      27,139,000   27,139,000
  Short-term liabilities                                              -                   -         116,000      116,000

12.      FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

         In the normal course of business, to meet the financing needs of its customers, the Bank is a party to financial instruments with off-balance-sheet risk, such as commitments to extend credit and standby letters of credit.

         The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, income-producing commercial properties, residences and other real property.

         Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support private borrowing arrangements. Most letters of credit are for maturities of one year or less. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan commitments to customers, including types of collateral held.

         Financial instruments whose contract amounts represent off-balance-sheet risk consist of the following at December 31, 1999:

                                                                                           CONTRACTUAL
                                                                                              AMOUNT
                                                                                              ------
            Commitments to extend credit                                                $     38,779,000
            Standby letters of credit                                                   $              -

13.         SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

            Most of the Bank's business is with customers located in and around San Benito County, California. The local real estate industry is important to the Bank's business because significant portions of the Bank's loan portfolio are for real estate purposes and/or are secured by real property. At December 31, 1999 the Bank had outstanding real estate loans and commitments to extend credit for real estate purposes totaling $70.6 million and other loans and commitments to extend credit secured by real estate totaling $5.3 million.

            In extending credit and commitments to borrowers for real estate purposes, the Bank's policy is to obtain deeds of trust and, in some cases, guarantees as security. The repayment of such loans is primarily expected to come from the sale of the related property or from the borrower's cash flows. The Bank's requirement for collateral and guarantees is determined on a case-by-case basis in connection with management's evaluation of the credit worthiness of the borrower. Credit losses from lending transactions related to real estate compare favorably with the Bank's credit losses on its loan portfolio as a whole.

14.         CAPITAL ADEQUACY

            The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and, possibly, additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting and other factors.

            Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1999 and 1998, that the Bank meets all capital adequacy requirements to which it is subject.

            As of December 31, 1999 and 1998, the most recent notification from the Federal Reserve Bank categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

            The Bank's actual capital amounts and ratios are also presented in the table.


                                                                                             TO BE WELL
                                                                   FOR CAPITAL            CAPITALIZED UNDER
                                                                    ADEQUACY              PROMPT CORRECTIVE
                                          ACTUAL                    PURPOSES:             ACTION PROVISIONS:
                                  -----------------------    -----------------------    ---------------------
                                      AMOUNT        RATIO       AMOUNT         RATIO      AMOUNT        RATIO
                                  ------------     ------    ------------      -----    ------------    -----
       As of December 31, 1999:
         Total Capital
             (to Risk Weighted
             Assets)              $ 20,408,000     14.95%    $ 10,924,000      8.00%    $ 13,655,000     10.00%
       Tier 1 Capital
             (to Risk Weighted
             Assets)              $ 18,701,000     13.70%    $  5,462,000      4.00%    $  8,193,000      6.00%
       Tier 1 Capital
             (to Average Assets)  $ 18,701,000      9.22%    $  8,111,000      4.00%    $ 10,139,000      5.00%
       As of December 31, 1998:
         Total Capital
             (to Risk Weighted
             Assets)              $ 17,544,000     15.41%    $  9,108,000      8.00%    $ 11,385,000      10.00%
       Tier 1 Capital
             (to Risk Weighted
             Assets)              $ 16,341,000     14.35%    $  4,554,000      4.00%    $  6,831,000       6.00%
         Tier 1 Capital
         (to Average Assets)      $ 16,341,000      9.46%    $  6,907,000      4.00%    $  8,634,000       5.00%

         The ability of the bank to pay cash dividends in the future is restricted by State and Federal law. As such, cash dividends declared by a Bank in any calendar year generally may not exceed the lesser of its undistributed net income for the preceding three fiscal years, less previous cash dividends, or its retained earnings. Under these provisions, and considering minimum regulatory capital requirements, the amount available for distribution was approximately $3,158,000 as of December 31, 1999.


15.      DETAIL OF OTHER INCOME AND OTHER OPERATING EXPENSES

         Other income for the years ended December 31, 1999, 1998 and 1997 consists of the following:


                                                                  1999                  1998               1997
                                                                  ----                  ----               ----
       Gain on life insurance                                $ 348,000
       Earning on cash surrender value of life insurance       169,000            $   89,000          $  28,000
                                                               238,000               264,000            141,000
                                                             ---------            ----------          ---------
       Total                                                   755,000            $  353,000          $ 169,000
                                                             =========            ==========          =========


         Other operating expenses for the years ended December 31, 1999, 1998 and 1997 consist of the following:


                                                                 1999                     1998                 1997
                                                                 ----                     ----                 ----
       Outside services                                   $   347,000              $   403,000          $   269,000
       Stationery and supplies                                191,000                  242,000              177,000
       Postage                                                114,000                   99,000              109,000
       Advertising                                             80,000                   72,000              142,000
       Other                                                1,118,000                  866,000              838,000
                                                          -----------              -----------          -----------
       Total                                              $ 1,901,000              $ 1,631,000          $ 1,535,000
                                                          ===========              ===========          ===========


       16.        SUBSEQUENT EVENT

                  On February 3, 2000, the Bank entered into an agreement and plan of merger with Pacific Capital Bancorp. Under the terms of the agreement, each outstanding share of San Benito Bank common stock will be converted into the right to receive .605 shares of Pacific Capital Bancorp common stock. The transaction, which is subject to regulatory approval and the approval of San Benito Bank shareholders, is expected to close during the second quarter of 2000.

                                                                    APPENDIX A








==============================================================================

                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                             PACIFIC CAPITAL BANCORP


                                       AND

                                 SAN BENITO BANK


                          Dated as of February 3, 2000

==============================================================================

                                TABLE OF CONTENTS

ARTICLE I.
        ACQUISITION OF SAN BENITO BY PACIFIC.........................................A-2
        SECTION 1.01  Merger of Newco with and into San Benito..................... .A-2
        SECTION 1.02  Effective Date.................................................A-2
        SECTION 1.03  Effects of the Merger..........................................A-2
        SECTION 1.04  Conversion of San Benito Common Stock..........................A-2
        SECTION 1.05  Stock Options..................................................A-4
        SECTION 1.06  Exchange Procedures; Surrender of Common Certificates..........A-5
        SECTION 1.07 Articles and Bylaws.............................................A-6
        SECTION 1.08  Directors......................................................A-6
        SECTION 1.09  Tax Consequences...............................................A-6
        SECTION 1.10  Employee Benefits..............................................A-6
        SECTION 1.11   Severance Payments............................................A-7
        SECTION 1.12  Stock Option Agreement.........................................A-7
        SECTION 1.13 Access; Due Diligence...........................................A-7

ARTICLE II.
        THE CLOSING, THE CLOSING DATE AND THE EFFECTIVE DATE.........................A-8
        SECTION 2.01  Time and Place of the Closing and Closing Date.................A-8
        SECTION 2.02  Actions to be Taken at the Closing by San Benito...............A-8
        SECTION 2.03  Actions to be Taken at the Closing by Pacific.................A-10

ARTICLE III.
        REPRESENTATIONS AND WARRANTIES OF SAN BENITO................................A-11
        SECTION 3.01  Organization and Qualification................................A-11
        SECTION 3.02  Capitalization................................................A-11
        SECTION 3.03  Execution and Delivery........................................A-12
        SECTION 3.04  Consents and Approvals........................................A-12
        SECTION 3.05  Financial Statements..........................................A-12
        SECTION 3.06 Investments....................................................A-13
        SECTION 3.07 List of Loans..................................................A-13
        SECTION 3.08  Title to Assets...............................................A-14
        SECTION 3.09   Deposit Summary..............................................A-14
        SECTION 3.10  Undisclosed Liabilities.......................................A-14
        SECTION 3.11  Litigation....................................................A-14
        SECTION 3.12  Compliance with Laws, Permits and Instruments.................A-15
        SECTION 3.13   Community Reinvestment Act...................................A-15
        SECTION 3.14   Fair Housing Act Home Mortgage Disclosure Act
                       and Equal Credit Opportunity Act.............................A-15
        SECTION 3.15   Usury Laws and Other Consumer Compliance Laws................A-16
        SECTION 3.16   Bank Secrecy Act.............................................A-16
        SECTION 3.17  Absence of Certain Changes or Events..........................A-16
        SECTION 3.18  Leases, Contracts and Agreements..............................A-18
        SECTION 3.19  Taxes.........................................................A-19
        SECTION 3.20  Insurance.....................................................A-19
        SECTION 3.21  No Adverse Change.............................................A-20
        SECTION 3.22  Patents, Trademarks and Copyrights............................A-20
        SECTION 3.23  Transactions with Certain Persons and Entities................A-20
        SECTION 3.24  Evidences of Indebtedness.....................................A-20


                                       (i)




        SECTION 3.25  Condition of Assets...........................................A-21
        SECTION 3.26  Environmental Compliance......................................A-21
        SECTION 3.27  Regulatory Compliance.........................................A-22
        SECTION 3.28  Periodic Reports..............................................A-22
        SECTION 3.29  Absence of Certain Business Practices.........................A-22
        SECTION 3.30  Registration Statement; Proxy Statement/Prospectus............A-23
        SECTION 3.31  Dissenting Shareholders.......................................A-23
        SECTION 3.32  Pooling of Interests..........................................A-23
        SECTION 3.33  Books and Records.............................................A-23
        SECTION 3.34  Forms of Instruments, Etc.....................................A-23
        SECTION 3.35  Fiduciary Responsibilities....................................A-23
        SECTION 3.36  Guaranties....................................................A-23
        SECTION 3.37  Voting Trust or Buy-Sell Agreements...........................A-24
        SECTION 3.38  Employee Relationships........................................A-24
        SECTION 3.39  Employee Benefit Plans........................................A-24
        SECTION 3.40  Interest Rate Risk Management Instruments.....................A-27
        SECTION 3.41  Representations Not Misleading................................A-28

ARTICLE IV.
        REPRESENTATIONS AND WARRANTIES OF PACIFIC...................................A-28
        SECTION 4.01  Organization and Qualification................................A-28
        SECTION 4.02  Capitalization................................................A-29
        SECTION 4.03  Execution and Delivery........................................A-29
        SECTION 4.04  Compliance with Laws, Permits and Instruments.................A-30
        SECTION 4.05  Financial Statements..........................................A-30
        SECTION 4.06  Undisclosed Liabilities.......................................A-31
        SECTION 4.07  Litigation....................................................A-31
        SECTION 4.08  Consents and Approvals........................................A-31
        SECTION 4.09  Taxes.........................................................A-31
        SECTION 4.10  No Adverse Change.............................................A-32
        SECTION 4.11  Regulatory Compliance.........................................A-32
        SECTION 4.12  Securities and Exchange Commission Reports....................A-32
        SECTION 4.13  Registration Statement; Proxy Statement/Prospectus............A-33
        SECTION 4.14  Representations Not Misleading................................A-33
        SECTION 4.15  Title to Assets...............................................A-33
        SECTION 4.16   Community Reinvestment Act...................................A-33
        SECTION 4.17   Fair Housing Act Home Mortgage Disclosure Act
                       and Equal Credit Opportunity Act.............................A-34
        SECTION 4.18   Usury Laws and Other Consumer Compliance Laws................A-34
        SECTION 4.19   Bank Secrecy Act.............................................A-34
        SECTION 4.20  Leases, Contracts and Agreements..............................A-34
        SECTION 4.21  Pooling of Interests..........................................A-35
        SECTION 4.22  Books and Records.............................................A-35
        SECTION 4.23  Employee Relationships........................................A-35
        SECTION 4.24  Employee Benefit Plans........................................A-36
        SECTION 4.25  Interest Rate Risk Management Instruments.....................A-37
        SECTION 4.26  Environmental Compliance......................................A-37

ARTICLE V.
        COVENANTS OF SAN BENITO.....................................................A-38
        SECTION 5.01  Best Efforts..................................................A-38
        SECTION 5.02  Merger Agreement..............................................A-38


                                      (ii)




        SECTION 5.03   Submission of Merger to Shareholders.........................A-38
        SECTION 5.04  Information for Applications and Statements...................A-39
        SECTION 5.05  Required Acts of San Benito.  ................................A-39
        SECTION 5.06  Prohibited Acts of San Benito.  ..............................A-40
        SECTION 5.07  Access; Pre-Closing Investigation.............................A-42
        SECTION 5.08  Director and Committee Meetings...............................A-43
        SECTION 5.09  Additional Financial Statements.  ............................A-43
        SECTION 5.10  Untrue Representations........................................A-43
        SECTION 5.11  Litigation and Claims.........................................A-43
        SECTION 5.12  Adverse Changes...............................................A-43
        SECTION 5.13  No Negotiation with Others....................................A-44
        SECTION 5.14  Consents and Approvals........................................A-44
        SECTION 5.15  Environmental Investigation; Right to Terminate Agreement.....A-44
        SECTION 5.16  Restrictions on Resales.......................................A-45
        SECTION 5.17  Shareholder Lists.............................................A-45
        SECTION 5.18  Employee Pension Plans........................................A-46
        SECTION 5.19  Employee Welfare Benefit Plans................................A-46
        SECTION 5.20   San Benito Stock Option Plans................................A-46
        SECTION 5.21  Director Voting...............................................A-46
        SECTION 5.22  Dividends.....................................................A-46
        SECTION 5.23  Non-Compete Agreements........................................A-46
        SECTION 5.24  Pooling of Interests Accounting Treatment.....................A-47
        SECTION 5.25  Disclosure Schedules..........................................A-47
        SECTION 5.26   Additional Accruals and Reserves.............................A-47

ARTICLE VI.
     COVENANTS OF PACIFIC...........................................................A-47
        SECTION 6.01  Best Efforts..................................................A-47
        SECTION 6.02 Incorporation and Organization of Newco........................A-47
        SECTION 6.03  Merger Agreement..............................................A-47
        SECTION 6.04  Regulatory Approvals and Registration Statement...............A-47
        SECTION 6.05  Information for Applications and Statements...................A-48
        SECTION 6.06  Acts of Newco.  ..............................................A-49
        SECTION 6.07  Prohibited Acts of Pacific.  .................................A-49
        SECTION 6.08  Access; Pre-Closing Investigation.............................A-49
        SECTION 6.09  Untrue Representations........................................A-49
        SECTION 6.10  Litigation and Claims.........................................A-49
        SECTION 6.11  Adverse Change................................................A-50
        SECTION 6.12  Consents and Approvals........................................A-50
        SECTION 6.13  Stock Options.................................................A-50
        SECTION 6.14  Director and Officer Liability Insurance......................A-50
        SECTION 6.15  Conduct of Business in the Ordinary Course....................A-51
        SECTION 6.16  Pooling of Interests Accounting Treatment.....................A-51
        SECTION 6.17  Disclosure Schedules..........................................A-51
        SECTION 6.18   Assumption of Obligations....................................A-51

ARTICLE VII.
        CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SAN BENITO.......................A-51
        SECTION 7.01  Compliance with Representations, Warranties and Agreements....A-51
        SECTION 7.02  Shareholder Approval..........................................A-52
        SECTION 7.03  Government and Other Approvals................................A-52
        SECTION 7.04  No Litigation.................................................A-52


                                      (iii)




        SECTION 7.05  Delivery of Closing Documents.................................A-52
        SECTION 7.06  Receipt of Fairness Opinion...................................A-52
        SECTION 7.07  Receipt of Pooling Opinions...................................A-52
        SECTION 7.08  Registration Statement........................................A-53
        SECTION 7.09  Federal Tax Opinion...........................................A-53
        SECTION 7.10  Accounting Treatment..........................................A-53
        SECTION 7.11  No Material Adverse Change....................................A-53

ARTICLE VIII.
        CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PACIFIC..........................A-53
        SECTION 8.01  Compliance with Representations, Warranties and Agreements....A-54
        SECTION 8.02  Shareholder Approvals.........................................A-54
        SECTION 8.03  Government and Other Approvals................................A-54
        SECTION 8.04  No Litigation.................................................A-54
        SECTION 8.05  Delivery of Closing Documents.................................A-55
        SECTION 8.06  Receipt of Shareholder Letters................................A-55
        SECTION 8.07  Dissenting Shareholders.......................................A-55
        SECTION 8.08  Receipt of Pooling Opinions...................................A-55
        SECTION 8.09  Registration Statement........................................A-55
        SECTION 8.10  Federal Tax Opinion...........................................A-55
        SECTION 8.11  Accounting Treatment..........................................A-56
        SECTION 8.12  No Material Adverse Change....................................A-56

ARTICLE IX.
        EXPENSES, TERMINATION AND ABANDONMENT.......................................A-56
        SECTION 9.01 Expenses.......................................................A-56
        SECTION 9.02  Termination...................................................A-57
        SECTION 9.03  Notice of Termination.........................................A-58
        SECTION 9.04  Effect of Termination.........................................A-58

ARTICLE X.
        NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES...............................A-59
        SECTION 10.01  Nonsurvival of Representations and Warranties................A-59

ARTICLE XI.
        CONFIDENTIAL INFORMATION....................................................A-59
        SECTION 11.01  Definition of "Recipient," "Disclosing
                       Party," "Representative" and "Person"........................A-59
        SECTION 11.02  Definition of "Subject Information"..........................A-59
        SECTION 11.03  Confidentiality..............................................A-59
        SECTION 11.04  Securities Law Concerns......................................A-60
        SECTION 11.05  Return of Subject Information................................A-60

SECTION 11.06  Specific Performance/Injunctive Relief...............................A-60

ARTICLE XII.
        MISCELLANEOUS...............................................................A-60
        SECTION 12.01  Brokerage Fees and Commissions...............................A-60
        SECTION 12.02  Entire Agreement.............................................A-61
        SECTION 12.03  Further Cooperation..........................................A-61
        SECTION 12.04  Severability.................................................A-61
        SECTION 12.05  Notices......................................................A-61


                                      (iv)




        SECTION 12.06  GOVERNING LAW................................................A-62
        SECTION 12.07  Multiple Counterparts........................................A-62
        SECTION 12.08  Certain Definitions..........................................A-63
        SECTION 12.09  Specific Performance.........................................A-64
        SECTION 12.10  Attorneys' Fees and Costs....................................A-64
        SECTION 12.11  Rules of Construction........................................A-64
        SECTION 12.12  Binding Effect; Assignment...................................A-65
        SECTION 12.13  Public Disclosure............................................A-65
        SECTION 12.14  Extension; Waiver............................................A-65
        SECTION 12.15  Amendments...................................................A-66


                                       (v)

                                    EXHIBITS

EXHIBIT "A"                         -       Agreement and Plan of Merger

EXHIBIT "B"                         -       San Benito Option Agreement

EXHIBIT "C"                         -       Opinion Matters of Counsel to San Benito

EXHIBIT "D"                         -       Opinion Matters of Counsel to Pacific

EXHIBIT "E"                         -       Form of Shareholder Letter

EXHIBIT "F"                         -       Persons to Deliver Non-Compete Agreements

EXHIBIT "G"                         -       Form of Non-Compete Agreement

EXHIBIT "H"                         -       Form of Lessor Estoppel Certificate

EXHIBIT "I"                         -       Form of Sublessor Estoppel Certificate



                                      (vi)

                      AGREEMENT AND PLAN OF REORGANIZATION


         This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of the 3rd day of February, 2000, by and between PACIFIC CAPITAL BANCORP, a California corporation and registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"), with its principal offices in Santa Barbara, California ("Pacific"), and SAN BENITO BANK, a California banking corporation with its principal offices in Hollister, California ("San Benito").


                              W I T N E S S E T H:

         WHEREAS, Pacific is a California corporation duly organized and existing under the laws of the State of California; and

         WHEREAS, San Benito is a California banking corporation duly organized and existing under the laws of the State of California; and

         WHEREAS, this Agreement provides for the incorporation of a new corporation ("Newco") as a direct or indirect wholly owned subsidiary of Pacific in order for Pacific to directly or indirectly acquire 100% of the stock of San Benito through the merger of Newco with and into the Bank (the "Merger"); and

         WHEREAS, as a result of the Merger (i) all of the issued and outstanding shares of common stock of San Benito (other than shares held by dissenting shareholders, fractional share interests and as otherwise set forth herein) shall be converted into and exchanged for shares of common stock of Pacific, and (ii) all outstanding options to acquire common stock of San Benito shall be converted into options to acquire common stock of Pacific, all pursuant to an Agreement and Plan of Merger substantially in the form attached hereto as EXHIBIT "A" (the "Merger Agreement"); and

         WHEREAS, Pacific and San Benito desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and certain additional agreements related to the transactions contemplated hereby; and

         WHEREAS, the Merger is intended to qualify as a tax-free reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, Pacific and San Benito believe that the Merger, as provided for, and subject to the terms and conditions set forth in this Agreement and all exhibits, schedules and supplements hereto, is in the best interests of Pacific and San Benito and their respective shareholders; and

         WHEREAS, the respective boards of directors of Pacific and San Benito have approved this Agreement and the proposed transactions substantially on the terms and conditions set forth in this Agreement and the schedules and exhibits hereto and have authorized the execution thereof.

         NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth below, the parties hereto undertake, promise, covenant and agree with each other as follows:


                                   ARTICLE I.
                      ACQUISITION OF SAN BENITO BY PACIFIC

         SECTION 1.01 MERGER OF NEWCO WITH AND INTO SAN BENITO. Subject to the terms and conditions of this Agreement and the Merger Agreement, Pacific and San Benito shall cause Newco to be merged with and into San Benito on the Effective Date (as such term is defined in Section 1.02) in accordance with the provisions of Section 1107 of the California General Corporation Law (the "GCL"). San Benito shall be the surviving corporation in the Merger (the "Resulting Bank") and shall continue its corporate existence under the laws of the State of California. Upon consummation of the Merger, the separate corporate existence of Newco shall terminate.

         SECTION 1.02 EFFECTIVE DATE. Subject to the terms and conditions of this Agreement, upon the filing with the Secretary of State of the State of California (the "California Secretary") of a duly executed Merger Agreement substantially in the form attached hereto as EXHIBIT "A" and officers' certificates prescribed by Section 1103 of the GCL, the Merger shall become effective. The date on which the Merger is effective as prescribed in the Merger Agreement shall be referred to herein as the "Effective Date", which the parties shall use their best efforts to cause to occur on the Closing Date (as defined in Section 2.01(a)).

         SECTION 1.03 EFFECTS OF THE MERGER. The Merger shall have the effects provided by this Agreement and as set forth in Section 1107 of the GCL. The Resulting Bank shall be deemed to be a continuation in entity and identity of each of San Benito and Newco; shall be subject to all the liabilities, obligations, duties and relations of each merging party, and shall without the necessity of any conveyance, assignment or transfer, become the owner of all of the assets of every kind and character formerly belonging to San Benito and Newco. If, on the Effective Date, San Benito is acting as trustee, guardian, executor, administrator, custodian or in any other fiduciary capacity, the Resulting Bank shall, without the necessity of any judicial action or action by the creator of such trust, continue such office, trust or fiduciary relationship and shall perform all of the duties and obligations and exercise all of the powers and authority connected with or incidental to such fiduciary relationship in the same manner as though the Resulting Bank had been originally named or designated as such fiduciary. The naming or designating by a testator, or the creator of a living trust, of San Benito to act as trustee, guardian, executor or in any other fiduciary capacity shall be considered the naming or designating of the Resulting Bank. The name of the Resulting Bank shall be "San Benito Bank." The existing offices and facilities of San Benito shall be the principal office and facilities of the Resulting Bank following the Merger.

         SECTION 1.04  CONVERSION OF SAN BENITO COMMON STOCK.

         (a) On the Effective Date, by virtue of the Merger and without any action on the part of the holders of the following-described security, each share of the common stock, no par value per share, of San Benito (the "San Benito Common Stock") issued and outstanding immediately prior to the Effective Date (other than shares of San Benito Common Stock as to which dissenters' rights have been perfected or shares held directly or indirectly by San Benito or Pacific (except for Trust Account

Shares or DPC Shares as defined in subsection (h) below) shall be converted into the right to receive 0.605 shares (the "Exchange Ratio") of the fully-paid, nonassessable and registered common stock, no par value per share, of Pacific (the "Pacific Common Stock") (together with any cash payment in lieu of fractional shares, as provided in subsection (b) below, the "Merger Consideration").

         (b) No fractional shares of Pacific Common Stock shall be issued and, in lieu thereof, holders of shares of San Benito Common Stock who would otherwise be entitled to a fractional share interest (after taking into account all shares of San Benito Common Stock held by such holder) shall be paid an amount in cash equal to the product of such fractional share interest and the average of the closing bid and asked price of a share of Pacific Common Stock on the Nasdaq National Market ("Nasdaq") on the business day immediately preceding the Effective Date.

         (c) All of the shares of San Benito Common Stock converted into Pacific Common Stock pursuant to this Section 1.04 shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist as of the Effective Date, and each certificate (each a "Certificate") previously representing any such shares of San Benito Common Stock shall thereafter represent the right to receive (i) a certificate representing the number of whole shares of Pacific Common Stock and (ii) cash in lieu of fractional shares into which the shares of San Benito Common Stock represented by such Certificate have been converted pursuant to this Section 1.04. Certificates previously representing shares of San Benito Common Stock shall be exchanged for certificates representing whole shares of Pacific Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 1.07, without any interest thereon.

         (d) If, between the date hereof and the Effective Date, the outstanding shares of Pacific Common Stock or San Benito Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization (a "Share Adjustment"), then the number of shares of Pacific Common Stock into which a share of San Benito Common Stock shall be converted pursuant to subsection (a) above shall be appropriately and proportionately adjusted so that each shareholder of San Benito shall be entitled to receive such number of shares of Pacific Common Stock as such shareholder would have received pursuant to such Share Adjustment had the record date therefor been immediately following the Effective Date.

         (e) If any of the shares of San Benito Common Stock are "dissenting shares" as defined under applicable provisions of Chapter 13 of the GCL, any Certificate representing such shares shall not be converted as described in this
Section 1.04, but from and after the Effective Date shall represent only the right to receive such value as may be determined pursuant to Chapter 13 of the GCL; PROVIDED, HOWEVER, that each dissenting share of San Benito Common Stock which shall cease to be a dissenting share shall have only such rights as are provided under the GCL.

         (f) The number of shares of common stock of Newco outstanding at the Effective Date shall, by virtue of the Merger and without any action on the part of Pacific or any other party as holder thereof, be converted into shares of common stock of the Resulting Bank, no par value per share, with the effect that the number of shares of the common stock of the Resulting Bank outstanding immediately after the Effective Date shall be equal to the aggregate number of shares of San Benito Common Stock issued and outstanding immediately prior to the Effective Date.

         (g) On the Effective Date, the stock transfer books of San Benito shall be closed, and no transfer of San Benito Common Stock theretofore outstanding shall thereafter be made.

         (h) On the Effective Date, all shares of San Benito Common Stock that are owned, directly or indirectly, by San Benito or Pacific or any of their respective subsidiaries (other than (i) shares of San Benito Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of San Benito Common Stock which are similarly held, whether held directly or indirectly by San Benito or Pacific, as the case may be, being referred to herein as "Trust Account Shares") and (ii) shares of San Benito Common Stock held by San Benito in respect of a debt previously contracted (any such shares being referred to herein as "DPC Shares")) shall be canceled and shall cease to exist and no stock of Pacific or other consideration shall be delivered in exchange therefor.

         SECTION 1.05 STOCK OPTIONS.

         (a) Between the date of this Agreement and the Effective Date, each person holding one or more options to purchase shares of San Benito Common Stock pursuant to any San Benito Stock Option Plan (as defined in Section 6.13), shall continue to have the right to exercise any vested San Benito Stock Option (as defined in Section 6.13) prior to the Effective Date.

         (b) On the Effective Date, each non-statutory San Benito Stock Option which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of San Benito Common Stock and shall be assumed by Pacific and converted automatically into an option to purchase shares of Pacific Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the San Benito Stock Option Plans and the agreements evidencing grants thereunder):

                  (i) The number of shares of Pacific Common Stock to be subject to the converted option shall be equal to the product of the number of shares of San Benito Common Stock subject to the original option and the Exchange Ratio (provided that such number of shares shall be rounded to the nearest one one-hundredth of a share); and

                  (ii) The exercise price per share of Pacific Common Stock under the converted option shall be equal to the exercise price per share of San Benito Common Stock under the original option divided by the Exchange Ratio (provided that such exercise price shall be rounded to the nearest one one-hundredth of a dollar).

         (c) On the Effective Date, each San Benito Stock Option which is an "incentive stock option" (as defined in Section 422 of the Code) and which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of San Benito Common Stock and shall be assumed Pacific and converted automatically into an option to purchase shares of Pacific Common Stock in an amount and at an exercise price determined in a manner which is consistent with Section 424(a) of the Code.

         (d) The duration and other terms of any converted option pursuant to this Section 1.05 shall be the same as the original option, except that all references to San Benito shall be deemed to be references to Pacific.

         SECTION 1.06  EXCHANGE PROCEDURES; SURRENDER OF COMMON CERTIFICATES.

         (a) Norwest Bank Minnesota (or any successor in interest) shall act as the Exchange Agent in the Merger (the "Exchange Agent").

         (b) As soon as practicable after the Effective Date, and in no event later than ten (10) business days thereafter, the Exchange Agent shall mail to each holder of record as of the Effective Date of one or more Certificates (as indicated on the certified shareholder list to be delivered to Pacific in accordance with Section 2.02(F) hereof, each a "San Benito Shareholder") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration into which the shares of San Benito Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement and the Merger Agreement.

                  (i) Promptly after receipt of such Certificates and letters of transmittal, the Exchange Agent shall review the executed letters of transmittal in order to verify proper execution thereof.

                  (ii) Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate representing that number of whole shares of Pacific Common Stock to which such holder of San Benito Common Stock shall have become entitled pursuant to the provisions of Section 1.04, and (B) a check representing the amount of any cash in lieu of fractional shares which such holder has the right to receive in respect of the Certificate surrendered pursuant to this Section 1.06, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each such outstanding Certificate shall be deemed for all purposes, subject only to Chapter 13 of the GCL, to evidence solely the right to receive such Merger Consideration from Pacific as described in Section 1.04. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates.

                  (iii) Shareholders who do not provide properly completed letters of transmittal and all appropriate Certificates to the Exchange Agent shall receive their Merger Consideration promptly following receipt of those properly completed documents and appropriate Certificates by the Exchange Agent. In the event that a letter of transmittal contains an error, is incomplete or is not accompanied by all appropriate Certificates, then the Exchange Agent will notify such San Benito Shareholder promptly of the need for further information.

         (c) If any certificate representing shares of Pacific Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Pacific Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (d) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the San Benito Shareholder claiming such Certificate to be lost, stolen or destroyed and, if required by Pacific in its sole discretion, the posting by such person of a bond in such amount as Pacific may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

         (e) Neither the Exchange Agent nor any other party to this Agreement shall be liable to any holder of any Certificates for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar laws.

         (f) Notwithstanding anything to the contrary contained herein, no certificates representing shares of Pacific Common Stock shall be delivered to a San Benito Shareholder who is an "affiliate" (as such term is used in Section
5.16 and Section 8.06) of San Benito unless such "affiliate" shall have theretofore executed and delivered to Pacific the Shareholder Letter referred to in Section 5.16 and Section 8.06 hereof.

         (g) No dividends or other distributions of any kind which are declared payable to the shareholders of record of Pacific after the Effective Date shall be paid to persons entitled to receive such certificates for Pacific Common Stock until such persons surrender their Certificates. Upon surrender of such Certificates, the holder thereof shall be paid, without interest, any dividends or other distributions with respect to the Pacific Common Stock as to which the record date and payment date occurred on or after the Effective Date and before the date of surrender.

         (h) Notwithstanding anything in this Agreement to the contrary, for a period of sixty (60) days after the Effective Date, holders of Certificates representing shares of San Benito Common Stock shall be entitled to vote as holders of shares of Pacific Common Stock notwithstanding that such Certificates representing San Benito Common Stock have not been exchanged for shares of Pacific Common Stock as provided in this Section 1.06.

         SECTION 1.07 ARTICLES AND BYLAWS. The Articles and Bylaws, respectively, of the Resulting Bank shall be as set forth in the Merger Agreement.

         SECTION 1.08 DIRECTORS. In connection with the annual meeting of shareholders of Pacific to be held in 2001, one (1) representative of San Benito, mutually satisfactory to Pacific and San Benito, shall be nominated by the Nominating Committee of the Board of Directors of Pacific to stand for election to the Board of Directors of Pacific.

         SECTION 1.09 TAX CONSEQUENCES. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purpose of Section 368 of the Code.

         SECTION 1.10 EMPLOYEE BENEFITS. Pacific shall, with respect to each employee of San Benito at the Effective Date who continues in employment with Pacific or its Subsidiaries (each a

"Continued Employee"), provide the benefits described in this Section 1.10. Subject to the right of subsequent amendment, modification or termination in the sole discretion of Pacific as provided in Section 5.18 and Section 5.19 hereof, each Continued Employee shall be entitled, as an employee of Pacific or its Subsidiaries, to participate in Pacific Employee Benefit Plans (as defined in
Section 12.08(F)) in effect as of the date of this Agreement, if such Continued Employee shall be eligible and, if required, selected for participation therein under the terms thereof. All such participation shall be subject to such terms of such plans as may be in effect from time to time and this Section 1.10 is not intended to give any Continued Employee any rights or privileges superior to those of other employees of Pacific or its Subsidiaries. The provisions of this
Section 1.10 shall not be deemed or construed so as to provide duplication of similar benefits but, subject to that qualification, Pacific shall, for purposes of vesting and any age or period of service requirements for commencement of participation with respect to any Pacific Employee Plans in which a Continued Employee may participate, credit each Continued Employee with his or her term of service with San Benito. Notwithstanding the foregoing, no such credit for term of service with San Benito shall be given to any Continued Employee with respect to participation in or benefits received pursuant to the Santa Barbara Bank & Trust Key Employee Retiree Health Plan and the Santa Barbara Bank & Trust Retiree Health Plan, but such credit shall begin to accrue under such plan with respect to Continued Employees as of the Effective Date.

         SECTION 1.11 SEVERANCE PAYMENTS. The severance benefits set forth in
Schedule 1.11 hereto shall be provided to employees of San Benito who may be terminated (i) by San Benito on the Effective Date upon confirmation that such employees would be entitled to the severance benefit, or (ii) by Pacific or any of its Subsidiaries without cause within one year following the Effective Date.

         SECTION 1.12 STOCK OPTION AGREEMENT. As a condition to the execution of this Agreement, San Benito is executing and delivering to Pacific a Stock Option Agreement in substantially the form attached hereto as EXHIBIT "B".

         SECTION 1.13 ACCESS; DUE DILIGENCE. Subject to the confidentiality provisions of Article XI, San Benito shall, for a period of fifteen (15) business days following the date that a countersigned original of this Agreement is received by Pacific, afford the officers, directors, employees, attorneys, accountants, investment bankers and authorized representatives of Pacific and its Subsidiaries full access to the properties, books, contracts and records of San Benito in order to conduct due diligence of San Benito to assess the condition and results of operations of San Benito. Pacific may terminate this Agreement by giving written notice pursuant to Section 12.05 within thirty (30) days after the date of this Agreement if its due diligence review of San Benito discloses material liabilities, obstacles to the mergers or other circumstances that are not disclosed in this Agreement or the Schedules hereto, and that in the good faith judgement of Pacific materially alter the economic basis for or feasibility of the Merger; PROVIDED, HOWEVER, that the sole remedy that Pacific shall have in such event shall be termination of this Agreement.

                                   ARTICLE II.
              THE CLOSING, THE CLOSING DATE AND THE EFFECTIVE DATE

         SECTION 2.01 TIME AND PLACE OF THE CLOSING AND CLOSING DATE.

         (a) On a date mutually agreeable to Pacific and San Benito which is not less than 10 business days nor more than 30 calendar days after the receipt of all necessary regulatory, corporate, shareholder and other approvals and the expiration of any mandatory waiting periods, or on such other date mutually agreeable to Pacific and San Benito (herein called the "Closing Date"), a meeting (the "Closing") will take place at which the parties to this Agreement will exchange certificates, opinions, letters and other documents in order to determine whether all of the conditions set forth in Articles VII and VIII of this Agreement have been satisfied or waived or whether any condition exists that would permit a party to this Agreement to terminate this Agreement. If no such condition then exists, or if no party elects to exercise any right it may have to terminate this Agreement, then and thereupon the appropriate parties shall execute such documents and instruments as may be necessary or appropriate in order to effect the transactions contemplated by this Agreement.

         (b) The Closing shall take place at the offices of Pacific, 200 East Carrillo Street, Suite 300, Santa Barbara, California 93101 on the Closing Date, or at such other place to which the parties may mutually agree.

         SECTION 2.02 ACTIONS TO BE TAKEN AT THE CLOSING BY SAN BENITO. At the Closing, San Benito shall execute and acknowledge, or cause to be executed and acknowledged (as appropriate), and deliver to Pacific such documents and certificates necessary or appropriate to carry out the terms and provisions of this Agreement, including without limitation, the following (all of such actions constituting conditions precedent to Pacific's obligations to close hereunder):

                  A. True, correct and complete copies of the Articles of Incorporation of San Benito and all amendments thereto, duly certified as of a recent date by the California Secretary of State (the "California Secretary").

                  B. A certificate, dated as of a recent date, issued by the California Department of Financial Institutions, duly certifying as to the organization of San Benito under the laws of the State of California and authorization to conduct commercial banking business within the State of California.

                  C. A certificate of status dated as of a recent date, issued by the California Secretary, duly certifying as to the good legal standing of San Benito under the laws of the State of California.

                  D. A certificate of good standing, dated as of a recent date, issued by the California Franchise Tax Board, duly certifying as to the good standing of San Benito in the State of California.

                  E. A certificate, dated as of a recent date, issued by the Federal Deposit Insurance Corporation (the "FDIC"), duly certifying that the deposits of San Benito are insured by the FDIC pursuant to the Federal Deposit Insurance Act (the "FDIA").

                  F. A certificate, dated as of the Closing Date, executed by the Corporate Secretary or other appropriate executive officer of San Benito, pursuant to which such officer shall certify: (a) the due adoption by the Board of Directors of San Benito of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby, including, but not limited to, the Merger Agreement, and the taking of all actions contemplated hereby and thereby; (b) the due adoption by the shareholders of San Benito of resolutions authorizing the Merger and the execution and delivery of this Agreement and the Merger Agreement and the other agreements and documents contemplated hereby and thereby and the taking of all actions contemplated hereby and thereby; (c) the incumbency and true signatures of those officers of San Benito duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and the Merger Agreement and other agreements and documents contemplated hereby and thereby and the taking of all actions contemplated hereby and thereby on behalf of San Benito;
         (d) that the copy of the Bylaws of San Benito attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy; and (e) a true and correct copy of the list of the San Benito Shareholders as of the Closing Date.

                  G. A certificate, dated as of the Closing Date, executed by an executive officer of San Benito, pursuant to which San Benito shall certify, to the best knowledge of such executive officer, that (i) all of the representations and warranties made in Article III of this Agreement are true and correct in all material respects on and as of the date of such certificate as if made on such date and that, except as expressly permitted by this Agreement, there shall have been no Material Adverse Change (as defined in Section 12.08(C) hereof) with respect to San Benito since December 31, 1998, and (ii) San Benito has performed and complied in all material respects with all of its obligations and agreements required to be performed on or prior to the Closing Date under this Agreement.

                  H. Signed Non-Compete Agreements (as defined in Section 5.23) from those persons identified on EXHIBIT "F" attached hereto and in substantially the form attached hereto as EXHIBIT "G".

                  I. All consents required to be obtained by San Benito from third parties to consummate the transactions contemplated by this Agreement.

                  J. An opinion of counsel to San Benito addressing each of the matters identified in EXHIBIT "C" attached hereto.

                  K. Lessor Estoppel Certificates, in the form attached hereto as EXHIBIT "H", and Sublessor Estoppel Certificates, in the form attached hereto as EXHIBIT "I", as applicable, relative to each of the Leased Properties identified in Section 3.18 and dated as of date within one week of the Closing Date.

                  M. All other documents required to be delivered to Pacific by San Benito under the provisions of this Agreement, and all other documents, certificates and instruments as are reasonably requested by Pacific or its counsel.

         SECTION 2.03 ACTIONS TO BE TAKEN AT THE CLOSING BY PACIFIC. At the Closing, Pacific shall execute and acknowledge, or cause to be executed and acknowledged (as appropriate), and deliver to San Benito such documents and certificates necessary or appropriate to carry out the terms and provisions of this Agreement, including without limitation, the following (all of such actions constituting conditions precedent to San Benito's obligations to close hereunder):

                  A. True, correct and complete copies of Pacific's Articles of Incorporation and all amendments thereto, duly certified as of a recent date by the California Secretary of State (the "California Secretary").

                  B. True, correct and complete copies of the Articles of Incorporation and all amendments thereto, of Newco, duly certified as of a recent date by the California Secretary.

                  C. Certificates of status, dated as of a recent date, issued by the California Secretary, duly certifying as to the good legal standing of each of Pacific and Newco under the laws of the State of California.

                  D. Certificates of good standing, dated as of a recent date, issued by the California Franchise Tax Board, duly certifying as to the good standing of each of Pacific and Newco in the State of California.

                  E. A letter, dated as of a recent date, from the Federal Reserve Bank of San Francisco, to the effect that Pacific is a registered bank holding company under the BHCA.

                  F. A certificate, dated as of the Closing Date, executed by the Secretary or an Assistant Secretary of Pacific pursuant to which such officer shall certify: (a) the due adoption by the Board of Directors of Pacific of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (b) the incumbency and true signatures of those officers of Pacific duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of Pacific, and (c) that the copy of the Bylaws of Pacific attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy.

                  G. A certificate, dated as of the Closing Date, executed by a duly authorized officer of Pacific, pursuant to which Pacific shall certify, to the best knowledge of such officer, that (i) all of the representations and warranties made in Article IV of this Agreement are true and correct in all material respects on and as of the date of such certificate as if made on such date and that, except as expressly permitted by this Agreement, there shall have been no Material Adverse Change (as defined in Section 12.08(C) hereof) with respect to Pacific since December 31, 1998, and (ii) Pacific has performed and complied in all material respects with all of its obligations and agreements required to be performed on or prior to the Closing Date under this Agreement.

                  H. All consents required to be obtained by Pacific or Newco from third parties to consummate the transactions contemplated by this Agreement.

                  I. An opinion of counsel to Pacific addressing each of the matters identified in EXHIBIT "D" attached hereto.

                  J. All other documents required to be delivered to San Benito by Pacific under the provisions of this Agreement, and all other documents, certificates and instruments as are reasonably requested by San Benito or its counsel.


                                  ARTICLE III.
                  REPRESENTATIONS AND WARRANTIES OF SAN BENITO

         San Benito hereby makes the representations and warranties set forth in this Article III to Pacific.

         SECTION 3.01  ORGANIZATION AND QUALIFICATION.

         (a) San Benito is a California banking corporation duly organized, validly existing under the laws of the State of California, and in good standing under all laws, rules and regulations applicable to banking corporations located in the State of California which are member banks of the Federal Reserve System (the "Federal Reserve"). San Benito has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets, including, but not limited to, as now owned, leased or operated, and to enter into and carry out its obligations under this Agreement and the Merger Agreement. San Benito does not conduct any trust business. True and complete copies of the Articles of Incorporation and Bylaws of San Benito, as amended to date, certified by the Corporate Secretary of San Benito, have been delivered to Pacific. San Benito is an insured bank as defined in the FDIA and a member bank of the Federal Reserve.

         (b) The nature of the business of San Benito does not require it to be qualified to do business in any jurisdiction other than the State of California. San Benito does not engage in any activity that is prohibited by the FDIC or the Federal Reserve.

         (c) San Benito does not own or control any Affiliate (as defined in Section 12.08(A) hereof) or Subsidiary (as defined in Section 12.08(B) hereof). Except as disclosed on Schedule 3.01(c), San Benito does not have any equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, and the business carried on by San Benito has not been conducted through any other direct or indirect Subsidiary or Affiliate of San Benito.

         SECTION 3.02 CAPITALIZATION. The entire authorized capital stock of San Benito consists of (i) 9,765,624 shares of San Benito Common Stock, 2,853,344 shares of which are fully paid, validly issued, nonassessable and outstanding, and 171,876 additional shares of which have been reserved for issuance to holders of outstanding San Benito Stock Options (as defined in Section 6.13 hereto), and (ii) 2,000,000 shares of preferred stock, no par value per share (the "San Benito Preferred Stock"), of which no shares of San Benito Preferred Stock are issued or outstanding. Schedule 3.02 contains a list of each of the San Benito Stock Option Plans, including (i) the number of outstanding options with respect to each San Benito Stock Option Plan, (ii) the exercise price per share with respect to each San Benito Stock Option, (iii) a list of all option holders with respect to each San Benito Stock Option Plan, and (iv) the number of vested and unvested San Benito Stock Options with respect to each such option holder in each San Benito Stock Option Plan. All San Benito Stock Options were issued and, upon issuance in accordance with the terms of the outstanding option agreements, the shares of San Benito Common Stock shall be issued in compliance with all applicable securities laws. Except as disclosed in Schedule 3.02, there are no (i) other outstanding equity securities of any kind or character, including but not limited to preferred stock, (ii) outstanding subscriptions, options, convertible securities, rights, warrants, calls or other agreements or commitments of any kind issued or granted by, or binding upon, San Benito to purchase or otherwise acquire any security of or equity interest in San Benito or (iii) outstanding subscriptions, options, rights, warrants, calls, convertible securities, irrevocable proxies or other agreements or commitments obligating San Benito to issue any shares of, restricting the transfer of or otherwise relating to shares of its capital stock of any class. All of the issued and outstanding shares of San Benito Common Stock have been duly authorized, validly issued and are fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person. Such shares of San Benito Common Stock have been issued in full compliance with applicable law. There are no restrictions applicable to the payment of dividends on the shares of San Benito Common Stock, except pursuant to applicable laws and regulations, and all dividends declared prior to the date of this Agreement have been paid.

         SECTION 3.03 EXECUTION AND DELIVERY. San Benito has taken all corporate action necessary to authorize the execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party, including, but not limited to, the Merger Agreement. This Agreement has been, and the other agreements and documents contemplated hereby, including, but not limited to, the Merger Agreement, have been or at Closing will be, duly executed by San Benito and each constitutes and will constitute the legal, valid and binding obligation of San Benito, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

         SECTION 3.04 CONSENTS AND APPROVALS. San Benito's Board of Directors (at a meeting called and duly held) has resolved, subject to its fiduciary duties to the shareholders of San Benito, to recommend approval and adoption by San Benito's shareholders of the Merger, this Agreement and the Merger Agreement. Except for shareholder and regulatory approvals and except as disclosed in Schedule 3.04, no approval, consent, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required on the part of San Benito in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement, or the consummation by San Benito of the transactions contemplated hereby or thereby, including, but not limited to, the Merger.

         SECTION 3.05 FINANCIAL STATEMENTS.

         (a) San Benito has furnished to Pacific true and complete copies of (i) the audited balance sheets of San Benito as of December 31, 1997 and 1998, and the related audited statements of income, stockholders' equity and cash flows for the years ended December 31, 1996, 1997 and 1998, (ii) an unaudited balance sheet of San Benito as of September 30, 1999, and the related unaudited statement of income for the nine-month period ended September 30, 1999 (such balance sheets and the related statements of income, stockholders' equity and cash flows are collectively referred to herein as the "San Benito Financial Statements"). Except as described in the notes to the San Benito Financial Statements, the San Benito Financial Statements fairly present, in all material respects, the financial position of San Benito as of the respective dates thereof and the results of operations and changes in financial position of San Benito for the periods then ended, in conformity with generally accepted accounting principles ("GAAP"), applied on a basis consistent with prior periods (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and the fact that they do not contain all of the footnote disclosures required by GAAP), except as otherwise noted therein, and the accounting records underlying the San Benito Financial Statements accurately and fairly reflect in all material respects the transactions of San Benito. The San Benito Financial Statements do not contain any items of extraordinary or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein.

         (b) San Benito has furnished Pacific with true and complete copies of the Report of Condition and Income ("Call Reports") for San Benito for the periods ended December 31, 1997, December 31, 1998 and September 30, 1999. Such Call Reports fairly presents, in all material respects, the financial position of San Benito and the results of its operations at the dates and for the periods indicated in conformity with the Instructions for the Preparation of Call Reports as promulgated by applicable regulatory authorities. The Call Reports do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein. To the best of its knowledge, San Benito has calculated its allowance for loan losses in accordance with GAAP, which includes regulatory accounting principles ("RAP") where applicable, as applied to banking institutions and in accordance with all applicable rules and regulations. To the best knowledge of San Benito, the allowance for loan losses account for San Benito is, and as of the Closing Date will be, adequate in all material respects to provide for all losses, net of recoveries relating to loans previously charged off, on all outstanding loans of San Benito.

         SECTION 3.06 INVESTMENTS. San Benito has furnished to Pacific, as
Schedule 3.06 of this Agreement, a complete list, as of December 31, 1999, of all securities, including municipal bonds, owned by San Benito (the "Securities Portfolio"). All securities in the Securities Portfolio are owned by San Benito
(i) of record, and (ii) beneficially, free and clear of all mortgages, liens, pledges and encumbrances, except as disclosed in Schedule 3.06.

         SECTION 3.07 LIST OF LOANS. Schedule 3.07 contains a true and complete list, as of December 31, 1999, of all loans (individually, a "Loan" and collectively, the "Loans") of San Benito, showing for each such Loan the outstanding principal balance due, before reduction for any discount. All currently outstanding Loans of San Benito, including any current extensions of any Loan, were solicited, originated and currently exist in material compliance with all applicable requirements of federal and state law and regulations promulgated thereunder. The Loans are adequately documented and each note evidencing a Loan or credit agreement or security instrument related to a Loan constitutes a valid and binding obligation of the obligor thereunder, enforceable in accordance with the terms thereof, except where the failure thereof, individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), operations or prospects of San Benito. For the purposes of this Section, the phrase "enforceable in accordance with the terms thereof" does not mean that the borrower has the financial ability to pay a Loan or that any collateral is sufficient to result in payment of the Loan secured thereby. There are no oral modifications or amendments or additional agreements related to the Loans that are not reflected in San Benito's records, and no claim of defense as to the enforcement of any Loan has been asserted, and San Benito is not aware of any acts or omissions that would give rise to any claim or right of rescission, set off, counterclaim or defense, except where such claim would not have, either individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), operations or prospects of San Benito.

         SECTION 3.08 TITLE TO ASSETS. San Benito has good and indefeasible title to all of its assets and properties including, without limitation, other real estate owned and all personal and intangible properties reflected in the San Benito Financial Statements or acquired subsequent thereto, subject to no liens, mortgages, security interests, encumbrances or charges of any kind, except (i) as described in Schedule 3.08, (ii) as noted in the San Benito Financial Statements, or as set forth in the documents delivered to Pacific pursuant to this Section 3.08, (iii) statutory liens not yet delinquent, (iv) consensual landlord liens, (v) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (vi) pledges of assets in the ordinary course of business to secure public funds deposits, and (vii) those assets and properties disposed of for fair value in the ordinary course of business since the dates of the San Benito Financial Statements. Schedule 3.08 includes (a) a Property Information Sheet (the form of which is prepared by the American Industrial Real Estate Association) and (b) a copy of the title policy of insurance with respect to each parcel of real property owned by San Benito.

         SECTION 3.09 DEPOSIT SUMMARY. Schedule 3.09 contains a summary of the amounts and types of the deposits held by San Benito as of December 31, 1999 and the weighted average interest rates being paid thereon as of such date (the "Deposit Summary"). The Deposit Summary and other data and information provided by San Benito, relating to assets, liabilities and business of San Benito is true, complete and correct in all material respects as of the date thereof.

         SECTION 3.10 UNDISCLOSED LIABILITIES. San Benito does not have any material liability or obligation, accrued, absolute, contingent or otherwise and whether due or to become due (including, without limitation, unfunded obligations under any employment, deferred compensation, supplemental compensation, service recognition or severance agreement, whether written or oral, or San Benito Employee Plans (as defined in Section 3.39 hereof) or material liabilities for federal, state or local taxes or assessments or material liabilities under any agreement that are not reflected in or disclosed in the San Benito Financial Statements, except (i) those liabilities and expenses incurred in the ordinary course of business and consistent with prudent business practices since the date of the San Benito Financial Statements or (ii) as disclosed on Schedule 3.10.

         SECTION 3.11 LITIGATION. Except as set forth on Schedule 3.11, there are no actions, claims, suits, investigations, reviews or other legal, quasi-judicial or administrative proceedings of any kind or nature now pending or, to the best knowledge of San Benito, threatened against or affecting San Benito or any of its current or former officers and directors (while acting in such capacity) at law or in equity, by or before any federal, state or municipal court or other governmental or administrative department, commission, board, bureau, agency or instrumentality, domestic or foreign, that in any manner involves San Benito or any of its current or former officers or directors (while acting in such capacity) or any of their properties or capital stock. No matter described in Schedule 3.11 would reasonably be anticipated to result in a Material Adverse Change with respect to San Benito or materially and adversely affect the transactions contemplated by this Agreement, and San Benito does not know or have any reason to be aware of any basis for the same. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the best knowledge of San Benito, threatened against San Benito that questions the validity of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement, or any actions taken or to be taken by San Benito pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

         SECTION 3.12 COMPLIANCE WITH LAWS, PERMITS AND INSTRUMENTS.

         (a) Except as set forth in Schedule 3.12, San Benito is in compliance with, and is not in default (or with the giving of notice or the passage of time will be in default) under, or in violation of, (i) any provision of the Articles of Incorporation or Bylaws of San Benito, (ii) any material provision of any loan agreement, security or pledge agreement, mortgage, indenture, lease, contract, agreement or other instrument applicable to San Benito or its assets, operations, properties or businesses now conducted or heretofore conducted or
(iii) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree, award or, to the best of its knowledge, any statute, federal, state or local law, ordinance, rule or regulation of any court, arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality applicable to San Benito or its assets, operations, properties or businesses now conducted or heretofore conducted, which noncompliance or violation would, individually or in the aggregate, reasonably be anticipated to have a material adverse effect on the business results of operations, financial condition or (insofar as they can reasonably be foreseen) prospects of San Benito.

         (b) The execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements contemplated hereby, including, but not limited to the Merger Agreement, and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default or loss of a benefit under, (i) any provision of the Articles of Incorporation or Bylaws of San Benito, (ii) any provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to San Benito or its assets, operations, properties or businesses, or (iii) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree or, to the best of its knowledge, any statute, law, ordinance, rule or regulation applicable to San Benito or its assets, operations, properties or businesses.

         SECTION 3.13 COMMUNITY REINVESTMENT ACT. San Benito is in compliance with the Community Reinvestment Act (12 U.S.C. Section 2901 et seq.) and all regulations promulgated thereunder, and San Benito has supplied Pacific with copies of San Benito's current Community Reinvestment Act ("CRA") Statement, all letters and written comments received by San Benito since January 1, 1996 pertaining thereto and any responses by San Benito to such comments. San Benito had a rating of "satisfactory" or better as of its most recent CRA compliance examination and knows of no reason why it would not receive a rating of "satisfactory" or better at its next CRA compliance examination or why any other governmental entity may seek to restrain, delay or prohibit the transactions contemplated by this Agreement as a result of any act or omission of San Benito under the CRA.

         SECTION 3.14 FAIR HOUSING ACT HOME MORTGAGE DISCLOSURE ACT AND EQUAL CREDIT OPPORTUNITY ACT. San Benito is in material compliance with the Fair Housing Act (42 U.S.C. Section 3601 ET SEQ.), the Home Mortgage Disclosure Act (12 U.S.C. Section 2801 ET SEQ.) and the Equal Credit Opportunity Act (15 U.S.C.
Section 1691 ET SEQ.) and all regulations promulgated thereunder. San Benito has not received any notices of any violation of said acts or any of the regulations promulgated thereunder, nor does San Benito have any notice of, or knowledge of, any threatened administrative inquiry, proceeding or investigation with respect to San Benito's compliance with said acts.

         SECTION 3.15 USURY LAWS AND OTHER CONSUMER COMPLIANCE Laws. All loans of San Benito have been made substantially in accordance with all applicable statutes and regulatory requirements at the time such loan or any renewal thereof, including without limitation Regulation Z (12 C.F.R. Section 226 ET SEQ.) issued by the Federal Reserve, thE Federal Consumer Credit Protection Act (15 U.S.C. Section 1601 ET SEQ.) and all statutes and regulationS governing the operations of California banking corporations. Each Loan by San Benito was made in the ordinary course of its business.

         SECTION 3.16 BANK SECRECY ACT. San Benito is in material compliance with the Bank Secrecy Act (12 U.S.C. Sections 1730(d) and 1829(b)) and all regulations promulgated thereunder, and San Benito has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts. San Benito has timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including, but not limited to, any requisite Custom Reports required by any agency of the United States Treasury Department, including, but not limited to, the Internal Revenue Service (the "IRS").

         SECTION 3.17 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed on Schedule 3.17, since December 31, 1998, San Benito has conducted its business only in the ordinary course and has not, other than in the ordinary course of business and consistent with past practices and safe and sound banking practices:

                 A. Incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, which individually or in the aggregate, has had a material adverse effect on the business, results of operations, financial condition, or (insofar as they can reasonably be foreseen) prospects of San Benito, except for deposits taken and federal funds purchased and current liabilities for trade or business obligations;

                 B. Discharged or satisfied any lien, charge or encumbrance or paid any obligation or liability, whether absolute or contingent, due or to become due;

                 C. Declared or made any payment of dividends or other distribution to its shareholders, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

                 D. Issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

                 E. Acquired any capital stock or other equity securities or acquired any equity or ownership interest in any bank, corporation, partnership or other entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors' remedies or
         (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

                 F. Mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible except

         (i) as described in Schedule 3.08, (ii) statutory liens not yet delinquent, (iii) consensual landlord liens, (iv) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (v) pledges of assets to secure public funds deposits, and (vi) for those assets and properties disposed of for fair value since the dates of the San Benito Financial Statements.

                 G. Sold, transferred, leased to others or otherwise disposed of any of its assets or canceled or compromised any debt or claim, or waived or released any right or claim of material value;

                 H. Terminated, canceled or surrendered, or received any notice of or threat of termination or cancellation of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance), which, in any case or in the aggregate, would have a material adverse effect on the business, results of operations, financial condition, or (insofar as they can reasonably be foreseen) prospects of San Benito;

                 I. Disposed of, permitted to lapse, transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license or San Benito Proprietary Right (as defined in Section 3.22 hereof) or modified any existing rights with respect thereto;

                 J. Made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended in any material respect or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees, except (i) compensation adjustments contemplated within San Benito's 1999/2000 budget and approved in advance by Pacific (which approval shall not be unreasonably withheld), (ii) employee severance benefits contemplated by Section 1.11 of this Agreement, and
         (iii) periodic increases consistent with past practices;

                  K. Except for improvements or betterments relating to San Benito Properties (as defined in Section 3.26 hereof), made any capital expenditures or capital additions or betterments in excess of an aggregate of $100,000;

                  L. Instituted, had instituted against it, settled or agreed to settle any litigation, action or proceeding before any court or governmental body, other than routine collection suits instituted by it to collect amounts owed or suits in which the amount in controversy is less than $100,000;

                  M. Permitted any change, event or condition that, in any case or in the aggregate, has caused or may result in a Material Adverse Change, or any Material Adverse Change in earnings or costs or relations with its employees, agents, depositors, loan customers, correspondent banks or suppliers;

                  N. Except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment;

                  O. Entered into or given any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any person, firm or corporation other than letters of credit issued in the ordinary course of business;

                  P. Sold, or knowingly disposed of, or otherwise divested itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

                  Q. Made any, or acquiesced with any, change in any accounting methods, principles or material practices, except as required by GAAP or RAP;

                  R. Taken any action that has caused San Benito to be an entity not eligible to participate in a business combination transaction for which "pooling of interests" accounting treatment is sought.

                  S. Sold (provided, however, that payment at maturity is not deemed a sale) any investment securities in a single transaction involving a book gain or loss of more than $100,000 on such sale or purchased any investment securities, other than purchases of U.S. Treasury securities with a maturity of two years or less;

                  T. Made, renewed, extended the maturity of, or altered any of the material terms of any criticized loan to any single borrower and his related interests without regard to whether such transaction was in the ordinary course of business or whether it was consistent with past or safe and sound banking practices; or

                  U. Entered into any agreement or made any commitment whether in writing or otherwise to take any of the types of action described in subsections A. through T. above.

         SECTION 3.18 LEASES, CONTRACTS AND AGREEMENTS. Schedule 3.18 sets forth a complete listing of all leases, subleases, licenses, contracts and agreements to which San Benito is a party AND which (i) relate to real property used by San Benito in its operation (the "Leased Properties"), or (ii) involve payments to or by San Benito in excess of $50,000 during the term of such San Benito Contracts (exclusive of unfunded loan commitments and letters of credit issued by San Benito), or (iii) involve any unfunded loan commitments and letters of credit issued by San Benito where the borrower's total direct and indirect indebtedness to San Benito is in excess of $250,000 (the "San Benito Contracts"). True and correct copies of all such San Benito Contracts (other than unfunded loan commitments and letters of credit issued by San Benito) are included with Schedule 3.18. For the purposes of this Agreement, the San Benito Contracts shall be deemed not to include loans made by, Federal funds sold or purchased by, repurchase agreements made by, spot foreign exchange transactions of, bankers acceptances of or deposits by San Benito. Except as set forth in Schedule

3.18, no participations or loans have been sold which have buy back, recourse or guaranty provisions which create contingent or direct liabilities of San Benito. To the best knowledge of San Benito, all of the San Benito Contracts are legal, valid and binding obligations of the parties to the San Benito Contracts enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general equitable principles, and are in full force and effect. Except as described in Schedule 3.18, all rent and other payments by San Benito under the San Benito Contracts are current, there are no existing defaults by San Benito under the San Benito Contracts, and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default. San Benito has a good and indefeasible leasehold interest in each parcel of real property leased by it free and clear of all mortgages, pledges, liens, encumbrances and security interests. The transactions contemplated by this Agreement, including the Merger, will not result in any material breach or termination of any such leasehold interest in the Leased Properties.

         SECTION 3.19 TAXES. San Benito has duly and timely filed with the appropriate Federal, state and local governmental agencies all tax returns and reports required to be filed, including, without limitation, income, excise, property, sales, use, franchise, value added, unemployment, employees' income withholding and social security taxes, imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, and has paid, or has established adequate reserves for the payment of, all taxes and assessments that are or are claimed to be due, payable or owed by San Benito, or for which San Benito may have liability, whether as a result of its own activities or by virtue of its affiliation with other entities and all interest and penalties thereon, whether disputed or not. All such tax returns and reports are accurately prepared and all deposits required by law to be made by San Benito with respect to employees' withholding taxes have been duly made. San Benito is not and has not been delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it, and, to San Benito's best knowledge, there is no basis for any such deficiency or claim. Except as set forth in Schedule 3.19, within the last six (6) years, San Benito's Federal income tax return has not been audited or examined and no such audit is currently pending or, to San Benito's best knowledge, threatened. San Benito has not been granted any extension of time with respect to the date on which any tax return not yet filed was or is due to be filed by or with respect to San Benito or any waiver or agreement by San Benito for the extension of time for the assessment or collection of any tax. Except as set forth in Schedule 3.19, San Benito (i) within the past six (6) years, has not committed any violation of any applicable Federal, state, local or foreign tax laws, and (ii) with respect to all prior years, has not committed any violation of any applicable Federal, state, local or foreign tax laws that is likely to result in a Material Adverse Change with respect to San Benito.

         The amounts set up as provisions for current or deferred taxes on the San Benito Financial Statements are sufficient in all material respects for the payment of all unpaid Federal, state, county, local, foreign or other taxes (including any interest or penalties) of or on behalf of San Benito applicable to the periods covered by the San Benito Financial Statements, and all years and periods prior thereto. True and complete copies of the Federal income tax returns of San Benito as filed with the IRS for the years ended December 31, 1996, 1997, and 1998, have been delivered to Pacific.

         SECTION 3.20 INSURANCE. Schedule 3.20 contains an accurate and complete list and brief description of all policies of insurance, including fidelity and bond insurance, of San Benito. All such policies (a) are valid, outstanding and enforceable except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership, or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or equity), (b) will not in any significant respect be affected by, and will not terminate or lapse by reason of, the transactions contemplated by this Agreement, and (c) are presently in full force and effect, no notice has been received of the cancellation, or threatened or proposed cancellation, of any such policy and there are no unpaid premiums due thereon. San Benito is not in default with respect to the provisions of any such policy and has not failed to give any notice or present any claim thereunder in a due and timely fashion. Except as set forth on Schedule 3.20, San Benito has not been refused any insurance with respect to its assets or operations, nor has its insurance been limited by any insurance carrier to which San Benito has applied for any such insurance within the last two (2) years. Each property of San Benito is insured for the benefit of San Benito in amounts deemed adequate by San Benito's management against risks customarily insured against. There have been no claims under any fidelity bonds of San Benito within the last three (3) years, and San Benito is not aware of any facts that would form the basis of a claim under such bonds.

         SECTION 3.21 NO ADVERSE CHANGE. Except as disclosed in the Schedules to this Agreement or in the representations and warranties made in this Article III, there has not been any Material Adverse Change since December 31, 1998, nor has any event or condition occurred that has resulted in, or has a reasonable possibility of resulting in the future, in a Material Adverse Change with respect to San Benito.

         SECTION 3.22 PATENTS, TRADEMARKS AND COPYRIGHTS. Except as disclosed in
Schedule 3.22, San Benito does not own or require the use of any patent, patent application, patent right, invention, process, trademark (whether registered or unregistered), trademark application, trademark right, trade name, service name, service mark, copyright or any trade secret ("San Benito Proprietary Rights") for its business or operations, except for licensed computer software. To the best knowledge of San Benito, it is not infringing upon or otherwise acting adversely to any San Benito Proprietary Right owned by any other person or persons. There is no claim or action by any such person pending, or, to the best knowledge of San Benito, threatened, with respect thereto.

         SECTION 3.23 TRANSACTIONS WITH CERTAIN PERSONS AND ENTITIES. Except as disclosed in Schedule 3.23, San Benito does not owe any amount to (excluding deposit liabilities), or have any loan, contract, lease, commitment or other obligation from or to any of the respective present or former directors or executive officers (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business) of San Benito, and none of such persons owes any amount to San Benito. Except as set forth in Schedule 3.23, there are no understandings, agreements (whether written or oral), instruments, commitments, perquisites, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between or among San Benito, whether on its own behalf or in its capacity as trustee or custodian for the funds of any employee benefit plan (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and any present or former officers or directors of San Benito. True and correct copies of any such written understandings, agreements, instruments, etc., are included with Schedule 3.23.

         SECTION 3.24 EVIDENCES OF INDEBTEDNESS. All evidences of indebtedness and leases that are reflected as assets of San Benito are, to San Benito's best knowledge, legal, valid and binding obligations of the respective obligors thereof, enforceable in accordance with their respective terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and the availability of injunctive relief, specific performance and other equitable remedies) and are not subject to any known or threatened defenses, offsets or counterclaims that may be asserted against San Benito or the present holder thereof, except as disclosed in
Schedule 3.24. The credit files of San Benito contain all material information (excluding general, local or national industry, economic or similar conditions) known to San Benito that is reasonably required to evaluate in accordance with generally prevailing practices in the banking industry the collectibility of the loan portfolio of San Benito (including loans that will be outstanding if any of them advances funds they are obligated to advance). San Benito has disclosed all of the substandard, doubtful, loss, nonperforming or loans identified as problem loans on its internal watch list, a copy of which as of December 31, 1999, has been provided to Pacific. Except as disclosed in Schedule 3.24, San Benito is not aware of, nor has San Benito received notice of, any past or present conditions, events, activities, practices or incidents that may result in a violation of any Environmental Law (as defined in Section 12.08(D) hereof) with respect to any real property securing any indebtedness reflected as an asset of San Benito.

         SECTION 3.25 CONDITION OF ASSETS. All tangible assets used by San Benito are in good operating condition, ordinary wear and tear excepted, and conform with all applicable ordinances, regulations, zoning and other laws, whether Federal, state or local. None of San Benito's premises or equipment are in need of maintenance or repairs other than ordinary routine maintenance and repairs that are not material in nature or cost.

         SECTION 3.26 ENVIRONMENTAL COMPLIANCE.

         (a) San Benito is not aware of, nor has San Benito received notice of, any past or present conditions, events, activities, practices or incidents that are in violation of Environmental Laws (as defined in Section 12.08(D) hereof) or that may interfere with or prevent San Benito's continued compliance in all respects with all Environmental Laws.

         (b) San Benito has obtained all permits, licenses and authorizations that are required under any Environmental Laws.

         (c) To San Benito's best knowledge, no Hazardous Materials (as defined in Section 12.08(E) hereof) exist on, about, or within any of the San Benito Properties (as defined in this Section 3.26) in violation of any Environmental Laws, nor, to San Benito's best knowledge, have any Hazardous Materials previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the San Benito Properties in violation of any Environmental Law AND which have not been subsequently remediated. The use that San Benito makes and intends to make of the San Benito Properties will not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Material on, in or from any of the San Benito Properties in violation of any Environmental Law.

         (d) There is no action, suit, proceeding, investigation or inquiry before any court, administrative agency or other governmental authority pending or, to San Benito's best knowledge, threatened against San Benito relating in any way to any Environmental Law. To the best of San Benito's knowledge, San Benito has no liability for remedial action under any Environmental Law. San Benito has not received any request for information by any governmental authority with respect to the condition, use or operation of any of the San Benito Properties nor has San Benito received any notice of any kind from any governmental authority or other person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law (including, without limitation, any letter, notice or inquiry from any person or governmental entity informing San Benito that it is or may be liable in any way under any Environmental Law, or requesting information to enable such a determination to be made).

         (e) As used in this Section 3.26, the term "San Benito Property" or "San Benito Properties" shall include all real property currently owned or leased by San Benito, including, but not limited to, properties that San Benito has foreclosed on as well as the banking premises and all improvements and fixtures thereon. The phrase "to San Benito's knowledge" or similar phrases as used in this Section 3.26 shall mean the current actual knowledge of executive management of San Benito.

         SECTION 3.27 REGULATORY COMPLIANCE. All reports, records, registrations, statements, notices and other documents or information required to be filed by San Benito during the last two (2) years with any federal or state regulatory authority including, without limitation, the California Department of Financial Institutions, the Federal Reserve, the FDIC and the IRS, have been duly and timely filed and all information and data contained in such reports, records or other documents are true, accurate, correct and complete. Except as disclosed on Schedule 3.27, San Benito is not now nor has been, within the past six (6) years, subject to any memorandum of understanding, cease and desist order, written agreement or other formal administrative action with any such regulatory bodies. San Benito does not believe any such regulatory bodies have any present intent to place San Benito under any new administrative action. Except as set forth on Schedule 3.27, there are no actions or proceedings pending or threatened against San Benito by or before any such regulatory bodies or any other nation, state or subdivision thereof, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         SECTION 3.28 PERIODIC REPORTS. San Benito has previously made available to Pacific an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1996 by San Benito with the Federal Reserve and/or the Securities and Exchange Commission (the "S.E.C.") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the date hereof (the "San Benito Reports"), and (b) communication mailed by San Benito to its shareholders since January 1, 1996 and prior to the date hereof. Except as set forth on
Schedule 3.28, no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1996, San Benito has timely filed all San Benito Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all San Benito Reports complied in all material respects with the published rules and regulations of the Federal Reserve and the S.E.C. with respect thereto.

         SECTION 3.29 ABSENCE OF CERTAIN BUSINESS PRACTICES. Except as set forth on Schedule 3.29, to the best of San Benito's knowledge, neither San Benito nor any officer, employee or agent of San Benito, nor any other person acting on their behalf, has, directly or indirectly, within the past ten (10) years, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of San Benito as a whole (or assist San Benito in connection with any actual or proposed transaction) that (i) would subject San Benito to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, would have resulted in a Material Adverse Change with respect to San Benito, or (iii) if not continued in the future would result in a Material Adverse Change with respect to San Benito or would subject San Benito to suit or penalty in any private or governmental litigation or proceeding.

         SECTION 3.30 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. None of the information supplied or to be supplied by San Benito or any of its directors, officers, employees or agents for inclusion in the Registration Statement (as defined in Section 5.03(c)) or the Proxy Statement/Prospectus (as defined in Section 5.03(c)), or any amendment thereof or supplement thereto, will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or at the time of the San Benito Shareholders' Meeting (as defined in Section 5.03(a)), be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the San Benito Shareholders' Meeting. All documents that San Benito is responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

         SECTION 3.31 DISSENTING SHAREHOLDERS. Except as set forth on Schedule 3.31, San Benito has no knowledge of any plan or intention on the part of any of the shareholders of San Benito to make written demand for payment of the fair value of their shares of San Benito Common Stock in the manner provided by applicable law.

         SECTION 3.32 POOLING OF INTERESTS. As of the date of this Agreement, San Benito has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

         SECTION 3.33 BOOKS AND RECORDS. The minute books, stock certificate books and stock transfer ledgers of San Benito (i) have been kept accurately in the ordinary course of business, (ii) are complete and correct in all material respects, (iii) reflect transactions representing bona fide transactions, and
(iv) do not fail to reflect transactions involving the business of San Benito that were required to have been set forth therein and that have not been accurately so set forth.

         SECTION 3.34 FORMS OF INSTRUMENTS, ETC. San Benito will make available to Pacific upon request copies of all standard forms of notes, mortgages, deeds of trust and other routine documents of a like nature used on a regular and recurring basis by San Benito in the ordinary course of their businesses.

         SECTION 3.35 FIDUCIARY RESPONSIBILITIES. Except as disclosed in
Schedule 3.35, San Benito has performed in all material respects all of its duties as a trustee, custodian, guardian or as an escrow agent in a manner that complies in all material respects with all applicable laws, regulations, orders, agreements, instruments and common law standards.

         SECTION 3.36 GUARANTIES. None of the obligations or liabilities of San Benito are guaranteed by any other person, firm or corporation, nor is any outstanding obligation or liability of any other person, firm or corporation guaranteed by San Benito, except in the ordinary course of business, according to prudent business practices and in compliance with applicable law.

         SECTION 3.37 VOTING TRUST OR BUY-SELL AGREEMENTS. San Benito is not aware of any agreement between or among any of its shareholders relating to a right of first refusal with respect to the purchase or sale by any such shareholder of capital stock of San Benito or any voting agreement or voting trust with respect to shares of capital stock of San Benito (other than that contemplated by Section 5.21).

         SECTION 3.38 EMPLOYEE RELATIONSHIPS. San Benito (including its officers and directors while acting in such capacities) have complied in all material respects with all applicable laws relating to its relationships with its employees, and San Benito believes that the relationships between San Benito (including its officers and directors while acting in such capacities), and its employees are good. To the best knowledge of San Benito, no key executive officer or manager of any of the operations operated by San Benito or any group of employees of San Benito have any present plans to terminate their employment with San Benito. San Benito is not a party to any oral or written contracts or agreements granting benefits or rights to employees or any collective bargaining agreement or to any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency that requires equal employment opportunities or affirmative action in employment. There are no unfair labor practice complaints pending against San Benito before the National Labor Relations Board and no similar claims pending before any similar state, local or foreign agency. To the best of its knowledge, there is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of San Benito, nor of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any such employees. San Benito is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and San Benito is not engaged in any unfair labor practice.

         SECTION 3.39  EMPLOYEE BENEFIT PLANS.

         (a) Set forth on Schedule 3.39(a) is a complete and correct list of all "employee benefit plans" (as defined in ERISA), all "multiemployer plans" (as defined in ERISA), all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive, compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated), and any trust, escrow or other agreement related thereto, which (a) is maintained or contributed to by San Benito, or with respect to which San Benito has any liability, and (b) provides benefits, or describes policies or procedures applicable to, or for the welfare of any officer, director, independent contractor, employee, service provider, former officer or former employee of San Benito, or the dependents or spouses of any such person, regardless of whether funded (the "San Benito Employee Plans"). True, accurate and complete copies of the documents comprising each San Benito Employee Plan, including each trust, funding vehicle, documents, records or other materials related thereto, are included in Schedule 3.39(a).

         (b) No San Benito Employee Plan is a defined benefit plan within the meaning of Section 3(35) of ERISA or is otherwise subject to Title IV of ERISA, and San Benito has never sponsored or otherwise maintained such a plan. To the best knowledge of San Benito, there have been no prohibited transactions, breaches of fiduciary duty or any other breaches or violations of any law applicable to the San Benito Employee Plans that would subject Pacific or San Benito to any taxes, penalties, or other liabilities. Each San Benito Employee Plan that is represented to be qualified under Section 401(a) of the Code has a favorable determination letter and has no amendments for which the remedial amendment period under Section 401(b) of the Code has expired. To the best knowledge of San Benito, each such San Benito Employee Plan is so qualified and has been operated in compliance with applicable law and in accordance with its terms and any related trust is exempt from federal income tax under Section 501(a) of the Code. There are no pending claims, lawsuits or actions relating to any San Benito Employee Plan (other than ordinary course claims for benefits) and, to the best knowledge of San Benito, none are threatened. No written or oral representations have been made to any employee or former employee of San Benito promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage or any other welfare benefit (as defined in ERISA Section 3(1)) for any period of time beyond the end of the current plan year (except to the extent of coverage required under Section 4980B of the Code). Compliance with FAS 106 would not create any material change to the San Benito Financial Statements. Except as required in connection with qualified plan amendments required by tax law changes and except for those San Benito Employee Plans identified on Schedule 3.39(b), the consummation of the transactions contemplated by this Agreement will not cause a termination or partial termination, or otherwise accelerate the time of payment, exercise, or vesting, or increase the amount of compensation due to any employee, officer, former employee or former officer of San Benito. There are no surrender charges, penalties, or other costs or fees that would be imposed by any person against San Benito, a San Benito Employee Plan, or any other person, including without limitation, a San Benito Employee Plan participant or beneficiary, as a result of the hypothetical liquidation as of the Closing Date of any insurance, annuity, or investment contracts or any other similar investment held by any San Benito Employee Plan.

         (c) With respect to each "employee benefit plan" (as defined in ERISA) maintained or contributed to or required to be contributed to, currently or in the past, by any trade or business with which San Benito is required by any of the rules contained in the Code or ERISA to be treated as a single employer (the "Controlled Group Plans"):

                  (i) To the best knowledge of San Benito, all Controlled Group Plans that are "group health plans" (as defined in Section 5000(b)(1) of the Code and Section 733(a) of ERISA) have been operated up to the Closing in a manner so as to not subject San Benito to any material liability under Sections 4980B or 4980D of the Code;

                  (ii) There is no Controlled Group Plan that is a defined benefit plan (as defined in Section 3(35) of ERISA), nor has there been in the last five (5) calendar years; and

                  (iii) There is no Controlled Group Plan that is a "multiple employer plan" or "multiemployer plan" (as either such term is defined in ERISA), nor has there been in the last five (5) calendar years.

Each such Controlled Group Plan is included in the listing of San Benito Employee Plans on Schedule 3.39(a).

         (d) Except as set forth on Schedule 3.39(d), all San Benito Employee Plan documents, annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the San Benito Employee Plans are correct, complete, and current in all material respects, have been timely filed, and there have been no changes in the information set forth therein.

         (e) Except as set forth on Schedule 3.39(e), no payment that is owed or may become due to any director, officer, employee, or agent of San Benito as a result of the Merger will be non-deductible to San Benito or Pacific, as the case may be, or subject to tax under Sections 280G or 4999, nor will San Benito or Pacific be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

         (f) With respect to the San Benito Bank 1996 Deferred Compensation Plan and each Executive Supplemental Compensation Agreement, Director Supplemental Agreement, Life Insurance Endorsement Method Split Dollar Plan Agreement, and Deferred Fee Agreement that is maintained or contributed to or required to be contributed to, currently or in the past, by San Benito (the "Deferred Compensation Plans"):

                  (i) Each of the Deferred Compensation Plans is a "top hat plan" (as defined in Section 201(2) of ERISA), and a statement, pursuant to Section 2520.104-23 of the Department of Labor Regulation, has been timely filed for each such plan;

                  (ii) The value of the assets and the cash surrender value of any insurance policy maintained pursuant to each of the Deferred Compensation Plans exceeds the benefit payments and other liabilities that are payable to participants in such plan as of the Closing Date;

                  (iii) Schedule 3.39(f)(iii) sets forth the following information with respect to the 1996 Deferred Compensation Plan:
                           (A) the name and age of each participant;
                           (B) the value of each participant's deferral account
                  as of December 31, 1999 (which shall be updated to the Closing
                  Date);
                           (C) the amount of the irrevocable deferral election
                  made by each participant and the specified number of plan years that such election is effective; and
                           (D) the value of each participant's death benefit and
                  the following information as of the date of this Agreement (which shall be updated to the Closing Date) regarding each insurance policy purchased in connection with the death benefit: name of the insurer, name of the policyholder, name of each covered insured, issue date, policy number, policy name, policy form, face amount, cash value, total amount of premiums paid, and the number and annual cost of remaining premiums due;

                  (iv) Schedule 3.39(f)(iv) sets forth the following information with respect to each Executive Supplemental Compensation Agreement:
                           (A) the name of each participant;
                           (B) the value of each participant's benefit account
                  as of December 31, 1999 (which shall be updated to the Closing
                  Date); and
                           (C) the value of each participant's death benefit and
                  the following information as of the date of this Agreement (which shall be updated to the Closing Date) regarding each insurance policy purchased in connection with the benefits under agreement: name of the insurer, name of the policyholder, name of each covered insured, issue date, policy number, policy name, policy form, face amount, cash value, total amount of premiums paid, and the number and annual cost of remaining premiums due;

                  (v) Schedule 3.39(f)(v) sets forth the following information with respect to each Director Supplemental Compensation Agreement:
                           (A) the name of each participant;
                           (B) the value of each participant's benefit account
                  as of December 31, 1999 (which shall be updated to the Closing
                  Date); and
                           (C) the value of each participant's death benefit and
                  the following information as of the date of this Agreement (which shall be updated to the Closing Date) regarding each insurance policy purchased in connection with the benefits under agreement: name of the insurer, name of the policyholder, name of each covered insured, issue date, policy number, policy name, policy form, face amount, cash value, total amount of premiums paid, and the number and annual cost of remaining premiums due;

                  (vi) Schedule 3.39(f)(vi) sets forth the following information with respect to each Life Insurance Endorsement Method Split Dollar Plan Agreement:
                           (A) the name of each participant; and
                           (B) the following information as of the date of this
                  Agreement (which shall be updated to the Closing Date) regarding each insurance policy purchased in connection with agreement: name of the insurer, name of the policyholder, name of each covered insured, issue date, policy number, policy name, policy form, face amount, cash value, total amount of premiums paid, and the number and annual cost of remaining premiums due; and

                  (vii) Schedule 3.39(f)(vii) sets forth the following information with respect to each Deferred Fee Agreement:
                           (A) the name and age of each participant;
                           (B) the value of each participant's deferral account
                  as of December 31, 1999 (which shall be updated to the Closing
                  Date); and
                           (C) the value of each participant's death benefit and
                  the following information as of the date of this Agreement (which shall be updated to the Closing Date) regarding each insurance policy purchased in connection with the death benefit: name of the insurer, name of the policyholder, name of each covered insured, issue date, policy number, policy name, policy form, face amount, cash value, total amount of premiums paid, and the number and annual cost of remaining premiums due.

         SECTION 3.40 INTEREST RATE RISK MANAGEMENT INSTRUMENTS. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of San Benito or for the account of a customer of San Benito, were entered into in the ordinary course of business and, to San Benito's best knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any regulatory authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of San Benito enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. San Benito has duly performed in all material respects all of its material obligations thereunder to the extent that such obligations to perform have accrued; and, to San Benito's best knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

         SECTION 3.41 REPRESENTATIONS NOT MISLEADING. To San Benito's best knowledge, all material facts relating to the business operations, properties, assets, liabilities (contingent or otherwise) and financial condition of San Benito have been disclosed to Pacific in or in connection with this Agreement. No representation or warranty by San Benito contained in this Agreement, nor any statement, exhibit or schedule furnished to Pacific by San Benito under and pursuant to, or in anticipation of or in connection with, this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any governmental authority having jurisdiction over San Benito or its properties of the facts and circumstances upon which they were based. Except as disclosed herein, there is no matter that materially and adversely affects San Benito or San Benito's ability to perform the transactions contemplated by this Agreement or the other agreements contemplated hereby, or to the best knowledge of San Benito, will in the future result in a Material Adverse Change with respect to San Benito, other than general economic conditions. No information material to the Merger and that is necessary to make the representations and warranties herein contained not misleading, has been withheld by San Benito.


                                   ARTICLE IV.
                    REPRESENTATIONS AND WARRANTIES OF PACIFIC

         Pacific hereby makes the representations and warranties set forth in this Article IV to San Benito.

         SECTION 4.01  ORGANIZATION AND QUALIFICATION.

         (a) Pacific is a corporation, duly organized, validly existing under the laws of the State of California, and in good standing under all laws, rules, and regulations applicable to corporations located in the State of California. Pacific is a bank holding company registered under the BHCA. Pacific has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets, including, but not limited to, as now owned, leased or operated and to enter into and carry out its obligations under this Agreement. True and complete copies of the Articles of Incorporation and Bylaws of Pacific, as amended to date, certified by the Secretary of Pacific, have been delivered to San Benito.

         (b) Schedule 4.01(b) sets forth a complete list of each Subsidiary (as defined in Section 12.08(B)) of Pacific (collectively, the "Pacific Subsidiaries"); including Santa Barbara Bank & Trust and First National Bank of Central California (such banks are referred to as the "Pacific Banking Subsidiaries"). Except as set forth on Schedule 4.01(b), (i) Pacific does not own or control any Affiliate (as defined in Section 12.08(A) hereof) other than the Pacific Subsidiaries, and (ii) none of the Pacific Subsidiaries owns or controls any Affiliate or Subsidiary. Each such Pacific Subsidiary has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on their respective businesses as now being conducted, to own, lease and operate its properties and assets, including, but not limited to, as now owned, leased or operated. All of the issued and outstanding shares of capital stock of each such Pacific
Subsidiary is owned by Pacific free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever, and all such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights of any person. There are no options, warrants or rights outstanding to acquire any capital stock of the Pacific Subsidiaries and no person or entity has any other right to purchase or acquire any unissued shares of stock of any of the Pacific Subsidiaries, nor does any such Pacific Subsidiary have any obligation of any nature with respect to its unissued shares of stock.

         (c) The nature of the business of Pacific and the Pacific Subsidiaries do not require any of them to be licensed or qualified to do business in any jurisdiction other than the State of California. Except as disclosed on Schedule 4.01(c), neither Pacific nor any of the Pacific Subsidiaries has any equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity.

         SECTION 4.02 CAPITALIZATION. The entire authorized capital stock of Pacific consists of (i) 60,000,000 shares of Pacific Common Stock, 24,554,294 shares of which are fully paid, validly issued, nonassessable and outstanding, and 1,511,957 additional shares of which have been reserved for issuance to holders of outstanding stock options to purchase shares of Pacific Common Stock, and (ii) 1,000,000 shares of preferred stock, 60,000 shares of which are designated and no shares of which are issued or outstanding. Except as disclosed in Schedule 4.02, there are no (i) other outstanding equity securities of any kind or character, (ii) outstanding subscriptions, options, convertible securities, rights, warrants, calls or other agreements or commitments of any kind issued or granted by, or binding upon, Pacific to purchase or otherwise acquire any security of or equity interest in Pacific or (iii) outstanding subscriptions, options, rights, warrants, calls, convertible securities, irrevocable proxies or other agreements or commitments obligating Pacific to issue any shares of, restricting the transfer of or otherwise relating to shares of its capital stock of any class. All of the issued and outstanding shares of Pacific Common Stock have been duly authorized, validly issued and are fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person. Such shares of Pacific Common Stock have been issued in full compliance with applicable law. There are no restrictions applicable to the payment of dividends on the shares of Pacific Common Stock, except pursuant to applicable laws and regulations, and all dividends declared prior to the date of this Agreement have been paid.

         SECTION 4.03 EXECUTION AND DELIVERY. Pacific has taken all corporate action necessary to authorize the execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party, including, but not limited to, the Merger Agreement. This Agreement has been, and the other agreements and documents contemplated hereby, including, but not limited to, the Merger Agreement, have been or at Closing will be, duly executed by Pacific and each constitutes and will constitute the valid and binding obligation of Pacific, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

         SECTION 4.04 COMPLIANCE WITH LAWS, PERMITS AND INSTRUMENTS.

         (a) Except as set forth in Schedule 4.04, Pacific and the Pacific Subsidiaries, as applicable, are in compliance with, and are not in default (or with the giving of notice or the passage of time will be in default) under, or in violation of, (i) any provision of the Articles of Incorporation/Association or Bylaws of Pacific or any Pacific Subsidiary, (ii) any material provision of any loan agreement, security or pledge agreement, mortgage, indenture, lease, contract, agreement or other instrument applicable to Pacific or any Pacific Subsidiary or their respective assets, operations, properties or businesses now conducted or heretofore conducted or (iii) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree, award or, to the best of its knowledge, any statute, federal, state or local law, ordinance, rule or regulation of any court, arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality applicable to Pacific, the Pacific Subsidiaries or their respective assets, operations, properties or businesses now conducted or heretofore conducted, which noncompliance or violation would, individually or in the aggregate, reasonably be anticipated to have a material adverse effect on the business, results of operations, financial condition, or (insofar as they can reasonably be foreseen) prospects of Pacific taken as a whole.

         (b) The execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements contemplated hereby, including but not limited to the Merger Agreement, and the consummation of the transactions contemplated hereby and thereby, will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default or loss of a benefit under, (i) any provision of the Articles of Incorporation/Association or Bylaws of Pacific or any Pacific Subsidiary, (ii) any material provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to Pacific, the Pacific Subsidiaries or their assets, operations, properties or businesses, or (iii) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree or, to the best of its knowledge, any statute, law, ordinance, rule or regulation applicable to Pacific, the Pacific Subsidiaries or their assets, operations, properties or businesses.

         SECTION 4.05 FINANCIAL STATEMENTS. Pacific has furnished to San Benito true and complete copies of (i) the audited consolidated balance sheets of Pacific as of December 31, 1997 and 1998, and the related audited consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 1996, 1997 and 1998, (ii) an unaudited consolidated balance sheet of Pacific as of September 30, 1999, and the related unaudited consolidated statement of income for the three-month period ended September 30, 1999 (such balance sheets and the related statements of income, stockholders' equity and cash flows are collectively referred to herein as the "Pacific Financial Statements"). Except as described in the notes to the Pacific Financial Statements, the Pacific Financial Statements fairly present, in all material respects, the consolidated financial position of Pacific as of the respective dates thereof and the results of operations and changes in financial position of Pacific for the periods then ended, in conformity with GAAP, applied on a basis consistent with prior periods (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and the fact that they do not contain all of the footnote disclosures required by GAAP), except as otherwise noted therein, and the accounting records underlying the Pacific Financial Statements accurately and fairly reflect in all material respects the transactions of Pacific. The Pacific Financial Statements do not contain any items of extraordinary or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein.

         SECTION 4.06 UNDISCLOSED LIABILITIES. Neither Pacific nor any of the Pacific Subsidiaries has any material liability or obligation, accrued, absolute, contingent or otherwise and whether due or to become due (including, without limitation, unfunded obligations under any service recognition or severance agreement, whether written or oral, or material liabilities for federal, state or local taxes or assessments or material liabilities under any agreement that are not reflected in or disclosed in the Pacific Financial Statements, except (i) those liabilities and expenses incurred in the ordinary course of business and consistent with prudent business practices since the date of the Pacific Financial Statements or (ii) as disclosed on Schedule 4.06.

         SECTION 4.07 LITIGATION. Except as set forth on Schedule 4.07, there are no actions, claims, suits, investigations, reviews or other legal, quasi-judicial or administrative proceedings of any kind or nature now pending or, to the best knowledge of Pacific, threatened against or affecting Pacific, any of the Pacific Subsidiaries or any of their respective current or former officers and directors (while acting in such capacity) at law or in equity, by or before any federal, state or municipal court or other governmental or administrative department, commission, board, bureau, agency or instrumentality, domestic or foreign, that in any manner involves Pacific, the Pacific Subsidiaries or any of their current or former officers or directors (while acting in such capacity) or any of their properties or capital stock that would reasonably be anticipated to result in a Material Adverse Change with respect to Pacific, or materially and adversely affect the transactions contemplated by this Agreement, and Pacific does not know or have any reason to be aware of any basis for the same. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the best knowledge of Pacific, threatened against Pacific or any of the Pacific Subsidiaries that questions the validity of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement, or any actions taken or to be taken by Pacific pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

         SECTION 4.08 CONSENTS AND APPROVALS. Except for regulatory approvals and except as disclosed in Schedule 4.08, no approval, consent, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required on the part of Pacific in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement, or the consummation by Pacific of the transactions contemplated hereby or thereby.

         SECTION 4.09 TAXES. Pacific has duly and timely filed with the appropriate Federal, state and local governmental agencies all tax returns and reports required to be filed, including, without limitation, income, excise, property, sales, use, franchise, value added, unemployment, employees' income withholding and social security taxes, imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, and has paid, or has established adequate reserves for the payment of, all taxes and assessments that are or are claimed to be due, payable or owed by Pacific, or for which Pacific may have liability, whether as a result of its own activities or by virtue of its affiliation with other entities and all interest and penalties thereon, whether disputed or not. All such tax returns and reports are accurately prepared and all deposits required by law to be made by Pacific with respect to employees' withholding taxes have been duly made. Pacific is not and has not been delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it, and, to Pacific's best knowledge, there is no basis for any such deficiency or claim. Except as set forth in
Schedule 4.09, within the last six (6) years, Pacific's Federal income tax return has not been audited or examined and no such audit is currently pending or, to Pacific's best knowledge, threatened. Pacific has not been granted any extension of time with respect to the date on which any tax return not yet filed was or is due to be filed by or with respect to Pacific or any waiver or agreement by Pacific for the extension of time for the assessment or collection of any tax. Except as set forth in Schedule 4.09, Pacific (i) within the past six
(6) years, has not committed any violation of any applicable Federal, state, local or foreign tax laws, and (ii) with respect to all prior years, has not committed any violation of any applicable Federal, state, local or foreign tax laws that is likely to result in a Material Adverse Change with respect to Pacific.

         The amounts set up as provisions for current or deferred taxes on the Pacific Financial Statements are sufficient in all material respects for the payment of all unpaid Federal, state, county, local, foreign or other taxes (including any interest or penalties) of or on behalf of Pacific applicable to the periods covered by the Pacific Financial Statements, and all years and periods prior thereto. True and complete copies of the Federal income tax returns of Pacific as filed with the IRS for the years ended December 31, 1996, 1997, and 1998, have been delivered to San Benito

         SECTION 4.10 NO ADVERSE CHANGE. Except as disclosed in the Schedules to this Agreement or in the representations and warranties made in this Article IV, there has not been any Material Adverse Change since December 31, 1998, nor has any event or condition occurred that has resulted in, or has a reasonable possibility of resulting in the future, in a Material Adverse Change with respect to Pacific.

         SECTION 4.11 REGULATORY COMPLIANCE. All reports, records, registrations, statements, notices and other documents or information required to be filed by Pacific and the Pacific Subsidiaries during the last two (2) years with any federal or state regulatory authority including, without limita tion, the Federal Reserve, the FDIC, the Office of the Comptroller of the Currency (the "OCC"), the California Commissioner and the IRS have been duly and timely filed and all information and data contained in such reports, records or other documents are true, accurate, correct and complete. Except as disclosed on
Schedule 4.11, Pacific and the Pacific Subsidiaries are not now nor have been, within the past six (6) years subject to any memorandum of understanding, cease and desist order, written agreement or other formal administrative action with any such regulatory bodies. Pacific does not believe any such regulatory bodies have any present intent to place Pacific or the Pacific Subsidiaries under any new administrative action. Except as set forth on Schedule 4.11, there are no actions or proceedings pending or threatened against Pacific or any Pacific Subsidiary by or before any such regulatory bodies or any other nation, state or subdivision thereof, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         SECTION 4.12 SECURITIES AND EXCHANGE COMMISSION REPORTS. Pacific has previously made available to San Benito an accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1996 by Pacific with the S.E.C. pursuant to the Securities Act or the Exchange Act, and prior to the date hereof (the "Pacific Reports"). Except as set forth in Schedule 4.12, no such registration statement, prospectus, report, schedule or proxy statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1996, Pacific has timely filed all Pacific Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Pacific Reports complied in all material respects with the published rules and regulations of the S.E.C. with respect thereto.

         SECTION 4.13 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. None of the information supplied or to be supplied by Pacific or any of its directors, officers, employees or agents for inclusion in the Registration Statement (as defined in Section 5.03(c)) or the Proxy Statement/Prospectus (as defined in Section 5.03(c)), or any amendment thereof or supplement thereto, will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or at the time of the San Benito Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the San Benito Shareholders' Meeting. All documents that Pacific is responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

         SECTION 4.14 REPRESENTATIONS NOT MISLEADING. To Pacific's best knowledge, all material facts relating to the business operations, properties, assets, liabilities (contingent or otherwise) and financial condition of Pacific and the Pacific Subsidiaries have been disclosed to San Benito in or in connection with this Agreement. No representation or warranty by Pacific contained in this Agreement, nor any statement, exhibit or schedule furnished to San Benito by Pacific under and pursuant to, or in anticipation of or in connection with, this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any governmental authority having jurisdiction over Pacific or its properties of the facts and circumstances upon which they were based. Except as disclosed herein, there is no matter that materially adversely affects Pacific or Pacific's ability to perform the transactions contemplated by this Agreement or the other agreements contemplated hereby, or to the best knowledge of Pacific, will in the future result in a Material Adverse Change with respect to Pacific, other than general economic conditions. No information material to the Merger and that is necessary to make the representations and warranties herein contained not misleading, has been withheld by Pacific.

         SECTION 4.15 TITLE TO ASSETS. Pacific has good and indefeasible title to assets and properties material to the business of Pacific and the Pacific Subsidiaries including, without limitation, real property and personal and intangible properties reflected in the Pacific Financial Statements or acquired subsequent thereto, subject to no liens, mortgages, security interests, encumbrances or charges of any kind, except (i) as described in Schedule 4.15,
(ii) as noted in the Pacific Financial Statements, (iii) statutory liens not yet delinquent, (iv) consensual landlord liens, (v) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (vi) pledges of assets in the ordinary course of business to secure public funds deposits, and (vii) those assets and properties disposed of for fair value in the ordinary course of business since the dates of the Pacific Financial Statements.

         SECTION 4.16 COMMUNITY REINVESTMENT ACT. The Pacific Banking Subsidiaries are in compliance with the CRA and all regulations promulgated thereunder, and Pacific has made available to San Benito copies of current CRA Statements for each Pacific Banking Subsidiary, all letters and written comments received by the Pacific Banking Subsidiaries since January 1, 1996 pertaining thereto and any responses by the Pacific Banking Subsidiaries to such comments. Each Pacific Banking Subsidiary had a rating of "satisfactory" or better as of its most recent CRA compliance examination and knows of no reason why it would not receive a rating of "satisfactory" or better at its next CRA compliance examination or why any other governmental entity may seek to restrain, delay or prohibit the transactions contemplated by this Agreement as a result of any act or omission of any Pacific Banking Subsidiary under the CRA.

         SECTION 4.17 FAIR HOUSING ACT HOME MORTGAGE DISCLOSURE ACT AND EQUAL CREDIT OPPORTUNITY ACT. Each Pacific Banking Subsidiary is in material compliance with the Fair Housing Act (42 U.S.C. Section 3601 ET SEQ.), the Home Mortgage Disclosure Act (12 U.S.C. Section 2801 ET SEQ.) and the Equal Credit Opportunity Act (15 U.S.C. Section 1691 ET SEQ.) and all regulations promulgated thereunder. No Pacific Banking Subsidiary has received any notices of any violation of said acts or any of the regulations promulgated thereunder, nor does any Pacific Banking Subsidiary have any notice of, or knowledge of, any threatened administrative inquiry, proceeding or investigation with respect to its compliance with said acts.

         SECTION 4.18 USURY LAWS AND OTHER CONSUMER COMPLIANCE LAWS. All loans originated by a Pacific Banking Subsidiary have been made substantially in accordance with all applicable statutes and regulatory requirements at the time such loan or any renewal thereof, including without limitation Regulation Z (12 C.F.R. Section 226 ET SEQ.) issued by the Federal Reserve, the Federal Consumer Credit Protection Act (15 U.S.C. Section 1601 ET SEQ.) and all statutes and regulations governing the operations of California banking corporations or national banking associations, as the case may be. Each such loan was made in the ordinary course of business of a Pacific Banking Subsidiary.

         SECTION 4.19 BANK SECRECY ACT. Each Pacific Banking Subsidiary is in material compliance with the Bank Secrecy Act (12 U.S.C. Sections 1730(d) and 1829(b)) and all regulations promulgated thereunder, and each Pacific Banking Subsidiary has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its respective deposit accounts. Each Pacific Banking Subsidiary has timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including, but not limited to, any requisite Custom Reports required by any agency of the United States Treasury Department, including, but not limited to, the IRS.

         SECTION 4.20 LEASES, CONTRACTS AND AGREEMENTS. Schedule 4.20 sets forth a complete listing of all leases, subleases, licenses, contracts and agreements to which Pacific, including any of the Pacific Subsidiaries, is a party AND which (i) relate to real property used by Pacific in its operation, or (ii) involve annual payments to or by Pacific in excess of $1,000,000 and are material to the business or operations of Pacific and the Pacific Subsidiaries (exclusive of unfunded loan commitments and letters of credit issued by a Pacific Banking Subsidiary), or (iii) involve any unfunded loan commitments and letters of credit issued by a Pacific Banking Subsidiary where the borrower's total direct and indirect indebtedness to such Pacific Banking Subsidiary is in excess of $15,000,000 (the "Pacific Contracts"). True and correct copies of all such Pacific Contracts (other than unfunded loan commitments and letters of credit issued by a Pacific Banking Subsidiary) are included with Schedule 4.20. For the purposes of this Agreement, the Pacific Contracts shall be deemed not to include loans made by, Federal funds sold or purchased by, repurchase agreements made by, spot foreign exchange transactions of, bankers acceptances of or deposits by a Pacific Banking Subsidiary. Except as set forth in Schedule 4.20, no participations or loans have been sold which have buy back, recourse or guaranty provisions which create contingent or direct liabilities of Pacific. To the best knowledge of

Pacific, all of the Pacific Contracts are legal, valid and binding obligations of the parties to the Pacific Contracts enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general equitable principles, and are in full force and effect. Except as described in Schedule 4.20, all rent and other payments by Pacific and any Pacific Subsidiary under the Pacific Contracts are current, there are no existing defaults by Pacific or any Pacific Subsidiary under the Pacific Contracts, and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default. Pacific and each Pacific Subsidiary has a good and indefeasible leasehold interest in each parcel of real property leased by it free and clear of all mortgages, pledges, liens, encumbrances and security interests. The transactions contemplated by this Agreement, including the Merger, will not result in any material breach or termination of any such leasehold interest.

         SECTION 4.21 POOLING OF INTERESTS. As of the date of this Agreement, Pacific has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

         SECTION 4.22 BOOKS AND RECORDS. The minute books, stock certificate books and stock transfer ledgers of Pacific and the Pacific Subsidiaries (i) have been kept accurately in the ordinary course of business, (ii) are complete and correct in all material respects, (iii) reflect transactions representing bona fide transactions, and (iv) do not fail to reflect transactions involving the business of Pacific or any Pacific Subsidiary that were required to have been set forth therein and that have not been accurately so set forth.

         SECTION 4.23 EMPLOYEE RELATIONSHIPS. Pacific and the Pacific Subsidiaries (including their respective officers and directors while acting in such capacities) have complied in all material respects with all applicable laws relating to its relationships with its employees, and Pacific believes that the relationships between Pacific, including the Pacific Subsidiaries (including their respective officers and directors while acting in such capacities), and its employees are good. To the best knowledge of Pacific, no key executive officer or manager of any of the operations operated by Pacific and the Pacific Subsidiaries or any group of employees of Pacific and the Pacific Subsidiaries have any present plans to terminate their employment with Pacific or any Pacific Subsidiary. Neither Pacific nor any of the Pacific Subsidiaries is a party to any oral or written contracts or agreements granting benefits or rights to employees or any collective bargaining agreement or to any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency that requires equal employment opportunities or affirmative action in employment. There are no unfair labor practice complaints pending against Pacific, including any of the Pacific Subsidiaries, before the National Labor Relations Board and no similar claims pending before any similar state, local or foreign agency. To the best of its knowledge, there is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of Pacific, including any Pacific Subsidiary, nor of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any such employees. Pacific and the Pacific Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither Pacific nor any of the Pacific Subsidiaries are engaged in any unfair labor practice.

         SECTION 4.24  EMPLOYEE BENEFIT PLANS.

         (a) Set forth on Schedule 4.24(a) is a complete and correct list of all "employee benefit plans" (as defined in ERISA), all "multiemployer plans" (as defined in ERISA), all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive, compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated), and any trust, escrow or other agreement related thereto, which (a) is maintained or contributed to by Pacific or any Pacific Subsidiary, or with respect to which Pacific and the Pacific Subsidiaries has any liability, and (b) provides benefits, or describes policies or procedures applicable to, or for the welfare of, any officer, director, independent contractor, employee, service provider, former officer or former employee of Pacific or any Pacific Subsidiary, or the dependents or spouses of any such person, regardless of whether funded (the "Pacific Employee Plans").

         (b) No Pacific Employee Plan is a defined benefit plan within the meaning of Section 3(35) of ERISA or is otherwise subject to Title IV of ERISA, and Pacific has never sponsored or otherwise maintained such a plan. Pacific has delivered or made available to San Benito true, accurate and complete copies of the documents comprising each Pacific Employee Plan, and such other documents, records or other materials related thereto reasonably requested by San Benito. To the best knowledge of Pacific, there have been no prohibited transactions, breaches of fiduciary duty or any other breaches or violations of any law applicable to the Pacific Employee Plans that would subject Pacific to any material taxes, penalties, or other liabilities. Each Pacific Employee Plan intended to be qualified under Section 401(a) of the Code has a current favorable determination letter and, to the best knowledge of Pacific, has been operated in compliance with applicable law and in accordance with its terms. There are no pending claims, lawsuits or actions relating to any Pacific Employee Plan (other than ordinary course claims for benefits) and, to the best knowledge of Pacific, none are threatened. No written or oral representations have been made to any employee or former employee of Pacific or the Pacific Subsidiaries promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under Section 4980B of the Code). Pacific is in compliance with FAS
106. Except as required in connection with qualified plan amendments required by tax law changes and except for those plans identified on Schedule 4.24(b), the consummation of the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount, of compensation due to any employee, officer, former employee or former officer of Pacific.

         (c) With respect to each "employee benefit plan" (as defined in ERISA) maintained or contributed to or required to be contributed to, currently or in the past, by any trade or business with which Pacific is required by any of the rules contained in the Code or ERISA to be treated as a single employer (the "Controlled Group Plans"):

                  (i) To the best knowledge of Pacific, all Controlled Group Plans that are "group health plans" (as defined in Section 5000(b)(1) of the Code and Section 733(a) of ERISA) have been operated up to the Closing in a manner so as to not subject Pacific to any material liability under Sections 4980B or 4980D of the Code; and

                  (ii) There is no Controlled Group Plan that is a defined benefit plan (as defined in Section 3(35) of ERISA), nor has there been in the last five (5) calendar years.

                  (iii) There is no Controlled Group Plan that is a "multiple employer plan" or "multiemployer plan" (as either such term is defined in ERISA), nor has there been in the last five (5) calendar years.

         SECTION 4.25 INTEREST RATE RISK MANAGEMENT INSTRUMENTS. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of Pacific (including any Pacific Subsidiary) or for the account of a customer of Pacific (including any Pacific Banking Subsidiary), were entered into in the ordinary course of business and, to Pacific's best knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any regulatory authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Pacific or a Pacific Subsidiary enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. Pacific (including any Pacific Subsidiary) has duly performed in all material respects all of its material obligations thereunder to the extent that such obligations to perform have accrued; and, to Pacific's best knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

         SECTION 4.26 ENVIRONMENTAL COMPLIANCE.

         (a) Except as set forth on Schedule 4.26(a), Pacific is not aware of, nor has Pacific received notice of, any past or present conditions, events, activities, practices or incidents that are in violation of Environmental Laws (as defined in Section 12.08(D) hereof) or that may interfere with or prevent Pacific's continued compliance in all respects with all Environmental Laws.

         (b) Pacific and the Pacific Subsidiaries have obtained all permits, licenses and authorizations that are required under any Environmental Laws.

         (c) Except as set forth on Schedule 4.26(c), to Pacific's best knowledge, no Hazardous Materials (as defined in Section 12.08(E) hereof) exist on, about, or within any of the Pacific Properties (as defined in this Section 4.26) in violation of any Environmental Laws, nor, to Pacific's best knowledge, have any Hazardous Materials previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the Pacific Properties in violation of any Environmental Law AND which have not been subsequently remediated. The use that Pacific, including the Pacific Subsidiaries, makes and intends to make of the Pacific Properties will not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Material on, in or from any of the Pacific Properties in violation of any Environmental Law.

         (d) There is no action, suit, proceeding, investigation or inquiry before any court, administrative agency or other governmental authority pending or, to Pacific's best knowledge, threatened against Pacific or any Pacific Subsidiary relating in any way to any Environmental Law. To the best of Pacific's knowledge, neither Pacific nor any Pacific Subsidiary has any liability for remedial action under any Environmental Law. Pacific has not received any request for information by any governmental authority with respect to the condition, use or operation of any of the Pacific Properties nor has Pacific received any notice of any kind from any governmental authority or other person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law (including, without limitation, any letter, notice or inquiry from any person or governmental entity informing Pacific that it is or may be liable in any way under any Environmental Law, or requesting information to enable such a determination to be made).

         (e) As used in this Section 4.26, the term "Pacific Property" or "Pacific Properties" shall include all real property currently owned or leased by Pacific or any of the Pacific Subsidiaries that is material in the conduct of its business, including, but not limited to, banking premises and material improvements and fixtures thereon. The phrase "to Pacific's knowledge" or similar phrases as used in this Section 4.26 shall mean the current actual knowledge of executive management of Pacific.


                                   ARTICLE V.
                             COVENANTS OF SAN BENITO

         San Benito hereby makes the covenants set forth in this Article V to Pacific.

         SECTION 5.01 BEST EFFORTS. San Benito will use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

         SECTION 5.02 MERGER AGREEMENT. San Benito will duly authorize and, as soon as practicable after the San Benito Shareholders' Meeting (as defined in Section 5.03(a)), enter into the Merger Agreement, the form of which is attached hereto as EXHIBIT "A", and perform all of its obligations thereunder.

         SECTION 5.03 SUBMISSION OF MERGER TO SHAREHOLDERS. San Benito shall:

         (a) Duly call, give notice of, convene and hold, on a date mutually selected by San Benito and Pacific, a meeting of its shareholders (the "San Benito Shareholders' Meeting") as soon as practicable for the purpose of approving and adopting the Merger and the Merger Agreement and the transactions contemplated hereby and thereby, including the Merger, as required by the GCL;

         (b) Not impose a requirement that the holders of more than the minimum required percentage (as set forth in San Benito's current Articles of Incorporation, current Bylaws or pursuant to provisions of the GCL requiring the lowest percentage vote) of the San Benito Common Stock entitled to vote on the Merger and the Merger Agreement approve the Merger and the Merger Agreement;

         (c) Cooperate and assist Pacific in (i) preparing a Registration Statement on Form S-4 relating to the shares of Pacific Common Stock to be issued to the Shareholders of San Benito as the Merger Consideration (the "Registration Statement") and a proxy statement/prospectus, including letter to shareholders, notice of special meeting and form of proxy (collectively, the "Proxy Statement/Prospectus") and (ii) filing the Registration Statement and the Proxy Statement/Prospectus (forming a part of the Registration Statement) with the S.E.C., including furnishing to Pacific all information concerning San Benito that Pacific may reasonably request in connection with preparation of such Registration Statement and Proxy Statement/Prospectus;

         (d) Subject to the fiduciary duties of the San Benito Board of Directors to the shareholders of San Benito, (i) include in the Proxy Statement/Prospectus the recommendation of the San Benito Board of Directors that the shareholders of San Benito vote in favor of the approval and adoption of the Merger and the Merger Agreement and the transactions contemplated hereby and thereby, (ii) use its best efforts to obtain such shareholder approval of the Merger and the Merger Agreement, and (iii) perform such other acts as may reasonably be requested by Pacific to ensure that such shareholder approval of the Merger and the Merger Agreement is obtained; and

         (e) Cause the Proxy Statement/Prospectus to be mailed to the shareholders of San Benito as soon as practicable following the effectiveness of the Registration Statement.

         SECTION 5.04 INFORMATION FOR APPLICATIONS AND STATEMENTS. San Benito will promptly, but in no event later than ten (10) business days after receipt of a written request by Pacific, furnish to Pacific all information, data and documents concerning San Benito, including, but not limited to, financial statements, required for inclusion in any application or statement to be made by Pacific to, or filed by Pacific with, any governmental body in connection with the transactions contemplated by this Agreement (including the Registration Statement and the Proxy Statement/Prospectus), or in connection with any other transactions during the pendency of this Agreement, and San Benito represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. San Benito shall otherwise fully cooperate with Pacific in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement.

         SECTION 5.05 REQUIRED ACTS OF SAN BENITO. Prior to the Closing, San Benito shall, unless otherwise permitted in writing by Pacific:

         (a) Operate only in the ordinary course of business and consistent with prudent banking practices;

         (b) Except as required by prudent business practices, use all reasonable efforts to preserve its business organization intact and to retain its present customers, depositors and employees, and to maintain all offices, machinery, equipment, materials, supplies, inventories, vehicles and other properties owned, leased or used by it (whether under its control or the control of others), in good operating condition and repair, ordinary wear and tear excepted;

         (c) Perform all of its obligations under contracts, leases and documents relating to or affecting its assets, properties and business, except such obligations as San Benito may in good faith reasonably dispute;

         (d) Maintain in full force and effect all insurance policies now in effect or renewals thereof and, except as required by prudent business practices that do not jeopardize insurance coverage, give all notices and present all claims under all insurance policies in due and timely fashion, and San Benito shall have the authority to purchase a rider to San Benito's existing policy of directors' and officers' liability insurance providing for the continuation of coverage provided by such policy for a period of thirty-six (36) months following the Effective Date with respect to actions occurring prior to the Effective Date to the extent that such coverage is obtainable for an aggregate premium not to exceed

$30,000; PROVIDED, HOWEVER, in the event the premium for such coverage exceeds $30,000, San Benito must first obtain the written consent of Pacific, which consent will not be unreasonably withheld;

         (e) File all reports required to be filed with governmental authorities and observe and conform, in all material respects, to all applicable laws, rules, regulations, ordinances, codes, orders, licenses and permits, except those being contested in good faith by appropriate proceedings;

         (f) Timely file all tax returns required to be filed by it and promptly pay all taxes, assessments, governmental charges, duties, penalties, interest and fines that become due and payable, except those being contested in good faith by appropriate proceedings;

         (g) Withhold from each payment made to each of its employees the amount of all taxes (including, but not limited to, federal income taxes, FICA taxes and state and local income and wage taxes) required to be withheld therefrom and pay the same to the proper tax receiving officers; and

         (h) Account for all transactions and prepare all financial statements of San Benito in accordance with GAAP (unless otherwise instructed by RAP in which instance account for such transaction in accordance with RAP).

         SECTION 5.06 PROHIBITED ACTS OF SAN BENITO. Prior to the Closing, San Benito shall not, without the prior written consent of Pacific:

         (a) Take any action that would reasonably be anticipated to result in a Material Adverse Change with respect to San Benito;

         (b) Take or fail to take any action that would cause or permit the representations and warranties made in Article III hereof to be inaccurate at the time of the Closing or preclude San Benito from making such representations and warranties at the time of the Closing;

         (c) Change its Articles of Incorporation or Bylaws or its authorized capital stock;

         (d) Except as explicitly permitted hereunder or in accordance with applicable law, engage in any transaction with any affiliated person or allow such persons to acquire any assets from San Benito, except (i) in the form of wages, salaries, fees for legal services and reimbursement of expenses and (ii) loans to its officers, directors and employees made in the ordinary course of business and consistent with San Benito's past practice; provided that, with respect to all such loans made after the date of this Agreement, San Benito shall immediately thereafter notify Pacific and provide appropriate loan file documentation with respect to each such loan made;

         (e) Discharge or satisfy any lien, charge or encumbrance or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business consistent with prudent banking practices and except for liabilities incurred in connection with the transactions contemplated hereby;

         (f) Except as provided in Section 5.22, declare or make any payment of dividends or other distributions to its shareholder, or purchase, retire or redeem, or obligate itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

         (g) Issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto (except for the issuance of San Benito Common Stock pursuant to the valid exercise of San Benito Stock Options, as defined in Section 6.13 hereof, which are outstanding on the date of this Agreement);

         (h) Grant any new stock options or, except as provided by the San Benito Stock Option Plans, accelerate the vesting, or permit the acceleration of vesting, of any existing stock options, except as provided in this Agreement;

         (i) Accelerate the vesting of pension or other benefits in favor of employees of San Benito, except as provided in the deferred compensation plans of San Benito listed on Schedule 5.06(i);

         (j) Acquire any capital stock or other equity securities or acquire any equity or ownership interest in any bank, corporation, partnership or other entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors' remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

         (k) Mortgage, pledge or subject to lien or charge, or grant any security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible except in the ordinary course of business and consistent with prudent banking practices;

         (l) Sell, transfer, lease to others or otherwise dispose of any of its assets or cancel or compromise any debt or claim, or waive or release any right or claim of material value, except in the ordinary course of business and consistent with past practices and safe and sound banking principles;

         (m) Make any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or pay or agree or orally promise to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or enter into any employment or consulting contract (other than as contemplated by this Agreement) or other agreement with any director, officer or employee or adopt, amend in any material respect or terminate any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees, except
(i) employee severance benefits contemplated by Section 1.11 of this Agreement,
(ii) compensation adjustments contemplated within San Benito's 1999/2000 budget approved in advance by Pacific (which approval shall not be unreasonably withheld) and consistent with safe and sound banking principles, and (iii) except as required by applicable law or outstanding agreements listed on
Schedule 5.06(m);

         (n) Except for improvements or betterments relating to San Benito Properties, make any capital expenditures or capital additions or betterments in excess of an aggregate of $100,000;

         (o) Hire or employ any person as a replacement for an existing position with an annual salary equal to or greater than $50,000 or hire or employ any person for any newly created position;

         (p) Sell or knowingly dispose of, or otherwise divest itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

         (q) Make any, or acquiesce with any, change in any (i) credit underwriting standards or practices, (ii) asset liability management techniques, or (iii) accounting methods, principles or material practices, except as required by changes in GAAP as concurred in by San Benito's independent auditors, or as required by any applicable regulatory authority;

         (r) Take any action that would prevent the Merger from qualifying as a business combination transaction for which "pooling of interests" accounting is available.

         (s) Sell any investment securities in a transaction involving a book gain or loss of more than $50,000 on such sale, or purchase any investment securities other than purchases of U.S. Treasury securities with a maturity of two years or less (and only after giving notice to Pacific of any purchases in excess of $1,000,000);

         (t) Make, renew, extend the maturity of, or alter any of the material terms of any loan, other than classified loans (which are addressed in Section 5.06(u)), to any single borrower and his or her related interests in excess of the principal amount of $350,000; PROVIDED, HOWEVER, that Pacific shall be deemed to have given its consent under this Section 5.06(t) unless Pacific objects to such transaction no later than 48 hours (weekends and bank holidays shall not count) after actual receipt by Pacific of all information relating to the making, renewal or alteration of such loan;

         (u) Make, renew, extend the maturity of, or alter any of the material terms of any classified loan to any single borrower and his or her related interests in excess of the principal amount of $100,000; PROVIDED, HOWEVER, that Pacific shall be deemed to have given its consent under this Section 5.06(u) unless Pacific objects to such transaction no later than 48 hours (weekends and bank holidays shall not count) after actual receipt by Pacific of all information relating to the making, renewal or alteration of such loan; or

         (v) Create any new branches or enter into any acquisitions or leases of real property, including both new leases and lease extensions.

         SECTION 5.07 ACCESS; PRE-CLOSING INVESTIGATION. Subject to the provisions of Article XI, San Benito shall afford the officers, directors, employees, attorneys, accountants, investment bankers and authorized representatives of Pacific full access to the properties, books, contracts and records of San Benito, permit Pacific to make such inspections (including without limitation with regard to such properties physical inspection of the surface and subsurface thereof and any structure thereon pursuant to Section 5.15) as they may require and furnish to Pacific during such period all such information concerning San Benito and its affairs as Pacific may reasonably request, in order that Pacific may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of San Benito, including, without limitation, access sufficient to verify the absence of any Material Adverse Change with respect to San Benito, the accuracy of the representations and warranties made by San Benito in this Agreement, the value of the assets and the liabilities of San Benito and the satisfaction of the conditions precedent to Pacific's obligations described in Article VIII of this Agreement. Pacific shall use its best efforts not to disrupt the normal business operations of

San Benito. San Benito agrees at any time, and from time to time, to furnish to Pacific as soon as practicable, any additional information that Pacific may reasonably request.

         SECTION 5.08 DIRECTOR AND COMMITTEE MEETINGS. San Benito shall give notice to two (2) designees of Pacific and shall invite such persons to attend all regular and special meetings of the Board of Directors of San Benito and all regular and special meetings of any board or senior management committee of San Benito; PROVIDED, HOWEVER, that San Benito reserves the right to exclude such invitees from any portion of any such meeting specifically relating to the transactions contemplated by this Agreement or which, upon the advice of counsel, are otherwise privileged. In addition, San Benito shall provide Pacific with copies of the minutes of all regular and special meetings of the Board of Directors of San Benito and minutes of all regular and special meetings of any board or senior management committee of San Benito held on or after the date of this Agreement (except portions of such minutes which are devoted to the discussion of this Agreement or the Merger or which, upon the advise of counsel, are otherwise privileged). Copies of such minutes shall be provided to Pacific within fifteen (15) business days following the date of such meeting.

         SECTION 5.09 ADDITIONAL FINANCIAL STATEMENTS. San Benito shall promptly furnish Pacific with true and complete copies of (i) Exchange Act reports and Call Reports of San Benito for the year and/or quarter ended December 31, 1999 and each quarter thereafter until the Effective Date, (ii) monthly directors' reports of San Benito, and (iii) unaudited month-end financial statements of San Benito.

         SECTION 5.10 UNTRUE REPRESENTATIONS. San Benito shall promptly notify Pacific in writing if San Benito becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to Pacific or any representation or warranty made in or pursuant to this Agreement or that results in San Benito's failure to comply with any covenant, condition or agreement contained in this Agreement.

         SECTION 5.11 LITIGATION AND CLAIMS. San Benito shall promptly notify Pacific in writing of any litigation, or of any claim, controversy or contingent liability that is expected to become the subject of litigation, against San Benito or affecting any of its properties if such litigation or potential litigation would, in the event of an unfavorable outcome, result in a Material Adverse Change with respect to San Benito, and San Benito shall promptly notify Pacific of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the best knowledge of San Benito, threatened against San Benito that questions or is likely to question the validity of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement or any actions taken or to be taken by San Benito pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

         SECTION 5.12 ADVERSE CHANGES. San Benito shall promptly notify Pacific in writing if any change or development shall have occurred or, to the best knowledge of San Benito, been threatened (or any development shall have occurred or been threatened involving a prospective change) in the business, financial condition, operations or prospects of San Benito that has or may reasonably be expected to have or lead to a Material Adverse Change with respect to San Benito or that would adversely affect, prevent or delay the obtaining of any regulatory approval for the consummation of the transactions contemplated by this Agreement. Notwithstanding the disclosure to Pacific of any such change, San Benito shall not be relieved of any liability to Pacific pursuant to this Agreement for, nor shall the providing of such information by San Benito to Pacific be deemed a waiver by Pacific of, the breach of any representation or warranty of San Benito contained in this Agreement.

         SECTION 5.13 NO NEGOTIATION WITH OTHERS. Until the Effective Date or the earlier termination of this Agreement, San Benito shall not, directly or indirectly, nor shall it permit any of its officers, directors, employees, representatives or agents to, directly or indirectly: (i) encourage, solicit or initiate discussions or negotiations with, or (ii) except upon advice of counsel to the extent required to fulfill the fiduciary duties owed to the shareholders of San Benito, entertain, discuss or negotiate with, or provide any information to, or cooperate with, any corporation, partnership, person or other entity or group (other than Pacific or its Affiliates or associates or officers, partners, employees or other authorized representatives of Pacific or such Affiliates or associates) concerning any merger, tender offer or other takeover offer, sale of substantial assets, sale of shares of capital stock or similar transaction involving San Benito. As soon as practicable following receipt of any unsolicited written offer, San Benito will communicate in writing to Pacific the terms of any proposal or request for information.

         SECTION 5.14 CONSENTS AND APPROVALS. San Benito shall use its best efforts to obtain at the earliest practicable time all consents and approvals from third parties necessary to consummate the transactions contemplated by this Agreement.

         SECTION 5.15 ENVIRONMENTAL INVESTIGATION; RIGHT TO TERMINATE AGREEMENT.

         (a) Pacific and its consultants, agents and representatives shall have the right, to the same extent that San Benito has such right, but not the obligation or responsibility, to inspect any San Benito Property, including, without limitation, conducting asbestos surveys and sampling, environmental assessments and investigation, and other environmental surveys and analyses including soil and ground sampling ("Environmental Inspections") at any time on or prior to the date which is forty-five (45) calendar days from the date of this Agreement. Pacific shall notify San Benito prior to any physical inspections of the San Benito Property, and San Benito may place reasonable restrictions on the time of such inspections. If, as a result of any such Environmental Inspection, further investigation ("secondary investigation") including, without limitation, test borings, soil, water and other sampling is deemed desirable by Pacific, Pacific shall (i) notify San Benito of any San Benito Property for which it intends to conduct such a secondary investigation and the reasons for such secondary investigation, and (ii) commence such secondary investigation, on or prior to the date which is sixty (60) calendar days from the date of this Agreement. Pacific shall give reasonable notice to San Benito of such secondary investigations, and San Benito may place reasonable time and place restrictions on such secondary investigations.

         (b) Pacific shall have the right to terminate this Agreement if (i) the factual substance of any warranty or representation set forth in Section 3.26 is not true and accurate; (ii) the results of such Environmental Inspection, secondary investigation or other environmental survey are disapproved by Pacific because the environmental inspection, secondary investigation or other environmental survey identifies violations or potential violations of Environmental Laws; (iii) San Benito has refused to allow Pacific to conduct an Environmental Inspection or secondary investigation in a manner that Pacific reasonably considers necessary; (iv) the Environmental Inspection, secondary investigation or other environmental survey identifies any past or present event, condition or circumstance that would or potentially would require remedial or cleanup action by San Benito that would result in a Material Adverse Change; (v) the Environmental Inspection, secondary investigation or other environmental survey identifies the presence of any underground or above ground storage tank in, on or under any San Benito Property that is not shown to be in compliance with all Environmental Laws applicable to the tank either now or at a future time certain, or that has had a release of petroleum or some other Hazardous Material that has not been cleaned up to the satisfaction of the relevant governmental authority or any other party with a legal right to compel cleanup; or (vi) the Environmental Inspection, secondary investigation or other environmental survey identifies the presence of any asbestos-containing material in, on or under any San Benito Property, the removal of which would result in a Material Adverse Change. On or prior to the date which is ninety (90) calendar days from the date of this Agreement, Pacific shall advise San Benito in writing as to whether Pacific intends to terminate this Agreement in accordance with Section 9.02 because Pacific disapproves of the results of the Environmental Inspection, secondary investigation or other environmental survey. San Benito shall have the opportunity to correct any objected to violations or conditions to Pacific's reasonable satisfaction prior to the date which is one hundred and fifteen
(115) calendar days from the date of this Agreement. In the event that San Benito fails to demonstrate its satisfactory correction of the violations or conditions to Pacific, Pacific may terminate the Agreement on or before the date which is one hundred and twenty-five (125) days from the date of this Agreement.

         (c) San Benito agrees to make available to Pacific and its consultants, agents and representatives all documents and other material relating to environmental conditions of any San Benito Property including, without limitation, the results of other environmental inspections and surveys. San Benito also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with Pacific and shall be entitled to certify the same in favor of Pacific and its consultants, agents and representatives and make all other data available to Pacific and its consultants, agents and representatives.

         (d) For purposes of this Section, the term "San Benito Property" or "San Benito Properties" shall have the same meaning given in Section 3.26(e).

         SECTION 5.16 RESTRICTIONS ON RESALES. At least forty (40) days prior to the Closing Date, San Benito shall deliver to Pacific a list identifying each person who may reasonably be deemed an "affiliate" of San Benito within the meaning of such term as used in Rule 145 under the Securities Act. San Benito shall obtain and deliver to Pacific, not less than thirty-one (31) days prior to the Closing Date, the signed agreement, in the form of EXHIBIT "E" hereto (the "Shareholder Letter"), of each "affiliate" of San Benito, and of any person who may become an "affiliate" of San Benito after the date of this Agreement, regarding (i) compliance with the provisions of such Rule 145, and (ii) compliance with the requirements of Accounting Principles Board Opinion No. 16 regarding the disposition of shares of San Benito Common Stock or Pacific Common Stock (or reduction of risk with respect thereto) until such time as the financial results covering at least thirty (30) days of post-Merger combined operations have been published. San Benito shall notify all "affiliates" as far in advance as is reasonably practicable of the date on which the thirty (30) day period prior to the Closing Date is likely to begin.

         SECTION 5.17 SHAREHOLDER LISTS. After the date of this Agreement, San Benito shall from time to time make available to Pacific, upon request, a list of its shareholders and their addresses, a list showing all transfers of San Benito Common Stock and such other information as Pacific may reasonably request regarding both the ownership and prior transfers of San Benito Common Stock.

         SECTION 5.18 EMPLOYEE PENSION PLANS. San Benito agrees the employee pension plans of San Benito, including the San Benito Bank 401(k)/Profit Sharing Plan, as amended (collectively, the "San Benito Pension Plans") may be frozen, modified or merged into similar employee pension plans maintained by Pacific or any Pacific Subsidiary, including the Pacific Capital Bancorp Employee Stock Ownership Plan and the Incentive and Investment and Salary Savings Plan, on or after the Effective Date, as determined by Pacific in its sole discretion, subject to compliance with applicable law, so long as any such action preserves the rights of the participants in such San Benito Pension Plans (including, without limitation, vesting rights).

         SECTION 5.19 EMPLOYEE WELFARE BENEFIT PLANS. San Benito agrees that San Benito's employee welfare benefit plans, as defined in Section 3(1) of ERISA, may be terminated, modified or merged into Pacific's welfare benefit plans on or after the Effective Date, as determined by Pacific in its sole discretion, subject to compliance with applicable law so long as any such action preserves the rights of participants in such plans.

         SECTION 5.20 SAN BENITO STOCK OPTION PLANS. The Board of Directors of San Benito shall, pursuant to the terms of the San Benito Stock Option Plans (as defined in Section 6.13), provide for the assumption by Pacific of all outstanding San Benito Stock Options (as defined in Section 6.13), whether or not exercisable or vested, in the manner set forth in Section 6.13. Within thirty (30) days following the date of this Agreement, San Benito shall use its best efforts to obtain from each employee who maintains an employment contract with San Benito and who holds or has held a San Benito Stock Option a signed acknowledgment indicating that the economic value of the difference between the market value and the exercise price of any San Benito Stock Option granted to such employee of San Benito is not included or factored into any calculation of such employee's compensation for purposes of any severance arrangement relative to such employee. Signed acknowledgments shall be delivered to Pacific at Closing pursuant to Section 2.02(L).

         SECTION 5.21 DIRECTOR VOTING. San Benito shall use its best efforts to have each of its directors agree to vote, or cause to be voted, all shares of San Benito Common Stock beneficially owned by them at the San Benito Shareholders' Meeting in favor of the Merger. Subject to such directors' fiduciary duties, each such director shall execute such documents as are reasonably necessary to evidence their determination to vote their shares of San Benito Common Stock in favor of the Merger at the San Benito Shareholders' Meeting.

         SECTION 5.22 DIVIDENDS. Except as consistent with prior practices in previous years in terms of both amount and timing (which amount shall not exceed 25% of San Benito's year-end net income), San Benito shall not declare, set aside or pay any dividend in respect of San Benito Common Stock or make any other distribution to shareholders (including, without limitation, any stock dividend, dividends in kind or other distribution), whether in cash, stock or other property, after the date of this Agreement.

         SECTION 5.23 NON-COMPETE AGREEMENTS. Prior to the Closing Date, San Benito shall use its best efforts to cause each of the persons identified on EXHIBIT "F" to enter into an agreement not to compete with Pacific to be dated as of the Closing Date and to become effective on the Effective Date (each a "Non-Compete Agreement"). The form of the Non-Compete Agreement is attached as EXHIBIT "G" hereto.

         SECTION 5.24 POOLING OF INTERESTS ACCOUNTING TREATMENT. San Benito shall, and shall use its best efforts to cause its directors and officers to, use all commercially reasonable efforts not inconsistent with the terms of this Agreement to structure and consummate the Merger and all actions related thereto in a manner that will qualify the Merger for "pooling of interests" accounting treatment as determined by Pacific's independent accounting firm and by any securities regulatory body which may review the Registration Statement, including, without limitation, the S.E.C.

         SECTION 5.25 DISCLOSURE SCHEDULES. San Benito agrees at or prior to the Closing to provide Pacific with supplemental Schedules to be delivered by San Benito pursuant to this Agreement reflecting any material changes thereto between the date of this Agreement and the Closing Date.

         SECTION 5.26 ADDITIONAL ACCRUALS AND RESERVES. San Benito shall establish such additional accruals and reserves as may be necessary to conform San Benito's accounting and credit loss reserve practices and methods to those of Pacific and Pacific's plans with respect to the conduct of San Benito's business following the Merger and to provide for the costs and expenses relating to the consummation by San Benito of the Merger and the other transactions contemplated by this Agreement. Pacific acknowledges that the establishment of such accruals and reserves and provision for such costs and expenses (i) shall not be deemed to cause the San Benito Financial Statements to have been prepared other than in accordance with GAAP, (ii) shall not constitute a material adverse change in the condition of San Benito, and (iii) shall not constitute a breach of any provision of this Agreement by San Benito.


                                   ARTICLE VI.
                              COVENANTS OF PACIFIC

         Pacific hereby makes the covenants set forth in this Article VI to San Benito.

         SECTION 6.01 BEST EFFORTS. Pacific will use its best efforts to perform and fulfill all conditions and obligations on its part to be performed of fulfilled under this Agreement and to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

         SECTION 6.02 INCORPORATION AND ORGANIZATION OF NEWCO. Pacific will incorporate, or will cause the incorporation of, Newco under the laws of the State of California.

         SECTION 6.03 MERGER AGREEMENT. Pacific will, and will cause Newco to, as soon as practicable after the San Benito Shareholders' Meeting, enter into the Merger Agreement, the form of which is attached hereto as EXHIBIT "A", and Pacific shall perform, and shall cause Newco to perform, all of their respective obligations thereunder.

         SECTION 6.04 REGULATORY APPROVALS AND REGISTRATION STATEMENT.

         (a) Pacific, with the cooperation of San Benito, shall promptly file or cause to be filed applications for all regulatory approvals required to be obtained by Pacific in connection with this Agreement and the transactions contemplated hereby, including but not limited to the necessary applications for the prior approval of the Merger by the Federal Reserve, the California Department of Financial Institutions and the FDIC. Pacific shall use its best efforts to obtain all such regulatory approvals and any other approvals from third parties at the earliest practicable time.

         (b) Pacific shall reserve and make available for issuance in connection with the Merger and in accordance with the terms of this Agreement, the Pacific Common Stock for the Merger Consideration and shall, with the cooperation of San Benito, file with the S.E.C. the Registration Statement, which Registration Statement will contain the Proxy Statement/Prospectus, and Pacific shall use its best efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement shall comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to the shareholders of San Benito, at the time of the San Benito Shareholders' Meeting and on the Effective Date, the Proxy Statement/Prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement, shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading.

         (c) Pacific shall timely file all documents required to obtain all necessary Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, shall pay all expenses incident thereto and shall use its best efforts to obtain such permits and approvals on a timely basis.

         (d) Pacific shall promptly and properly prepare and file (i) any application required to list on Nasdaq the shares of Pacific Common Stock to be issued pursuant to the Merger, and (ii) any filings required under the Exchange Act, relating to the Merger and the transactions contemplated herein.

         (e) Pacific shall keep San Benito reasonably informed as to the status of such applications and filings, and Pacific shall promptly furnish San Benito and its counsel with copies of all such regulatory filings and all correspondence for which confidential treatment has not been requested.

         (f) Pacific shall not take any action at any time after the Effective Date which would cause the Merger not to qualify as a reorganization within the meaning of Section 368 of the Code.

         SECTION 6.05 INFORMATION FOR APPLICATIONS AND STATEMENTS. Pacific will promptly, but in no event later than ten (10) business days after receipt of a written request by San Benito, furnish to San Benito all information, data and documents concerning Pacific and Newco, including, but not limited to, financial statements, required for inclusion in any application or statement to be made by San Benito to, or filed by San Benito with, any governmental body in connection with the transactions contemplated by this Agreement, or in connection with any other transactions during the pendency of this Agreement, and Pacific represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Pacific shall otherwise fully cooperate with San Benito in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement.

         SECTION 6.06 ACTS OF NEWCO. Prior to the Closing, Pacific shall not cause Newco to take any action or execute any agreement, document or certificate except as contemplated by this Agreement and the other agreements contemplated hereby, including, but not limited to, the Merger Agreement.

         SECTION 6.07 PROHIBITED ACTS OF PACIFIC. Prior to the Closing, Pacific and, as applicable, the Pacific Subsidiaries shall not, without the prior written consent of San Benito:

                  (a) Take any action that would reasonably be anticipated to result in a Material Adverse Change with respect to Pacific;

                  (b) Take or fail to take any action that would cause or permit the representations and warranties made in Article IV hereof to be inaccurate at the time of the Closing or preclude Pacific from making such representations and warranties at the time of the Closing;

                  (c) Make any, or acquiesce with any, change in any accounting methods, principles or material practices, except as required by changes in GAAP as concurred in by Pacific's independent auditors;

         SECTION 6.08 ACCESS; PRE-CLOSING INVESTIGATION. Subject to the provisions of Article XI, Pacific shall afford the officers, directors, employees, attorneys, accountants, investment bankers and authorized representatives of San Benito reasonable access to the properties, books, contracts and records of Pacific and the Pacific Subsidiaries, permit San Benito to make such inspections as they may require and furnish to San Benito during such period all such information concerning Pacific and the Pacific Subsidiaries and its affairs as San Benito may reasonably request, in order that San Benito may have the opportunity to make such reasonable investigation as it shall desire to make of the affairs of Pacific and the Pacific Subsidiaries, including, without limitation, access sufficient to verify the absence of any Material Adverse Change with respect to Pacific, the accuracy of the representations and warranties made by Pacific in this Agreement, the value of the assets and the liabilities of Pacific and the satisfaction of the conditions precedent to San Benito's obligations described in Article VII of this Agreement. San Benito shall use its best efforts not to disrupt the normal business operations of Pacific and the Pacific Subsidiaries. Pacific agrees at any time, and from time to time, to furnish to San Benito as soon as practicable, any additional information that San Benito may reasonably request.

         SECTION 6.09 UNTRUE REPRESENTATIONS. Pacific shall promptly notify San Benito in writing if Pacific becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to San Benito or any representation or warranty made in or pursuant to this Agreement or that results in Pacific's failure to comply with any material covenant, condition or agreement contained in this Agreement.

         SECTION 6.10 LITIGATION AND CLAIMS. Pacific shall promptly notify San Benito of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the best knowledge of Pacific, threatened against Pacific or any Pacific Subsidiary that questions or might question the validity of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement, or any actions taken or to be taken by Pacific pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

         SECTION 6.11 ADVERSE CHANGE. Pacific shall promptly notify San Benito in writing if any change or development shall have occurred or, to the best knowledge of Pacific, been threatened (or any development shall have occurred or been threatened involving a prospective change) in the business, financial condition, operations or prospects of Pacific or the Pacific Subsidiaries that has or may reasonably be expected to have or lead to a Material Adverse Change with respect to Pacific or that would adversely affect, prevent or delay the obtaining of any regulatory approval for the consummation of the transactions contemplated by this Agreement. Notwithstanding the disclosure to San Benito of any such change, Pacific shall not be relieved of any liability to San Benito pursuant to this Agreement for, nor shall the providing of such information by Pacific to San Benito be deemed a waiver by San Benito of, the breach of any representation or warranty of Pacific contained in this Agreement.

         SECTION 6.12 CONSENTS AND APPROVALS. Pacific shall use its best efforts to obtain all consents and approvals from third parties necessary to consummate the transactions contemplated by this Agreement at the earliest practicable time.

         SECTION 6.13 STOCK OPTIONS.

         (a) On the Effective Date, each outstanding option to purchase shares of San Benito Common Stock (a "San Benito Stock Option") issued pursuant to the San Benito Bank 1984 Amended Stock Option Plan and the San Benito Bank 1995 Stock Option Plan (together, the "San Benito Stock Option Plans"), whether or not exercisable or vested, shall be assumed by Pacific as hereinafter provided. Each San Benito Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such San Benito Stock Option, the number of full shares of Pacific Common Stock calculated in accordance with the provision of Section 1.05. In no event shall Pacific be required to issue fractional shares of Pacific Common Stock upon the exercise of a converted option.

         (b) Pacific shall reserve and make available for issuance in connection with the Merger and in accordance with the terms of this Agreement the number of full shares of Pacific Common Stock calculated in accordance with Section 1.05. As soon as practicable after the Effective Date, Pacific shall deliver to each holder of San Benito Stock Options appropriate notices setting forth such holders' rights pursuant to the San Benito Stock Option Plans, and the agreements evidencing the grants of such San Benito Stock Options shall continue in effect on the same terms and conditions (subject to the conversion required by Section 1.05 after giving effect to the Merger and the assumption by Pacific as set forth above). To the extent necessary to effectuate the provisions of this Section 6.13, Pacific may deliver new or amended agreements reflecting the terms of each San Benito Stock Option assumed by Pacific and amend the San Benito Stock Option Plans to reflect the terms hereof.

         (c) As soon as practicable after the Effective Date, Pacific shall file with the S.E.C. a registration statement on an appropriate form with respect to the shares of Pacific Common Stock subject to such converted options, and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the status of the prospectus or prospectuses with respect thereto) for so long as such options remain outstanding.

         SECTION 6.14 DIRECTOR AND OFFICER LIABILITY INSURANCE. Upon the Effective Date, any executive officer or director of San Benito who becomes an officer or director of Pacific (including any Pacific Subsidiary) shall be included in Pacific's director and officer insurance policy.

         SECTION 6.15 CONDUCT OF BUSINESS IN THE ORDINARY COURSE. Except as specifically provided for in this Agreement, Pacific shall conduct its business in the ordinary course as heretofore conducted. For purposes of this Section 6.15, the ordinary course of business shall consist of the banking and related business as presently conducted by Pacific and the Pacific Subsidiaries, and engaging in acquisitions and assisting in the management of its Subsidiaries.

         SECTION 6.16 POOLING OF INTERESTS ACCOUNTING TREATMENT. Pacific shall, and shall use its best efforts to cause its directors and officers to, use all commercially reasonable efforts not inconsistent with the terms of this Agreement to structure and consummate the Merger and all actions related thereto in a manner that will qualify the Merger for "pooling of interests" accounting treatment as determined by Pacific's independent accounting firm and by any securities regulatory body which may review the Registration Statement, including without limitation, the S.E.C.

         SECTION 6.17 DISCLOSURE SCHEDULES. Pacific agrees at or prior to the Closing to provide San Benito with supplemental Schedules to be delivered by Pacific pursuant to this Agreement reflecting any material changes thereto between the date of this Agreement and the Closing Date.

         SECTION 6.18 ASSUMPTION OF OBLIGATIONS. If, prior to the Effective Date, Pacific should enter into a definitive agreement with a third party providing for (i) the acquisition of 50% or more of the outstanding capital stock of Pacific by such third party or an affiliate of such third party, (ii) any merger or consolidation of Pacific into any entity of which Pacific is not the surviving entity, (iii) the sale of all or substantially all of the assets of Pacific, (iv) any reorganization of Pacific in a transaction that will result in the disposition of substantially all of the assets of Pacific, or (v) the issuance and sale or disposition of securities representing 50% or more of the Pacific Common Stock, Pacific will expressly provide for the assumption by such third party of Pacific's rights and obligations under this Agreement with San Benito.


                                  ARTICLE VII.
              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SAN BENITO

         All obligations of San Benito under this Agreement are subject to the fulfillment (or, if legally permissible, waiver by San Benito), prior to or at the Closing, of each of the following conditions:

         SECTION 7.01 COMPLIANCE WITH REPRESENTATIONS, WARRANTIES AND
AGREEMENTS.

         (a) All representations and warranties made by Pacific in this Agreement or in any document or schedule delivered to San Benito pursuant hereto shall have been true and correct when made and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date).

         (b) Pacific shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by Pacific prior to or at the Closing.

         SECTION 7.02 SHAREHOLDER APPROVAL. The holders of at least the minimum required percentage of San Benito Common Stock entitled to vote on the Agreement, the Merger Agreement and the Merger shall have approved the Agreement, the Merger Agreement and the Merger.

         SECTION 7.03 GOVERNMENT AND OTHER APPROVALS. Pacific and San Benito shall have received approvals, acquiescence or consents, all on terms and conditions mutually acceptable to Pacific and San Benito, of the transactions contemplated by this Agreement, and the Merger Agreement, from all necessary governmental agencies and authorities and other third parties, including but not limited to the S.E.C., the Federal Reserve, the FDIC and the California Department of Financial Institutions, and all applicable waiting periods shall have expired, and Pacific and San Benito shall have received the approvals and consents of all third parties required to consummate this Agreement and the other agreements contemplated hereby, including, but not limited to, the Merger Agreement and the transactions contemplated hereby and thereby. Such approvals and the transactions contemplated hereby shall not have been contested or threatened to be contested by any Federal or state governmental authority or by any other third party (except shareholders asserting statutory dissenters' appraisal rights) by formal proceedings.

         SECTION 7.04 NO LITIGATION. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to this Agreement, the Merger, or the transactions contemplated hereby or thereby by any Federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would: (a) make this Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (b) require the divestiture of a material portion of the assets of Pacific, (c) impose material limits in the ability of any party to this Agreement to consummate the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby, (d) otherwise result in a Material Adverse Change, or (e) if the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby are consummated, subject San Benito or subject any officer, director, shareholder or employee of San Benito to criminal or civil liability. No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (e) above.

         SECTION 7.05 DELIVERY OF CLOSING DOCUMENTS. San Benito shall have received all documents required to be received from Pacific on or prior to the Closing Date as set forth in Section 2.03 hereof, all in form and substance reasonably satisfactory to San Benito.

         SECTION 7.06 RECEIPT OF FAIRNESS OPINION. The Board of Directors of San Benito shall have received, on or before the date of the mailing of the Proxy Statement/Prospectus, from its investment advisor, Hoefer & Arnett Incorporated, an unqualified written opinion to the effect that the Merger Consideration is fair to the shareholders of San Benito from a financial point of view.

         SECTION 7.07 RECEIPT OF POOLING OPINIONS. San Benito shall have received an opinion letter, dated as of the Closing Date, from Deloitte & Touche LLP, independent public accountants for San Benito, to the effect that San Benito qualifies as an entity that may be a party to a business combination for which the "pooling of interests" method of accounting would be available under Accounting Principles Board Opinion No. 16 ("APB 16"). San Benito shall have also received a copy of an opinion letter, dated as of the Closing Date, from Arthur Andersen LLP, independent public accountants for Pacific, to the effect that the Merger will qualify for "pooling of interests" accounting treatment under APB 16 if closed and consummated in accordance with this Agreement. In addition, there shall have been no determination by any court, tribunal, regulatory agency or other governmental entity, that the Merger fails or will fail to qualify for "pooling of interests" accounting treatment.

         SECTION 7.08 REGISTRATION STATEMENT. The Registration Statement, including any amendments or supplements thereto, shall be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect or proceedings for purpose pending before or threatened by the S.E.C. All state securities permits or approvals required by applicable state securities laws to consummate the transactions contemplated by this Agreement and the Merger Agreement shall have been received and remain in effect.

         SECTION 7.09 FEDERAL TAX OPINION. San Benito shall have received a copy of the opinion of Jenkens & Gilchrist, P.C., counsel to Pacific, to the effect that if the Merger is consummated in accordance with the terms set forth in this Agreement (i) the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code, (ii) no gain or loss will be recognized for federal income tax purposes by the holders of shares of San Benito Common Stock upon receipt of the Merger Consideration (except for cash received in lieu of fractional shares), (iii) the basis of shares of Pacific Common Stock received by the shareholders of San Benito will be the same as the basis of shares of San Benito Common Stock exchanged therefor, and (iv) the holding period of the shares of Pacific Common Stock received by such shareholders will include the holding period of the shares of San Benito Common Stock exchanged therefor, provided such shares were held as capital assets as of the Effective Date. In rendering such opinion, such counsel may require and rely upon representations and covenants including those contained in certificates of officers of Pacific, San Benito and others.

         SECTION 7.10 ACCOUNTING TREATMENT. All accounting and tax treatment, entries and adjustments in connection with the transactions contemplated by this Agreement and the other agreements contemplated hereby shall be reasonably satisfactory to San Benito, San Benito shall not have received notification from any proper regulatory authority that San Benito's accounting and tax treatment, entries and adjustments used in connection with the Merger are improper, and San Benito shall not have been required by any such regulatory authority to make any accounting or tax adjustments that would constitute a Material Adverse Change.

         SECTION 7.11 NO MATERIAL ADVERSE CHANGE. There shall have been no Material Adverse Change with respect to Pacific since December 31, 1998.


                                  ARTICLE VIII.
               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PACIFIC

         All obligations of Pacific under this Agreement are subject to the fulfillment (or, if legally permissible, waiver by Pacific), prior to or at the Closing, of each of the following conditions:

         SECTION 8.01 COMPLIANCE WITH REPRESENTATIONS, WARRANTIES AND
AGREEMENTS.

         (a) All representations and warranties made by San Benito in this Agreement or in any document or schedule delivered to Pacific pursuant hereto shall have been true and correct when made and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date).

         (b) San Benito shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by San Benito prior to or at the Closing.

         SECTION 8.02 SHAREHOLDER APPROVALS. The holders of at least the minimum required percentage of San Benito Common Stock entitled to vote on the Agreement, the Merger Agreement and the Merger shall have approved the Agreement, the Merger Agreement and the Merger.

         SECTION 8.03 GOVERNMENT AND OTHER APPROVALS. Pacific and San Benito shall have received approvals, acquiescence or consents, all on terms and conditions acceptable to Pacific, of the transactions contemplated by this Agreement and the Merger Agreement, from all necessary governmental agencies and authorities and other third parties, including but not limited to the S.E.C., the Federal Reserve, the FDIC and the California Department of Financial Institutions, and all applicable waiting periods shall have expired, and Pacific and San Benito shall have received the approvals and consents of all third parties required to consummate this Agreement and the other agreements contemplated hereby, including, but not limited to, the Merger Agreement and the transactions contemplated hereby and thereby. Such approvals and the transactions contemplated hereby shall not have been contested or threatened to be contested by any Federal or state governmental authority or by any other third party (except shareholders asserting statutory dissenters' appraisal rights) by formal proceedings. It is understood that, if such contest is brought by formal proceedings, Pacific may, but shall not be obligated to, answer and defend such contest or otherwise pursue this transaction over such objection.

         SECTION 8.04 NO LITIGATION. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to this Agreement, the Merger Agreement, the Merger, or the transactions contemplated hereby or thereby by any Federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (a) make this Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (b) require the divestiture of a material portion of the assets of San Benito, (c) impose material limits in the ability of any party to this Agreement to consummate the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby,
(d) otherwise result in a Material Adverse Change, or (e) if the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby are consummated, subject Pacific or subject any officer, director, shareholder or employee of Pacific to criminal or civil liability. No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (e) above.

         SECTION 8.05 DELIVERY OF CLOSING DOCUMENTS. Pacific shall have received all documents required to be received from San Benito on or prior to the Closing Date as set forth in Section 2.02 hereof, all in form and substance reasonably satisfactory to Pacific.

         SECTION 8.06 RECEIPT OF SHAREHOLDER LETTERS. Pacific shall have received from San Benito, at least 31 days prior to the Closing Date, the signed Shareholder Letters, in the form attached hereto as EXHIBIT "E" hereof, of each person who may reasonably be deemed an "affiliate" of San Benito within the meaning of such term as used in Rule 145 under the Securities Act.

         SECTION 8.07 DISSENTING SHAREHOLDERS. Holders of not more than a certain percentage (not to exceed 9.9%) of the issued and outstanding shares of San Benito Common Stock shall have demanded or be entitled to demand payment of the fair value of their shares as dissenting shareholders under applicable provisions of the GCL such that their receipt of cash pursuant to the exercise of their appraisal rights, when combined with all other cash transactions required to be considered under GAAP, would result in the Merger not qualifying for "pooling of interests" accounting treatment under APB 16.

         SECTION 8.08 RECEIPT OF POOLING OPINIONS. Pacific shall have received an opinion letter, dated as of the Closing Date, from Deloitte & Touche LLP, independent public accountants for San Benito, to the effect that San Benito qualifies as an entity that may be a party to a business combination for which the "pooling of interests" method of accounting would be available under APB 16. Pacific shall have also received an opinion letter, dated as of the Closing Date, from Arthur Andersen LLP, its independent public accountants, to the effect that the Merger will qualify for "pooling of interests" accounting treatment under APB 16 if closed and consummated in accordance with this Agreement. In addition, there shall have been no determination by any court, tribunal, regulatory agency or other governmental entity, that the Merger fails or will fail to qualify for "pooling of interests" accounting treatment.

         SECTION 8.09 REGISTRATION STATEMENT. The Registration Statement, including any amendments or supplements thereto, shall be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect or proceedings for purpose pending before or threatened by the S.E.C. All state securities permits or approvals required by applicable state securities laws to consummate the transactions contemplated by this Agreement and the Merger Agreement shall have been received and remain in effect.

         SECTION 8.10 FEDERAL TAX OPINION. Pacific shall have received an opinion of its counsel, Jenkens & Gilchrist, P.C., to the effect that if the Merger is consummated in accordance with the terms set forth in this Agreement
(i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (ii) no gain or loss will be recognized for federal income tax purposes by the holders of shares of San Benito Common Stock upon receipt of the Merger Consideration (except for cash received in lieu of fractional shares), (iii) the basis of shares of Pacific Common Stock received by the shareholders of San Benito will be the same as the basis of shares of San Benito Common Stock exchanged therefor, and (iv) the holding period of the shares of Pacific Common Stock received by such shareholders will include the holding period of the shares of San Benito Common Stock exchanged therefor, provided such shares were held as capital assets as of the

Effective Date. In rendering such opinion, such counsel may require and rely upon representations and covenants including those contained in certificates of officers of Pacific, San Benito and others.

         SECTION 8.11 ACCOUNTING TREATMENT. All accounting and tax treatment, entries and adjustments in connection with the transactions contemplated by this Agreement and the other agreements contemplated hereby shall be reasonably satisfactory to Pacific, Pacific shall not have received notification from any proper regulatory authority that Pacific's accounting and tax treatment, entries and adjustments used in connection with the Merger are improper, and Pacific shall not have been required by any such regulatory authority to make any accounting or tax adjustments that would constitute a Material Adverse Change.

         SECTION 8.12 NO MATERIAL ADVERSE CHANGE. There shall have been no Material Adverse Change with respect to San Benito since December 31, 1998.


                                   ARTICLE IX.
                      EXPENSES, TERMINATION AND ABANDONMENT

         SECTION 9.01 EXPENSES. Each of the parties hereto shall bear its respective costs and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement; PROVIDED, HOWEVER, in the event that:

         (a) this Agreement is terminated by Pacific because (i) the Merger Agreement is not approved by the required vote of shareholders at the San Benito Shareholders' Meeting, and (ii) either (a) the Board of Directors of San Benito (subject to compliance with its fiduciary duties as advised by counsel) shall have failed to have used its best efforts to obtain shareholder approval or (b) San Benito shall have entered into an agreement to effect a Third Party Transaction (as defined in Section 9.02(i) herein) within twelve (12) months from the date of this Agreement, San Benito shall pay to Pacific within ten (10) business days after such termination (y) a termination fee of $1,650,000, and
(z) all documented fees and expenses of Pacific related to this Agreement and the transactions contemplated hereby (which fees and expenses, as communicated to San Benito by Pacific within five (5) business days after termination, shall not exceed $150,000) ; or

         (b) this Agreement is terminated by San Benito because of a Third Party Transaction (as defined in Section 9.02(i) herein), San Benito shall pay to Pacific within ten (10) business days after such termination (y) a termination fee of $1,650,000, and (z) all documented fees and expenses of Pacific related to this Agreement and the transactions contemplated hereby (which fees and expenses, as communicated to San Benito by Pacific within five (5) business days after termination, shall not exceed $150,000); or

         (c) this Agreement is terminated by San Benito due to the failure of Pacific to perform its obligations pursuant to Section 6.18, Pacific shall pay to San Benito within ten (10) business days after such termination (y) a termination fee of $1,650,000, and (z) all documented fees and expenses of San Benito related to this Agreement and the transactions contemplated hereby (which fees and expenses, as communicated to Pacific by San Benito within five (5) business days after termination, shall not exceed $150,000).

The parties hereto acknowledge that the agreements contained in this Section
9.01 are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, San Benito and Pacific would not enter into this Agreement.

         SECTION 9.02 TERMINATION. Subject to any payments as provided in
Section 9.01, this Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Date:

         (a) by mutual written agreement between Pacific and San Benito, if the Board of Directors of each party so determines by vote of a majority of the members of its entire Board;

         (b) by either Pacific or San Benito, if the Effective Date has not occurred by the close of business on October 1, 2000, or such later date as may be mutually agreed to by Pacific and San Benito;

         (c) by Pacific, if there has been a Material Adverse Change with respect to San Benito;

         (d) by San Benito, if there has been a Material Adverse Change with respect to Pacific.

         (e) by either Pacific or San Benito, by written notice to the other, if the other has breached any of its covenants in Article V or Article VI of this Agreement, as the case may be, in any material respect and has failed to correct or cure any such breach within twenty (20) business days after notice thereof is given by the nonbreaching party;

         (f) by either Pacific or San Benito, by written notice to the other, if any representation or warranty given or made by such other party in this Agreement or in any schedule or other document delivered by such other party in accordance with the terms of this Agreement, is or becomes untrue or incorrect in any material respect and is not corrected within twenty (20) business days after written notice thereof is given by the party terminating this Agreement to the party giving or making such representation or warranty, provided that any such notice shall be delivered promptly upon discovery of the breach;

         (g) by either Pacific or San Benito, if (i) any of the transactions contemplated by this Agreement or the Merger Agreement are disapproved by any regulatory authority whose approval is required to consummate such transactions,
(ii) any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining, invalidating or otherwise prohibiting the Agreement or the transactions contemplated hereby and such order, decree, ruling or other action shall have been final and nonappealable, or (iii) either San Benito or Pacific reasonably determines, in good faith and after consulting with counsel, there is substantial likelihood that any necessary regulatory approval will not be obtained or will be obtained only upon a condition or conditions that make it inadvisable to proceed with the transactions contemplated by this Agreement;

         (h) by Pacific or San Benito, if the Merger Agreement is not approved by the required vote of shareholders of San Benito;

         (i) by San Benito, by written notice to Pacific, if (i) a proposal for a Third Party Transaction (as defined below) involving San Benito has been made or received and the Board of

Directors of San Benito determines, in the exercise of its good faith judgment (based on written advice of independent legal counsel) that such termination is required in order for San Benito's Board of Directors to comply with its fiduciary duties to San Benito's shareholders, or (ii) following receipt by San Benito of a proposal for a Third Party Transaction, the Board of Directors of San Benito shall have altered its determination to recommend that the shareholders of San Benito approve this Agreement, the Merger Agreement and/or the Merger or shall have failed to proceed to hold the San Benito Shareholders' Meeting to approve this Agreement, the Merger Agreement and/or the Merger, in either case of which San Benito shall give Pacific prompt written notice of its election to terminate this Agreement pursuant to this Section 9.02(i).

         For purposes of this Section 9.02(i), a "Third Party Transaction" shall include (i) any successful tender offer for more than 50% of the outstanding shares of San Benito, (ii) any merger or consolidation of San Benito with or into any entity other than Pacific or an affiliate of Pacific, (iii) any sale of all or substantially all of the assets of San Benito, (iv) any reorganization of San Benito or other transaction that results or when completed would result in a disposition of substantially all of the assets of San Benito, or (v) the issuance, sale or disposition of securities representing 50% or more of the common stock of San Benito;

         (j) by Pacific pursuant to the terms of Section 1.13 hereof;

         (k) by Pacific pursuant to the terms of Section 5.15(b) hereof;

         (l) by San Benito, if the average of the average closing bid and asked price of a share of Pacific Common Stock as reported on Nasdaq for the twenty
(20) business day period immediately preceding the fifth (5th) business day prior to the Closing Date (the "Pacific Average Price") shall be less than $25.00 (which number shall be appropriately adjusted to give effect to any Share Adjustment relative to shares of Pacific Common Stock); PROVIDED, HOWEVER, that if the Pacific Average Price shall be less than $25.00, San Benito and Pacific shall attempt in good faith to renegotiate the Exchange Ratio, subject to existing market conditions. Should the parties fail to so renegotiate the Exchange Ratio within three (3) business days after determination of the Pacific Average Price, San Benito may terminate this Agreement pursuant to this Section 9.02(l); or

         (m) by San Benito, if San Benito shall not have received an unqualified written opinion from its investment advisor, dated as of the mailing of the Proxy Statement/Prospectus, to the effect that the Merger Consideration is fair to the shareholders of San Benito from a financial point of view.

         SECTION 9.03 NOTICE OF TERMINATION. The power of termination provided for by Section 9.02 hereof may be exercised only by a notice given in writing, as provided in Section 12.05 of this Agreement.

         SECTION 9.04 EFFECT OF TERMINATION. Without limiting any other relief to which either party hereto may be entitled for breach of this Agreement, in the event of the termination and abandonment of this Agreement pursuant to the provisions of Section 9.02 hereof, no party to this Agreement shall have any further liability or obligation in respect of this Agreement, except for (a) liability of a party pursuant to Section 9.01 hereof, and (b) the provisions of
Article XI hereof shall remain applicable.

                                   ARTICLE X.
                  NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES

         SECTION 10.01 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. The parties hereto agree that all of their respective representations and warranties contained in this Agreement shall not survive Closing.


                                   ARTICLE XI.
                            CONFIDENTIAL INFORMATION

         SECTION 11.01 DEFINITION OF "RECIPIENT," "DISCLOSING PARTY," "REPRESENTATIVE" AND "PERSON". For purposes of this Article XI, the term "Recipient" shall mean the party receiving the Subject Information (as defined in Section 11.02) and the term "Disclosing Party" shall mean the party furnishing the Subject Information. The terms "Recipient" or "Disclosing Party", as used herein, include: (1) all persons and entities related to or affiliated in any way with the Recipient or the Disclosing Party, as the case may be, and
(2) any person or entity controlling, controlled by or under common control with the Recipient or the Disclosing Party, as the case may be. The term "Representative" as used herein, shall include all directors, officers, shareholders, employees, representatives, advisors, attorneys, accountants and agents of any of the foregoing. The term "person" as used in this Article XI shall be broadly interpreted to include, without limitation, any corporation, company, group, partnership, governmental agency or individual.

         SECTION 11.02 DEFINITION OF "SUBJECT INFORMATION". For purposes of this
Article XI, the term "Subject Information" shall mean all information furnished to the Recipient or its Representatives (whether prepared by the Disclosing Party, its Representatives or otherwise and whether or not identified as being nonpublic, confidential or proprietary) by or on behalf of the Disclosing Party or its Representatives relating to or involving the business, operations or affairs of the Disclosing Party or otherwise in possession of the Disclosing Party. The term "Subject Information" shall not include information that (i) was already in the Recipient's possession at the time it was first furnished to Recipient by or on behalf of Disclosing Party, provided that such information is not known by the Recipient to be subject to another confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Subsidiaries or another party, or (ii) becomes generally available to the public other than as a result of a disclosure by the Recipient or its Representatives, or (iii) becomes available to the Recipient on a non-confidential basis from a source other than the Disclosing Party, its Representative or otherwise, provided that such source is not known by the Recipient to be bound by a confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Representative or another party.

         SECTION 11.03 CONFIDENTIALITY. Each Recipient hereby agrees that the Subject Information will be used solely for the purpose of reviewing and evaluating the transactions contemplated by this Agreement and the other agreements contemplated hereby, including the Merger Agreement, and that the Subject Information will be kept confidential by the Recipient and the Recipient's Representatives; provided, however, that (i) any of such Subject Information may be disclosed to the Recipient's Representatives (including, but not limited to, the Recipient's accountants and attorneys) who need to know such information for the purpose of evaluating any such possible transaction between the Disclosing Party and the Recipient (it being understood that such Representatives shall be informed by the Recipient of the confidential nature of such information and that the Recipient shall direct and cause such persons to treat such information confidentially); and (ii) any disclosure of such Subject Information may be made to which the Disclosing
Party consents in writing prior to any such disclosure by Recipient.

         SECTION 11.04 SECURITIES LAW CONCERNS. Each Recipient hereby acknowledges that the Recipient is aware, and the Recipient will advise the Recipient's Representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities laws prohibit any person who has received material, non-public information from an issuer of securities from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

         SECTION 11.05 RETURN OF SUBJECT INFORMATION. In the event of termination of this Agreement or the Merger Agreement, for any reason, the Recipient shall promptly return to the Disclosing Party all material containing or reflecting any of the Subject Information other than information contained in any application, notice or other document filed with any governmental agency and not returned to the Recipient by such governmental agency. In making any such filing, the Recipient will request confidential treatment of such Subject Information included in any application, notice or other document filed with any governmental agency.

         SECTION 11.06 SPECIFIC PERFORMANCE/INJUNCTIVE RELIEF. Each Recipient acknowledges that the Subject Information constitutes valuable, special and unique property of the Disclosing Party critical to its business and that any breach of Article XI of this Agreement by it will give rise to irreparable injury to the Disclosing Party that is not compensable in damages. Accordingly, each Recipient agrees that the Disclosing Party shall be entitled to obtain specific performance and/or injunctive relief against the breach or threatened breach of Article XI of this Agreement by the Recipient or its Representatives. Each Recipient further agrees to waive, and use its reasonable efforts to cause its Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedies. Such remedies shall not be deemed the exclusive remedies for a breach of Article XI of this Agreement, but shall be in addition to all other remedies available at law or in equity to the Disclosing Party.


                                  ARTICLE XII.
                                  MISCELLANEOUS

         SECTION 12.01 BROKERAGE FEES AND COMMISSIONS.

         (a) Pacific hereby represents to San Benito that, except as set forth on Schedule 12.01(a), no agent, representative or broker has represented Pacific or any or all of the shareholders in connection with the transactions described in this Agreement. San Benito shall have no responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of Pacific or any shareholder of Pacific, and Pacific hereby agrees to indemnify and hold San Benito harmless for any amounts owed to any agent, representative or broker of Pacific or any shareholder of Pacific.

         (b) San Benito hereby represents to Pacific that, except as set forth on Schedule 12.01(b), no agent, representative or broker has represented San Benito or any or all of the shareholders in connection with the transactions described in this Agreement. Pacific shall have no responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of San Benito or any shareholder of San Benito, and San Benito hereby agrees to indemnify and hold Pacific harmless for any amounts owed to any agent, representative or broker of San Benito or any shareholder of San Benito.

         SECTION 12.02 ENTIRE AGREEMENT. This Agreement and the other agreements, documents, schedules, exhibits and instruments executed and delivered by the parties to each other at the Closing constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter or contemporaneously herewith made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

         SECTION 12.03 FURTHER COOPERATION. The parties agree that they will, at any time and from time to time after the Closing, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to fully consummate the transactions contemplated hereby in accordance with this Agreement or to carry out and perform any undertaking made by the parties hereunder.

         SECTION 12.04 SEVERABILITY. In the event that any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and
(c) there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

         SECTION 12.05 NOTICES. Any and all payments (other than payments at the Closing), notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date hereof by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or (except in the case of payments) by telex or facsimile transmission, at the respective addresses or transmission numbers set forth below and shall be effective (a) in the case of personal delivery, telex or facsimile transmission, when received; (b) in the case of mail, upon the earlier of actual receipt or five (5) business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of nationally-recognized overnight courier service, one (1) business day after delivery to such courier service together with all appropriate fees or charges and instructions for such overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section 12.05. All communications must be in writing and addressed as follows:

                  IF TO SAN BENITO:

                           San Benito Bank
                           300 Tres Pinos Road
                           Hollister, California 95023
                           Telecopy:      (831) 637-8091
                           Attention:     Mr. Edward T. Stephenson,
                                          President and Chief Executive Officer

                  WITH A COPY TO:

                           R. Brent Faye, Esq.
                           Lillick & Charles LLP
                           2 Embarcadero Center
                           Suite 2700
                           San Francisco, California 94111
                           Telecopy:      (415) 984-8300

                  IF TO PACIFIC:

                           Pacific Capital Bancorp
                           200 East Carrillo Street
                           Suite 300
                           Santa Barbara, California 93101
                           Telecopy:      (805) 882-3888
                           Attention:     Mr. David W. Spainhour,
                                          President and Chief Executive
                                          Officer

                  WITH A COPY TO:

                           Charles E. Greef, Esq.
                           Scott J. Luedke, Esq.
                           Jenkens & Gilchrist,
                           a Professional Corporation
                           1445 Ross Avenue, Suite 3200
                           Dallas, Texas  75202-2799
                           Telecopy:      (214) 855-4300

         SECTION 12.06 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA (INCLUDING THOSE LAWS RELATING TO CHOICE OF LAW) APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE STATE OF CALIFORNIA, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW. VENUE FOR ANY CAUSE OF ACTION ARISING FROM THIS AGREEMENT SHALL LIE IN SANTA BARBARA, CALIFORNIA.

         SECTION 12.07 MULTIPLE COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Agreement.
A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

         SECTION 12.08  CERTAIN DEFINITIONS.

                  A. "Affiliate" means, with respect to any person or entity, any person or entity that, directly or indirectly, controls, is controlled by, or is under common control with, such person or entity in question. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any person or entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.

                  B. "Subsidiary" means, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which any entity has, directly or indirectly, any equity interest.

                  C. "Material Adverse Change" means any material adverse change (excluding the occurrence of expenses in connection with the Merger) since December 31, 1998 in the business, results of operations, condition (financial or otherwise), assets, properties, liabilities (absolute, accrued, contingent or otherwise), reserves of San Benito or Pacific, as the case may be, and their respective Subsidiaries taken as a whole, and specifically includes, without limitation, with respect to San Benito, any change that reduces the tangible shareholders' equity of San Benito below $17,500,000, or, with respect to Pacific, any change that reduces the tangible shareholders' equity of Pacific below $225,000,000.

                  D. "Environmental Laws" mean all federal, state and local laws, regulations, statutes, ordinances, codes, rules, decisions, orders or decrees relating or pertaining to the public health and safety or the environment, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, removal, discharge or disposal of Hazardous Materials, including, without limitation, the Solid Waste Disposal Act, 42 U.S.C. 6901 ET SEQ., as amended ("SWDA," also known as "RCRA" for a subsequent amending act), (b) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ., as amended ("CERCLA"), (c) the Clean Water Act, 33 U.S.C. Section 1251 ET SEQ., as amended ("CWA"), (d) the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ., as amended ("CAA"), (e) the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ., as amended ("TSCA"), (f) the Emergency Planning and Community Right to Know Act, 15 U.S.C. Section 2601 ET SEQ., as amended ("EPCRKA"), and (g) the Occupational Safety and Health Act, 29 U.S.C. Section 651 ET SEQ., as amended.

                  E. "Hazardous Material" means, without limitation, (a) any "hazardous wastes" as defined under RCRA, (b) any "hazardous substances" as defined under CERCLA, (c) any toxic pollutants as defined under CWA, (d) any hazardous air pollutants as defined under CAA, (e) any hazardous chemicals as defined under TSCA, (f) any hazardous substances or extremely hazardous substances as defined under EPCRKA, (g) asbestos, (h) polychlorinated biphenyls, (i) any substance the presence of which on the property in question is prohibited under any Environmental Law, and (j) any other substance which under any Environmental Law requires special handling or notification of or reporting to any federal, state or local governmental entity in its generation, use, handling, collection, treatment, storage, re-cycling, treatment, transportation, recovery, removal, discharge or disposal. Notwithstanding the foregoing, "Hazardous Material" shall not include materials employed in normal consumer or office uses, such as gasoline, lubricants, printing materials, cleaners, disinfectants, pesticides, building materials, fluorescent lights and ballasts, batteries and refrigerants, as long as such materials are used and stored only in quantities typical of consumer and office uses.

                  F. "Pacific Employee Benefit Plans" mean all "employee benefit plans" (as defined in ERISA), all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive, compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated), and any trust, escrow or other agreement related thereto, which (a) is maintained or contributed to by Pacific or any Pacific Subsidiary, or with respect to which Pacific and the Pacific Subsidiaries has any liability, and (b) provides benefits, or describes policies or procedures applicable to any officer, employee, service provider, former officer or former employee of Pacific or any Pacific Subsidiary, or the dependents of any such person, regardless of whether funded.

         SECTION 12.09 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary and/or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

         SECTION 12.10 ATTORNEYS' FEES AND COSTS. In the event attorneys' fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.

         SECTION 12.11 RULES OF CONSTRUCTION. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word "or" is used in the inclusive sense. All articles and sections referred to herein are articles and sections, respectively, of this Agreement and all exhibits and schedules referred to herein are exhibits and schedules, respectively, attached to this Agreement. Descriptive headings as to the contents of particular sections are for convenience only and shall not control or affect the meaning, construction or interpretation of any provision of this Agreement. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are and shall be incorporated herein by reference hereto as though fully set forth herein verbatim.

         SECTION 12.12 BINDING EFFECT; ASSIGNMENT. All of the terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision herein contained, it being the intention of the parties hereto that this Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Agreement and for the benefit of no other person. Nothing in this Agreement shall act to relieve or discharge the obligation or liability of any third party to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Agreement. No party to this Agreement shall assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties. Any assignment made or attempted in violation of this Section 12.12 shall be void and of no effect.

         SECTION 12.13 PUBLIC DISCLOSURE. Neither Pacific nor San Benito will make, issue or release any announcement, statement, press release, acknowledgment or other public disclosure of the existence of, or reveal the terms, conditions or the status of, this Agreement or the transactions contemplated hereby without the prior written consent of the other parties to this Agreement; PROVIDED, HOWEVER, that notwithstanding the foregoing, Pacific and San Benito will be permitted to make any public disclosures or governmental filings as legal counsel may deem necessary to maintain compliance with or to prevent violations of applicable federal or state laws or regulations or which may be necessary to obtain regulatory approval for the transactions contemplated hereby.

         SECTION 12.14 EXTENSION; WAIVER. At any time prior to the Closing Date, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Such action shall be evidenced by a signed written notice given in the manner provided in Section 12.05 hereof. No party to this Agreement shall by any act (except by a written instrument given pursuant to Section 12.05 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising any right, power or privilege hereunder by any party hereto shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any party of any right or remedy on any one occasion shall not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder.

         SECTION 12.15 AMENDMENTS. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Board of Directors of Pacific and San Benito at any time before or after adoption of this Agreement by the shareholders of San Benito but, after any submission of this Agreement to the shareholders of San Benito for approval, no amendment shall be made that (i) decreases the Merger Consideration to be paid for the San Benito Common Stock as set forth in Section 1.04 or (ii) materially and adversely affects the rights of the shareholders of San Benito hereunder without the requisite approval of such shareholders. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.




                               [SIGNATURES FOLLOW]

         IN WITNESS WHEREOF, Pacific and San Benito have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                     PACIFIC CAPITAL BANCORP,
                                     a California corporation


                                     By:     /s/ DAVID W. SPAINHOUR
                                        ------------------------------------

                                     David W. Spainhour, President and Chief
                                     Executive Officer

                                     and


                                     By:     /s/ CLAYTON C. LARSON
                                        ------------------------------------

                                     Clayton C. Larson, Vice Chairman


                                     SAN BENITO BANK,
                                     a California banking corporation


                                     By:     /s/ GERALD T. MCCULLOUGH
                                        ------------------------------------
                                     Gerald T. McCullough, Chairman of the Board

                                     and


                                     By:     /s/ EDWARD T. STEPHENSON
                                        ------------------------------------
                                     Edward T. Stephenson, President and
                                     Chief Executive Officer

                                                                      APPENDIX B


                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement"), is made and entered into as of the _____ day of ____________, 2000, by and between SAN BENITO BANK, a California banking corporation headquartered in Hollister, California ("San Benito") and INTERIM SAN BENITO, INC. , a California corporation("Newco"), and joined in by PACIFIC CAPITAL BANCORP, a California corporation and registered bank holding company ("Pacific").

         WHEREAS, San Benito is a California banking corporation duly organized and existing under the laws of the State of California having its principal office in the City of Hollister, State of California, with authorized capital stock consisting of 9,765,624 shares of common stock, no par value per share (the "San Benito Common Stock"); and

         WHEREAS, Newco is an interim California corporation duly organized and existing under the laws of the State of California, with authorized capital stock consisting of 1,000 shares of common stock, par value $1.00 per share (the "Newco Common Stock"), all of which is issued and outstanding and owned by Pacific; and

         WHEREAS, San Benito and Pacific have entered into an Agreement and Plan of Reorganization providing for the acquisition of San Benito by Pacific by merger of a direct or indirect wholly owned subsidiary of Pacific with and into San Benito (the "Merger"); and

         WHEREAS, as a result of the Merger (i) all of the issued and outstanding shares of San Benito Common Stock (other than shares held by dissenting shareholders, fractional share interests and as otherwise set forth herein) shall be converted into and exchanged for shares of common stock of Pacific, (ii) all outstanding options to acquire San Benito Common Stock shall be converted into options to acquire common stock of Pacific; and

         WHEREAS, pursuant to the authority given by and in accordance with the provisions of the California General Corporate Law, as amended (the "GCL"), a majority of the members of the respective Boards of Directors of San Benito and Newco have approved this Merger Agreement pursuant to which Newco shall be merged with and into San Benito on the terms and conditions set forth in this Merger Agreement and the schedules hereto and have authorized the execution hereof; and

         WHEREAS, the Board of Directors of Pacific has approved this Merger Agreement, authorized Pacific to join in and be bound by this Merger Agreement, and authorized the undertakings herein made by Pacific; and

         WHEREAS, San Benito, Newco and Pacific desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Merger Agreement and certain additional agreements related to the transactions contemplated hereby.

         NOW, THEREFORE, for and in consideration of the foregoing premises, and subject to the following terms and conditions, the parties hereto undertake, promise, covenant and agree with each other as follows:

         1. MERGER OF NEWCO AND SAN BENITO. At the Effective Date (as defined in
Section 14), Newco shall be merged with and into San Benito pursuant to the provisions of Section 1107 of the GCL ("Section 1107") as amended. The current Articles of Incorporation and Bylaws of San Benito shall constitute the Articles of Incorporation and Bylaws of the bank resulting from the Merger (the "Resulting Bank") until the same shall be amended and changed as provided by law.

         2. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 1107. The Resulting Bank shall be deemed to be a continuation in entity and identity of each of San Benito and Newco; shall be subject to all the liabilities, obligations, duties and relations of each merging entity, and shall without the necessity of any conveyance, assignment or transfer, become the owner of all of the assets of every kind and character formerly belonging to San Benito and Newco.

         3. NAME AND OFFICES OF THE RESULTING BANK. The name of the Resulting Bank shall be "SAN BENITO BANK." The existing office and facilities of San Benito shall be the principal office and facilities of the Resulting Bank following the Merger.

         4. DIRECTORS AND OFFICERS. The directors, advisory directors and officers of the Resulting Bank at the Effective Date shall be as set forth on SCHEDULE ONE to this Merger Agreement and each of such persons shall hold office from the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Resulting Bank or as otherwise provided by law.

         5. CONVERSION OF SAN BENITO COMMON STOCK.

         (a) On the Effective Date, by virtue of the Merger and without any action on the part of the holders of the following-described security, each share of San Benito Common Stock issued and outstanding immediately prior to the Effective Date (other than shares of San Benito Common Stock as to which dissenters' rights have been perfected or held directly or indirectly by San Benito or Pacific (except for Trust Account Shares or DPC Shares as defined in
Section 5(g)) shall be converted into the right to receive 0.605 shares (the "Exchange Ratio") of the fully-paid, nonassessable and registered common stock, no par value per share, of Pacific (the "Pacific Common Stock") (together with any cash payment in lieu of fractional shares, as provided in Section 5(b) below, the "Merger Consideration").

         (b) No fractional shares of Pacific Common Stock shall be issued and, in lieu thereof, holders of shares of San Benito Common Stock who would otherwise be entitled to a fractional share interest (after taking into account all shares of San Benito Common Stock held by such holder) shall be paid an amount in cash equal to the product of such fractional share interest and the average of the closing bid and asked price of a share of Pacific Common Stock on the Nasdaq National Market on the business day immediately preceding the Effective Date.

         (c) All of the shares of San Benito Common Stock converted into Pacific Common Stock pursuant to this Section 5 shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist as of the Effective Date, and each certificate (each a "Certificate") previously representing any such shares of San Benito Common Stock shall thereafter represent the right to receive (i) a certificate representing the number of whole shares of Pacific Common Stock and (ii) cash in lieu of fractional shares into which the shares of San Benito Common Stock represented by such Certificate have been converted pursuant to this Section 5. Certificates previously representing shares of San Benito Common Stock shall be exchanged for certificates representing whole shares of Pacific Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates to the exchange agent for Pacific, without any interest thereon.

         (d) If, between the date hereof and the Effective Date, the outstanding shares of Pacific Common Stock or San Benito Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization (a "Share Adjustment"), then the number of shares of Pacific Common Stock into which a share of San Benito Common Stock shall be converted pursuant to subsection (a) above shall be appropriately and proportionately adjusted so that each shareholder of San Benito shall be entitled to receive such number of shares of Pacific Common Stock as such shareholder would have received pursuant to such Share Adjustment had the record date therefor been immediately following the Effective Date.

         (e) If any of the shares of San Benito Common Stock are "dissenting shares" as defined under applicable provisions of Chapter 13 of the GCL, any Certificate representing such shares shall not be converted as described in this
Section 5, but from and after the Effective Date shall represent only the right to receive such value as may be determined pursuant to Chapter 13 of the GCL; PROVIDED, HOWEVER, that each dissenting share of San Benito Common Stock which shall cease to be a dissenting share shall have only such rights as are provided under the GCL.

         (f) The number of shares of Newco Common Stock outstanding at the Effective Date shall, by virtue of the Merger and without any action on the part of Pacific or any other party as holder thereof, be converted into shares of common stock of the Resulting Bank, no par value per share, with the effect that the number of shares of the common stock of the Resulting Bank outstanding immediately after the Effective Date shall be equal to the aggregate number of shares of San Benito Common Stock issued and outstanding immediately prior to the Effective Date.

         (g) On the Effective Date, all shares of San Benito Common Stock that are owned, directly or indirectly, by San Benito or Pacific or any of their respective subsidiaries (other than (i) shares of San Benito Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of San Benito Common Stock which are similarly held, whether held directly or indirectly by San Benito or Pacific, as the case may be, being referred to herein as "Trust Account Shares") and (ii) shares of San Benito Common Stock held by San Benito or any of its subsidiaries in respect of a debt previously contracted (any such shares being referred to herein as "DPC Shares")) shall be canceled and shall cease to exist and no stock of Pacific or other consideration shall be delivered in exchange therefor. All shares of Pacific Common Stock that are owned by San Benito (other than Trust Account Shares and DPC Shares with respect to Pacific Common Stock) shall be retired.

         6. STOCK OPTIONS.

         (a) On the Effective Date, each non-statutory option to purchase shares of San Benito Common Stock granted pursuant to a stock option plan maintained by San Benito and which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of San Benito Common Stock and shall be assumed by Pacific and converted automatically into an option to purchase shares of Pacific Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the stock option plans of San Benito and the agreements evidencing grants thereunder):

                  (i) The number of shares of Pacific Common Stock to be subject to the converted option shall be equal to the product of the number of shares of San Benito Common Stock subject to the original option and the Exchange Ratio (provided that such number of shares shall be rounded to the nearest one one-hundredth of a share); and

                  (ii) The exercise price per share of Pacific Common Stock under the converted option shall be equal to the exercise price per share of San Benito Common Stock under the original option divided by the Exchange Ratio (provided that such exercise price shall be rounded to the nearest one one-hundredth of a dollar).

         (b) On the Effective Date, each option to purchase shares of San Benito Common Stock granted pursuant to a stock option plan maintained by San Benito and which is an "incentive stock option" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) and which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of San Benito Common Stock and shall be assumed by Pacific and converted automatically into an option to purchase shares of Pacific Common Stock in an amount and at an exercise price determined in a manner which is consistent with Section 424(a) of the Code.

         (c) The duration and other terms of any converted option pursuant to this Section 6 shall be the same as the original option, except that all references to San Benito shall be deemed to be references to Pacific.

         7. STOCK TRANSFER BOOKS. The stock transfer books of San Benito and Newco shall be closed as of the close of business at the Effective Date, and no transfer of record of any of the shares of San Benito Common Stock or Newco Common Stock shall thereafter be made.

         8. SAN BENITO SHAREHOLDER'S MEETING. The Merger and this Merger Agreement shall be submitted to (i) the shareholders of San Benito at a meeting to be called and held as promptly as practicable and (ii) the sole shareholder of Newco by written consent of the sole shareholder. Upon approval of the Merger and this Merger Agreement by the requisite vote of the shareholders of San Benito and the approval of the sole shareholder of Newco, this Merger Agreement shall be made effective as soon as practicable thereafter in the manner provided in Section 14 hereof.

         9. DISSENTERS' RIGHTS. Any shareholder of San Benito who perfects his or her dissenter's rights in accordance with the provisions of Chapter 13 of the GCL shall be governed by such provisions of law.

         10. CONDITIONS TO CONSUMMATION OF THE MERGER. Consummation of the Merger as provided herein shall be conditioned upon: (i) consummation of the Agreement and Plan of Reorganization by and between Pacific and San Benito, (ii) the receipt of all consents, orders and approvals and satisfaction of all other requirements prescribed by law which are necessary for the consummation of the Merger, including without limitation, the approval of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the California Department of Financial Institutions.

         11. TERMINATION. This Merger Agreement may be terminated and abandoned at any time prior to or on the Closing Date, whether before or after action thereon by the shareholders of San Benito, by mutual consent of the Boards of Directors of both Newco and San Benito.

         12. EFFECT OF TERMINATION. In the event of the termination and abandonment of this Merger Agreement pursuant to the provisions of Section 11 hereof, the same shall be of no further force or effect and there shall be no liability by reason of this Merger Agreement or the termination thereof on the part of either San Benito, Newco, Pacific or the directors, officers, employees, agents or stockholders of any of them.

          13. WAIVER, AMENDMENT AND MODIFICATION. Any of the terms or conditions of this Merger Agreement may be waived at any time, whether before or after action thereon by the shareholders of San Benito, by the party that is entitled to the benefits thereof. This Merger Agreement may be modified or amended by action taken by or on behalf of the board of directors of Pacific and San Benito at any time before or after adoption of this Merger Agreement by the shareholders of San Benito but, after any submission of this Merger Agreement to such shareholders for approval, no amendment shall be made that (i) decreases the Merger Consideration to be paid for the San Benito Common Stock as set forth in Section 5, or (ii) materially and adversely affects the rights of the shareholders of San Benito hereunder without the requisite approval of such shareholders. Any waiver, modification or amendment of this Merger Agreement shall be in writing.

         14. EFFECTIVE DATE. Subject to the terms, and upon satisfaction on or before the Closing Date of all requirements of law, and the conditions specified in this Merger Agreement, the Merger shall become effective at the close of business on the date specified in the Certificate of Merger to be issued by the Secretary of State of the State of California under the seal of his office authorizing the Resulting Bank to conduct the business of banking, such date being herein called the "Effective Date."

         15. MULTIPLE COUNTERPARTS. For the convenience of the parties hereto, this Merger Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Merger Agreement. A telecopy or facsimile transmission of a signed counterpart of this Merger Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

         16. GOVERNING LAW. THIS MERGER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

         17. FURTHER ASSURANCES. Each party hereto agrees from time to time, as and when requested by the other party hereto, or by its successors or assigns, to execute and deliver, or cause to be executed and delivered, all such deeds and instruments and to take or cause to be taken such further or other acts, either before or after the Effective Date, as may be deemed necessary or desirable in order to vest in and confirm to the Resulting Bank title to and possession of any assets of Newco or San Benito acquired or to be acquired by reason of or as a result of the Merger and otherwise to carry out the intent and purposes hereof, and the officers and directors of the parties hereto are fully authorized in the name of their respective corporate names to take any and all such actions.

         18. ASSIGNMENT. This Merger Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no party to this Merger Agreement shall assign this Merger Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties. Any assignment made or attempted in violation of this Section 18 shall be void and of no effect.

         19. SEVERABILITY. In the event that any provision of this Merger Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) such provision shall be fully severable and this Merger Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Merger Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Merger Agreement; and (c) there shall be added automatically as a part of this Merger Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

         20. SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Merger Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary and/or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

         21. RULES OF CONSTRUCTION. Descriptive headings as to the contents of particular sections are for convenience only and shall not control or affect the meaning, construction or interpretation of any provision of this Merger Agreement. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word "or" is used in the inclusive sense.

         22. ARTICLES, SECTIONS, EXHIBITS AND SCHEDULES. Unless otherwise indicated, all articles and sections referred to herein are articles and sections, respectively, of this Merger Agreement, and all exhibits referred to herein are exhibits attached to this Merger Agreement. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are and shall be incorporated herein by reference hereto as though fully set forth herein verbatim.

         23. BINDING EFFECT. All of the terms, covenants, representations, warranties and conditions of this Merger Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Merger Agreement, or any provision herein contained, it being the intention of the parties hereto that this Merger Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Merger Agreement and for the benefit of no other person. Nothing in this Merger Agreement shall act to relieve or discharge the obligation or liability of any third party to any party to this Merger Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Merger Agreement.



                               [SIGNATURES FOLLOW]

         IN WITNESS WHEREOF, San Benito and Newco have caused this Merger Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written, and the directors constituting a majority of the Board of Directors of such corporations have hereunto subscribed their names.

                            SAN BENITO BANK,
                            a California banking corporation


                            --------------------------------------------------
                            Edward T. Stephenson, President and Chief Executive Officer

                            and


                            --------------------------------------------------
                            Robert W. Yant, Secretary

                             INTERIM SAN BENITO, INC.,
                             a California corporation


                            --------------------------------------------------
                             William S. Thomas, Jr., President


                             and


                            --------------------------------------------------
                             Jay D. Smith, Secretary

         Pacific hereby joins in the foregoing Merger Agreement, and undertakes that it will be bound thereby and will do and perform all acts and things therein referred to or provided to be done by it.

         IN WITNESS WHEREOF, Pacific has caused this undertaking to be made in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of the date first above written.

                                           PACIFIC CAPITAL BANCORP,
                                           a California corporation

[   SEAL   ]

                                           --------------------------------
                                           David W. Spainhour,
                                           President and Chief Executive Officer

                                           and




                                           --------------------------------
                                           Jay D. Smith, Secretary

                                                                      APPENDIX C


                        SAN BENITO STOCK OPTION AGREEMENT


         This STOCK OPTION AGREEMENT, dated as of March 2, 2000
(the"Agreement"), is by and between SAN BENITO BANK, a California banking corporation ("Issuer"), and PACIFIC CAPITAL BANCORP, a California corporation and registered bank holding company (including any successor in interest, "Grantee").

         WHEREAS, Issuer and Grantee have entered into an Agreement and Plan of Reorganization dated as of February 3, 2000 (the "Reorganization Agreement") providing for, among other things, the merger of Issuer with a wholly owned subsidiary of Grantee (the "Merger"); and

         WHEREAS, as a condition and inducement to Grantee's execution of the Reorganization Agreement, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Reorganization Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

1 . DEFINED TERMS. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Reorganization Agreement.

2. GRANT OF OPTION. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 525,000 shares (the "Option Shares") of common stock of Issuer, no par value ("Issuer Common Stock"), at a purchase price per Option Share (the "Purchase Price") equal to $19.00; PROVIDED, HOWEVER, that in no event shall the number of shares of Issuer Common Stock for which this Option is exercisable exceed 19.5% of the Issuer's issued and outstanding shares of Common Stock. The number of shares of Issuer Common Stock that may be received upon the exercise of the Option and the Purchase Price are subject to adjustment as herein set forth.

3.         EXERCISE OF OPTION.

         (a) Provided that (i) Grantee shall not be in material breach of the agreements or covenants contained in this Agreement or the Reorganization Agreement, and (ii) no preliminary or permanent injunction or other order against the delivery of the Option Shares issued by any court of competent jurisdiction in the United States shall be in effect, Grantee may exercise the Option, in whole or in part, at any time and from time to time, but only following the occurrence of a Purchase Event (as defined below); PROVIDED that the Option shall terminate and be of no further force or effect upon the earlier to occur of (A) the Effective Time of the Merger, (B) the termination of the Reorganization Agreement in accordance with the terms thereof before the occurrence of a Purchase Event or a Preliminary Purchase Event (as defined below) other than a termination of the Reorganization Agreement by Grantee pursuant to Sections 9.02(e), 9.02(f) or 9.02(m) of the Reorganization Agreement (a "Default Termination"); (C) the close of business on the 365th day after the occurrence of a Default Termination; and (D) the close of business on the 365th day after termination of the Reorganization Agreement (other than by reason of a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event (hereinafter sometimes referred to as the "Termination Date"); PROVIDED that any purchase of Option Shares upon the exercise of the Option shall be subject to compliance with applicable law, including, without limitation, the Bank Holding Company Act of 1956 (the "BHCA"), and any other required consent of any regulatory authority. The rights set forth in Section 8 of this Agreement shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

         (b) As used herein, a "Purchase Event" means any of the following events:

                    (i) without Grantee's prior written consent, Issuer shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect an Acquisition Transaction (as defined below). As used herein, the term "Acquisition Transaction" shall mean (A) any tender offer for more than 50% of the outstanding shares of Issuer,
           (B) any merger or consolidation of Issuer with or into any entity other than Grantee or a subsidiary of Grantee, (C) any sale of all or substantially all of the assets of Issuer, (D) any reorganization of Issuer or other transaction that results or when completed would result in a disposition of substantially all of the assets of Issuer, or (E) the issuance, sale or other disposition of shares representing more than 50% of the shares of Issuer.

                    (ii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of, or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of more than 50% of the shares of Issuer.

                  (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

                  (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control more than 50% of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer", respectively); or

                  (ii) the holders of Issuer Common Stock shall not have approved the Reorganization Agreement in accordance with all applicable law, the Articles of Incorporation or Bylaws of the Issuer or any other agreement or, contract or law to which such holders of Issuer Common Stock are subject, including, if applicable, but not limited to, at the meeting of such shareholders held for the purpose of voting on the Reorganization Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Reorganization Agreement or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Reorganization Agreement, in each case, after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (A) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (C) filed an application (or given a notice), whether in draft or final form, under applicable banking or corporate law or any other applicable law, including, without limitation, the BHCA, the Bank Merger Act, as amended, or the change in Bank Control Act of 1978, as amended, seeking approval to engage in an Acquisition Transaction; or

                  (iii) any person (other than Grantee or any subsidiary of Grantee) shall have made a bona fide proposal to Issuer or its shareholders by public announcement, or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction; or

                  (iv) after a proposal is made by a third party to Issuer or its shareholders to engage in an Acquisition Transaction, or such third party states its intention to the Issuer to make such a proposal if the Reorganization Agreement terminates, Issuer shall have breached any representation, warranty, covenant or agreement contained in the Reorganization Agreement and such breach would entitle Grantee to terminate the Reorganization Agreement under Article IX thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Reorganization Agreement); or

                  (v) any person (other than Grantee or any subsidiary of Grantee), other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with any regulatory authority for approval to engage in an Acquisition Transaction.

         As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

         (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

         (e) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) subject to the next sentence, a place and date not earlier than three (3) business days nor later than fifteen
(15) business days after the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or consent of any regulatory authority is required in connection with such purchase, then, notwithstanding the prior occurrence of the Termination Date, the Closing Date shall be extended for such period (not to exceed 120 days) as shall be necessary to enable such prior notification or consent to occur or to be obtained (and the expiration of any mandatory waiting period). Issuer shall cooperate with Grantee in the filing of any applications or documents necessary to obtain any required consent or in connection with any required prior notification and the Closing shall occur immediately following receipt of such consent (or the filing of any such prior notification and the expiration of any mandatory waiting periods).

4.         PAYMENT AND DELIVERY OF CERTIFICATES.

         (a) On each Closing Date, Grantee shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified herein.

         (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a) above, (i) Issuer shall deliver to Grantee (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no pre-emptive rights, and (B) if the Option is exercised in part only, a new Stock Option Agreement, executed by Issuer, with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

         (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

         THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF FEBRUARY 2000. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificates without such legend if Grantee shall have delivered to Issuer an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

         (d) Upon the giving by Grantee to Issuer of the written notice of exercise of the Option provided for under Section 3(e) of this Agreement, the tender of the applicable Purchase Price in immediately available funds and the tender of this Agreement to Issuer, Grantee shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Grantee. Issuer shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section in the name of Grantee or its assignee, transferee, or designee.

         (e) Issuer agrees (i) that it shall at all times maintain, free from pre-emptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by amendment to its Articles of Incorporation or Bylaws or through. reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including in the event, under any federal or state law, prior notice to or consent of any regulatory authority is necessary before the Option may be exercised cooperating fully with Grantee in preparing any required application or notice and providing such information to such regulatory authority as such regulatory authority may require) in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Grantee against dilution.

5. REPRESENTATIONS AND WARRANTIES OF ISSUER. Issuer hereby represents and warrants to Grantee as follows:

         (A) DUE AUTHORIZATION. Issuer has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer.

         (B) AUTHORIZED STOCK. Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, the number of shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 of this Agreement upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to
Section 7 of this Agreement, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive right of any shareholder of Issuer.

         (C) NO VIOLATION. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation pursuant to any provisions of the Articles of Incorporation or Bylaws of Issuer or, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or its properties or assets which violation would have a Material Adverse Effect on the Issuer.

6. REPRESENTATIONS AND WARRANTIES OF GRANTEE. Grantee hereby represents and warrants to Issuer that:

         (A) DUE AUTHORIZATION. Grantee has all requisite corporate power and authority to enter to this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

         (B) PURCHASE NOT FOR DISTRIBUTION. This Option is not being, and any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

7.       ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC.

         (a) In the event of any change in Issuer Common Stock by reason of a stock dividend stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Grantee shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, the Option, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.5% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

         (b) In the event that, prior to the Termination Date, Issuer shall enter in an agreement:

                  (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger;

                  (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer where Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or

                  (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries,

then, and in each such case, the agreement governing such transaction shall make proper provisions so that, upon the consummation of any such transaction and upon the terms and conditions set forth herein, the Option, notwithstanding the fact that as of the date of consummation of such transaction the Termination Date shall have occurred, shall be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (x) the Acquiring Corporation (as defined below), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), the Issuer (in each case, such entity being referred to as the "Substitute Option Issuer").

         (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, because of the applicability of any law or regulation, have the exact terms as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee. The Substitute Option Issuer shall also enter into an agreement with the then-holder or holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

         (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of each share of Substitute Common Stock subject to the Substitute Option (the "Substitute Purchase Price") shall be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

           (e) The following terms have the meanings indicated:

                  (i) "Acquiring Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with respect to which Issuer is one of the parties (if other than Issuer), (y) the Issuer in a consolidation or merger or in which the Issuer is the continuing or surviving corporation, and (z) the transferee of all or any substantial part of the Issuer's assets.

                    (ii) "Assigned Value" shall mean the highest of (x) the price per share of the Issuer Common Stock at which a Tender Offer or Exchange Offer therefor has been made by any person (other than Grantee), (y) the price per share of the Issuer Common Stock to be paid by any person (other than the Grantee) pursuant to an agreement with Issuer, or (z) the highest last sales price per share of Issuer Common Stock quoted on any national securities exchange (including the NASDAQ - National Market System) (or if Issuer Common Stock is not quoted on any such national securities exchange, the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Grantee) within the six-month period immediately preceding the agreement described in Section 7(b) above; PROVIDED, HOWEVER, that in the event of a sale of less than all of Issuer's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Grantee, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. In the event a Tender Offer or Exchange Offer is made for the Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Issuer Common Stock shall be determined by a nationally recognized investment banking firm mutually selected by Grantee and Issuer (or if applicable, Acquiring Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by Grantee.

                   (iii) "Average Price" shall mean the average last sales price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, as quoted on any national securities exchange (including the NASDAQ - National Market System), and if the Substitute Common Stock is not quoted on any such national securities exchange, the average of the bid price for the one year period described above, as quoted on the principal trading market or securities exchange on which such Substitute Common Stock is traded, as reported by a recognized source, as chosen by Grantee, but in no event higher than the last sales price or closing price or the bid price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger, or sale; PROVIDED that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such person, as Grantee may elect.

                  (iv) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon the exercise of the Substitute Option.

         (f) In no event pursuant to any of the foregoing paragraphs shall the Substitute Option be exercisable for more than 19.5% of the aggregate of the shares of the Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.5% of the aggregate of the shares of the Substitute Common Stock but for this clause (f), the Substitute Option Issuer shall make a cash payment to Grantee equal to the amount of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) in excess of (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee.

         (g) Issuer shall not enter into any transaction described in subsection
(b) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assumes in writing all of the obligations of Issuer hereunder and takes all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the shares of Substitute Common Stock are in no way distinguished from or have lesser economic value (other than any diminution resulting from the fact that the Substitute Common Stock is "restricted securities" within the meaning of Rule 144 under the Securities Act) than other shares of common stock issued by the Substitute Option Issuer).

         (h) The provisions of Sections 8, 9 and 10 shall apply, with appropriate adjustments, to any securities for which the Option becomes exercisable pursuant to this Section 7 and, as applicable, references in such sections to "Issuer," "Option," "Purchase Price," and "Issuer Common Stock" shall be deemed to be references to "Substitute Option Issuer," "Substitute Option," "Substitute Purchase Price," and "Substitute Common Stock," respectively.

8.       REPURCHASE AT THE OPTION OF GRANTEE.

         (a) Subject to the last sentence of Section 3(a) of this Agreement, at the request of Grantee at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending at the close of business 365 days thereafter, Issuer shall repurchase from Grantee the Option and all shares of Issuer Common Stock purchased by Grantee pursuant hereto with respect to which Grantee then has beneficial ownership. The date on which Grantee exercises its rights under this Section 8 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

                  (i) the aggregate Purchase Price paid by Grantee for any shares of Issuer Common Stock acquired pursuant to complete or partial exercise of the Option with respect to which Grantee then has beneficial ownership;

                  (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

                  (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Grantee for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares.

         (b) If Grantee exercises its rights under this Section 8, Issuer shall, within ten (10) business days after the Request Date, pay the Section 8 Repurchase Consideration to Grantee in immediately available funds, and contemporaneously with such payment Grantee shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or consent of any regulatory authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, or Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify Grantee and thereafter deliver from time to time, and as permitted by applicable law or regulation, that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying within five business days after the date on which Issuer is no longer prohibited; PROVIDED, HOWEVER, that if Issuer at any time is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Grantee the Section 8 Repurchase Consideration, in full (and Issuer hereby undertakes to use its best efforts to obtain all required consents of regulatory authorities and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Grantee may, at its option, revoke its request that Issuer repurchase the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Grantee that portion of the Section 8 Repurchase Consideration that Issuer is not prohibited from delivering; and (ii) deliver, to the Grantee either (A) a new Stock Option Agreement evidencing the right of Issuer to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Section 8 Repurchase Consideration less the portion thereof theretofore delivered to the Grantee and the denominator of which is the Section 8 Repurchase Consideration, or (B) a certificate for the Option Shares it is then prohibited from repurchasing.

         Notwithstanding anything herein to the contrary, all of Grantee's rights under this Section 8 shall terminate on the Termination Date of this Option pursuant to Section 3(a) of this Agreement.

         (c) For purposes of this Agreement, the "Applicable Price" means the highest of: (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i) below; (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) above; or (iii) the highest last sales price per share of Issuer Common Stock quoted on any national securities exchange (including the NASDAQ - National Market System) (or if Issuer Common Stock is not quoted on any such national securities exchange, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Grantee) during the sixty (60) business days preceding the Request Date; PROVIDED, HOWEVER, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Grantee, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

         (d) As used herein, a "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule l3d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, more than 50% of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) of this Agreement shall be consummated.

9.       REGISTRATION RIGHTS.

         (a) DEMAND REGISTRATION RIGHTS. If Issuer or any successor in interest to Issuer (including any holding company of Issuer) is or shall become subject to the registration requirements of the Securities Act of 1933, as amended, Issuer (including any such successor or holding company of Issuer) shall, subject to the conditions of subparagraph (c) below, if requested by Grantee, as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee in such request, including without limitation a "shelf'" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

         (b) ADDITIONAL REGISTRATION RIGHTS. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Grantee (and any permitted transferee) of its intention to do so and, upon the written request of Grantee (or any such permitted transferee of Grantee) given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Grantee (or such permitted transferee)), Issuer will cause all such shares, the holders of which shall have requested participation in such registration, to be so registered and included in such underwritten public offering; provided, that the Issuer may elect not to cause all of the shares for which the Grantee has requested participation in such registration to be registered and included in such underwritten public offering if the underwriters, for good business reasons and in good faith, object to such inclusion.

         (c) CONDITIONS TO REQUIRED REGISTRATION. Issuer shall use all reasonable efforts to cause each registration statement referred to in subparagraph (a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective, PROVIDED, HOWEVER, Issuer shall not be required to register Option Shares under the Securities Act pursuant to subparagraph (a) above:

                    (i) prior to the earliest of (a) termination of the Reorganization Agreement, and (b) a Purchase Event or a Preliminary Purchase Event;

                    (ii) on more than two occasions;

                    (iii) more than once during any calendar year; and

                    (iv) within 90 days after the effective date of a registration referred to in subparagraph (b) above pursuant to which the holder or holders of the Option Shares concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested.

         In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of 180 days from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares.

         (d) EXPENSES. Except where applicable state law prohibits such payments, Issuer will pay all of its expenses (including, without limitation, registration fees, qualification fees, blue sky fees and expenses, legal expenses, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to subparagraph (a) or (b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to subparagraph (a) or (b) above; provided, however, that fees and expenses of counsel to the Grantee and any other expenses incurred by the Grantee in connection with such registration shall be borne by the Grantee.

         (e) INDEMNIFICATION. In connection with any registration under subparagraph (a) or (b) above Issuer hereby indemnifies the holder of the Option Shares, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such holder of the Option Shares, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

         Promptly upon receipt by a party indemnified under this subparagraph
(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this subparagraph (e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this subparagraph (e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

         If the indemnification provided for in this subparagraph (e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the selling shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the selling shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; PROVIDED, HOWEVER, that in no case shall the holders of the Option Shares be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

         In connection with any registration pursuant to subparagraph (a) or (b) above, Issuer and each holder of any Option Shares (other than Grantee) shall enter into an agreement containing the indemnification provisions of this subparagraph (e).

         (f) MISCELLANEOUS REPORTING. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the holder thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time. Issuer shall at its expense provide the holder of any Option Shares with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

         (g) ISSUE TAXES. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save Grantee harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

10. QUOTATION; LISTING. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on any national securities exchange (including the NASDAQ - National Market System) or any securities exchange, Issuer, upon the request of Grantee, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on any such national securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

11. DIVISION OF OPTION. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of. like tenor and date.

         12. LIMITATION ON TOTAL PROFIT.

         (a) Notwithstanding anything to the contrary contained herein, in no event shall Grantee's Total Profit (as defined below in Section 12(b) hereof) with respect to this Agreement exceed $2,500,000 and, if it otherwise would exceed such amount, Grantee, at its sole election, shall either (i) reduce the number of shares of Issuer Common subject to the Option, (ii) deliver to Issuer for cancellation Option Shares previously purchased by Grantee in exchange for the Purchase Price with respect to such Option Shares, or (iii) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed $2,500,000 after taking into account the foregoing actions.

         (b) As used herein, the term "Total Profit" shall mean the aggregate amount (after taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 8 hereof, (ii)(x) the amount received by Grantee pursuant to Issuer's repurchase of Option Shares pursuant to Section 8 hereof, less (y) Grantee's purchase price for such Option Shares, and (iii) any equivalent amount with respect to the Substitute Option.

13.      MISCELLANEOUS.

         (a) EXPENSES. Except as otherwise provided in Section 9 of this Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         (b) WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision if such waiver is in writing. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         (c) ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARY; SEVERABILITY. This Agreement, together with the Reorganization Agreement and the other documents and instruments referred to herein and therein, between Grantee and Issuer (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto (other than any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 13(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7 and as limited pursuant to Section 12), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

         (d) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of California without regard to any applicable conflicts of law rules.

         (e) DESCRIPTIVE HEADING. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or a such other address for a party as shall be specified by like notice):

         IF TO ISSUER TO:

                           San Benito Bank
                           300 Tres Pinos Road
                           Hollister, California 95023
                           Telecopy: (831) 637-8091
                           Attention:  Mr. Edward T. Stephenson,
                                       President and Chief Executive Officer

         WITH A COPY TO:

                           Mr. R. Brent Faye
                           Lillick & Charles LLP
                           2 Embarcadero Center
                           Suite 2700
                           San Francisco, California 94111
                           Telecopy: (415) 984-8300

         IF TO GRANTEE TO:

                           Pacific Capital Bancorp
                           200 East Carrillo Street
                           Suite 300
                           Santa Barbara, California 93101
                           Telecopy: (805) 882-3888
                           Attention:  Mr. David W. Spainhour,
                                       President and Chief Executive Officer

         WITH A COPY TO:

                           Mr. Charles E. Greef
                           Mr. Scott J. Luedke
                           Jenkens & Gilchrist,
                           a Professional Corporation
                           1445 Ross Avenue, Suite 3200
                           Dallas, Texas  75202-2799
                           Telecopy:  (214) 855-4300

         (g) COUNTERPARTS. This Agreement and any amendments hereto may be executed in multiple counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

         (h) ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         (i) FURTHER ASSURANCES. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

         (j) SPECIFIC PERFORMANCE. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.




                               [SIGNATURES FOLLOW]

         IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                             SAN BENITO BANK,
                             a California banking corporation


                             By:     /s/ Gerald T. McCullough
                                ------------------------------------------------
                                     Gerald T. McCullough, Chairman of the Board

                        and


                             By:     /s/ Edward T. Stephenson
                                ------------------------------------------------
                                     Edward T. Stephenson, President and
                                     Chief Executive Officer


                             PACIFIC CAPITAL BANCORP,
                             a California corporation


                             By:     /s/ David W. Spainhour
                                ------------------------------------------------
                                         David W. Spainhour, President and Chief
                                         Executive Officer

                        and


                             By:     /s/ Clayton C. Larson
                                ------------------------------------------------
                                         Clayton C. Larson, Vice Chairman

                                                                      APPENDIX D




                [LETTERHEAD OF HOEFER & ARNETT INCORPORATED]

May 10, 2000


The Board of Directors
San Benito Bank
300 Tres Pinos Road
Hollister, California  95023

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders of the outstanding shares of Common Stock, no par value, of San Benito Bank ("SABH") of the Exchange Ratio, as defined in Section 1.04(a) of the Agreement and Plan of Reorganization dated as of February 3, 2000 (the "Agreement"), in the proposed merger (the "Merger") of SABH with a wholly-owned subsidiary of Pacific Capital Bancorp ("SABB").

Hoefer & Arnett Incorporated, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Hoefer & Arnett Incorporated provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, of SABH or SABB for its own account and for the accounts of customers. We are familiar with SABH having acted as its financial advisor in connection with the Agreement.

In connection with this opinion, we have reviewed, among other things, the Agreement; the Annual Report to Shareholders of SABH and SABB for the years ended December 31, 1997, 1998 and 1999; Annual Report on Form 10-K of SABB for the year ended December 31, 1998 and 1999; certain quarterly FFIEC Consolidated Reports of SABH; certain interim reports to shareholders and Quarterly Report on Form 10-Q of SABB; certain other communications from SABH and SABB to the their respective shareholders; and certain internal financial analyses and forecasts for SABH and SABB prepared by their respective managements including forecasts for certain costs savings and revenue opportunities (the "Synergies") expected to be achieved as a result of the Merger. We also have held discussions with members of the senior management of SABH and SABB regarding the strategic rationale for, and the potential benefits of, the Merger and the past and current business operations, regulatory relationships, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the shares of SABH and SABB, compared certain financial and stock market information for SABH and SABB with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the commercial banking industry and performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed, with your consent, that the financial forecasts, including, without limitation, the Synergies and projections regarding under-performing and non-performing assets and net charge-offs have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of SABH and SABB and that such forecasts will be realized in the amounts and at the times contemplated thereby. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed, with your consent, that such allowances for each of SABH and SABB are in the aggregate adequate to cover all such losses.
In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of SABH, SABB or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. We also have assumed, with your consent, that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles and that obtaining any necessary regulatory approvals and third party consents for the Merger or otherwise will not have a material adverse effect on SABH, SABB or the combined company pursuant to the Merger. In addition, our opinion does not address the relative merits of the Merger as compared to any alternative business transaction that might be available to SABH.

Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of SABH in connection with its consideration of the Merger and such opinion does not constitute a recommendation as to how any holder of shares of SABH should vote with respect to such transaction.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Conversion Ratio pursuant to the Agreement is fair from a financial point of view to the holders of the outstanding shares of Common Stock of San Benito Bank.

Very truly yours,



/s/ Hoefer & Arnett Incorporated
-------------------------------
HOEFER & ARNETT INCORPORATED

                                                                      APPENDIX E


                          DISSENTERS' RIGHTS UNDER THE
                       CALIFORNIA GENERAL CORPORATION LAW

Section 1300. SHORT-FORM MERGER; PURCHASE OF SHARES AT FAIR MARKET VALUE; "DISSENTING SHARES" AND DISSENTING SHAREHOLDER

       (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

       (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

              (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

              (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

              (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

              (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

       (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

Section 1301. DISSENTER'S RIGHTS; DEMAND ON CORPORATION FOR PURCHASE OF SHARES

       (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1301, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

       (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

       (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

Section 1302. DISSENTING SHARES, STAMPING OR ENDORSING

       Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

Section 1303. DISSENTING SHAREHOLDER ENTITLED TO AGREED PRICE WITH INTEREST; TIME OF PAYMENT

       (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

       (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later; and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

Section 1304. DISSENTERS ACTIONS; JOINDER; CONSIDERATION; APPOINTMENT OF APPRAISERS

       (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

       (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

       (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

Section 1305. APPRAISERS DUTY AND REPORT; COURT JUDGEMENT; PAYMENT; APPEAL; COSTS OF ACTION

       (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

       (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

       (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

       (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

       (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more, than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

Section 1306. DISSENTING SHAREHOLDERS; EFFECT OF PREVENTION OF PAYMENT OF FAIR MARKET VALUE

       To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to an other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

Section 1307. DISSENTING SHARES; DISPOSITION OF DIVIDENDS

       Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

Section 1308. DISSENTING SHARES; RIGHTS AND PRIVILEGES

       Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

Section 1309. DISSENTING SHARES; LOSS OF STATUS

       Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

       (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

       (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

       (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

       (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

Section 1310. SUSPENSION OF CERTAIN PROCEEDINGS WHILE LITIGATION IS PENDING

       If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

Section 1311. CHAPTER INAPPLICABLE TO CERTAIN CLASSES OF SHARES

       This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

Section 1312. VALIDITY OF REORGANIZATION OR SHORT FORM MERGER, ATTACK ON; SHAREHOLDERS' RIGHTS; BURDEN OF PROOF

       (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

       (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

       (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICER

       Section 317 of the California General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant indemnity to directors, officers, employees and other agents of the corporation ("Agents") in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

       The Board of Directors of Registrant has resolved to indemnify the officers and directors of Registrant to the full extent permitted by Section 317 of the California General Corporation Law, and Article VI of Registrant's Bylaws provides for indemnification of officers and directors to the same extent. On January 27, 1988, Registrant's Board of Directors approved amendments to Registrant's Articles of Incorporation providing for the indemnification of directors and officers of Registrant to the fullest extent permitted under California law. These amendments limit the personal monetary liability of directors in performing their duties on behalf of Registrant, to the extent permitted by the California General Corporation Law, and permit Registrant to indemnify its directors and officers against certain liabilities and expenses, to the extent permitted by the California General Corporation Law. These amendments and the entering into of indemnification agreements were approved by Registrant's shareholders at the annual meeting of shareholders held on March 30, 1988. In addition, Registrant maintains a directors' and officers' liability insurance policy that insures its directors and officers against certain liabilities, including certain liabilities under the Securities Act of 1933.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

       (a) The following exhibits are filed as part of this Registration
Statement:

     EXHIBIT NUMBER                           DESCRIPTION
--------------------------------------------------------------------------------
(2)(a)*                    Agreement and Plan of Reorganization, dated February
                           3, 2000, by and between Pacific Capital Bancorp and
                           San Benito Bank (Included as Appendix A to the
                           accompanying Proxy Statement-Prospectus, without
                           certain exhibits).

(2)(b)* Form of Agreement and Plan of Merger by and between San Benito Bank and Interim San Benito, Inc., and joined in by Pacific Capital Bancorp (Included as Appendix B to the accompanying Proxy
                           Statement-Prospectus).

(3)(a)**                   Certificate of Restatement of Articles of
                           Incorporation of Pacific Capital Bancorp dated
                           January 27, 1999.

(3)(b)***                  Certificate of Determination for the Series A
                           Preferred Stock of Pacific Capital Bancorp

(3)(c)**                   Amended and Restated Bylaws of Pacific Capital
                           Bancorp dated January 26, 1999.

(4)(a)*                    San Benito Bank Stock Option Agreement (Included as
                           Appendix C to the accompanying Proxy
                           Statement-Prospectus).

(4)(b)**                   Stockholders Rights Agreement, dated as of December
                           14, 1999, between Pacific Capital Bancorp and Norwest
                           Bank Minnesota, N.A., as Rights Agent

(5)*** Opinion of Jay D. Smith regarding legality of the shares to be issued.

(8)***                     Opinion of Jenkens & Gilchrist, a Professional
                           Corporation, regarding U.S. federal income tax consequences of the acquisition.

(23)(a)***                 Consent of Arthur Andersen LLP.


                                      II-1


     EXHIBIT NUMBER                           DESCRIPTION
--------------------------------------------------------------------------------
(23)(b)***                 Consent of Deloitte & Touche LLP.

(23)(c)*** Consent of Jay D. Smith (Included in opinion regarding legality).

(23)(d)***                 Consent of Jenkens & Gilchrist, a Professional
                           Corporation (Included in opinion regarding U.S.
                           federal income tax consequences).

(23)(e)*                   Consent of Hoefer & Arnett Incorporated

(24)*** Power of Attorney (The manually signed power of attorney is set forth in the signature page of the Registration Statement).

(99)(a)***                 Form of Proxy Card for San Benito Bank Special
                           Meeting.

(99)(b)*                   Fairness Opinion of Hoefer & Arnett Incorporated
                           (Included as Appendix D to the accompanying Proxy
                           Statement-Prospectus).

(99)(c)*                   Excerpts from the California General Corporation Law
                           (dissenters rights) (Included as Appendix E to the accompanying Proxy Statement- Prospectus).

-----------------
*      Filed herewith.
**     Incorporated by reference.

***    Previously filed.

       Note: The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

       Note: No long-term debt instrument issued by Pacific Capital Bancorp exceeds 10% of the consolidated total assets of Pacific Capital Bancorp and its subsidiaries. In accordance with paragraph 4(iii) of Item 601 of Regulation S-K, Pacific Capital Bancorp will furnish to the Commission upon request copies of long-term debt instruments and related agreements.

       (b) No financial statement schedules are required to be filed herewith pursuant to Item 21(b) or (c) of this Form.


ITEM 22.  UNDERTAKINGS

       (1) The undersigned Registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events
              arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to
              the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulations S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

       (4) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

       (5) The Registrant undertakes that every prospectus (a) that is filed pursuant to paragraph (4) immediately preceding, or (b) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

       (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (7) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

       (8) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and not included in the registration statement when it became effective.

                                   SIGNATURES
       Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Barbara, California, on May 10, 2000.

                                       PACIFIC CAPITAL BANCORP



                                       By: /s/  William S. Thomas, Jr.
                                          -------------------------------------
                                          William S. Thomas, Jr.
                                          President and Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


               Signature                                         Title                                  Date
               ---------                                         -----                                  ----
/s/ David W. Spainhour                     Chairman of the Board and                          May 10, 2000
--------------------------------------     Director
David W. Spainhour

/s/ William S. Thomas, Jr.                 President, Chief Executive Officer and Director    May 10, 2000
--------------------------------------     (Principal Executive Officer)
William S. Thomas, Jr.


/s/ Donald Lafler                          Executive Vice President and Chief Financial       May 10, 2000
--------------------------------------     Officer (Principal Financial Officer)
Donald Lafler


/s/ Edward J. Czajka                       Vice President (Principal                          May 10, 2000
--------------------------------------     Accounting Officer)
Edward J. Czajka


                 *                         Vice Chairman and Director                         May 10, 2000
--------------------------------------
D. Vernon Horton

                 *                         Vice Chairman and Director                         May 10, 2000
--------------------------------------
Clayton C. Larson


                 *                         Director                                           May 10, 2000
--------------------------------------
Edward E. Birch

                                      II-5


                 *                         Director                                           May 10, 2000
--------------------------------------
Richard M. Davis

                 *                         Director                                           May 10, 2000
---------------------------------------
Dale E. Hanst

                 *                         Director                                           May 10, 2000
---------------------------------------
Roger C. Knopf

                                           Director
---------------------------------------
Richard A. Nightingale

                 *                         Director                                           May 10, 2000
---------------------------------------
Kathy J. Odell

                 *                         Director                                           May 10, 2000
---------------------------------------
William H. Pope


/s/ Jay D. Smith
---------------------------------------
Jay D. Smith
*Attorney in Fact

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                                         DESCRIPTION
------                                         -----------
(2)(a)                     Agreement and Plan of Reorganization, dated February
                           3, 2000, by and between Pacific Capital Bancorp and
                           San Benito Bank (Included as Appendix A to the
                           accompanying Proxy Statement-Prospectus, without
                           certain exhibits).

(2)(b) Form of Agreement and Plan of Merger by and between San Benito Bank and Interim San Benito, Inc., and joined in by Pacific Capital Bancorp (Included as Appendix B to the accompanying Proxy
                           Statement-Prospectus).

(3)(a)                     Certificate of Restatement of Articles of
                           Incorporation of Pacific Capital Bancorp dated
                           January 27, 1999 is incorporated by reference to
                           Exhibit 4.1 to the Pacific Capital Bancorp
                           Registration Statement on Form S-8 (Registration No.
                           333-74831) filed March 18, 1999.

(3)(b)*                    Certificate of Determination for the Series A
                           Preferred Stock of Pacific Capital Bancorp.

(3)(c)                     Amended and Restated Bylaws of Pacific Capital
                           Bancorp, dated January 26, 1999, is incorporated by reference to Exhibit 4.2 to the Pacific
                           Capital Bancorp Registration Statement on Form S-8
                           (Registration No. 333-74831) filed March 18, 1999.

(4)(a)                     San Benito Bank Stock Option Agreement (Included as
                           Appendix C to the accompanying Proxy
                           Statement-Prospectus).

(4)(b)                     Stockholder Rights Agreement, dated as of December
                           14, 1999, between Pacific Capital Bancorp and Norwest
                           Bank Minnesota, N.A., as Rights Agent is incorporated by reference to Exhibit 1 to the Pacific Capital
                           Bancorp Registration Statement on Form 8-A, filed
                           December 17, 1999.

(5)* Opinion of Jay D. Smith as to the legality of the shares to be issued.

(8)*                       Opinion of Jenkens & Gilchrist, a Professional
                           Corporation, regarding the U.S. federal income tax consequences of the acquisition.

(23)(a)*                   Consent of Arthur Andersen LLP.

(23)(b)*                   Consent of Deloitte & Touche LLP.

(23)(c)* Consent of Jay D. Smith (Included in opinion regarding legality of the shares to be issued).

(23)(d)*                   Consent of Jenkens & Gilchrist, a Professional
                           Corporation (Included in opinion regarding U.S.
                           federal income tax consequences).

(23)(e)                    Consent of Hoefer & Arnett, Incorporated

(24)* Power of Attorney (The manually signed power of attorney is set forth in the signature page of the Registration Statement).

(99)(a)*                   Form of Proxy Card for San Benito Bank Special
                           Meeting.

(99)(b)                    Fairness Opinion of Hoefer & Arnett, Incorporated
                           (Included in Appendix D to the accompanying Proxy
                           Statement-Prospectus).

(99)(c)                    Excerpts from the California General Corporation
                           Law (dissenters rights) (Included in Appendix E to the accompanying Proxy Statement-Prospectus).


                                      II-7